As filed with the U.S. Securities and Exchange Commission on November 5, 2021.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Europa Growth Acquisition Company

(Exact name of registrant as specified in its charter)

Cayman Islands	6770	98-1584461
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Baarerstrasse 78

CH-6300, Zug

Switzerland

Tel: +41 727 75 00

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Donald J. Puglisi, Esq.

Puglisi & Associates

850 Library Avenue #204

Newark, Delaware 19711

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Stephen Fraidin, Esq. William P. Mills, Esq. Gregory P. Patti, Jr., Esq. Cadwalader, Wickersham & Taft LLP 200 Liberty Street New York, New York 10281 (212) 504-6000	Ilir Mujalovic, Esq. Shearman & Sterling LLP 599 Lexington Avenue New York, New York 10022 (212) 848-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box.   ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITY TO BE REGISTERED	AMOUNT BEING REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER SECURITY(1)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE(1)	AMOUNT OF REGISTRATION FEE
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-half of a redeemable Warrant to acquire one Class A ordinary share(2)	27,025,000 units	$10.00	$270,250,000	$25,052.18
Class A ordinary shares included as part of the Units(3)	27,025,000 shares	—	—	—(4)
Redeemable warrants to acquire one Class A ordinary share included as part of the Units(3)	13,512,500 warrants	—	—	—(4)
Total			$270,250,000	$25,052.18

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.
(2)

Includes 3,525,000 Units, consisting of 3,525,000 Class A ordinary shares and 1,762,500 warrants, which may be issued upon exercise of a 45-day option granted to the underwriter to cover over-allotments, if any.

(3)

Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share sub-divisions, share capitalizations or similar transactions.

(4)	No fee pursuant to Rule 457(g).

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 5, 2021

$235,000,000

Europa Growth Acquisition Company

23,500,000 Units

Europa Growth Acquisition Company is a newly incorporated blank check company incorporated as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities, which we refer to as our initial business combination. We have not selected any business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target. While we may pursue an initial business combination target in any sector or industry (subject to certain limitations described herein), we intend to focus our search for a target business in Europe and on a business that focuses on digital or green transformation in the financial services or environmental sectors.

This is an initial public offering of our securities. Each unit has an offering price of $10.00 and consists of one Class A ordinary share and one-half of one redeemable warrant. Each whole warrant entitles the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment, terms and limitations as described herein. The underwriter has a 45-day option from the date of this prospectus to purchase up to 3,525,000 additional units to cover over-allotments, if any.

We will provide our public shareholders with the opportunity to redeem all or a portion of their Class A ordinary shares upon the completion of our initial business combination, subject to the limitations as described herein. If we have not consummated an initial business combination within 15 months from the closing of this offering (or up to 21 months from the closing of this offering, if our time to complete a business combination is extended as described herein), we will redeem 100% of the public shares for cash, subject to applicable law and certain conditions as described herein.

Eleven (11) qualified institutional buyers or institutional accredited investors that are not affiliated with us, our sponsor, our directors or any member of our management team, which we collectively refer to as our anchor investors throughout this prospectus, have collectively expressed to us an interest in purchasing up to an aggregate of 23,852,500 units in this offering at the offering price. We have agreed to direct the underwriters to offer to our anchor investors such units, and determine the allocations of units to anchor investors, provided that the number of units sold to anchor investors may be reduced if our anchors expressions of interest exceed the size of this offering and to ensure that sufficient units are held by all of our shareholders in order to meet the minimum listing standards of the Nasdaq Global Market. There can be no assurance that our anchor investors will acquire any units in this offering, or as to the amount of such units our anchor investors will retain, if any, prior to or upon the consummation of our initial business combination. There is also no guarantee that all eleven (11) anchor investors will participate in the offering. For a discussion of certain additional arrangements with our anchor investors, see “Summary—The Offering—Expressions of Interest and Anchor Agreements.”

Our sponsor, EGA Sponsor LLC, a Cayman Islands limited liability company, has agreed to purchase an aggregate of 2,642,999 warrants (or 3,230,499 warrants if the underwriter’s over-allotment option is exercised in full), at a price of $1.50 per warrant in a private placement to occur concurrently with the closing of this offering for an aggregate purchase price of $3,964,498 (or $4,845,748 if the over-allotment option is exercised in full) that will close simultaneously with the closing of this offering. In addition, on November 5, 2021, two of our director nominees and a member of our advisory board agreed to purchase an aggregate of 2,250,000 private placement warrants from us at a price of $1.50 per warrant in a private placement to occur concurrently with the closing of this offering. Six of our anchor investors have agreed to purchase from us an aggregate of 823,668 warrants at a price of $1.50 per warrant on the closing date of this offering for an aggregate purchase price of $1,235,500. If an anchor investor indicates to our underwriter an offer to purchase less than the number of units that such anchor investor has expressed an interest in purchasing (excluding any exercise of the underwriter’s over-allotment option), then such anchor investor’s allocation of private placement warrants will be reduced to zero (0) and 100% of the purchase price will be returned to such investor. To the extent our anchor investors do not purchase units for which they have indicated an interest in purchasing, our sponsor has agreed to purchase the warrants that are not purchased by our anchor investors. If the actual number of units offered and sold in this offering is less than 18,800,000 or greater than 28,200,000, our anchor investors will have the right to terminate their agreements to purchase private placement warrants from us. Each private warrant is identical to the public warrants sold in this offering, subject to certain exceptions as described in this prospectus.

Our initial shareholders currently own 6,756,250 Class B ordinary shares (up to 881,250 of which are subject to forfeiture depending on the extent to which the underwriter does not exercise its over-allotment option), which will automatically convert into Class A ordinary shares at the time of our initial business combination, as described herein. Prior to the completion of our initial business combination, only holders of our Class B ordinary shares will be entitled to vote on the appointment of directors. Our anchor investors have agreed to purchase from our sponsor an aggregate of 1,969,887 of our Class B ordinary shares at a price of $0.004 per share on the closing date of this offering. If an anchor investor indicates to our underwriter an offer to purchase less than the number of units that such anchor investor has expressed an interest in purchasing (excluding any exercise of the underwriter’s over-allotment option), then such anchor investor’s allocation of Class B ordinary shares will be reduced to zero (0) and 100% of the purchase price will be returned to such investor. If the actual number of units offered and sold in this offering is less than 18,800,000 or greater than 28,200,000, our anchor investors will have the right to terminate their agreements to purchase Class B ordinary shares from us. Of the proceeds from the sale of the private placement warrants an additional $1,175,000, or $1,351,250 if the underwriter’s over-allotment option is exercised in full, will be deposited into the trust, such that the trust is over-funded by 0.5% of the proceeds raised in this offering.

Currently, there is no public market for our securities. We have applied to have our units listed on the Nasdaq Global Market, or Nasdaq, under the symbol “EGACU.” We cannot guarantee that our securities will be approved for listing on Nasdaq. We expect the Class A ordinary shares and warrants comprising the units to begin separate trading on Nasdaq under the symbols “EGAC” and “EGACW,” respectively, on the 52nd day following the date of this prospectus unless Barclays Capital Inc. informs us of its decision to permit earlier separate trading and we have satisfied certain conditions described herein. At the time that the Class A ordinary shares and warrants comprising the units begin separate trading, holders will hold the separate securities and no longer hold units (without any action needing to be taken by the holders), and the units will no longer trade or be listed on Nasdaq.

We are an “emerging growth company” and “smaller reporting company” under applicable federal securities laws and will be subject to reduced public company reporting requirements. Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 45 for a discussion of information that should be considered in connection with an investment in our securities. Investors will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit	Total
Public offering price	$10.00	$235,000,000
Underwriting discounts and commissions(1)	$0.55	$12,925,000
Proceeds, before expenses, to us	$9.45	$222,075,000

(1)

Includes $0.35 per unit, or $8,225,000 in the aggregate (or $9,458,750 in the aggregate if the underwriter’s over-allotment option is exercised in full), payable to the underwriter for deferred underwriting commissions to be placed in a trust account located in the United States as described herein and released to the underwriter only upon the consummation of an initial business combination. Does not include certain fees and expenses payable to the underwriter in connection with the offering. See also “Underwriting” for a description of underwriting compensation payable to the underwriter.

Of the proceeds we receive from this offering and the sale of the private placement warrants described in this prospectus, $236,175,000, or $271,601,250 if the underwriter’s over-allotment option is exercised in full ($10.05 per unit in either case), will be deposited into a trust account located in the United States with Continental Stock Transfer & Trust Company acting as trustee.

The underwriter is offering the units for sale on a firm commitment basis. The underwriter expects to deliver the units to the purchasers on or about                     , 2021.

Book-Running Manager

Barclays

The date of this prospectus is                     , 2021.

We are responsible for the information contained in this prospectus. We have not authorized anyone to provide you with different information, and neither we nor the underwriter takes any responsibility for any other information others may give to you. We are not, and the underwriter is not, making an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

i

SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus. You should read this entire prospectus carefully, including the information under “Risk Factors” and our financial statements and the related notes included elsewhere in this prospectus, before investing.

Unless otherwise stated in this prospectus or the context otherwise requires, references to:

•	“amended and restated memorandum and articles of association” are to our amended and restated memorandum and articles of association that will be in place upon consummation of this offering;

•

“anchor investors” are to the eleven (11) qualified institutional buyers or institutional accredited investors which are not affiliated with us, our sponsor, our directors or any member of our management team and have expressed to us an interest to purchase up to an aggregate of 23,852,500 units in this offering, as further described herein;

•	“Companies Act” are to the Companies Act (As Revised) of the Cayman Islands as the same may be amended from time to time;

•	“company,” “we,” “us,” “our,” or “our company” are to Europa Growth Acquisition Company, a Cayman Islands exempted company;

•

“completion window” are to the 15-month period from the closing of this offering (or up to 21 months from the closing of this offering, if our time to complete a business combination is extended as described herein) by which we must complete our initial business combination, and after which, if we have not completed our initial business combination, we must redeem 100% of the public shares for cash, subject to applicable law and certain conditions as described herein;

•	“Europe”, means the European Economic Area, which includes members of the European Union and other members of the European Economic Area not in the European Union, the United Kingdom, and Switzerland;

•

“extension warrants” are to the warrants issued to our sponsor in a private placement in connection with the contribution of additional funds to the trust account to extend the time to complete an initial business combination;

•	“founders” are to Michal Krupinski, our Chief Executive Officer, Walid Kamhawi, our Investment Director, and Kamil Borowik, our Chief Financial Officer;

•

“founder shares” are to our Class B ordinary shares initially issued to our sponsor in a private placement prior to this offering (and any such shares transferred to or purchased by our directors), and the Class A ordinary shares that will be issued upon the automatic conversion of the Class B ordinary shares at the time of our initial business combination (for the avoidance of doubt, such Class A ordinary shares will not be “public shares”);

•	“initial shareholders” are to our sponsor and each other holder of founder shares upon the consummation of this offering other than our anchor investors;

•	“ordinary shares” are to our Class A ordinary shares and our Class B ordinary shares;

•	“our founding team” are to our executive officers and directors (including our director nominees who will become directors at the consummation of this offering);

•

“private placement warrants” are to the warrants issued to our sponsor and certain of our anchor investors in a private placement simultaneously with the closing of this offering, upon conversion of working capital loans, if any, and extension warrants, if any;

•

“public shareholders” are to the holders of our public shares, including our anchor investors, sponsor and founding team to the extent our anchor investors, sponsor and/or members of our founding team purchase public shares, provided that any initial shareholder’s status as a “public shareholder” will only exist with respect to such public shares;

•	“public shares” are to our Class A ordinary shares to be sold as part of the units in this offering (whether they are purchased in this offering or thereafter in the open market);

•	“public warrants” are to the warrants to be sold as part of the units in this offering (whether such warrants are purchased in this offering or thereafter in the open market);

•	“sponsor” are to EGA Sponsor LLC, a Cayman Islands limited liability company;

•	“warrants” are to the private placement warrants and the public warrants; and

•

“working capital warrants” are to the warrants issued to our sponsor or an affiliate of our sponsor or to our officers and directors upon conversion of loans which may be made by our sponsor or an affiliate of our sponsor or to our officers and directors to fund working capital deficiencies or transaction costs in connection with our initial business combination.

Any forfeiture of shares described in this prospectus will take effect as a surrender of shares for no consideration as a matter of Cayman Islands law. Any conversion of the Class B ordinary shares described in this prospectus will take effect as a compulsory redemption of Class B ordinary shares and an issuance of Class A ordinary shares as a matter of Cayman Islands law. Any share dividends described in this prospectus will take effect as share capitalizations as a matter of Cayman Islands law.

Unless we indicate otherwise, the information in this prospectus assumes that the underwriter will not exercise its over-allotment option.

General

Europa Growth Acquisition Company is a newly incorporated blank check company incorporated on February 18, 2021 as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities, which we refer to throughout this prospectus as our initial business combination. To date, our efforts have been limited to organizational activities as well as activities related to this offering. We have generated no operating revenues to date and we do not expect that we will generate operating revenues until we consummate our initial business combination.

We have not selected any specific business combination target and we have not, nor has anyone on our behalf, engaged in any substantive discussions, directly or indirectly, with any business combination target with respect to an initial business combination with us.

Our objective is to identify and work with an existing company that operates in an industry with attractive fundamentals and a large addressable market, that is competitively and strategically positioned with access to a sustainable customer base and that exhibits strong growth potential building on a proven and cash generative revenue model. The sectors we intend to target primarily include financial services and environmental services, with a focus on companies in which there is scope to accelerate growth through digital transformation, disruptive trends or internationalization.

We are a European-focused company and our leadership team and employees are mostly based in Europe, other than one non-executive director based in the United States. All members of our leadership team possess either substantial transaction experience or enterprise leadership experience, or both, in one or more of the sectors identified above. We intend to target acquisition opportunities in Europe, where we believe that our company is well-positioned to extend our experience and operating practices to a potential business partner that is at an appropriate stage of corporate development to operate as a public company.

We believe that there may be relatively more opportunities available to European-based special purpose acquisition companies (“SPACs”) than in the United States given:

(i) the comparatively similar size of both economies, including by gross domestic product, which according to Economist Intelligence, as of October 25, 2021, is expected to total approximately $21 trillion for Europe(1) in 2022, as compared to an expected $19 trillion for the United States; and

(ii) the relatively lower number of SPACs focusing on target companies in Europe, such that in 2020 and through October 22, 2021, approximately $214.3 billion of capital has been raised by SPACs in the United States, as compared to approximately $4.5 billion of capital raised by SPACs listed on European exchanges during the same period(1).

Furthermore, in addition to the opportunities illustrated by the market trends above, our conviction in prospecting actionable targets in Europe is supported by the comparatively low ratio of IPOs in Europe as compared to the United States and the increase in venture capital financing opportunities in Europe. In 2020 through October 22, 2021, 165 IPOs were executed in Europe raising a total of approximately $92.3 billion of equity capital(2). In comparison, during the same period, 1,114 IPOs were executed in the United States raising a total of approximately $435 billion of new equity(2). Additionally, according to KPMG, venture capital financing in Europe reached record levels of $34.0 billion in the second quarter of 2021. Accordingly, we believe that we can enable access to capital for European tech companies.

Our Sponsor

Our sponsor is EGA Sponsor LLC, a newly incorporated Cayman Islands limited liability company incorporated on February 18, 2021, solely for the purpose of being our sponsor. The managers of our sponsor are Michal Krupinski, Walid Kamhawi and Kamil Borowik. Though our sponsor is newly formed, each of its founding members has significant operational or transaction experience as detailed below.

Our Leadership Team

Our leadership team consists of several seasoned executives with directly relevant experience and expertise in identifying, executing and managing investments in the sectors and geographies we are targeting.

Richard Laxer, Artur Dela and Fasih Rehman will lead our board of directors as Chairman, Vice Chairman and Executive Vice Chairman, respectively. Our executive management team will be led by Michal Krupinski, our Chief Executive Officer, and also include Walid Kamhawi, our Investment Director, and Kamil Borowik, our Chief Financial Officer. In addition, Jeffrey Schumacher and William Jones will serve on our board as non-executive directors.

Each member of our leadership team brings substantial transaction and operational experience, as well as direct sourcing capability. Each member of our leadership team also possesses significant experience in at least one or more of the following two areas: (i) financial services and digital transformation and (ii) green economy

(1)	Reflects European Union, United Kingdom and Switzerland.
(2)	Reflects priced deals over $100mm USD.

and energy transition. Although our management and our sponsor’s members are mostly based in Europe, with their principal transaction experience being in Europe, they have previously resided and worked at major institutions headquartered in the United States.

Richard Laxer, Director Nominee

Richard Laxer will serve as Chairman of our board of directors. Mr. Laxer, 60, is a dual citizen of the United States and United Kingdom. He previously spent over 30 years in senior leadership positions with the General Electric Company (“GE”) and was most recently Chairman and Chief Executive Officer of GE Capital from 2016 until 2018. In this role he oversaw the completion of the GE Capital Disposition Program (approximately $200 billion of asset and business sales) and the transition of approximately 50,000 employees to new roles within GE or externally. Throughout his career at GE, Mr. Laxer has built a track record of developing and executing strategies to optimize major global businesses through fundamental strategic shifts and economic cycles to consistently outperform rapidly changing markets. He has extensive experience in corporate finance including responsibility for multiple M&A projects and IPOs in Europe and globally. In addition, Mr. Laxer has gained significant experience throughout his career in serving on the boards of numerous public and privately held organizations, including serving as board chairman on multiple occasions. Over the last three years, he has been actively involved with several financial technology companies. Mr. Laxer holds a BS in Business and Economics from Skidmore College.

Artur Dela, Director Nominee

Artur Dela will serve as Vice Chairman of our board of directors. Mr. Dela, 64, is a French and Polish citizen and a resident of Switzerland. He has 40 years of experience as a manager, entrepreneur and investor in the areas of sustainable development, technology, media and telecommunications. He currently serves as Executive Chairman of Eneris Group, a privately held Luxembourg-based company of which he is also the founder and principal shareholder. The group’s main activities are in the field of waste management in Poland. Eneris Group acquired the Polish waste operations of Veolia in 2016, and under Mr. Dela’s leadership has since achieved substantial value creation over five years. Mr. Dela also oversees a diverse range of investments in environmental services, energy and clean technology (including, for example, in the areas of lithium-ion cells and batteries, hydrogen, energy storage and e-mobility). Over the course of his career, Mr. Dela participated in the launch of the Apple Macintosh computer, marketing-communication integration and globalization strategies for various companies. Mr. Dela has also been involved in the cable, satellite and internet industries. He was an early participant in European fixed satellite services and he led the first private investment in Eutelsat at its privatization in 2001. In 2004, he arranged capital from major global private equity investors to finance the consolidation of additional ownership interests in Eutelsat. Since 2005 Mr. Dela has been dedicated to environmental protection businesses. Mr. Dela holds an MA in Philosophy from University of Paris X, an MA in Communications from University of Paris XIII and an MBA from HEC Paris.

Michal Krupinski, Chief Executive Officer

Michal Krupinski is our Co-Founder and Chief Executive Officer and serves on our board of directors. Mr. Krupinski, 40, is a Polish citizen and a Swiss resident. He was formerly Chief Executive Officer of Bank Polska Kasa Opieki S.A. (“Bank Pekao”), Poland’s second largest commercial and investment bank, from 2017 until 2019. During his time there, he led the bank’s digital transformation and growth. Prior to his role at Bank Pekao, Mr Krupinski was Chief Executive Officer of Powszechny Zakład Ubezpieczeń S.A. (“PZU”), the largest insurance group in Central and Eastern Europe. While at PZU, Mr. Krupinski led the acquisition of Bank Pekao, and also pursued a digitization strategy to drive underwriting growth. Mr. Krupinski previously led Bank of America’s investment banking efforts in Central and Eastern Europe from 2011 to 2016, where he was responsible for multiple M&A transactions and equity and debt capital markets. Prior to his role at Bank of

America, Mr. Krupinski gained significant policy and regulatory experience as an Alternate Executive Director of the World Bank Group from 2008 to 2011 and as Deputy Minister of the State Treasury of Poland from 2005 to 2007. Mr. Krupinski holds a MSc from the Warsaw School of Economics and a MA (D.E.S) in European Economy from UCL Belgium. In addition, he holds an MBA from Columbia University. He was named a Young Global Leader in 2012 by the World Economic Forum.

Walid Kamhawi, Investment Director

Walid Kamhawi is our Co-Founder and Investment Director and currently serves on our board of directors. Mr. Kamhawi, 48, is a British citizen and a resident of Monaco. He has over 25 years of experience in private equity investing and investment banking. During his career he has held roles at Blackstone Group, Bear, Stearns & Co, Inc., the Russian Direct Investment Fund, and Techinvest Corporation. At Blackstone, Mr. Kamhawi spent most of his 12-year tenure with the firm in their office in London, participating in a substantial number of investments in the media, telecommunications and environmental services sectors during this period. At the Russian Direct Investment Fund, Mr. Kamhawi assisted the fund, in his capacity as Senior Advisor, and executed a number of investments, including in media, financial services, industrial manufacturing and other sectors. At Bear, Stearns and at Techinvest, Mr. Kamhawi was involved in a number of transactions, principally in the media, telecommunications and technology sectors. Since 2015, he has focused on equity transactions in the technology sector. Particularly, in the media, telecommunications, and environmental services sectors, he has been involved in transactions achieving significant value creation throughout the course of his career. Overall, throughout his career, Mr. Kamhawi has gained significant experience in debt securities and equity capital markets transactions, having been involved in over $23 billion (by transaction value, inclusive of issued or assumed debt) of investment transactions. Mr. Kamhawi holds a BS in Computer Science and Economics from Dartmouth College.

Kamil Borowik, Chief Financial Officer

Kamil Borowik is our Co-Founder and Chief Financial Officer. Mr. Borowik, 40, is a dual citizen of Poland and the United Kingdom. Mr. Borowik has more than 15 years of experience as a finance and investment manager specializing in technology, renewable energy and financial services in Europe and global emerging markets. Mr. Borowik was a senior member of the investment and portfolio oversight team and member of regional investment committees at Liechtenstein Global Trust (“LGT”) from 2017 to 2018. During this time, he was involved in launching a global impact and ESG private equity fund. From 2013 until 2017, Mr. Borowik was a director at The Abraaj Group in London, and was involved in financial services and technology, media and telecommunications investments as well as in the set-up of four global thematic impact and ESG investing funds (inclusive of green energy). From 2010 until 2013, Mr Borowik worked for Goldman Sachs’ investment banking division in London, focusing on financial technology , media, and telecommunications. Mr. Borowik started his career at KPMG and subsequently also worked at The World Bank Group on banking including AML/CFT, financial technology and energy efficiency programs. Mr. Borowik holds an MBA from London Business School, and a BA in International Business and an MA in Economics from Cracow University of Economics. In addition, he completed an Executive Leadership Program at Vanderbilt University.

Jeffrey Schumacher, Director Nominee

Jeffrey Schumacher will serve as a non-executive director on our board of directors. Mr. Schumacher, 48, is a United States citizen and a resident of California. He has 25 years of experience building new businesses and transforming large corporations and has been actively involved in founding over 100 early-growth companies as an operator, investor and entrepreneur. Mr. Schumacher is the founder and Chief Executive Officer of the New Asset Exchange (“NAX”), a pioneer in transforming corporate assets with cutting-edge financial and technology models. Mr. Schumacher previously co-founded BCG Digital Ventures, one of the fastest-growing venture investment and incubation firms worldwide. He spent nearly half a decade developing the business model for BCG Digital Ventures, which he subsequently scaled into a global platform with innovation centers across four continents, creating transformative digital businesses for large multinational corporations. Prior to founding BCG Digital Ventures, he was a Partner at McKinsey & Company and was the founder of their Global Solution Center, which was a machine learning business supporting clients in healthcare, consumer and industrial goods. Mr. Schumacher also held roles as the Chief Marketing Officer, Executive Vice President and Chief Strategy Officer of Sports Authority. He frequently contributes to media conversations speaking on the topic of digital disruption throughout the United States, Europe and Asia.

William Jones, Director Nominee

William Jones will serve as a non-executive director on our board of directors. Mr. Jones, 58, is a citizen of Luxembourg. Mr. Jones has over 32 years of experience in the funds industry and has held senior positions at Commodities Corporation, Goldman Sachs Asset Management International and HSBC Bank Bermuda Limited. During his career, Mr. Jones has held directorship roles at investment funds and related entities which are sponsored by major US and international banks and asset management companies. Mr. Jones currently acts as an advisor and director at various start-ups and early stage companies and is the founder of Beaumont Governance, which provides directorship and corporate governance services from Luxembourg. Mr. Jones completed the first cohort of the INSEAD International Directors Program (“IIDP”) in 2011. Mr. Jones was also a member of the IIDP Advisory Board from 2011 to 2017 and served as its first President from 2011 to 2015. In 2011, Mr. Jones was accredited as a certified director by the IIDP and the Institute of Directors of Luxembourg (“ILA”). He also served on the Board of Directors of ILA from 2016 until 2020, and served on its Fund Governance Committee for ten years. Mr. Jones has also served on the Board of Governors of the International School of Luxembourg from 2011 to 2015 and as Chairman from 2014 to 2015. Mr. Jones holds a law and business degree from Columbia University and a bachelor’s degree from Princeton University.

Fasih Rehman, Director Nominee

Fasih Rehman will serve as Executive Vice Chairman on our board of directors. Mr. Rehman, 45, is a British citizen and a resident of Scotland. He is an entrepreneur and investor with a successful track record investing in and managing European mid-market businesses primarily in the energy technology sector. Mr. Rehman co-founded TDG, a high-tech condition monitoring business based in Scotland serving the power sector globally and executed a buy and build strategy backed by HSBC record. TDG was sold to Danaher Corporation in 2009 and was short listed as the British Private Equity & Venture Capital Association (“BVCA”) Deal of the Year. Mr. Rehman was also one of the main shareholders and director of QED International, a UK commissioning technology business in the energy sector sold to AMEC plc in 2011 in a successful exit for the shareholders. Mr. Rehman’s other roles include founder and owner of Perle Hotels since 2014 and Managing Director at PrimePartners Singapore from 2011 to 2013. Mr. Rehman started his career at Deloitte & Touche in the Audit and Assurance practice later moving to its corporate finance practice specializing in the Energy, Infrastructure and Utilities Sector and he is currently a qualified Chartered Accountant (ICAEW).

Notwithstanding our sponsor’s, management team’s and their respective affiliates’ past experiences, past performance is not a guarantee that we will either (i) be able to identify a suitable candidate for our initial business combination or (ii) provide an attractive return to our shareholders from any business combination we may consummate. You should not rely on the historical record of our sponsor’s, management team’s and their respective affiliates’ performance as indicative of our future performance.

Business Strategy

The Market Opportunity

We believe that transformative change will continue and potentially accelerate in Europe over the next decade in two critical industries, financial technology (“FinTech”) and green technology (“GreenTech”), and that these trends provide attractive investment opportunities for us.

Over the last decade there has been a large expansion of the market capitalization of European FinTech companies, versus only limited growth in the aggregate market capitalization of European financial services companies. The market capitalization of European FinTech increased by approximately eight times from $32.0 billion in 2010 to $240.0 billion in 2020, whereas the market capitalization of the European financial services sector increased nominally from approximately $1.9 trillion to $2.0 trillion during the same period. However, the listed FinTech sector remains only approximately 12% of total sector market capitalization in Europe. According to Deloitte Research, global FinTech revenue is expected to grow by approximately 11.7% between 2019 and 2024 and we believe that there is scope for substantial additional growth in the European FinTech sector.

Since 2010, private equity investors have invested cumulatively over $300 billion in European financial services. We believe that this demonstrates a sizable investment opportunity in financial services in Europe(3).

We have identified a wide range of trends which we believe will provide opportunities to disrupt established players or to accelerate their transition through our initial business combination. These include new technology and business models, the digitalization of markets and services, new data sources, uses and technology, and new asset classes. In addition, we believe there will also be a significant need for financing of our other core focus area of GreenTech.

The EU has a number of policy initiatives which are intended to support the green economy. We believe that Europe will be a leader in global energy transition over the next decades. Bloomberg New Energy Finance estimates that approximately 85% of electricity in Europe will be derived from zero-carbon sources by 2030, compared to only approximately 42% in the United States. The EU is targeting at least a 55% net reduction in greenhouse gas emissions by 2030 and a climate-neutral EU by 2050. Other current, planned or potential initiatives include a phasing out of internal combustion engine vehicles, strengthening of the EU Emissions Trading Scheme and budget allocations to the Green Recovery. For example, nearly €550 billion within the 2021-2027 EU Budget and Recovery Fund is earmarked for green projects. Additionally, according to MarketsandMarkets, global GreenTech revenue is expected to grow by approximately 26.6% between 2020 and 2025.

We believe there will be significant opportunities for our initial business combination in connection with the green economy, including investments in technological change, new infrastructure and enabling industries.

In addition, we believe that there are attractive investment opportunities in areas where there is a convergence or overlap of the two industries identified above, FinTech and GreenTech. We have identified a number of companies which operate in both industries, such as, financing of electric vehicles, mobility and smart infrastructure, energy efficiency financing models and e-commerce and digital marketplaces supporting the green economy. We believe that investment opportunities in these areas may benefit from the positive growth and profitability trends of both the FinTech and GreenTech sectors, and that we are well equipped to assess such opportunities given our experience across both sectors.

We believe that FinTech, GreenTech, and the area of convergence between these sectors in Europe, provide substantial opportunities to enter into a business combination with a fast-growing company. We believe that our

(3)	Source: PitchBook’s 2020 Annual European PE Breakdown; European PE deals into financial services; EUR numbers converted to USD at the 2020 YE spot FX rate of 1.2236 EUR/USD.

highly experienced team has the necessary sourcing, investment and operational experience in Europe in order to attempt to achieve a successful business combination.

We plan to focus on assessing the operational resilience and strength of any business we evaluate for a potential combination, and on ensuring we can add the necessary managerial and operational value if needed following a potential combination. Four members of our leadership team are or have been CEOs of major public or private companies and as such have many years of direct hands-on experience in either: (i) digital transformation of financial services and financial technology, or (ii) environmental services. This industrial and operational experience is complemented with substantial experience levels in sourcing and executing transactions in the aforementioned sectors.

Although we intend to execute a business combination with a company in the FinTech or the GreenTech space in Europe, the above industry overview is not intended to be exhaustive, and we reserve the right to enter into our initial business combination with a business partner that does not necessarily fit precisely within the boundaries of FinTech or GreenTech, or that is not based in Europe. We believe that our management team is well situated to evaluate potential business partners more broadly in Europe or in the technology sector, including those that are deemed non-European based, or non-European based with an ambition to accelerate their expansion in Europe. Ultimately, we will be guided by our business strategy, acquisition criteria, experience and expertise in identifying exceptional candidates that provide a compelling business opportunity for our company.

Our Business Strategy

Our business strategy is to identify and complete a business combination that creates value for our shareholders. We intend to rely on the experience, expertise and relationships available to our leadership team in their specialized fields to identify, evaluate and, if the context merits, contribute our experience to the management of, attractive potential targets for an initial business combination with us. We intend to focus primarily on opportunities in Europe. The majority of our management and our sponsor’s main members are based in Europe, with their principal transaction experience being in Europe. However, they all have previously resided and worked at major institutions headquartered in the United States.

Initial Business Combination Criteria

We have identified the following attributes and guidelines to evaluate prospective target businesses. We may decide, however, to enter into our initial business combination with one or more businesses that do not meet these criteria and guidelines. We intend to pursue an initial business combination with companies that have the following characteristics:

•	operating in an industry with attractive fundamentals and a large addressable market;

•	competitively and strategically positioned with access to a sustainable customer base;

•	exhibiting strong growth potential building on a proven and cash generative revenue model;

•	possessing scope to accelerate growth through digital transformation, internationalization and other disruptive trends; and

•	led by a management team with a track record of delivering consistent performance that we can partner with to drive growth and operational improvements.

We believe that there are significant benefits to companies being publicly traded during their growth stage, including having access to capital markets and a currency for potential acquisitions, as well as increased brand awareness. We believe that an initial business combination with a blank check company such as ours can provide an attractive mechanism to go public. We further believe that an initial business combination with Europa Growth Acquisition Company will provide a potential target company with several benefits, including valuation based on the most accurate metrics with a longer-term outlook, providing a faster route to public markets, and providing a valuable and collaborative partnership with a high quality leadership team.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines as well as on other considerations, factors and criteria that our management may deem relevant. In the event that we decide to enter into our initial business combination with a target business that does not meet the above criteria and guidelines, we will disclose that the target business does not meet the above criteria in our shareholder communications related to our initial business combination, which, as discussed in this prospectus, would be in the form of proxy solicitation materials or tender offer documents that we would file with the Securities and Exchange Commission.

Our Acquisition Process

In evaluating a prospective target business, we expect to conduct a thorough due diligence review which may encompass, among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspection of facilities, as well as a review of financial, operational, legal and other applicable information (including environmental and technological information) which will be made available to us. If we determine to move forward with a particular target, we will proceed to structure and negotiate the terms of the business combination transaction. We also expect to utilize our industry knowledge and operational transactional and capital planning experience.

Given our experience, we believe we will have the capacity to appropriately source opportunities and conduct a substantial portion of due diligence ourselves, potentially relying less on third parties than would many other similar companies.

Initial Business Combination

Nasdaq rules and our amended and restated memorandum and articles of association require that our initial business combination must be with one or more operating businesses or assets with a fair market value equal to at least 80% of the net assets held in the trust account (net of amounts disbursed to management for working capital purposes, if permitted, and excluding the amount of any deferred underwriting discount) at the time of signing the agreement to enter into the initial business combination. We refer to this as the “80% of net assets test.” In addition, the Nasdaq rules and our amended and restated memorandum and articles of association require our initial business combination to be approved by a majority of independent directors. If our board of directors is not able to independently determine the fair market value of the target business or businesses, or if we are considering an initial business combination with an affiliated entity, we will obtain an opinion from an independent investment banking firm which is a member of the Financial Industry Regulatory Authority, Inc., or FINRA, or an independent valuation or accounting firm with respect to the satisfaction of such criteria.

We will have until 15 months from the closing of this offering to consummate an initial business combination. However, we may, by resolution of our board and if requested by our sponsor, extend the period of time to consummate a business combination by an additional three months up to two times (for a total of 21 months to complete a business combination), with such extensions subject to our sponsor depositing additional funds into the trust account as set out below. We will only be able to extend the period of time to consummate a business combination by an additional three months two times (for a total of six months). In connection with any such extension, public shareholders will not be offered the opportunity to vote on or redeem their shares. Pursuant to the terms of our amended and restated memorandum and articles of association and the trust agreement to be entered into between us and Continental Stock Transfer & Trust Company on the date of this prospectus, in order to extend the time available for us to consummate our initial business combination for an additional three months, our sponsor or its affiliates or designees must deposit into the trust account $2,350,000, or up to $2,702,500 if the underwriter’s over-allotment option is exercised in full ($0.10 per share that must be deposited into the trust account in either case for each such additional extension), on or prior to the date of the applicable deadline. Any such payments would be made in exchange for additional private placement warrants to be issued by us to our sponsor at a price of $1.50 per warrant (for a total of 1,566,667 additional private placement warrants (or 1,801,667 if the over-allotment option is exercised in full) if payments are made for two such extensions). Such warrants would be identical to the private placement warrants. We will issue a press release announcing each extension, at least three days prior to the deadline for each extension. In addition, we will issue a press release the day after the deadline, announcing whether the funds have been timely deposited. Our sponsor and its affiliates or designees are obligated to fund the trust account in order to extend the time for us to complete our initial business combination, but our sponsor will not be obligated to extend such time.

While we consider it unlikely that our board of directors will not be able to make an independent determination of the fair market value of a target business or businesses, it may be unable to do so if it is less familiar or experienced with the target company’s business, there is a significant amount of uncertainty as to the value of the company’s assets or prospects, including if such company is at an early stage of development, operations or growth, or if the anticipated transaction involves a complex financial analysis or other specialized skills and our board of directors determines that outside expertise would be helpful or necessary in conducting such analysis. Since any opinion, if obtained, would merely state that the fair market value of the target business meets the 80% of net assets test, unless such opinion includes material information regarding the valuation of a target business or the consideration to be provided, it is not anticipated that copies of such opinion would be distributed to our shareholders; however, if required under applicable law, any proxy statement that we deliver to shareholders and file with the SEC in connection with a proposed transaction will include such opinion.

We anticipate structuring our initial business combination so that the post-business combination company in which our public shareholders own shares will own or acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure our initial business combination such that the post-business combination company owns or acquires less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or shareholders or for other reasons, but we will only complete such business combination if the post-business combination company owns or acquires 50% or more of the outstanding voting securities of the target business or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Even if the post-business combination company owns or acquires 50% or more of the voting securities of the target business, our shareholders prior to the business combination may collectively own a minority interest in the post-business combination company, depending on valuations ascribed to the target business and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock, shares or other equity interests of a target business. In this case, we would acquire a 100% controlling interest in the target business. However, as a result of the issuance of a substantial number of new shares, our shareholders immediately prior to the completion of our initial business combination could own less than a majority of our issued and outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-business combination company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% of net assets test. If the business combination involves more than one target business, the 80% of net assets test will be based on the aggregate value of all of the target businesses and we will treat the target businesses together as the initial business combination for purposes of a tender offer or for seeking shareholder approval, as applicable.

Conflicts of Interest

We are not prohibited from pursuing an initial business combination or subsequent transaction with a company that is affiliated with our sponsor, founders, officers or directors. In the event we seek to complete our initial business combination with a company that is affiliated with our sponsor or any of our founders, officers or directors, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm that is a member of FINRA or an independent valuation or accounting firm that such initial business combination or transaction is fair to our company from a financial point of view. We are not required to obtain such an opinion in any other context.

Members of our management team will directly or indirectly own founder shares and/or private placement warrants following this offering and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. Our sponsor, certain executive officers and members of our board of directors acquired founder shares for approximately $0.004 per share and we are offering units at a price of $10.00 per unit in this offering; as a result, our sponsor, management and directors could make a substantial profit after the initial business combination even if public investors experience substantial losses. Because the threshold at which a transaction will be profitable for our sponsor, management and directors is significantly lower than for investors in this offering, the interests of our management and directors in deciding which opportunities to pursue may not align with the interests of public investors. In addition, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers or directors were to be included by a target business as a condition to any agreement with respect to our initial business combination.

Our founders and management team may also purchase public units or shares during or after this offering, including in the open market or through privately negotiated transactions.

We currently do not have any specific target for an initial business combination selected. Our officers and directors have not contacted nor had any discussions with potential target businesses in which they directly or indirectly proposed or encouraged a potential target to consider a possible combination with us.

Our sponsor, officers, directors and director nominees may sponsor or form other special purpose acquisition companies similar to ours, and they may pursue other business or investment ventures during the period in which we are seeking an initial business combination. Any such companies may present additional conflicts of interest in pursuing a potential target business, particularly in the event there is overlap among investment mandates. However, we do not currently expect that any such other company that is a blank check company would materially affect our ability to complete our initial business combination.

In addition, as described in “Management—Conflicts of Interest,” certain of our founders, officers and directors presently have, and any of them in the future may have additional, fiduciary and contractual duties to other entities, including without limitation, any future special purpose acquisition companies we expect they may be involved in and investment funds, accounts, co-investment vehicles and other entities in which such entities have invested. As a result, if any of our founders, officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he, she or it has then-current fiduciary or contractual obligations (including, without limitation, any future special purpose acquisition companies we expect they may be involved in and any other investment vehicles), then, subject to their fiduciary duties under Cayman Islands Law, he or she may be required to honor such fiduciary or contractual obligations to present such business combination opportunity to such entity, before we can pursue such opportunity. If these funds or investment entities decide to pursue any such opportunity, we may be precluded from pursuing the same.

Our amended and restated memorandum and articles of association will provide that, to the fullest extent permitted by applicable law: (i) no individual serving as a director or an officer shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us; and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for any director or officer, on the one hand, and us, on the other. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for one or more entities to which he or she has fiduciary, contractual or other obligations or duties, he or she will honor these obligations and duties to present such business combination opportunity to such entities first, and only present it to us if such entities reject the opportunity and he or she determines to present the opportunity to us. We do not believe, however, that the fiduciary, contractual or other obligations or duties of our officers or directors will materially affect our ability to complete our initial business combination.

In addition, our founders, officers and directors are not required to commit any specified amount of time to our affairs and, accordingly, will have conflicts of interest in allocating management time among various business activities, including identifying potential business combinations and monitoring the related due diligence. Although we have no formal policy in place for vetting potential conflicts of interest, our board of directors will review any potential conflicts of interest on a case-by-case basis.

Corporate Information

Our executive offices are located at Baarerstrasse 78, in Zug, Switzerland. We plan to establish and maintain a corporate website at www.europagrowth.com. Any information contained on or accessible through our corporate website or any other website that we may maintain is not part of this prospectus or the registration statement of which this prospectus is a part.

We are a Cayman Islands exempted company. Exempted companies are Cayman Islands companies conducting business mainly outside the Cayman Islands and, as such, are exempted from complying with certain provisions of the Companies Act. As an exempted company, we have applied for and received a tax exemption undertaking from the Cayman Islands government that, in accordance with Section 6 of the Tax Concessions Act (As Revised) of the Cayman Islands, for a period of 20 years from the date of the undertaking, no law which is enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations will apply to us or our operations and, in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax will be payable (i) on or in respect of our shares, debentures or other obligations or (ii) by way of the withholding in whole or in part of a payment of dividend or other distribution of income or capital by us to our shareholders or a payment of principal or interest or other sums due under a debenture or other obligation of us.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, or the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Class A ordinary shares that are held by non-affiliates exceeds $700 million as of the prior June 30, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our Class A ordinary shares held by non-affiliates is equal to or exceeds $250 million as of the prior June 30, and (2) our annual revenues equaled or exceeded $100 million during such completed fiscal year and the market value of our Class A ordinary shares held by non-affiliates is equal to or exceeds $700 million as of the prior June 30.

THE OFFERING

In deciding whether to invest in our securities, you should take into account not only the backgrounds of the members of our founding team, but also the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section below entitled “Risk Factors” of this prospectus.

Securities offered	23,500,000 units (or 27,025,000 units if the underwriter’s over-allotment option is exercised in full), at $10.00 per unit, each unit consisting of:

•	one Class A ordinary share; and

•	one-half of one redeemable warrant.

Proposed Nasdaq symbols	We anticipate that the units, the Class A ordinary shares and warrants, once they begin separate trading, will be listed on Nasdaq under the following symbols:

Units: EGACU

Class A ordinary shares: EGAC

Warrants: EGACW

Trading commencement and separation of Class A ordinary shares and warrants	The units are expected to begin trading on or promptly after the date of this prospectus. The Class A ordinary shares and warrants comprising the units will begin separate trading on the 52nd day following the date of this prospectus unless Barclays Capital Inc. informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. At the time that the Class A ordinary shares and public warrants commence separate trading, holders will hold the separate securities and no longer hold units (without any action needing to be taken by the holders), and the units will no longer trade or be listed on Nasdaq. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless you purchase at least two units, you will not be able to receive or trade a whole warrant.

Separate trading of the Class A ordinary shares and warrants is prohibited until we have filed a Current Report on Form 8-K

In no event will the Class A ordinary shares and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K that includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering and the sale of the private placement warrants. We will file the Current Report on Form 8-K promptly after the closing of this offering. If the underwriter’s over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriter’s over-allotment option.

Units:

Number outstanding before this offering	0

Number outstanding after this offering	23,500,000(1)

Ordinary Shares:

Number outstanding before this offering	6,756,250(2)

Number outstanding after this offering	29,375,000(3)

Warrants

Number of private placement warrants to be sold in a private placement simultaneously with this offering	5,716,667(4)

Number of warrants to be outstanding after this offering and the private placement	17,466,667(5)

(1)

Assumes no exercise of the underwriter’s over-allotment option and the corresponding forfeiture of 881,250 founder shares. The shares included in the units (the public shares) are Class A ordinary shares.

(2)

Consists solely of founder shares and includes 881,250 founder shares that are subject to forfeiture depending on the extent to which the underwriter does not exercise its option to purchase additional units. Founder shares are currently classified as Class B ordinary shares, which shares will automatically convert into Class A ordinary shares at the time of our initial business combination, as described below adjacent to the caption “Founder shares conversion and anti-dilution rights” and in our amended and restated memorandum and articles of association.

(3)	Includes 23,500,000 public shares and 5,875,000 founder shares (assumes no exercise of the underwriter’s over-allotment option and the forfeiture of 881,250 founder shares).
(4)	Assumes no exercise of the underwriter’s over-allotment option.
(5)

Includes 11,750,000 public warrants included in the units sold in this offering and 5,716,667 private placement warrants to be sold in the private placement, in each case assuming no exercise of the underwriter’s option to purchase additional units. Excludes any extension warrants that may be issued or working capital loans that may be converted into private placement warrants.

Exercisability	Each whole warrant sold in this offering is exercisable to purchase one Class A ordinary share, subject to adjustment as described herein. Only whole warrants are exercisable.

We structured each unit to contain one-half of one redeemable warrant, with each whole warrant exercisable for one Class A ordinary share.

Exercise price	$11.50 per whole share, subject to adjustments as described herein. In the event that we require or permit public warrant holders to exercise their warrants on a cashless basis, or in the event that public warrant holders elect to do so (in each case as described below), each holder would pay the exercise price by surrendering the warrants for that number of Class A ordinary shares equal to the lesser of (A) the quotient obtained by dividing (x) the product of the number of Class A ordinary shares underlying the warrants, multiplied by the excess of the “fair market value” (as defined below) less the exercise price of the warrants by (y) the fair market value and (B) 0.361 Class A ordinary shares per warrant. The “fair market value” as used in the preceding sentence shall mean the volume-weighted average price of the Class A ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of exercise is received by the warrant agent.

Anti-dilution

In addition, if (x) we issue additional Class A ordinary shares or equity linked securities for capital raising purposes in connection with the closing of our initial business combination at an issue price or effective issue price of less than $9.20 per Class A ordinary share (with such issue price or effective issue price to be determined in good faith by our board of directors and, in the case of any such issuance to our sponsor or its affiliates, without taking into account any founder shares held by our sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the consummation of our initial business combination (net of redemptions), and (z) the volume-weighted average trading price of our ordinary shares during the 20 trading day period starting on the trading day after the day on which we consummate our initial business combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $10.00 and 18.00 per share redemption trigger prices described below under “Description of Securities—Warrants—Public Shareholders’ Warrants—Redemption of warrants when the price per Class A ordinary share equals or exceeds $10.00” and “Description of Securities—Warrants—Public Shareholders’ Warrants—Redemption of warrants for cash when the price per Class A ordinary share equals or exceeds $18.00” will be adjusted (to the nearest cent) to be equal to 100% and 180% of the higher of the Market Value and the Newly Issued Price, respectively.

Exercise period	The warrants will become exercisable upon the later of:

•	30 days after the completion of our initial business combination; and

•	12 months from the closing of this offering;

provided, in each case that we have an effective registration statement under the Securities Act covering the Class A ordinary shares issuable upon exercise of the warrants and a current prospectus relating to them is available and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder (or we permit holders to exercise their warrants on a cashless basis under the circumstances specified in the warrant agreement). If and when the public warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

We are not registering the Class A ordinary shares issuable upon exercise of the warrants at this time. However, we have agreed that, as soon as practicable, but in no event later than 20 business days after the closing of our initial business combination, we will use our commercially reasonable efforts to file with the SEC a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants, and we will use our commercially reasonable efforts to cause the same to become effective within 60 business days after the closing of our initial business combination and to maintain the effectiveness of such registration statement and a current prospectus relating to those Class A ordinary shares until the warrants expire or are redeemed, as specified in the warrant agreement; provided, that if our Class A ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but we will use our commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. If a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants is not effective by the 60th day after the closing of the initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period in which we have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption.

The warrants will expire at 5:00 p.m., New York City time, five years after the completion of our initial business combination or earlier upon redemption or liquidation. On the exercise of any warrant, the warrant exercise price will be paid directly to us and not placed in the trust account.

Redemption of warrants when the price per Class A ordinary share equals or exceeds $18.00	Once the warrants become exercisable, we may redeem the outstanding public warrants:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption, which we refer to as the “30-day redemption period”; and

•

if, and only if, the last reported sales price of our Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders.

We will not redeem the warrants as described above unless (i) an effective registration statement under the Securities Act covering the Class A ordinary shares issuable upon exercise of the warrants is effective and a current prospectus relating to those Class A ordinary shares is available throughout the 30-day redemption period or (ii) if a registration statement is not available, on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. If and when the public warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

None of the private placement warrants will be redeemable by us so long as they are held by our sponsor, our anchor investors or their permitted transferees.

Redemption of warrants when the price per Class A ordinary share equals or exceeds $10.00	After the warrants become exercisable, we may redeem the outstanding public warrants:

•	in whole and not in part;

•

at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption, provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to the table set forth under “Description of Securities—Warrants—Public Shareholders’ Warrants” based on the redemption date and the “fair market value” of our Class A ordinary shares (as defined below); and

•

if, and only if, the last reported sale price of our Class A ordinary shares equals or exceeds $10.00 per public share (as adjusted per share subdivisions, share dividends, reorganizations, recapitalizations and the like) on the trading day before we send the notice of redemption to the warrant holders.

The “fair market value” of our Class A ordinary shares shall mean the volume-weighted average price of our Class A ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. In no event will the warrants be exercisable in connection with this redemption feature for more than 0.361 Class A ordinary shares per warrant (subject to adjustment).

No fractional Class A ordinary shares will be issued upon redemption. If, upon redemption, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of Class A ordinary shares to be issued to the holder. Please see the section entitled “Description of Securities—Warrants—Public Shareholders’ Warrants” for additional information.

None of the private placement warrants will be redeemable by us so long as they are held by our sponsor, our anchor investors or its permitted transferees.

Accounting treatment	Following the consummation of this offering and the concurrent private placement of warrants, we will have 17,466,667 warrants outstanding (comprised of 11,750,000 warrants included in the units and the 5,716,667 private placement warrants, assuming the underwriter’s option to purchase additional units is not exercised and no extension warrants are issued). Due to certain provisions contained in our warrant agreement, both the public warrants and the private placement warrants will be treated as a derivative liability and we will be required to record the fair value of each warrant as a liability in accordance with the guidance contained in ASC 815-40. As a result, each quarter, we will be required to determine the fair value of each warrant and record the change on the value of the warrants from the prior quarter as a gain or a loss in our statement of operations, which will change the value of the liability for the warrants on our balance sheet.

Founder shares

As of the date of this prospectus, our sponsor holds 5,183,219 founder shares, for which it paid $25,950, or approximately $0.004 per founder share, at the time those founder shares were initially issued. We initially issued 7,187,500 founder shares to our sponsor in exchange for its initial investment of $25,000. On March 24, 2021, our sponsor surrendered 1,437,500 founder shares to us for no value, resulting in a price per share of approximately $0.004 for the 5,750,000 founder shares held by our sponsor immediately following such surrender. On October 22, 2021, we issued an additional 1,006,250 Class B ordinary shares to our sponsor, resulting in our sponsor owning a total of 6,756,250 founder shares at a price per share of approximately $0.004 per share. On November 5, 2021, Artur Dela, William Jones, Richard Laxer, Fasih Rehman and Jeffrey Schumacher purchased 572,812, 58,750, 235,000, 499,375 and 58,750 founder shares, respectively, from our sponsor at a price of $0.004 per founder share, the same price at which our sponsor purchased such shares from us, and members of our advisory board, Charlotte Aubin, Elaine Foo, Roksana G. Ciurysek-Gedir, James Gerard, Andrew Mack, and Jason Nolte each purchased 11,750 founder shares from our sponsor at a price of $0.004 per founder share, the same price at which our sponsor purchased such shares from us. Additionally, on November 5, 2021, Mahmoud Atalla and Reji Vettessari, members of our advisory board, purchased 29,375 and 48,469 founder shares, respectively, from our sponsor at a price of $0.004 per share. A portion of the Class B ordinary shares purchased by our advisors is subject to vesting and will be forfeited to our sponsor at the time of our initial business combination unless prior thereto our compensation committee approves the vesting of such shares after taking into account the recommendations of our sponsor. Our anchor investors have agreed to purchase from our sponsor an aggregate of 1,969,887 founder shares at a price of $0.004 per share, for an aggregate price of $7,879 and six of our anchor investors have agreed to purchase from us an aggregate of 823,668 private placement warrants at a price of $1.50 per warrant on the closing date of this offering, for an aggregate purchase price of $1,235,502. If an anchor investor indicates to our underwriter an offer to purchase less than the number of units that such anchor investor has expressed an interest in purchasing (excluding any exercise of the underwriter’s over-allotment option), then such anchor investor’s allocation of Class B ordinary shares will be reduced to zero (0) and 100% of the purchase price shall be returned to such investor. For a discussion of certain additional arrangements with our anchor investors, see “Summary—The Offering—Expressions of Interest and Anchor Agreements.”

Prior to the initial investment in our company of $25,000 by the sponsor, we had no assets, tangible or intangible. The per-share price of the founder shares was determined by dividing the amount contributed to our company by the number of founder shares issued. If we increase or decrease the size of this offering, we will effect a share capitalization or a share surrender or redemption or other appropriate mechanism, as applicable, with respect to our Class B ordinary shares such that the ownership of our initial shareholders (and their permitted transferees), on an as-converted basis, is maintained at 20% of the number of ordinary shares issued and outstanding upon the consummation of this offering. Up to 881,250 founder shares held by our sponsor are subject to forfeiture, depending on the extent to which the underwriter does not exercise its over-allotment option.

The founder shares are identical to the Class A ordinary shares included in the units being sold in this offering, except that:

•

only holders of the founder shares have the right to vote on the appointment of directors prior to the completion of our initial business combination and holders of a majority of our founder shares may remove a member of the board of directors for any reason;

•	the founder shares are subject to certain transfer restrictions, as described in more detail below;

•

our sponsor and our founding team have entered into an agreement with us, pursuant to which they have agreed to (i) waive their redemption rights with respect to any founder shares and public shares they hold, (ii) waive their redemption rights with respect to any founder shares and any public shares purchased during or after this offering in connection with a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association (A) that would modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 15 months from the closing of this offering (or up to 21 months from the closing of this offering, if our time to complete a business combination is extended as described herein) or (B) with respect to any other provision relating to the rights of holders of our Class A ordinary shares or pre-initial business combination activity and (iii) waive their rights to liquidating distributions from the trust account with respect to any founder shares they hold if we fail to consummate an initial business combination within 15 months from the closing of this offering (or up to 21 months from the closing of this offering, if our time to complete a business combination is extended as described herein), although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the prescribed time frame. If we seek shareholder approval, we will complete our initial business combination only if we receive approval pursuant to an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a simple majority of the shares voted at a general meeting of our company. In such case, our sponsor and each member of our founding team have agreed to vote their founder shares and any public shares purchased during or after this offering in favor of our initial business combination. As a result, in addition to our initial shareholders’ founder shares, we would need 10,782,388 or 45.9%, of the 23,500,000 public shares sold in this offering to be voted in favor of an initial business combination in order to have our initial business combination approved (assuming all issued and outstanding shares are voted and the over-allotment option is not exercised). These numbers and percentages would each decrease if our anchor investors purchase units in this offering and vote the ordinary shares underlying such units in favor of our initial business combination. If five of our anchor investors each purchase 2,326,500 units offered hereby for which they have expressed an interest in purchasing and vote the ordinary shares underlying such units in favor of our initial business combination (together with our initial shareholders’ founder shares) and assuming only the minimum number of shares representing a quorum are voted, we would not need any additional public shares sold in this offering to be voted in favor of an initial business combination in order to have such initial business combination approved. However, our anchor investors are not required to vote their public shares in favor of our initial business combination;

•

the founder shares will automatically convert into our Class A ordinary shares at the time of our initial business combination, on a one-for-one basis, subject to adjustment pursuant to certain anti-dilution rights as described below adjacent to the caption “Founder shares conversion and anti-dilution rights” and as provided in our amended and restated memorandum and articles of association; and

•	the founder shares are entitled to registration rights.

Transfer Restrictions on Certain Founder Shares and Private Placement Warrants	Except as described herein, our sponsor, founding team, advisory board members and anchor investors have each agreed not to transfer, assign or sell any of their founder shares until the earlier to occur of: (A) one year after the completion of our initial business combination and (B) subsequent to our initial business combination, (x) if the last reported sale price of our Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (y) the date on which we complete a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property, and (ii) any of their private placement warrants and Class A ordinary shares issued upon conversion or exercise thereof until 30 days after the completion of our initial business combination. Any permitted transferees would be subject to the same restrictions and other agreements of our anchor investors with respect to any founder shares, private placement warrants and Class A ordinary shares issued upon conversion or exercise thereof. We refer to such transfer restrictions throughout this prospectus as a lock-up.

Founder shares conversion and anti-dilution rights	The founder shares are designated as Class B ordinary shares and will automatically convert into Class A ordinary shares immediately following the consummation of our initial business combination at a ratio such that the number of Class A ordinary shares issuable upon conversion of all founder shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of (i) the total number of ordinary shares issued and outstanding upon the consummation of this offering, plus (ii) the sum of the total number of Class A ordinary shares issued or deemed issued or issuable upon conversion or exercise of any equity-linked securities (as defined herein) or rights issued or deemed issued, by us in connection with or in relation to the consummation of the initial business combination (net of any redemptions of Class A ordinary shares by public shareholders), excluding any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, deemed issued, or to be issued, to any seller in the initial business combination and any private placement warrants issued to our sponsor, members of our founding team or any of their affiliates upon conversion of working capital loans. Any conversion of Class B ordinary shares described herein will take effect as a compulsory redemption of Class B ordinary shares and an issuance of Class A ordinary shares as a matter of Cayman Islands law. In no event will the Class B ordinary shares convert into Class A ordinary shares at a rate of less than one-to-one.

The term “equity-linked securities” refers to any debt or equity securities that are convertible, exercisable or exchangeable for our Class A ordinary shares issued in a financing transaction in connection with our initial business combination, including, but not limited to, a private placement of equity or debt.

Appointment of directors; Voting rights	Prior to our initial business combination, only holders of our founder shares will have the right to vote on the appointment of directors. Holders of our public shares will not be entitled to vote on the appointment of directors during such time. In addition, prior to the completion of an initial business combination, holders of a majority of our founder shares may remove a member of the board of directors for any reason. These provisions of our amended and restated memorandum and articles of association may only be amended by a special resolution passed by at least 90% of our ordinary shares who attend and vote in a general meeting. With respect to any other matter submitted to a vote of our shareholders, including any vote in connection with our initial business combination, except as required by law or the applicable rules of Nasdaq then in effect, holders of our founder shares and holders of our public shares will vote together as a single class, with each share entitling the holder to one vote.

Expressions of Interest and Anchor Agreements	Our anchor investors, which are not affiliated with us, our sponsor, our directors or any member of our management team, have expressed to us an interest in purchasing up to an aggregate of 23,852,500 units being sold in this offering. We have agreed to direct the underwriters to offer to our anchor investors such units, and determine the allocations of units to anchor investors, provided that the number of units sold to anchor investors may be reduced if our anchors expressions of interest exceed the size of this offering and to ensure that sufficient units are held by all of our shareholders in order to meet the minimum listing standards of the Nasdaq Global Market. At the closing of this offering, our anchor investors have agreed to purchase from our sponsor an aggregate of 1,969,887 founder shares at a price of $0.004 per share, for an aggregate price of $7,879 and six of our anchor investors have agreed to purchase from us an aggregate of 823,668 private placement warrants at a price of $1.50 per warrant on the closing date of this offering, for an aggregate purchase price of $1,235,502. If an anchor investor indicates to our underwriter an offer to purchase less than the number of units that such anchor investor has expressed an interest in purchasing (excluding any exercise of the underwriter’s over-allotment option), then such anchor investor’s allocation of founder shares and private placement warrants will be reduced to zero (0) and 100% of the purchase price shall be returned to such investor. To the extent that our anchor investors do not purchase units for which they have indicated an interest in purchasing, our sponsor has agreed to purchase the warrants that are not purchased by our anchor investors. In the event that the aggregate amount of proceeds raised in this offering is less than $235,000,000 (excluding the exercise of any over-allotment option), our anchor investors have agreed to forfeit such founder shares and private placement warrants, each in an amount equal to (x) the number of founder shares and private placements purchased by our anchor investors multiplied by (y) one (1) minus a fraction, the numerator of which shall be the aggregate amount of proceeds raised in this offering (excluding the exercise of any over-allotment option), and the denominator of which is $235,000,000. In such case, the purchase price will be returned to our anchor investors in proportion to the amount of shares or warrants forfeited. If the actual number of units offered and sold in this offering is less than 18,800,000 or greater than 28,200,000, our anchor investors will have the right to terminate their agreements to purchase founder shares and private placement warrants from us.

Other than in the event the proceeds in this offering is less than $235,000,000 (excluding the exercise of any over-allotment option), the founder shares and private placement warrants purchased by our anchor investors will not be subject to any other vesting, forfeiture, surrender, claw-back, transfer, disposal, exchange and/or earn-out terms that may be agreed by us or our sponsor in the connection with our IPO or negotiation of our initial business combination.

If our sponsor decides that, in order to facilitate an initial business combination, our sponsor shall forfeit, transfer, exchange or amend the terms of all or any portion of its founder shares or private placement warrants or enter into any other arrangements with respect to such founder shares or private placement warrants, our anchor investors will not be subject to the same changes on a pro rata basis.

Except as described herein, our sponsor, initial shareholders and anchor investors have agreed not to transfer, assign or sell (i) any of their founder shares until the earliest of (A) one (1) year after the completion of our initial business combination and (B) subsequent to our initial business combination, (x) if the last reported sale price of our Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (y) the date on which we complete a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property, and (ii) any of their private placement warrants and Class A ordinary shares issued upon conversion or exercise thereof until 30 days after the completion of our initial business combination. Any permitted transferees would be subject to the same restrictions and other agreements of our anchor investors with respect to any founder shares, private placement warrants and Class A ordinary shares issued upon conversion or exercise thereof.

Our sponsor has also agreed to grant our anchor investors a right of first offer to invest in up to 10% of a private investment in a public equity (“PIPE”) transaction in connection with our initial business combination on substantially the same terms as all other investors in the PIPE.

The anchor investors have not been granted any other material additional shareholder or other rights.

Our anchor investors and their permitted transferees will also be entitled to certain registration rights related to the founder shares and private placement warrants (including the shares of Class A common stock issuable upon exercise of the private placement warrants).

Because our anchor investors’ expressions of interest are not binding agreements or commitments to purchase, our anchor investors may determine to purchase more, fewer or no units in this offering or the underwriter may determine to sell more, fewer or no units to our anchor investors. There is no guarantee that all eleven anchor investors will participate in the offering. We will be required to meet certain minimum initial listing standards with respect to liquidity to list on the Nasdaq, which may result in a lower number of units being allocated to our anchor investors. In the event that our anchor investors purchase units (either in this offering or after) and vote in favor of our initial business combination, it is possible that no votes from other public stockholders would be required to approve our initial business combination, depending on the number of shares that are present at the meeting to approve such transaction. As a result of the founder shares that our anchor investors may hold, they may have different interests with respect to a vote on an initial business combination than other public stockholders. However, our anchor investors are not required to vote their public shares in favor of our initial business combination.

Private placement warrants

Our sponsor has agreed to purchase an aggregate of 2,642,999 warrants (or 3,230,499 warrants if the underwriter’s over-allotment option is exercised in full), at a price of $1.50 per warrant in a private placement to occur concurrently with the closing of this offering for an aggregate purchase price of $3,964,498 (or $4,845,748 if the over-allotment option is exercised in full) that will close simultaneously with the closing of this offering. On November 5, 2021, Artur Dela, Fasih Rehman and Reji Vettessari agreed to purchase 1,166,667, 1,000,000 and 83,333 private placement warrants, respectively, from us at a price of $1.50 per warrant in a private placement to occur concurrently with the closing of this offering. Six of our anchor investors have agreed to purchase from us an aggregate of 823,668 warrants at a price of $1.50 per warrant on the closing date of this offering for an aggregate purchase price of $1,235,500. If an anchor investor indicates to our underwriter an offer to purchase less than the number of units that such anchor investor has expressed an interest in purchasing (excluding any exercise of the underwriter’s over-allotment option), then such anchor investor’s allocation of private placement warrants will be reduced to zero (0) and 100% of the purchase price shall be returned to such investor. To the extent that our anchor investors do not purchase units for which they have indicated an interest in purchasing, our sponsor has agreed to purchase the warrants that are not purchased by our anchor investors. In the event that the aggregate amount of proceeds raised in this offering is less than $235,000,000 (excluding the exercise of any over-allotment option), our anchor investors have agreed to forfeit such private placement warrants, each in an amount equal to (x) the number of private placements purchased by our anchor investors multiplied by (y) one (1) minus a fraction, the numerator of which shall be the aggregate amount of proceeds raised in this offering (excluding the exercise of any over-allotment option), and the denominator of which is $235,000,000. In such case, the purchase price will be returned to our anchor investors in proportion to the amount of shares or warrants forfeited. If the actual number of units offered and sold in this offering is less than 18,800,000 or greater than 28,200,000, our anchor investors will have the right to terminate their agreements to purchase founder shares and private placement warrants from us. The private placement warrants purchased by our anchor investors will not be subject to any other vesting, forfeiture, surrender, claw-back, transfer, disposal, exchange and/or earn-out terms that may be agreed by us or our sponsor in the connection with our IPO or negotiation of our initial business combination. The private placement warrants will be non-redeemable by us (except as set forth under “Description of Securities—Warrants—Public Shareholders’ Warrants—Redemption of warrants when the price per Class A ordinary share equals or exceeds $10.00”) and exercisable on a cashless basis so long as they are held by our sponsor, our anchor investors or their permitted transferees (see “Description of Securities—Warrants—Private Placement Warrants”). If the private placement warrants are held by holders other than our sponsor, our anchor investors or its respective permitted transferees, the private placement warrants will be redeemable by us in all redemption scenarios and exercisable by the holders on the same basis as the warrants included in the units being sold in this offering.

Cashless exercise of private placement warrants	If holders of private placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their warrants for that number of Class A ordinary shares equal to the quotient obtained by dividing (x) the product of the number of Class A ordinary shares underlying the warrants, multiplied by the excess of the “fair market value” over the exercise price of the warrants by (y) the historical fair market value. The “fair market value” will mean the average of the daily volume-weighted average trading prices of the Class A ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent. The reason that we have agreed that these warrants will be exercisable on a cashless basis so long as they are held by the sponsor, our anchor investors or its respective permitted transferees is because it is not known at this time whether they will be affiliated with us following a business combination. If they remain affiliated with us, their ability to sell our securities in the open market will be significantly limited. We expect to have policies in place that restrict insiders from selling our securities except during specific periods.

Proceeds to be held in trust account

The rules of Nasdaq provide that at least 90% of the gross proceeds from this offering and the sale of the private placement warrants be deposited in a trust account. Of the proceeds we will receive from this offering and the sale of private placement warrants described in this prospectus, $236,175,000, or $10.05 per unit ($271,601,250, or $10.05 per unit, if the underwriter’s over-allotment option is exercised in full) will be deposited in a segregated trust account located in the United States with Continental Stock Transfer & Trust Company, acting as trustee pursuant to an agreement to be signed on the date of this prospectus, and approximately $1,130,090 will be used to pay expenses in connection with the closing of this offering and approximately $1,569,910 will be used for working capital following this offering.

These proceeds include $8,225,000 ($9,458,750 if the underwriter’s over-allotment option is exercised in full) in deferred underwriting commissions which will be paid to the underwriter upon the closing of the business combination. The remainder of the net proceeds of this offering will not be held in the trust account.

Except with respect to interest earned on the funds held in the trust account that may be released to us to pay our income taxes, if any, and subject to the requirements of law and regulation, our amended and restated memorandum and articles of association, as discussed below, will provide that the proceeds from this offering and the sale of the private placement warrants held in the trust account will not be released from the trust account (1) to us, until the completion of our initial business combination, or (2) to our public shareholders, until the earliest of (a) the completion of our initial business combination, and then only in connection with those Class A ordinary shares that such shareholders properly elected to redeem, subject to the limitations described herein, (b) the redemption of any public shares properly tendered in connection with a (A) shareholder vote to amend our amended and restated memorandum and articles of association to modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within the completion window or (B) with respect to any other provision relating to the rights of holders of our Class A ordinary shares or pre-initial business combination activity, and (c) the redemption of our public shares if we have not consummated our business combination within the completion window, subject to applicable law. Public shareholders who redeem their Class A ordinary shares in connection with a shareholder vote described in clause (b) in the preceding sentence shall not be entitled to funds from the trust account upon the subsequent completion of an initial business combination or liquidation if we have not consummated an initial business combination within the completion window, with respect to such Class A ordinary shares so redeemed. The proceeds deposited in the trust account could become subject to the claims of our creditors, if any, which could have priority over the claims of our public shareholders.

Extension of time to complete business combination

We will have until 15 months from the closing of this offering to consummate an initial business combination. However, we may, by resolution of our board and if requested by our sponsor, extend the period of time to consummate a business combination by an additional three months up to two times (for a total of 21 months to complete a business combination), with such extensions subject to our sponsor depositing additional funds into the trust account as set out below. We will only be able to extend the period of time to consummate a business combination by an additional three months two times (for a total of six months). In connection with any such extension, public shareholders will not be offered the opportunity to vote on or redeem their shares. Pursuant to the terms of our amended and restated memorandum and articles of association and the trust agreement to be entered into between us and Continental Stock Transfer & Trust Company on the date of this prospectus, in order to extend the time available for us to consummate our initial business combination for an additional three months, our sponsor or its affiliates or designees must deposit into the trust account $2,350,000, or up to $2,702,500 if the underwriter’s over-allotment option is exercised in full ($0.10 per share that must be deposited into the trust account in either case for each such additional extension), on or prior to the date of the applicable deadline. Any such payments would be made in exchange for additional private placement warrants to be issued by us to our sponsor at a price of $1.50 per warrant (for a total of 1,566,667 additional private placement warrants (or 1,801,667 if the over-allotment option is exercised in full) if payments are made for two such extensions). Such warrants would be identical to the private placement warrants. We will issue a press release announcing each extension, at least three days prior to the deadline for each extension. In addition, we will issue a press release the day after the deadline, announcing whether the funds have been timely deposited. Our sponsor and its affiliates or designees are obligated to fund the trust account in order to extend the time for us to complete our initial business combination, but our sponsor will not be obligated to extend such time.

Anticipated expenses and funding sources	Unless and until we complete our initial business combination, no proceeds held in the trust account will be available for our use, except for the withdrawal of interest income (if any) to pay our income taxes, if any. The proceeds held in the trust account will be invested only in U.S. government treasury obligations with a maturity of 185 days or less, or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act that invest only in direct U.S. government treasury obligations. Assuming an interest rate of 0.01% per year, we estimate the interest earned on the trust account will be approximately $24,000 per year; however, we can provide no assurances regarding this amount. Unless and until we complete our initial business combination, we may pay our expenses only from:

•

the net proceeds of this offering and the sale of the private placement warrants not held in the trust account, which will be approximately $1,569,910 in working capital after the payment of approximately $1,130,090 in expenses relating to this offering; and

•

any loans or additional investments from our sponsor or certain of our officers and directors, although they are under no obligation to advance funds or invest in us, and provided any such loans will not have any claim on the proceeds held in the trust account.

Conditions to completing our initial business combination	The Nasdaq rules and our amended and restated memorandum and articles of association require that our initial business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of our assets held in the trust account (excluding the amount of deferred underwriting discounts held in trust and taxes payable on the interest earned on the trust account) at the time of signing the agreement to enter into the initial business combination. In addition, the Nasdaq rules and our amended and restated memorandum and articles of association require our initial business combination to be approved by a majority of independent directors. If our board of directors is not able to independently determine the fair market value of the target business or businesses or we are considering an initial business combination with an affiliated entity, we will obtain an opinion from an independent investment banking firm which is a member of FINRA or an independent valuation or accounting firm with respect to the satisfaction of such criteria.

We will complete our initial business combination only if the post-business combination company in which our public shareholders own shares will own or acquire 50% or more of the outstanding voting securities of the target business or is otherwise not required to register as an investment company under the Investment Company Act. Even if the post-business combination company owns or acquires 50% or more of the voting securities of the target business, our shareholders prior to the completion of our initial business combination may collectively own a minority interest in the post-business combination company, depending on valuations ascribed to the target and us in the business combination transaction. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-business combination company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% of net assets test, provided that in the event that the business combination involves more than one target business, the 80% of net assets test will be based on the aggregate value of all of the target businesses and we will treat the target businesses together as the initial business combination for purposes of a tender offer or for seeking shareholder approval, as applicable.

Permitted purchases and other transactions with respect to our securities

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, directors, executive officers, advisors or their affiliates may purchase public shares or warrants in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. Additionally, at any time at or prior to the completion of our initial business combination, subject to applicable securities laws (including with respect to material nonpublic information), our sponsor, directors, executive officers, advisors or their affiliates may enter into transactions with investors and others to provide them with incentives to acquire public shares, vote their public shares in favor of our initial business combination or not redeem their public shares. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds held in the trust account will be used to purchase public shares or warrants in such transactions. If our sponsor, directors, executive officers, advisors or their affiliates engage in such transactions, they will be restricted from making any such purchases when they are in possession of any material nonpublic information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will be required to comply with such rules. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements. See “Initial Business Combination Criteria—Permitted Purchases and Other Transactions with Respect to Our Securities” for a description of how our sponsor, directors, executive officers, advisors or their affiliates will select which shareholders to purchase securities from in any private transaction.

The purpose of any such transaction could be to (1) vote in favor of the business combination and thereby increase the likelihood of obtaining shareholder approval of the business combination, (2) reduce the number of public warrants outstanding or vote such warrants on any matters submitted to the warrant holders for approval in connection with our initial business combination or (3) satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. Any such purchases of our securities may result in the completion of our initial business combination that may not otherwise have been possible. In addition, if such purchases are made, the public “float” of our Class A ordinary shares or public warrants may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.

Redemption rights in connection with proposed amendments to our amended and restated memorandum and articles of association	Our amended and restated memorandum and articles of association will provide that any of its provisions, including those related to pre-business combination activity (including the requirement to deposit the proceeds of this offering and certain proceeds of the private placement warrants into the trust account and to not release such amounts except in specified circumstances, and to provide redemption rights to public shareholders as described herein, but excluding the provision of the articles relating to the appointment of directors, which requires the approval of at least 90% of our ordinary shares attending and voting at a general meeting), may be amended if approved by special resolution under the Companies Act, which requires the affirmative vote of a majority of at least two-thirds of our ordinary shares attending and voting at a general meeting, and corresponding provisions of the trust agreement governing the release of funds from our trust account may be amended if approved by holders of 65% of our ordinary shares attending and voting at a general meeting. Our initial shareholders and our anchor investors, who will own 100% of our ordinary shares upon the closing of this offering (assuming our anchor investors acquire the public units in this offering for which they have expressed an interest), may participate in any vote to amend our amended and restated memorandum and articles of association and/or trust agreement, and will have the discretion to vote in any manner they choose.

Redemption rights for public shareholders upon completion of our initial business combination

We will provide our public shareholders with the opportunity to redeem all or a portion of their Class A ordinary shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of the initial business combination, including interest earned on the funds held in the trust account and not previously released to us to pay our income taxes, if any, divided by the number of then-outstanding public shares, subject to the limitations described herein. The amount in the trust account is initially anticipated to be $10.05 per public share and will increase to $10.15 per public share and finally $10.25 per public share if we are unable to consummate an initial business combination after 18 months and 21 months, respectively, and choose in each case to extend the term as described herein. The per share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay to the underwriter. The redemption right may include the requirement that a beneficial holder must identify itself in order to validly redeem its shares. There will be no redemption rights upon the completion of our initial business combination with respect to our warrants. Further, we will not proceed with redeeming our public shares, even if a public shareholder has properly elected to redeem its shares, if a business combination does not close. Our sponsor and our initial shareholders have entered into an agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to their founder shares and any public shares purchased during or after this offering in connection with (i) the completion of our initial business combination and (ii) a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association (A) that would modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within the completion window or (B) with respect to any other provision relating to the rights of holders of our Class A ordinary shares or pre-initial business combination activity. Our anchor investors are not required to waive their redemption rights with respect their founder shares or any public shares that they acquire in this offering.

Limitations on redemptions	Our amended and restated memorandum and articles of association provide that in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001. However, a greater net tangible asset or cash requirement may be contained in the agreement relating to our initial business combination. For example, the proposed business combination may require: (i) cash consideration to be paid to the target or its owners, (ii) cash to be transferred to the target for working capital or other general corporate purposes or (iii) the retention of cash to satisfy other conditions in accordance with the terms of the proposed business combination. Furthermore, although we will not redeem shares in an amount that would cause our net tangible assets to fall below $5,000,001, we do not have a maximum redemption threshold based on the percentage of shares sold in this offering. In the event that the aggregate cash consideration we would be required to pay for all Class A ordinary shares that are validly submitted for redemption, plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination, exceed the aggregate amount of cash available to us, we will not complete the business combination or redeem any shares, and all Class A ordinary shares submitted for redemption will be returned to the holders thereof, and we instead may search for an alternate business combination.

Manner of conducting redemptions

We will provide our public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination either (i) in connection with a general meeting called to approve the business combination or (ii) by means of a tender offer. The decision as to whether we will seek shareholder approval of a proposed business combination or conduct a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction, whether the terms of the transaction would require us to seek shareholder approval under applicable law or stock exchange listing requirement or whether we were deemed to be a foreign private issuer (which would require a tender offer rather than seeking shareholder approval, pursuant to SEC rules). Asset acquisitions and share purchases would not typically require shareholder approval, while direct mergers with our company and any transactions where we issue more than 20% of our issued and outstanding ordinary shares or seek to amend our amended and restated memorandum and articles of association would typically require shareholder approval. We currently intend to conduct redemptions in connection with a shareholder vote, unless shareholder approval is not required by applicable law or stock exchange rule or we choose to conduct redemptions pursuant to the tender offer rules of the SEC for business or other reasons.

If we hold a shareholder vote to approve our initial business combination, we will:

•

conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules; and

•	file proxy materials with the SEC.

If we seek shareholder approval, we will complete our initial business combination only if we receive approval pursuant to an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a simple majority of the shares voted at a general meeting of our company. In such case, our sponsor and our founding team have agreed to vote their founder shares and any public shares purchased during or after this offering in favor of our initial business combination. As a result, in addition to our initial shareholders’ founder shares, we would need 10,782,388 or 45.9%, of the 23,500,000 public shares sold in this offering to be voted in favor of an initial business combination in order to have our initial business combination approved (assuming all issued and outstanding shares are voted and the over-allotment option is not exercised). These numbers and percentages would each decrease if our anchor investors purchase units in this offering and vote the ordinary shares underlying such units in favor of our initial business combination. If five of our anchor investors each purchase 2,326,500 units (excluding any exercise of the underwriter’s over-allotment option) offered hereby for which they have expressed an interest in purchasing and vote the ordinary shares underlying such units in favor of our initial business combination (together with our initial shareholders’ founder shares) and assuming only the minimum number of shares representing a quorum are voted, we would not need any additional public shares sold in this offering to be voted in favor of an initial business combination in order to have such initial business combination approved. However, our anchor investors are not required to vote their public shares in favor of our initial business combination. These quorum and voting thresholds and agreements may make it more likely that we will consummate our initial business combination. Each public shareholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction or vote at all. Our amended and restated memorandum and articles of association will require that at least five days’ notice will be given of any such general meeting.

If we conduct redemptions pursuant to the tender offer rules of the SEC, we will, pursuant to our amended and restated memorandum and articles of association:

•	conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers; and

•

file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies.

Upon the public announcement of our initial business combination, if we elect to conduct redemptions pursuant to the tender offer rules, we and our sponsor will terminate any plan established in accordance with Rule 10b5-1 to purchase our Class A ordinary shares in the open market, in order to comply with Rule 14e-5 under the Exchange Act. In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem will remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to complete our initial business combination until the expiration of the tender offer period. In addition, the tender offer will be conditioned on public shareholders not tendering more than the number of public shares we are permitted to redeem. If public shareholders tender more shares than we have offered to purchase, we will withdraw the tender offer and not complete such initial business combination.

Limitation on redemption rights of shareholders holding more than 15% of the shares sold in this offering if we hold a shareholder vote

Notwithstanding the foregoing redemption rights, if we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association provides that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the shares sold in this offering without our prior consent. We believe the restriction described above will discourage shareholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to redeem their shares as a means to force us or our founders to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a public shareholder holding more than an aggregate of 15% of the shares sold in this offering could threaten to exercise its redemption rights in connection with a business combination if such holder’s shares are not purchased by us, our sponsor or our management at a premium to the then-current market price or on other undesirable terms. By limiting our shareholders’ ability to redeem to no more than 15% of the shares sold in this offering, we believe we will limit the ability of a small group of shareholders to unreasonably attempt to block our ability to complete our initial business combination, particularly in connection with a business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash.

However, we would not be restricting our shareholders’ ability to vote all of their shares (including all shares held by those shareholders that hold more than 15% of the shares sold in this offering) for or against our initial business combination.

Release of funds in trust account on closing of our initial business combination	On the completion of our initial business combination, the funds held in the trust account will be disbursed directly by the trustee to pay amounts due to any public shareholders who properly exercise their redemption rights as described above adjacent to the caption “Redemption rights for public shareholders upon completion of our initial business combination,” to pay the underwriter its deferred underwriting commissions, to pay all or a portion of the consideration payable to the target or owners of the target of our initial business combination and to pay other expenses associated with our initial business combination. If our initial business combination is paid for using equity or debt or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination or used for redemptions of our Class A ordinary shares, we may apply the balance of the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of post-business combination businesses, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital.

Redemption of public shares and distribution and liquidation if no initial business combination	Our amended and restated memorandum and articles of association provides that we will have only 15 months from the closing of this offering to consummate our initial business combination (or up to 21 months from the closing of this offering, if our time to complete a business combination is extended as described herein). If we have not consummated an initial business combination within the completion window, we will: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible, but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our income taxes, if any (less up to $100,000 of interest to pay dissolution expenses), divided by the number of the then-outstanding public shares, which redemption will completely extinguish the public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case, to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to our warrants, which will expire worthless if we fail to consummate an initial business combination within the completion window.

Our sponsor, each member of our founding team and our anchor investors have entered into an agreement with us, pursuant to which they have agreed to waive their rights to liquidating distributions from the trust account with respect to any founder shares or private placement warrants they hold if we fail to consummate an initial business combination within the completion window (although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the completion window).

The underwriter has agreed to waive its rights to its deferred underwriting commission held in the trust account in the event we do not consummate an initial business combination within the completion window and, in such event, such amounts will be included with the funds held in the trust account that will be available to fund the redemption of our public shares.

Our sponsor, executive officers, directors and director nominees have agreed, pursuant to a written agreement with us, that they will not propose any amendment to our amended and restated memorandum and articles of association (A) that would modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within the completion window or (B) with respect to any other provision relating to the rights of holders of our Class A ordinary shares or pre-initial business combination activity; unless we provide our public shareholders with the opportunity to redeem their Class A ordinary shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our income taxes, if any, divided by the number of the then-outstanding public shares, subject to the limitations described above adjacent to the caption “Limitations on redemptions.” For example, our board of directors may propose such an amendment if it determines that additional time is necessary to complete our initial business combination. In such event, we will conduct a proxy solicitation and distribute proxy materials pursuant to Regulation 14A of the Exchange Act seeking shareholder approval of such proposal and, in connection therewith, provide our public shareholders with the redemption rights described above upon shareholder approval of such amendment. This redemption right shall apply in the event of the approval of any such amendment, whether proposed by our sponsor, any executive officer, director or director nominee, or any other person.

Our amended and restated memorandum and articles of association provides that, if a resolution of our shareholders is passed pursuant to the Companies Act of the Cayman Islands to commence the voluntary liquidation of our company, we will follow the foregoing procedures with respect to the liquidation of the trust account as promptly as reasonably possible but not more than ten business days thereafter, subject to applicable Cayman Islands law.

Limited payments to insiders	There will be no finder’s fees, reimbursements or cash payments made by us to our sponsor, officers or directors, or their affiliates, for services rendered to us prior to or in connection with the completion of our initial business combination, other than the following payments, none of which will be made from the proceeds of this offering held in the trust account prior to the completion of our initial business combination:

•	repayment of up to an aggregate of $400,000 in loans made to us by our sponsor to cover offering-related and organizational expenses;

•

payment to our management team and up to two analysts, whom we expect to hire shortly after the consummation of this offering, an aggregate of up to $46,500 per month, for their services prior to the consummation of our initial business combination.

•	reimbursement for office space, secretarial and administrative services provided to us by our sponsor, in the amount of $10,000 per month, beginning upon the closing of this offering;

•	reimbursement for any out-of-pocket expenses related to identifying, investigating, negotiating and completing an initial business combination; and

•

repayment of loans which may be made by our sponsor or certain of our officers and directors to finance transaction costs in connection with an intended initial business combination. Up to $1,500,000 of such loans may be convertible into warrants of the post-business combination company at a price of $1.50 per warrant at the option of the lender. Such warrants would be identical to the private placement warrants.

Except for the foregoing, the terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans.

Any such payments will be made either (i) prior to the completion of our initial business combination using proceeds of this offering and the sale of the private placement warrants that are held outside the trust account, or from loans made to us by our sponsor or an affiliate of our sponsor or certain of our officers and directors or (ii) in connection with or after the consummation of our initial business combination.

Audit committee	We will establish and maintain an audit committee, which will be composed entirely of independent directors. Among its responsibilities, the audit committee will review on a quarterly basis all payments that were made by us to our sponsor, officers or directors, or their affiliates and monitor compliance with the other terms relating to this offering. If any noncompliance is identified, then the audit committee will be charged with the responsibility to promptly take all action necessary to rectify such noncompliance or otherwise to cause compliance with the terms of this offering. For more information, see the section entitled “Management—Committees of the board of directors—Audit Committee.”

Advisory Board

We intend to form an advisory board comprised of Charlotte Aubin, Mahmoud Atalla, Elaine Foo, Roksana G. Ciurysek-Gedir, James Gerard, Andrew Mack, Jason Nolte and Reji Vettasseri which appointments shall take effect upon the closing of this offering. Such individuals will assist our management team with sourcing and evaluating business opportunities and devising plans and strategies to optimize any business that we acquire following the consummation of this offering. On November 5,2021, members of our advisory board, Charlotte Aubin, Elaine Foo, Roksana G. Ciurysek-Gedir, James Gerard, Andrew Mack and Jason Nolte each purchased 11,750 founder shares from our sponsor for a price of $0.004 per share, the same price at which our sponsor purchased such shares from us. Additionally, on November 5, 2021, Mahmoud Atalla and Reji Vettessari, members of our advisory board, purchased 29,375 and

48,469 founder shares, respectively, from our sponsor at a price of $0.004 per share. A portion of the Class B ordinary shares purchased by our advisors is subject to vesting and will be forfeited to our sponsor at the time of our initial business combination unless prior thereto our compensation committee approves the vesting of such shares after taking into account the recommendations of our sponsor. The advisors are neither paid nor reimbursed for any out-of-pocket expenses in connection with the search of acquisition targets before or after the consummation of our initial business combination. We have not currently entered into any formal arrangements or agreements with the members of our advisory board to provide services to us and they will have no fiduciary obligations to present business opportunities to us.

Conflicts of Interests	Our sponsor, directors and officers may have certain conflicts of interests, including the following:

•

Certain of our officers and directors presently have, and any of them in the future may have fiduciary and contractual duties to other entities, including those entities identified under “Management—Conflicts of Interest.” Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she may need to honor such fiduciary or contractual obligations by presenting such business combination opportunity to such entity, before we can pursue such opportunity. If these other entities decide to pursue any such opportunity, we may be precluded from pursuing the same opportunity. However, we do not expect these duties to materially affect our ability to complete our initial business combination. Our amended and restated memorandum and articles of association provide that, to the maximum extent permitted by law, we renounce our interest in any business combination opportunity offered to any founder, director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of the company and it is an opportunity that we are able to complete on a reasonable basis.

•

Our sponsor, officers, directors and director nominees may sponsor or form other special purpose acquisition companies similar to ours, and they may pursue other business or investment ventures during the period in which we are seeking an initial business combination. Any such companies may present additional conflicts of interest in pursuing a potential target business, particularly in the event there is overlap among investment mandates. However, we do not currently expect that any such other company that is a blank check company would materially affect our ability to complete our initial business combination.

•	Our directors and officers are not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and our search for a business combination and their other businesses.

•

Our sponsor paid $25,000, or approximately $0.004 per share, for the founder shares held by our sponsor. In addition, our sponsor has agreed to purchase an aggregate of 2,642,999 warrants (or 3,230,499 warrants if the underwriter’s over-allotment option is exercised in full), at a price of $1.50 per warrant in a private placement to occur concurrently with the closing of this offering for an aggregate purchase price of $3,964,498 (or $4,845,748 if the over-allotment option is exercised in full). To the extent our anchor investors do not purchase units for which they have indicated an interest in purchasing, our sponsor has agreed to purchase the warrants that are not purchased by our anchor investors. On November 5, 2021, Artur Dela, Fasih Rehman and Reji Vettessari agreed to purchase 1,166,667, 1,000,000 and 83,333 private placement warrants, respectively, from us at a price of $1.50 per warrant in a private placement to occur concurrently with the closing of this offering. On November 5, 2021, Artur Dela, William Jones, Richard Laxer, Fasih Rehman and Jeffrey Schumacher purchased 572,812, 58,750, 235,000, 499,375 and 58,750 founder shares, respectively, from our sponsor at a price of $0.004 per founder share, the same price at which our sponsor purchased such shares from us. The amount of the investment per share by our sponsor and certain of our directors is substantially lower than the $10.00 per unit price at which we are offering units. The founder shares and warrants held by our sponsor and certain of our directors will be worthless if we do not complete an initial business combination and we liquidate. However, our sponsor and certain of our directors have acquired equity interests in us at prices that could result in a substantial profit if we complete an initial business combination, even if public investors experience substantial losses.

•

The personal and financial interests of our sponsor, officers and directors may influence their motivation in identifying and selecting a target business combination, completing an initial business combination and influencing the operation of the business following the initial business combination. This risk may become more acute as the 15-month anniversary of the closing of this offering nears, which is the deadline for our completion of an initial business combination, if it is not further extended as otherwise described in this prospectus supplement.

Summary of Risk Factors

An investment in our securities involves a high degree of risk. The occurrence of one or more of the events or circumstances described in the section titled “Risk Factors,” alone or in combination with other events or circumstances, may materially adversely affect our business, financial condition and operating results. In that event, the trading price of our securities could decline, and you could lose all or part of your investment. Such risks include, but are not limited to:

•	We are a recently incorporated company with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.

•	Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a “going concern.”

•	You will not be entitled to protections normally afforded to investors in blank check companies subject to Rule 419 of the Exchange Act.

•	Past performance by our sponsor, our founders and our management team or their respective affiliates may not be indicative of future performance of an investment in us.

•

Our shareholders may not be afforded an opportunity to vote on our proposed initial business combination, which means we may complete our initial business combination even though a majority of our shareholders do not support such a combination.

•	Your only opportunity to affect the investment decision regarding a potential business combination may be limited to the exercise of your right to redeem your shares from us for cash.

•

If we seek shareholder approval of our initial business combination, our sponsor and members of our founding team have agreed to vote in favor of such initial business combination, regardless of how our public shareholders vote.

•

As the number of SPACs evaluating targets increases, the number of attractive targets has become limited and there is more competition for attractive targets. This could increase the costs of our initial business combination and could even result in our inability to find a target or to consummate an initial business combination.

•	Changes in the market for directors and officers liability insurance could make it more difficult and more expensive for us to negotiate and complete an initial business combination.

•

The ability of our public shareholders to redeem their shares for cash may make our financial condition unattractive to potential business combination targets, which may make it difficult for us to enter into a business combination with a target.

•

The ability of our public shareholders to exercise redemption rights with respect to a large number of our shares may not allow us to complete the most desirable business combination or optimize our capital structure.

•

The requirement that we consummate an initial business combination within the 15 (or 21)-month completion window may give potential target businesses leverage over us in negotiating a business combination and may limit the time we have in which to conduct due diligence on potential business combination targets, in particular as we approach our dissolution deadline, which could undermine our ability to complete our initial business combination on terms that would produce value for our shareholders.

•

Our search for a business combination, and any target business with which we ultimately consummate a business combination, may be materially adversely affected by the recent coronavirus (COVID-19) pandemic and the status of debt and equity markets.

•

You will not have any rights or interests in funds from the trust account, except under certain limited circumstances. Therefore, to liquidate your investment, you may be forced to sell your public shares or warrants, potentially at a loss.

•	Nasdaq may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

•

We may engage our underwriter or one of its affiliates to provide additional services to us after this offering, which may include acting as financial advisor in connection with an initial business combination or as placement agent in connection with a related financing transaction. Our underwriter is entitled to receive deferred underwriting commissions that will be released from the trust account only upon a completion of an initial business combination. These financial incentives may cause them to have potential conflicts of interest in rendering any such additional services to us after this offering, including, for example, in connection with the sourcing and consummation of an initial business combination.

•	Holders of Class A ordinary shares will not be entitled to vote on any appointment of directors we hold prior to the completion of our initial business combination.

•

Our initial shareholders and our anchor investors may receive additional Class A ordinary shares if we issue shares to consummate an initial business combination as a result of the anti-dilution provisions contained in our amended and restated memorandum and articles of association.

SUMMARY FINANCIAL DATA

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.

September 30, 2021
Balance Sheet Data:
Working capital (deficiency)	$(976,528)
Total assets	$985,205
Total liabilities	$976,528
Shareholders’ equity	$8,677

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the risks described below, together with the other information contained in this prospectus, before making a decision to invest in our units. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment.

We are a recently incorporated company with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.

We are a recently incorporated exempted company incorporated under the laws of the Cayman Islands with no operating results, and we will not commence operations until obtaining funding through this offering. Because we lack an operating history, you have no basis upon which to evaluate our ability to achieve our business objective of completing our initial business combination with one or more target businesses. We have no plans, arrangements or understandings with any prospective target business concerning a business combination and may be unable to complete our initial business combination. If we fail to complete our initial business combination, we will never generate any operating revenues.

Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a “going concern.”

As of September 30, 2021, we had no cash and a working capital deficit of $976,528. Further, we have incurred and expect to continue to incur significant costs in pursuit of our financing and acquisition plans. Management’s plans to address this need for capital through this offering are discussed in the section of this prospectus titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” We cannot assure you that our plans to raise capital or to consummate an initial business combination will be successful. These factors, among others, raise substantial doubt about our ability to continue as a going concern. The financial statements contained elsewhere in this prospectus do not include any adjustments that might result from our inability to consummate this offering or our inability to continue as a going concern.

Past performance by our sponsor, our founders and our management team or their respective affiliates may not be indicative of future performance of an investment in us.

Information regarding performance by, or businesses associated with, our founding team, our management team or their affiliates is presented for informational purposes only. Any past experience of and performance by our founding team or their affiliates, is not a guarantee either: (1) that we will be able to successfully identify a suitable candidate for our initial business combination; or (2) of any results with respect to any initial business combination we may consummate. You should not rely on the historical record of our founding team or any of their affiliates’ as indicative of the future performance of an investment in us or the returns we will, or are likely to, generate going forward.

Our shareholders may not be afforded an opportunity to vote on our proposed initial business combination, which means we may complete our initial business combination even though a majority of our shareholders do not support such a combination.

We may elect not to hold a shareholder vote to approve our initial business combination, unless the business combination would require shareholder approval under applicable Cayman Islands law or stock exchange listing requirements or if we decide to hold a shareholder vote for business or other reasons. For instance, Nasdaq rules currently allow us to engage in a tender offer in lieu of a general meeting, but such rules still require us to obtain shareholder approval if we were seeking to issue more than 20% of our issued and outstanding shares to a target business as consideration in any business combination. Therefore, if we were structuring a business combination that required us to issue more than 20% of our issued and outstanding ordinary shares, we would seek shareholder approval of such business combination.

However, except as required by applicable law or stock exchange rule, the decision as to whether we will seek shareholder approval of a proposed business combination or will allow shareholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors, such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek shareholder approval. Accordingly, we may consummate our initial business combination even if holders of a majority of the outstanding ordinary shares do not approve of the business combination. Please see the section entitled “Initial Business Combination Criteria—Shareholders May Not Have the Ability to Approve Our Initial Business Combination” for additional information.

Your only opportunity to affect the investment decision regarding a potential business combination may be limited to the exercise of your right to redeem your shares from us for cash.

At the time of your investment in us, you will not be provided with an opportunity to evaluate the specific merits or risks of any target businesses. Since our board of directors may complete a business combination without seeking shareholder approval, public shareholders may not have the right or opportunity to vote on the business combination, unless we seek such shareholder approval. Accordingly, your only opportunity to affect the investment decision regarding a potential business combination may be limited to exercising your redemption rights within the period of time (which will be at least 20 business days) set forth in our tender offer documents mailed to our public shareholders in which we describe our initial business combination.

If we seek shareholder approval of our initial business combination, our sponsor and members of our founding team have agreed to vote in favor of such initial business combination, regardless of how our public shareholders vote.

If our anchor investors purchase units in this public offering for which they have expressed an interest, our initial shareholders will own, on an as-converted basis, 13% of our issued and outstanding ordinary shares immediately following the completion of this offering, assuming the over-allotment option is not exercised. Our sponsor and members of our founding team also may from time to time purchase Class A ordinary shares prior to the completion of our initial business combination. Our amended and restated memorandum and articles of association provides that, if we seek shareholder approval, we will complete our initial business combination only if we receive approval pursuant to an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a simple majority of the shares voted at a general meeting of our company. As a result, in addition to our initial shareholders’ founder shares, we would need 10,782,388 or 45.9%, of the 23,500,000 public shares sold in this offering to be voted in favor of an initial business combination in order to have our initial business combination approved (assuming all issued and outstanding shares are voted and the over-allotment option is not exercised). Accordingly, if we seek shareholder approval of our initial business combination, the agreement by our sponsor and our founding team to vote in favor of our initial business combination will increase the likelihood that we will receive the requisite shareholder approval for such initial business combination. If five of our anchor investors each purchase 2,326,500 units offered hereby for which they have expressed an interest in purchasing and vote the ordinary shares underlying such units in favor of our initial business combination (together with our initial shareholders’ founder shares) and assuming only the minimum number of shares representing a quorum are voted, we would not need any additional public shares sold in this offering to be voted in favor of an initial business combination in order to have such initial business combination approved. However, our anchor investors are not required to vote their public shares in favor of our initial business combination.

Concentration of ownership among our sponsor and our anchor investors may prevent other investors from influencing significant corporate decisions or adversely affect the trading price of our common shares.

There can be no assurance that our anchor investors will acquire any units in this offering, or as to the amount of such units our anchor investors will retain, if any, prior to or upon the consummation of our initial business combination. If our anchor investors elect to purchase and are allocated the full amount described in

“Summary—The Offering—Expressions of Interest and Anchor Agreements” our initial shareholders and our anchor investors will own collectively 100% of our outstanding ordinary shares (excluding any exercise of the underwriter’s over-allotment option). As a result, these shareholders would have substantial control over us and be able to exercise significant control over all matters requiring shareholder approval. In addition, this potential significant concentration of share ownership may adversely affect the trading price of our ordinary shares because investors often perceive disadvantages in owning shares in companies with principal shareholders.

We anticipate that eleven anchor investors will provide indications of interest to purchase more than 100% of the aggregate units sold in this offering. Depending on how many units are purchased by our anchor investors, the trading volume, public float, volatility and liquidity for our shares could be reduced, the trading price of our shares could be adversely affected, which could result in our inability to satisfy Nasdaq continued listing requirements and other public investors could be prevented from influencing significant corporate decisions.

We anticipate that eleven anchor investors will express to us an interest to purchase units in this offering, which we expect could be more than 100% of the units in the aggregate (excluding any units sold pursuant to the exercise of the underwriter’s over-allotment option) at the offering price, and we expect that the underwriter will offer our anchor investors the opportunity to purchase 100% of those units, subject to our satisfying the Nasdaq listing requirement that we have a minimum of 300 or 400 round lot holders of our units. Because these expressions of interest are not binding agreements or commitments to purchase, each of our anchor investors may determine to purchase fewer or no units in this offering or the underwriter may determine to sell fewer or no units to our anchor investors. If our anchor investors purchase all or a portion of the units in which they have indicated an interest, such purchases, individually or in the aggregate, could reduce the available public float for our securities. Any such reduction in our available public float may consequently reduce the trading volume, volatility and liquidity of our securities relative to what they would have been had such securities been purchased by the public. In addition, in order to satisfy Nasdaq’s listing requirements after this offering, among other requirements, we must have 300 or 400 round lot holders of our securities. To the extent our public float is limited due to purchases made by our anchor investors, we may be more likely than other companies to fall below the required number of round lot public holders in the future.

If our anchor investors all elect to purchase the full amount of our units described herein and so long as they hold a substantial portion of the units purchased, our sponsor and our anchor investors would collectively have substantial control over us and be able to exercise significant influence over all matters requiring stockholder approval (although we have no knowledge of any affiliation or other agreement or arrangement, as to voting of our securities or otherwise, among any such persons). For example, in the event that our anchor investors purchase the full amount of units described herein, continue to hold the shares included in the units and vote such shares in favor of our initial business combination, we would not need any additional public shares sold in this offering to be voted in favor of our initial business combination to have our initial business combination approved. Moreover, although our anchor investors are not contractually obligated to vote in favor of our business combination, their interest in our founder shares may provide an incentive for them to do so. This potential concentration of influence could be disadvantageous to other public stockholders, who may have interests that are different from those of our sponsor and our anchor investors. In addition, this potential significant concentration of stock ownership may adversely affect the trading price of our common stock, because investors often perceive disadvantages in owning stock in companies with concentrated ownership, and might make it more difficult to complete a business combination with targets that would prefer to enter into a transaction with a special purpose acquisition company with less concentrated ownership.

Furthermore, if all or most of our anchor investors retain a substantial portion of their interests in the shares included in the units, and if many or all of our anchor investors choose to redeem those shares in connection or prior to an initial business combination, it may be more difficult or it may not be possible for us to complete an initial business combination.

As the number of SPACs evaluating targets increases, the number of attractive targets has become limited and there is more competition for attractive targets. This could increase the cost of our initial business combination and could even result in our inability to find a target or to consummate an initial business combination.

In recent years, the number of SPACs that have been formed has increased substantially. Many potential targets for SPACs have already entered into an initial business combination, and there are still many SPACs seeking targets in preparation for an initial business combination public offering, as well as many such companies currently in registration with the Securities and Exchange Commission. As a result, fewer attractive targets are available, and it requires more time, more effort and more resources to identify a suitable target and to consummate an initial business combination.

In addition, because there are more SPACs seeking to enter into an initial business combination with available targets, the competition for available targets with attractive fundamentals or business models has increased, which could cause targets companies to demand improved financial terms. Attractive deals could also become scarcer for other reasons, such as economic or industry sector downturns, geopolitical tensions, or increases in the cost of additional capital needed to close business combinations or operate targets post-business combination. This could increase the cost of, delay or otherwise complicate or frustrate our ability to find and consummate an initial business combination, and may result in our inability to consummate an initial business combination on terms favorable to our investors altogether.

Changes in the market for directors and officers liability insurance could make it more difficult and more expensive for us to negotiate and complete an initial business combination.

In recent months, the market for directors and officers liability insurance for SPACs has changed in ways adverse to us and our management team. Fewer insurance companies are offering quotes for directors and officers liability coverage, the premiums charged for such policies have generally increased and the terms of such policies have generally become less favorable. These trends may continue into the future.

The increased cost and decreased availability of directors and officers liability insurance could make it more difficult and more expensive for us to negotiate an initial business combination. In order to obtain directors and officers liability insurance or modify its coverage as a result of becoming a public company, the post-business combination entity might need to incur greater expense, accept less favorable terms or both. However, any failure to obtain adequate directors and officers liability insurance could have an adverse impact on the post-business combination’s ability to attract and retain qualified officers and directors.

In addition, even after we were to complete an initial business combination, our directors and officers could still be subject to potential liability from claims arising from conduct alleged to have occurred prior to the initial business combination. As a result, in order to protect our directors and officers, the post-business combination entity may need to purchase additional insurance with respect to any such claims (“run-off insurance”). The need for run-off insurance would be an added expense for the post-business combination entity, and could interfere with or frustrate our ability to consummate an initial business combination on terms favorable to our investors.

The ability of our public shareholders to redeem their shares for cash may make our financial condition unattractive to potential business combination targets, which may make it difficult for us to enter into a business combination with a target.

We may seek to enter into a business combination transaction agreement with a prospective target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. If too many public shareholders exercise their redemption rights, we would not be able to meet such closing condition and, as a result, would not be able to proceed with the business combination. Furthermore, in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 (so that we do not then become subject to the SEC’s “penny stock” rules). Consequently, if accepting all properly submitted redemption requests would cause our net tangible assets to be less than $5,000,001 or such greater amount necessary to satisfy a closing condition as described above, we would not proceed with such redemption and the related business combination and may instead search for an alternate business combination. Prospective targets will be aware of these risks and, thus, may be reluctant to enter into a business combination transaction with us.

The ability of our public shareholders to exercise redemption rights with respect to a large number of our shares may not allow us to complete the most desirable business combination or optimize our capital structure.

At the time we enter into an agreement for our initial business combination, we will not know how many shareholders may exercise their redemption rights, and therefore will need to structure the transaction based on our expectations as to the number of shares that will be submitted for redemption. If a large number of shares are submitted for redemption, we may need to restructure the transaction to reserve a greater portion of the cash in the trust account or arrange for additional third-party financing. Raising additional third-party financing may involve dilutive equity issuances or the incurrence of indebtedness at higher than desirable levels. The above considerations may limit our ability to complete the most desirable business combination available to us or optimize our capital structure. The amount of the deferred underwriting commissions payable to the underwriter will not be adjusted for any shares that are redeemed in connection with an initial business combination. The per-share amount we will distribute to shareholders who properly exercise their redemption rights will not be reduced by the deferred underwriting commission and after such redemptions, the amount held in trust will continue to reflect our obligation to pay the entire deferred underwriting commissions.

The ability of our public shareholders to exercise redemption rights with respect to a large number of our shares could increase the probability that our initial business combination would be unsuccessful and that you would have to wait for liquidation in order to redeem your shares.

If our initial business combination agreement requires us to use a portion of the cash in the trust account to pay the purchase price, or requires us to have a minimum amount of cash at closing, the probability that our initial business combination would be unsuccessful is increased. If our initial business combination is unsuccessful, you would not receive your pro rata portion of the funds in the trust account until we liquidate the trust account. If you are in need of immediate liquidity, you could attempt to sell your shares in the open market; however, at such time our shares may trade at a discount to the pro rata amount per share in the trust account. In either situation, you may suffer a material loss on your investment or lose the benefit of funds expected in connection with our redemption until we liquidate or you are able to sell your shares in the open market.

The requirement that we consummate an initial business combination within the 15 (or 21)-month completion window may give potential target businesses leverage over us in negotiating a business combination and may limit the time we have in which to conduct due diligence on potential business combination targets, in particular as we approach our dissolution deadline, which could undermine our ability to complete our initial business combination on terms that would produce value for our shareholders.

Any potential target business with which we enter into negotiations concerning a business combination will be aware that we must consummate an initial business combination within 15 months from the closing of this offering (or up to 21 months from the closing of this offering, if our time to complete a business combination is extended as described herein).

Consequently, such target business may obtain leverage over us in negotiating a business combination, knowing that if we do not complete our initial business combination within the required time period with that particular target business, we may be unable to complete our initial business combination with any target business. This risk will increase as we get closer to the timeframe described above. In addition, we may have limited time to conduct due diligence and may enter into our initial business combination on terms that we would have rejected upon a more comprehensive investigation.

Our search for a business combination, and any target business with which we ultimately consummate a business combination, may be materially adversely affected by the coronavirus (COVID-19) pandemic and the status of debt and equity markets.

On March 11, 2020, the World Health Organization officially declared the outbreak of the COVID-19 a “pandemic.” The COVID-19 outbreak has, and a significant outbreak of other infectious diseases could, result in a widespread health crisis that could adversely affect the economies and financial markets worldwide, and the business of any potential target business with which we consummate a business combination could be materially and adversely affected. Furthermore, we may be unable to complete a business combination if continued concerns relating to COVID-19 continues to restrict travel, limit the ability to have meetings with potential investors or the target company’s personnel, vendors and services providers are unavailable to negotiate and consummate a transaction in a timely manner. The extent to which COVID-19 impacts our search for a business combination will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of COVID-19 and the actions to contain COVID-19 or treat its impact, among others. If the disruptions posed by COVID-19 or other matters of global concern continue for an extensive period of time, our ability to consummate a business combination, or the operations of a target business with which we ultimately consummate a business combination, may be materially adversely affected.

In addition, our ability to consummate a transaction may be dependent on the ability to raise equity and debt financing which may be impacted by COVID-19 and other events, including as a result of increased market volatility, decreased market liquidity in third-party financing being unavailable on terms acceptable to us or at all.

We may not be able to consummate an initial business combination within the completion window, in which case we would cease all operations except for the purpose of winding up and we would redeem our public shares and liquidate.

We may not be able to find a suitable target business and consummate an initial business combination within the completion window. Our ability to complete our initial business combination may be negatively impacted by general market conditions, volatility in the capital and debt markets and the other risks described herein. For example, the COVID-19 pandemic continues both in the United States and globally and, while the extent of the impact of the pandemic on us will depend on future developments, it could limit our ability to complete our initial business combination, including as a result of increased market volatility, decreased market liquidity and third-party financing being unavailable on terms acceptable to us or at all. Additionally, the COVID-19 pandemic may negatively impact businesses we may seek to acquire. If we have not consummated an initial business combination within such applicable time period, we will: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our income taxes, if any (less up to $100,000 of interest to pay dissolution expenses), divided by the number of the then-outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case, to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. Our amended and restated memorandum and articles of association provides that, if a resolution of our shareholders is passed pursuant to the Companies Act of the Cayman Islands to commence the voluntary liquidation of our company, we will follow the foregoing procedures with respect to the liquidation of the trust account as promptly as reasonably possible but not more than ten business days thereafter, subject to applicable Cayman Islands law. In either such case, our public shareholders may receive only $10.05 per public share, or less than $10.05 per public share, on the redemption of their shares, and our warrants will expire worthless. See “—If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.05 per public share” and other risk factors herein.

If we seek shareholder approval of our initial business combination, our sponsor, anchor investors, directors, executive officers, advisors and their affiliates may elect to purchase public shares or warrants, which may influence a vote on a proposed business combination and reduce the public “float” of our Class A ordinary shares or public warrants.

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, anchor investors, directors, executive officers, advisors or their affiliates may purchase public shares or warrants in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination, although they are under no obligation to do so. However, other than as expressly stated herein, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds in the trust account will be used to purchase public shares or warrants in such transactions.

In the event that our sponsor, anchor investors, directors, executive officers, advisors or their affiliates purchase shares in privately negotiated transactions from public shareholders who have already elected to exercise their redemption rights, such selling shareholders would be required to revoke their prior elections to redeem their shares. The purpose of any such transaction could be to (1) vote in favor of the business combination and thereby increase the likelihood of obtaining shareholder approval of the business combination, (2) reduce the number of public warrants outstanding or vote such warrants on any matters submitted to the warrant holders for approval in connection with our initial business combination or (3) satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. Any such purchases of our securities may result in the completion of our initial business combination that may not otherwise have been possible. In addition, if such purchases are made, the public “float” of our Class A ordinary shares or public warrants may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements. See “Initial Business Combination Criteria—Permitted Purchases and Other Transactions with Respect to Our Securities” for a description of how our sponsor, directors, executive officers, advisors or their affiliates will select which shareholders to purchase securities from in any private transaction.

If a shareholder fails to receive notice of our offer to redeem our public shares in connection with our initial business combination, or fails to comply with the procedures for tendering its shares, such shares may not be redeemed.

We will comply with the proxy rules or tender offer rules, as applicable, when conducting redemptions in connection with our initial business combination. Despite our compliance with these rules, if a shareholder fails to receive our proxy solicitation or tender offer materials, as applicable, such shareholder may not become aware of the opportunity to redeem its shares. In addition, the proxy solicitation or tender offer materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will describe the various procedures that must be complied with in order to validly redeem or tender public shares. In the event that a shareholder fails to comply with these procedures, its shares may not be redeemed. See “Initial Business Combination Criteria—Effecting Our Initial Business Combination—Tendering Share Certificates in Connection with a Tender Offer or Redemption Rights.”

You will not have any rights or interests in funds from the trust account, except under certain limited circumstances. Therefore, to liquidate your investment, you may be forced to sell your public shares or warrants, potentially at a loss.

Our public shareholders will be entitled to receive funds from the trust account only upon the earlier to occur of: (i) our completion of an initial business combination, and then only in connection with those Class A ordinary shares that such shareholder properly elected to redeem, subject to the limitations described herein, (ii) the redemption of any public shares properly tendered in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within the completion window or (B) with respect to any other provision relating to the rights of holders of our Class A ordinary shares or pre-initial business combination activity, and (iii) the redemption of our public shares if we have not consummated an initial business within the completion window, subject to applicable law and as further described herein. Public shareholders who redeem their Class A ordinary shares in connection with a shareholder vote described in clause (ii) in the preceding sentence shall not be entitled to funds from the trust account upon the subsequent completion of an initial business combination or liquidation if we have not consummated an initial business combination within the completion window, with respect to such Class A ordinary shares so redeemed. In no other circumstances will a shareholder have any right or interest of any kind to or in the trust account. Holders of warrants will not have any right to the proceeds held in the trust account with respect to the warrants. Accordingly, to liquidate your investment, you may be forced to sell your public shares or warrants, potentially at a loss.

Nasdaq may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

We have applied to have our units listed on Nasdaq on the date of this prospectus and our Class A ordinary shares and warrants on or promptly after their date of separation. We cannot guarantee that our securities will be approved for listing on Nasdaq. Although after giving effect to this offering we expect to meet, on a pro forma basis, the minimum initial listing standards set forth in the Nasdaq listing standards, we cannot assure you that our securities will be, or will continue to be, listed on Nasdaq in the future or prior to the completion of our initial business combination. In order to continue listing our securities on Nasdaq prior to the completion of our initial business combination, we must maintain certain financial, distribution and share price levels. Generally, we must maintain a minimum amount in shareholders’ equity (generally $10,00,000) or a minimum market value of listed securities (generally $50,000,000) and a minimum number of holders of our securities (generally 300 or 400 public holders). Additionally, our units will not be traded after completion of our initial business combination and, in connection with our initial business combination, we will be required to demonstrate compliance with Nasdaq’s initial listing requirements, which are more rigorous than Nasdaq’s continued listing requirements, in order to continue to maintain the listing of our securities on Nasdaq. For instance, the share price of our securities would generally be required to be at least $4.00 per share, our shareholders’ equity would generally be required to be at least $15,000,000 and we would be required to have a minimum of 300 or 400 roundlot holders of our securities. We cannot assure you that we will be able to meet those initial listing requirements at that time.

For example, if our anchor investors purchase all of the units which may be allocated to them (100% of the units issued in this offering), such purchases would reduce the available public float for our securities. Any such reduction in our available public float may consequently reduce the trading volume, volatility and liquidity of our securities relative to what they would have been had such units been purchased by public investors and could result in our securities being delisted from Nasdaq.

If Nasdaq delists our securities from trading on its exchange and we are not able to list our securities on another national securities exchange, we expect our securities could be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including:

•	a limited availability of market quotations for our securities;

•	reduced liquidity for our securities;

•

a determination that our Class A ordinary shares are a “penny stock” which will require brokers trading in our Class A ordinary shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

•	a limited amount of news and analyst coverage; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because we expect that our units and eventually our Class A ordinary shares and warrants will be listed on Nasdaq, our units, Class A ordinary shares and warrants will qualify as covered securities under the statute. Although the states are preempted from regulating the sale of covered securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. While we are not aware of a state having used these powers to prohibit or restrict the sale of securities issued by blank check companies, other than the State of Idaho, certain state securities regulators view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the sale of securities of blank check companies in their states. Further, if we were no longer listed on Nasdaq, our securities would not qualify as covered securities under the statute and we would be subject to regulation in each state in which we offer our securities.

We may engage our underwriter or one of its affiliates to provide additional services to us after this offering, which may include acting as financial advisor in connection with an initial business combination or as placement agent in connection with a related financing transaction. Our underwriter is entitled to receive deferred underwriting commissions that will be released from the trust account only upon a completion of an initial business combination. These financial incentives may cause them to have potential conflicts of interest in rendering any such additional services to us after this offering, including, for example, in connection with the sourcing and consummation of an initial business combination.

We may engage our underwriter or one of their respective affiliates to provide additional services to us after this offering, including, for example, identifying potential targets, providing financial advisory services, acting as a placement agent in a private offering or arranging debt financing transactions. We may pay such underwriter or its affiliate fair and reasonable fees or other compensation that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with the underwriter or their respective affiliates and no fees or other compensation for such services will be paid to the underwriter or their respective affiliates prior to the date that is 60 days from the date of this prospectus, unless FINRA determines that such payment would not be deemed underwriter’s compensation in connection with this offering. The underwriter is also entitled to receive deferred underwriting commissions that are conditioned on the completion of an initial business combination. The underwriter’s or their respective affiliates’ financial interests tied to the consummation of a business combination transaction may give rise to potential conflicts of interest in providing any such additional services to us, including potential conflicts of interest in connection with the sourcing and consummation of an initial business combination.

You will not be entitled to protections normally afforded to investors in blank check companies subject to Rule 419 of the Exchange Act.

Since the net proceeds of this offering and the sale of the private placement warrants are intended to be used to complete an initial business combination with a target business that has not been selected, we may be deemed to be a “blank check” company under the U.S. securities laws. Because we will have net tangible assets in excess of $5,000,000 upon the completion of this offering and the sale of the private placement warrants and will file a Current Report on Form 8-K, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors in blank check companies, such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Among other things, this means our units will be immediately tradable and we will have a longer period of time to complete our initial business combination than do companies subject to Rule 419. In addition, if this offering were subject to Rule 419, we would be prohibited from the release of any interest earned on funds held in the trust account to us, including in connection with the payment of any taxes, unless and until the funds in the trust account were released to us in connection with our completion of an initial business combination. For a more detailed comparison of our offering to offerings that comply with Rule 419, please see “Initial Business Combination Criteria—Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.”

If we seek shareholder approval of our initial business combination and we do not conduct redemptions pursuant to the tender offer rules, and if you or a “group” of shareholders are deemed to hold in excess of 15% of our Class A ordinary shares, you will lose the ability to redeem all such shares in excess of 15% of our Class A ordinary shares.

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association provides that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to more than an aggregate of 15% of the shares sold in this offering, which we refer to as the “Excess Shares,” without our prior consent. However, we would not be restricting our shareholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination. Your inability to redeem the Excess Shares will reduce your influence over our ability to complete our initial business combination and you could suffer a material loss on your investment in us if you sell Excess Shares in open market transactions. Additionally, you will not receive redemption distributions with respect to the Excess Shares if we complete our initial business combination. As a result, you would continue to hold the Excess Shares and, in order to dispose of such shares, would be required to sell your shares in open market transactions, potentially at a loss.

Because of our limited resources and the significant competition for business combination opportunities, it may be more difficult for us to complete our initial business combination. If we do not complete our initial business combination within the required time period, our public shareholders may receive only approximately $10.05 per public share, or less in certain circumstances, on the liquidation of our trust account, and our warrants will expire worthless.

We expect to encounter intense competition from other entities having a business objective similar to ours, including private investors (which may be individuals or investment partnerships), other blank check companies and other entities, domestic and international, competing for the types of businesses we intend to acquire. Many of these individuals and entities are well established and have extensive experience in identifying and effecting, directly or indirectly, acquisitions of companies operating in or providing services to various industries. Many of these competitors possess greater technical, human and other resources or more local industry knowledge than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there are numerous target businesses we could potentially acquire with the net proceeds of this offering and the sale of the private placement warrants, our ability to compete with respect to the acquisition of certain target businesses that are sizable will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, we are obligated to offer holders of our public shares the right to redeem their shares for cash at the time of our initial business combination in conjunction with a shareholder vote or via a tender offer. Target companies will be aware that this may reduce the resources available to us for our initial business combination. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination. If we have not consummated our initial business combination within the required time period, our public shareholders may receive only approximately $10.05 per public share, or less in certain circumstances, on the liquidation of our trust account and our warrants will expire worthless. See “—If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.05 per public share” and other risk factors herein.

If the funds not being held in the trust account are insufficient to allow us to operate for at least the 15 months (or 21 months) following the closing of this offering, we may be unable to complete our initial business combination.

The funds available to us outside of the trust account may not be sufficient to allow us to operate for at least the 15 months (or 21 months) following the closing of this offering, assuming that our initial business combination is not completed during that time. We expect to incur significant costs in pursuit of our acquisition plans. Management’s plans to address this need for capital through this offering and potential loans from certain of our affiliates are discussed in the section of this prospectus titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” However, our affiliates are not obligated to make loans to us in the future, and we may not be able to raise additional financing from unaffiliated parties necessary to fund our expenses.

We believe that, upon the closing of this offering, the funds available to us outside of the trust account will be sufficient to allow us to operate for at least the 15 months following the closing of this offering (or up to 21 months from the closing of this offering, if our time to complete a business combination is extended as described herein); however, we cannot assure you that our estimate is accurate. Of the funds available to us, we could use a portion of the funds available to us to pay fees to consultants to assist us with our search for a target business. We could also use a portion of the funds as a down payment or to fund a “no-shop” provision (a provision in letters of intent designed to keep target businesses from “shopping” around for transactions with other companies or investors on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into a letter of intent where we paid for the right to receive exclusivity from a target business and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise), we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, a target business. If we have not completed our initial business combination within the required time period, our public shareholders may receive only approximately $10.05 per share (or $10.15 or $10.25 per share, depending on whether our time to complete a business combination is extended to 18 months or 21 months, respectively, as described herein), or less in certain circumstances, on the liquidation of our trust account and our warrants will expire worthless. See “—If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.05 per share” and other risk factors herein.

If the net proceeds of this offering and the sale of the private placement warrants not being held in the trust account are insufficient to allow us to operate for the 15 months (or 21 months) following the closing of this offering, it could limit the amount available to fund our search for a target business or businesses and complete our initial business combination, and we will depend on loans from our sponsor or founding team to fund our search and to complete our initial business combination.

Of the net proceeds of this offering and the sale of the private placement warrants, $1,569,910 will be available to us initially outside the trust account to fund our working capital requirements. We believe that, upon the closing of this offering, the funds available to us outside of the trust account, together with funds available from loans from our sponsor, members of our founding team or any of their affiliates will be sufficient to allow us to operate for at least the duration of the completion window; however, our estimate may not be accurate, and our sponsor, members of our founding team or any of their affiliates are under no obligation to advance funds to us in such circumstances. Of the funds available to us, we expect to pay fees to consultants to assist us with our search for a target business. We could also use a portion of the funds as a down payment or to fund a “no-shop” provision (a provision in letters of intent designed to keep target businesses from “shopping” around for transactions with other companies or investors on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into a letter of intent where we paid for the right to receive exclusivity from a target business and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise), we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, a target business. If we are unable to complete our initial business combination, our shareholders may receive only approximately $10.05 per share (or $10.15 or $10.25 per share, depending on whether our time to complete a business combination is extended to 18 months or 21 months, respectively, as described herein) on the liquidation of our trust account and our warrants will expire worthless. In certain circumstances, shareholders may receive less than $10.05 per share upon our liquidation. See “— If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.05 per share” and other risk factors below.

In the event that our offering expenses exceed our estimate of $1,130,090, we may fund such excess with funds not to be held in the trust account. In such case, unless funded by the proceeds of loans available from our sponsor, members of our founding team or any of their affiliates, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $1,130,090, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount. The amount held in the trust account will not be impacted as a result of such increase or decrease. If we are required to seek additional capital, we would need to borrow funds from our sponsor, members of our founding team or any of their affiliates or other third parties to operate or may be forced to liquidate. Neither our sponsor, members of our founding team nor any of their affiliates is under any obligation to advance funds to us in such circumstances. Any such advances may be repaid only from funds held outside the trust account or from funds released to us upon completion of our initial business combination. Up to $1,500,000 of such loans may be convertible into warrants of the post-business combination entity at a price of $1.50 per warrant at the option of the lender. The warrants would be identical to the private placement warrants. Prior to the completion of our initial business combination, we do not expect to seek loans from parties other than our sponsor, members of our founding team or any of their affiliates as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account. If we do not complete our initial business combination within the required time period because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the trust account. Consequently, our public shareholders may only receive an estimated $10.05 per public share, or possibly less, upon our redemption of public shares, and our warrants will expire worthless. See “—If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.05 per public share” and other risk factors herein.

Subsequent to our completion of our initial business combination, we may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and the share price of our securities, which could cause you to lose some or all of your investment.

Even if we conduct due diligence on a target business with which we combine, this diligence may not surface all material issues with a particular target business. In addition, factors outside of the target business and outside of our control may later arise. As a result of these factors, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining post-combination debt financing. Accordingly, any holders who choose to retain their securities following the business combination could suffer a reduction in the value of their securities.

Such holders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the proxy solicitation or tender offer materials, as applicable, relating to the business combination contained an actionable material misstatement or material omission.

If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.05 per public share.

Our placing of funds in the trust account may not protect those funds from third party claims against us. Although we will seek to have all vendors, service providers (excluding our independent registered public accounting firm), prospective target businesses and other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, such parties may not execute such agreements, or even if they execute such agreements, they may not be prevented from bringing claims against the trust account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our founders will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if our founding team believes that such third party’s engagement would be significantly more beneficial to us than any alternative. Making such a request of potential target businesses may make our acquisition proposal less attractive to them and, to the extent prospective target businesses refuse to execute such a waiver, it may limit the field of potential target businesses that we might pursue.

Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by our founding team to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where our founding team is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Upon redemption of our public shares, if we have not consummated an initial business combination within the completion window, or upon the exercise of a redemption right in connection with our initial business combination, we will be required to provide for payment of claims of creditors that were not waived that may be brought against us within the 10 years following redemption. Accordingly, the per-share redemption amount received by public shareholders could be less than the $10.05 per public share (or $10.15 or $10.25 per share, depending on whether our time to complete a business combination is extended to 18 months or 21 months, respectively, as described herein) initially held in the trust account, due to claims of such creditors. Pursuant to the letter agreement the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part, our sponsor has agreed that it will be liable to us if and to the extent any claims by a third party (excluding our independent registered public accounting firm) for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amounts in the trust account to below the lesser of (i) $10.05 per public share and (ii) the actual amount per share held in the trust account as of the date of the liquidation of the trust account if less than $10.05 per public share due to reductions in the value of the trust assets, in each case net of the interest that may be withdrawn to pay our tax obligations, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to seek access to the trust account nor will it apply to any claims under our indemnity of the underwriter of this offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, our sponsor will not be responsible to the extent of any liability for such third party claims.

However, we have not asked our sponsor to reserve for such indemnification obligations, nor have we independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and we believe that our sponsor’s only assets are securities of our company. Our sponsor may not be able to satisfy those obligations. As a result, if any such claims were successfully made against the trust account, the funds available for our initial business combination and redemptions could be reduced to less than $10.05 per public share. In such event, we may not be able to complete our initial business combination, and you would receive such lesser amount per share in connection with any redemption of your public shares. None of our officers or directors will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

Since only holders of our founder shares will have the right to vote on the appointment of directors, upon the listing of our shares on Nasdaq, Nasdaq may consider us to be a ‘controlled company’ within the meaning of the Nasdaq rules and, as a result, we may qualify for exemptions from certain corporate governance requirements.

After completion of this offering, prior to our initial business combination only holders of our founder shares will have the right to vote on the appointment of directors. As a result, Nasdaq may consider us to be a ‘controlled company’ within the meaning of Nasdaq corporate governance standards. Under the Nasdaq corporate governance standards, a company of which more than 50% of the voting power is held by an individual, group or another company is a ‘controlled company’ and may elect not to comply with certain corporate governance requirements, including the requirements that:

•	we have a board that includes a majority of ‘independent directors,’ as defined under the rules of Nasdaq;

•	we have a compensation committee of our board that is comprised entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

•	we have a nominating and corporate governance committee of our board that is comprised entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

We do not intend to utilize these exemptions and intend to comply with the corporate governance requirements of Nasdaq applicable to non-controlled companies, subject to applicable phase-in rules. However, if we determine in the future to utilize some or all of these exemptions, you will not have the same protections afforded to shareholders of companies that are subject to all of the Nasdaq corporate governance requirements.

Our directors may decide not to enforce the indemnification obligations of our sponsor, resulting in a reduction in the amount of funds in the trust account available for distribution to our public shareholders.

In the event that the proceeds in the trust account are reduced below the lesser of (i) $10.05 per public share and (ii) the actual amount per share held in the trust account as of the date of the liquidation of the trust account if less than $10.05 per public share due to reductions in the value of the trust assets, in each case net of the interest that may be withdrawn to pay our tax obligations, and our sponsor asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment and subject to their fiduciary duties may choose not to do so in any particular instance. If our independent directors choose not to enforce these indemnification obligations, the amount of funds in the trust account available for distribution to our public shareholders may be reduced below $10.05 per public share.

The securities in which we invest the funds held in the trust account could bear a negative rate of interest, which could reduce the value of the assets held in trust such that the per-share redemption amount received by public shareholders may be less than $10.05 per share (or $10.15 or $10.25 per share depending on whether our time to complete a business combination is extended to 18 months or 21 months, respectively, as described herein).

The proceeds held in the trust account will be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act, which invest only in direct U.S. government treasury obligations. While short-term U.S. government treasury obligations currently yield a positive rate of interest, they have briefly yielded negative interest rates in recent years. Central banks in Europe and Japan have pursued interest rates below zero in recent years, and the Open Market Committee of the Federal Reserve has not ruled out the possibility that it may in the future adopt similar policies in the United States. Provided that we do not complete our initial business combination or make certain amendments to our amended and restated memorandum and articles of association, our public shareholders are entitled to receive their pro rata share of the proceeds held in the trust account, plus any interest income, net of taxes paid or payable (less, in the case we are unable to complete our initial business combination, $100,000 of interest). Negative interest rates could reduce the value of the assets held in trust such that the per-share redemption amount received by public shareholders may be less than $10.05 per share (or $10.15 or $10.25 per share, depending on whether our time to complete a business combination is extended to 18 months or 21 months, respectively, as described herein).

We may not have sufficient funds to satisfy indemnification claims of our directors and officers.

We have agreed to indemnify our officers and directors to the fullest extent permitted by law. However, our officers and directors have agreed, and any persons who may become officers or directors prior to the initial business combination will agree, to waive any right, title, interest or claim of any kind in or to any monies in the trust account and to not seek recourse against the trust account for any reason whatsoever. Accordingly, any indemnification provided will be able to be satisfied by us only if (i) we have sufficient funds outside of the trust account or (ii) we consummate an initial business combination. Our obligation to indemnify our officers and directors may discourage shareholders from bringing a lawsuit against our officers or directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against our officers and directors, even though such an action, if successful, might otherwise benefit us and our shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against our officers and directors pursuant to these indemnification provisions.

If, after we distribute the proceeds in the trust account to our public shareholders, we file a bankruptcy or winding-up petition or an involuntary bankruptcy or winding-up petition is filed against us that is not dismissed, a bankruptcy or insolvency court may seek to recover such proceeds, and the members of our board of directors may be viewed as having breached their fiduciary duties to our creditors, thereby exposing the members of our board of directors and us to claims of punitive damages.

If, after we distribute the proceeds in the trust account to our public shareholders, we file a bankruptcy or winding-up petition or an involuntary bankruptcy or winding-up petition is filed against us that is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy or insolvency court could seek to recover some or all amounts received by our shareholders. In addition, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or having acted in bad faith, thereby exposing itself and us to claims of punitive damages, by paying public shareholders from the trust account prior to addressing the claims of creditors.

If, before distributing the proceeds in the trust account to our public shareholders, we file a bankruptcy or winding-up petition or an involuntary bankruptcy or winding-up petition is filed against us that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of our shareholders and the per-share amount that would otherwise be received by our shareholders in connection with our liquidation may be reduced.

If, before distributing the proceeds in the trust account to our public shareholders, we file a bankruptcy or winding-up petition or an involuntary bankruptcy or winding-up petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any bankruptcy claims deplete the trust account, the per-share amount that would otherwise be received by our shareholders in connection with our liquidation may be reduced.

If we are deemed to be an investment company under the Investment Company Act, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete our initial business combination.

If we are deemed to be an investment company under the Investment Company Act, our activities may be restricted, including:

•	restrictions on the nature of our investments; and

•	restrictions on the issuance of securities, each of which may make it difficult for us to complete our initial business combination.

In addition, we may have imposed upon us burdensome requirements, including:

•	registration as an investment company with the SEC;

•	adoption of a specific form of corporate structure; and

•	reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations that we are currently not subject to.

In order not to be regulated as an investment company under the Investment Company Act, unless we can qualify for an exclusion, we must ensure that we are engaged primarily in a business other than investing, reinvesting or trading of securities and that our activities do not include investing, reinvesting, owning, holding or trading “investment securities” constituting more than 40% of our assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. Our business will be to identify and complete a business combination and thereafter to operate the post-business combination business or assets for the long term. We do not plan to buy businesses or assets with a view to resale or profit from their resale. We do not plan to buy unrelated businesses or assets or to be a passive investor.

We do not believe that our anticipated principal activities will subject us to the Investment Company Act. To this end, the proceeds held in the trust account may only be invested in U.S. “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations. Pursuant to the trust agreement, the trustee is not permitted to invest in other securities or assets. By restricting the investment of the proceeds to these instruments, and by having a business plan targeted at acquiring and growing businesses for the long term (rather than on buying and selling businesses in the manner of a merchant bank or private equity fund), we intend to avoid being deemed an “investment company” within the meaning of the Investment Company Act. This offering is not intended for persons who are seeking a return on investments in government securities or investment securities. The trust account is intended as a holding place for funds pending the earliest to occur of either: (i) the completion of our initial business combination; (ii) the redemption of any public shares properly tendered in connection with a shareholder vote to amend our amended and restated memorandum and articles of association

(A) to modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within the completion window or (B) with respect to any other provision relating to the rights of holders of our Class A ordinary shares or pre-initial business combination activity, and (iii) the redemption of our public shares if we have not consummated an initial business within the completion window, subject to applicable law and as further described herein. If we do not invest the proceeds as discussed above, we may be deemed to be subject to the Investment Company Act. If we were deemed to be subject to the Investment Company Act, compliance with these additional regulatory burdens would require additional expenses for which we have not allotted funds and may hinder our ability to complete a business combination. If we do not complete our initial business combination within the required time period, our public shareholders may receive only approximately $10.05 per public share (or $10.15 or $10.25 per share, depending on whether our time to complete a business combination is extended to 18 months or 21 months, respectively, as described herein), or less in certain circumstances, on the liquidation of our trust account and our warrants will expire worthless.

Recently, a purported shareholder of certain special purpose acquisition companies initiated derivative lawsuits asserting that such special purpose acquisition companies are investment companies under Investment Company Act, because proceeds from their initial public offerings are invested in short-term United States government securities and qualifying money market funds. Under the provision of the Investment Company Act relied upon in the lawsuits, an investment company is defined as a company that is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities. Consistent with longstanding interpretations of the Investment Company Act, and its plain statutory text, any company that temporarily holds short-term United States government securities and qualifying money market funds, while engaging in its primary business of seeking a business combination with one or more operating companies, is not an investment company under the Investment Company Act. We believe that a special purpose acquisition company is not an investment company under the Investment Company Act if it (i) engages in its stated business purpose of identifying and attempting to complete, or completing, a business combination with one or more operating companies within a specified period of time and (ii) holds short-term United States government securities and qualifying money market funds in its trust account pending completion of its initial business combination. However, there can be no assurance that an adverse result in one or more such proceedings would not have a potentially material adverse effect on us or our business purpose.

Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect our business, including our ability to negotiate and complete our initial business combination, and results of operations.

We are subject to laws and regulations enacted by national, regional and local governments. In particular, we will be required to comply with certain SEC and other legal requirements. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on our business, including our ability to negotiate and complete our initial business combination, and results of operations.

If we do not consummate an initial business combination within the completion window, our public shareholders may be forced to wait beyond such period before redemption from our trust account.

If we do not consummate an initial business combination within the completion window, the proceeds then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our income taxes, if any (less up to $100,000 of interest to pay dissolution expenses), will be used to fund the redemption of our public shares, as further described herein. Any redemption of public shareholders from the trust account will be effected automatically pursuant to our amended and restated memorandum and articles of association prior to any voluntary winding up. If we are required to wind up, liquidate the trust account and distribute such amount therein, pro rata, to our public shareholders, as part of any liquidation process, such winding up, liquidation and distribution must comply with the applicable provisions of the Companies Act. In that case, investors may be forced to wait beyond the 15-month or 21-month completion window before the redemption proceeds of our trust account become available to them, and they receive the return of their pro rata portion of the proceeds from our trust account. We have no obligation to return funds to investors prior to the date of our redemption or liquidation unless, prior thereto, we consummate our initial business combination or amend certain provisions of our amended and restated memorandum and articles of association, and only then in cases where investors have sought to redeem their Class A ordinary shares. Only upon our redemption or any liquidation will public shareholders be entitled to distributions if we do not complete our initial business combination and do not amend certain provisions of our amended and restated memorandum and articles of association. Our amended and restated memorandum and articles of association provides that, if a resolution of our shareholders is passed pursuant to the Companies Act to commence the voluntary liquidation of our company, we will follow the foregoing procedures with respect to the liquidation of the trust account as promptly as reasonably possible but not more than ten business days thereafter, subject to applicable Cayman Islands law.

Our shareholders may be held liable for claims by third parties against us to the extent of distributions received by them upon redemption of their shares.

If we are forced to enter into an insolvent liquidation, any distributions received by shareholders could be viewed as an unlawful payment if it was proved that immediately following the date on which the distribution was made, we were unable to pay our debts as they fall due in the ordinary course of business. As a result, a liquidator could seek to recover some or all amounts received by our shareholders. Furthermore, our directors may be viewed as having breached their fiduciary duties to us or our creditors and/or may have acted in bad faith, thereby exposing themselves and our company to claims, by paying public shareholders from the trust account prior to addressing the claims of creditors. Claims may be brought against us for these reasons. We and our directors and officers who knowingly and willfully authorized or permitted any distribution to be paid out of our share premium account while we were unable to pay our debts as they fall due in the ordinary course of business would be guilty of an offense and may be liable for a fine of up to approximately $18,000 and imprisonment for five years in the Cayman Islands.

We may not hold an annual general meeting until after the consummation of our initial business combination.

In accordance with Nasdaq’s corporate governance requirements and our amended and restated memorandum and articles of association, we are not required to hold an annual general meeting until one year after our first fiscal year end following our listing on Nasdaq. As an exempted company, there is no requirement under the Companies Act for us to hold annual or extraordinary general meetings to appoint directors. Until we hold an annual general meeting, public shareholders may not be afforded the opportunity to discuss company affairs with our founding team (and until our initial business combination, public shareholders will have no ability to vote on the appointment of directors).

Holders of Class A ordinary shares will not be entitled to vote on any appointment of directors we hold prior to the completion of our initial business combination.

Prior to the completion of our initial business combination, only holders of our founder shares will have the right to vote on the appointment of directors. Holders of our public shares will not be entitled to vote on the appointment of directors during such time. This provision of our amended and restated articles of incorporation may be amended only by special resolution requiring the approval of 90% of the ordinary shares present and voting at a general meeting. In addition, prior to the completion of an initial business combination, holders of a majority of our founder shares may remove a member of the board of directors for any reason. Accordingly, you may not have any say in the management of our company prior to the consummation of an initial business combination.

We are not registering the Class A ordinary shares issuable upon exercise of the warrants under the Securities Act or any state securities laws at this time, and such registration may not be in place when an investor desires to exercise warrants, thus precluding such investor from being able to exercise its warrants and causing such warrants to expire worthless.

We are not registering the Class A ordinary shares issuable upon exercise of the warrants under the Securities Act or any state securities laws at this time. However, under the terms of the warrant agreement, we have agreed to use our commercially reasonable efforts to file a registration statement under the Securities Act covering such shares and to maintain the effectiveness of such registration statement and a current prospectus relating to the Class A ordinary shares issuable upon exercise of the warrants until the expiration or redemption of the warrants in accordance with the provisions of the warrant agreement. We may not able to do so if, for example, any facts or events arise which represent a fundamental change in the information set forth in the registration statement or prospectus, the financial statements contained or incorporated by reference therein are not current, complete or correct or the SEC issues a stop order. If the shares issuable upon exercise of the warrants are not registered under the Securities Act, we will be required to permit holders to exercise their warrants on a cashless basis. However, no warrant will be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, unless an exemption is available. Notwithstanding the above, if our Class A ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but we will use our commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In no event will we be required to net cash settle any warrant, or issue securities or other compensation in exchange for the warrants in the event that we are unable to register or qualify the shares underlying the warrants under the Securities Act or applicable state securities laws. If the issuance of the shares upon exercise of the warrants is not so registered or qualified or exempt from registration or qualification, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In such event, holders who acquired their warrants as part of a purchase of units will have paid the full unit purchase price solely for the Class A ordinary shares included in the units. If and when the public warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

If your warrants are exercised on a cashless basis, you will receive fewer Class A ordinary shares upon exercise of these warrants than you would have received had you paid the exercise price of their warrants in cash.

There are circumstances in which the exercise of the public warrants may be required or permitted to be made on a cashless basis. First, if a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants is not effective by the 60th business day after the closing of our initial business combination, warrant holders may, until such time as there is an effective registration statement, exercise warrants on a cashless basis in accordance with Section 3(a)(9) of the Securities Act or another exemption. Second, if our Class A ordinary shares are at any time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a cashless basis in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but we will use our best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In the circumstances described above, each holder would pay the exercise price by surrendering the warrants for that number of Class A ordinary shares equal to the lesser of (A) the quotient obtained by dividing (x) the product of the number of Class A ordinary shares underlying the warrants, multiplied by the excess of the “fair market value” (as defined with respect to the applicable cashless exercise or redemption provision) over the exercise price of the warrants by (y) the fair market value and (B) 0.361 Class A ordinary shares per warrant. For example, if we elect to require or permit exercising holders to do so on a cashless basis in the circumstances described above, the number of Class A ordinary shares received by a holder upon exercise will be fewer than it would have been had such holder exercised his or her warrant for cash. If the holder is exercising 875 public warrants at $11.50 per share through a cashless exercise when the Class A ordinary shares have a fair market value of $17.50 per share, then upon the cashless exercise, the holder will receive 300 Class A ordinary shares. The holder would have received 875 Class A ordinary shares if the exercise price was paid in cash. Third, if we call the warrants for redemption when the price per Class A ordinary share equals or exceeds $10.00, holders who exercise their warrants will receive that number of ordinary shares set forth in the table as described under “Description of Securities—Warrants—Public Shareholders’ Warrants—Redemption of warrants when the price per Class A ordinary share equals or exceeds $10.00.” In each case, these provisions will have the effect of reducing the potential “upside” of the holder’s investment in our company because the warrant holder will hold a smaller number of Class A ordinary shares upon a cashless exercise of the warrants they hold.

The warrants may become exercisable and redeemable for a security other than the Class A ordinary shares, and you will not have any information regarding such other security at this time.

In certain situations, including if we are not the surviving entity in our initial business combination, the warrants may become exercisable for a security other than the Class A ordinary shares. As a result, if the surviving company redeems your warrants for securities pursuant to the warrant agreement, you may receive a security in a company of which you do not have information at this time. Pursuant to the warrant agreement, the surviving company will be required to use commercially reasonable efforts to register the issuance of the security underlying the warrants within twenty business days of the closing of an initial business combination.

The grant of registration rights to our initial shareholders, our anchor investors and their permitted transferees may make it more difficult to complete our initial business combination, and the future exercise of such rights may adversely affect the market price of our Class A ordinary shares.

Pursuant to an agreement to be entered into concurrently with the issuance and sale of the securities in this offering, our initial shareholders, our anchor investors and their permitted transferees can demand that we register the Class A ordinary shares into which founder shares are convertible, the private placement warrants and the Class A ordinary shares issuable upon exercise of the private placement warrants, and warrants that may be issued upon conversion of working capital loans and the Class A ordinary shares issuable upon conversion of such warrants. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of our Class A ordinary shares. In addition, the existence of the registration rights may make our initial business combination more costly or difficult to conclude. This is because the shareholders of the target business may increase the equity stake they seek in the combined entity or ask for more cash consideration to offset the negative impact on the market price of our securities that is expected when the securities owned by our initial shareholders or their permitted transferees are registered for resale.

Because we are neither limited to evaluating a target business in a particular industry sector nor have we selected any specific target businesses with which to pursue our initial business combination, you will be unable to ascertain the merits or risks of any particular target business’s operations.

We may pursue business combination opportunities in any sector, except that we will not, under our amended and restated memorandum and articles of association, be permitted to effectuate our initial business combination solely with another blank check company or similar company with nominal operations. Because we have not yet selected or approached any specific target business with respect to a business combination, there is no basis to evaluate the possible merits or risks of any particular target business’s operations, results of operations, cash flows, liquidity, financial condition or prospects. To the extent we complete our initial business combination, we may be affected by numerous risks inherent in the business operations with which we combine. For example, if we combine with a financially unstable business or an entity lacking an established record of sales or earnings, we may be affected by the risks inherent in the business and operations of a financially unstable or a development stage entity. Although our officers and directors will endeavor to evaluate the risks inherent in a particular target business, we may not be able to properly ascertain or assess all of the significant risk factors or that we will have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a target business. An investment in our units may not ultimately prove to be more favorable to investors than a direct investment, if such opportunity were available, in a business combination target. Accordingly, any holders who choose to retain their securities following our initial business combination could suffer a reduction in the value of their securities. Such holders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the proxy solicitation or tender offer materials, as applicable, relating to the business combination contained an actionable material misstatement or material omission.

We may seek acquisition opportunities in industries or sectors which may be outside of our founders’ area of expertise.

We will consider a business combination outside of our founders’ area of expertise if a business combination target is presented to us and we determine that such candidate offers an attractive acquisition opportunity for our company. Although our founding team will endeavor to evaluate the risks inherent in any particular business combination target, we may not adequately ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a business combination target. In the event we elect to pursue an acquisition outside of the areas of our founders’ expertise, our founders’ expertise may not be directly applicable to its evaluation or operation, and the information contained in this prospectus regarding the areas of our founders’ expertise would not be relevant to an understanding of the business that we elect to acquire. As a result, our founding team may not be able to adequately ascertain or assess all of the significant risk factors. Accordingly, any holders who choose to retain their securities following our initial business combination could suffer a reduction in the value of their securities. Such holders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the proxy solicitation or tender offer materials, as applicable, relating to the business combination contained an actionable material misstatement or material omission.

Although we have identified general criteria that we believe are important in evaluating prospective target businesses, we may enter into our initial business combination with a target that does not meet such criteria, and as a result, the target business with which we enter into our initial business combination may not have attributes entirely consistent with our general criteria.

Although we have identified general criteria for evaluating prospective target businesses, it is possible that a target business with which we enter into our initial business combination will not have all of these positive attributes. If we complete our initial business combination with a target that does not meet some or all of these criteria, such combination may not be as successful as a combination with a business that does meet all of our general criteria. In addition, if we announce a prospective business combination with a target that does not meet our general criteria, a greater number of shareholders may exercise their redemption rights, which may make it difficult for us to meet any closing condition with a target business that requires us to have a minimum net worth or a certain amount of cash. In addition, if shareholder approval of the transaction is required by applicable law or stock exchange rule, or we decide to obtain shareholder approval for business or other reasons, it may be more difficult for us to attain shareholder approval of our initial business combination if the target business does not meet our general criteria. If we do not complete our initial business combination within the required time period, our public shareholders may receive only approximately $10.05 per public share (or $10.15 or $10.25 per share, depending on whether our time to complete a business combination is extended to 18 months or 21 months, respectively, as described herein), or less in certain circumstances, on the liquidation of our trust account and our warrants will expire worthless.

We are not required to obtain an opinion from an independent accounting or investment banking firm, and consequently, you may have no assurance from an independent source that the price we are paying for the business is fair to our shareholders from a financial point of view.

Unless we complete our initial business combination with an affiliated entity, we are not required to obtain an opinion from an independent accounting firm or independent investment banking firm which is a member of FINRA that the price we are paying is fair to our shareholders from a financial point of view. If no opinion is obtained, our shareholders will be relying on the judgment of our board of directors, who will determine fair market value based on standards generally accepted by the financial community. Such standards used will be disclosed in our proxy solicitation or tender offer materials, as applicable, related to our initial business combination.

Due to certain provisions contained in our warrant agreement, the warrants will be treated as a derivative liability, which could cause us to recognize certain adverse changes to our financial statements from similar special purpose companies that do not have these provision and may have an adverse effect on the market price of our securities and may make it more difficult for us to consummate an initial business combination.

Following the consummation of this offering and the concurrent private placement of warrants, we will have 17,466,667 warrants outstanding (comprised of 11,750,000 warrants included in the units and the 5,716,667 private placement warrants, assuming the underwriter’s option to purchase additional units is not exercised and assuming no extension warrants or working capital warrants are issued). Due to certain provisions contained in our warrant agreement, both the public warrants and the private placement warrants will be treated as a derivative liability and we will be required to record the fair value of each warrant as a liability in accordance with the guidance contained in ASC 815-40. As a result, each quarter, we will be required to determine the fair value of each warrant and record the change on the value of the warrants from the prior quarter as a gain or a loss in our statement of operations, which will change the value of the liability for the warrants on our balance sheet. This accounting treatment may cause our results to be volatile and could cause the market to react negatively to our financial performance and may have an adverse effect on the market price of our securities. In addition, potential targets may seek a business combination partner that does not have warrants that are accounted for as a warrant liability, which may make it more difficult for us to consummate an initial business combination with a target business.

We may issue additional Class A ordinary shares or preference shares to complete our initial business combination or under an employee incentive plan after completion of our initial business combination. We may also issue Class A ordinary shares upon the conversion of the founder shares at a ratio greater than one-to-one at the time of our initial business combination as a result of the anti-dilution provisions contained in our amended and restated memorandum and articles of association. Any such issuances would dilute the interest of our shareholders and likely present other risks.

Our amended and restated memorandum and articles of association will authorize the issuance of up to 500,000,000 Class A ordinary shares, par value $0.0001 per share, 50,000,000 Class B ordinary shares, par value $0.0001 per share, and 5,000,000 preference shares, par value $0.0001 per share. Immediately after this offering, there will be 476,500,000 and 44,125,000 (assuming in each case that the underwriter has not exercised its over-allotment option) authorized but unissued Class A ordinary shares and Class B ordinary shares, respectively, available for issuance which amount includes shares reserved for issuance upon exercise of outstanding warrants or shares issuable upon conversion of the Class B ordinary shares, if any. The Class B ordinary shares are automatically convertible into Class A ordinary shares at the time of our initial business combination as described herein and in our amended and restated memorandum and articles of association. Immediately after this offering, there will be no preference shares issued and outstanding.

We may issue a substantial number of additional Class A ordinary shares or preference shares to complete our initial business combination or under an employee incentive plan after completion of our initial business combination. We may also issue Class A ordinary shares upon conversion of the Class B ordinary shares at a ratio greater than one-to-one at the time of completion of our initial business combination as a result of the anti-dilution provisions as set forth herein. However, our amended and restated memorandum and articles of association provides, among other things, that prior to the completion of our initial business combination, we may not issue additional shares that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote on any initial business combination or on any other proposal presented to shareholders prior to or in connection with the completion of an initial business combination. These provisions of our amended and restated memorandum and articles of association, like all provisions of our amended and restated memorandum and articles of association, may be amended with a shareholder vote. The issuance of additional ordinary or preference shares:

•

may significantly dilute the equity interest of investors in this offering, which dilution would increase if the anti-dilution provisions in the Class B ordinary shares resulted in the issuance of Class A ordinary shares on a greater than one-to-one basis upon conversion of the Class B ordinary shares;

•	may subordinate the rights of holders of Class A ordinary shares if preference shares are issued with rights senior to those afforded our Class A ordinary shares;

•

could cause a change in control if a substantial number of our Class A ordinary shares are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors;

•	may have the effect of delaying or preventing a change of control of us by diluting the share ownership or voting rights of a person seeking to obtain control of us;

•	may adversely affect prevailing market prices for our units, Class A ordinary shares and/or warrants; and

•	may not result in adjustment to the exercise price of our warrants.

Our initial shareholders and our anchor investors may receive additional Class A ordinary shares if we issue shares to consummate an initial business combination.

The founder shares will automatically convert into Class A ordinary shares immediately following the consummation of our initial business combination at a ratio such that the number of Class A ordinary shares issuable upon conversion of all founder shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of (i) the total number of ordinary shares issued and outstanding upon completion of this offering, plus (ii) the sum of the total number of Class A ordinary shares issued or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by us in connection with or in relation to the consummation of the initial business combination, excluding any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, deemed issued, or to be issued, to any seller in the initial business combination and any private placement warrants issued to our sponsor, members of our founding team or any of their affiliates upon conversion of working capital loans. In no event will the Class B ordinary shares convert into Class A ordinary shares at a rate of less than one to one.

Resources could be wasted in researching acquisitions that are not completed, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we do not complete our initial business combination within the required time period, our public shareholders may receive only approximately $10.05 per public share (or $10.15 or $10.25 per share, depending on whether our time to complete a business combination is extended to 18 months or 21 months, respectively, as described herein), or less in certain circumstances, on the liquidation of our trust account and our warrants will expire worthless.

We anticipate that the investigation of each specific target business and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If we decide not to complete a specific initial business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, if we reach an agreement relating to a specific target business, we may fail to complete our initial business combination for any number of reasons including those beyond our control. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we do not complete our initial business combination within the required time period, our public shareholders may receive only approximately $10.05 per public share (or $10.15 or $10.25 per share, depending on whether our time to complete a business combination is extended to 18 months or 21 months, respectively, as described herein), or less in certain circumstances, on the liquidation of our trust account and our warrants will expire worthless.

We may be a passive foreign investment company, or “PFIC,” which could result in adverse U.S. federal income tax consequences to U.S. investors.

If we are a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder (as defined in the section of this prospectus captioned “Taxation—United States Federal Income Tax Considerations—U.S. Holders”) of our Class A ordinary shares or warrants, the U.S. Holder may be subject to adverse U.S. federal income tax consequences and may be subject to additional reporting requirements. Our PFIC status for our current and subsequent taxable years may depend on whether we qualify for the PFIC start-up exception (see the section of this prospectus captioned “Taxation—United States Federal Income Tax Considerations—U.S. Holders—Passive Foreign Investment Company Rules”). Depending on the particular circumstances, the application of the start-up exception may be subject to uncertainty, and there cannot be any assurance that we will qualify for the start-up exception. Accordingly, there can be no assurances with respect to our status as a PFIC for our current taxable year or any subsequent taxable year. Moreover, our actual PFIC status for any taxable year will not be determinable until after the end of such taxable year. If we determine we are a PFIC for any taxable year, upon written request, we will endeavor to provide to a U.S. Holder such information as the Internal Revenue Service (“IRS”) may require, including a PFIC annual information statement, in order to enable the U.S. Holder to make and maintain a “qualified electing fund” (“QEF”) election, but there can be no assurance that we will timely provide such required information, and such election would in any event likely be unavailable with respect to our warrants. We urge U.S. investors to consult their tax advisors regarding the possible application of the PFIC rules. For a more detailed discussion of the tax consequences of PFIC classification to U.S. Holders, see the section of this prospectus captioned “Taxation—United States Federal Income Tax Considerations—U.S. Holders—Passive Foreign Investment Company Rules.”

We may reincorporate in another jurisdiction in connection with our initial business combination and such reincorporation may result in taxes imposed on shareholders or warrant holders.

We may, in connection with our initial business combination and subject to requisite shareholder approval under the Companies Act, reincorporate in the jurisdiction in which the target company or business is located or in another jurisdiction. The transaction may require a shareholder or warrant holder to recognize taxable income in the jurisdiction in which the shareholder or warrant holder is a tax resident or in which its members are resident if it is a tax transparent entity. We do not intend to make any cash distributions to shareholders or warrant holders to pay such taxes. Shareholders or warrant holders may be subject to withholding taxes or other taxes with respect to their ownership of us after the reincorporation.

After our initial business combination, it is possible that a majority of our directors and officers will live outside the United States and all of our assets will be located outside the United States; therefore investors may not be able to enforce federal securities laws or their other legal rights.

It is possible that after our initial business combination, a majority of our directors and officers will reside outside of the United States and all of our assets will be located outside of the United States. As a result, it may be difficult, or in some cases not possible, for investors in the United States to enforce their legal rights, to effect service of process upon all of our directors or officers or to enforce judgments of U.S. courts predicated upon civil liabilities and criminal penalties on our directors and officers under U.S. laws.

In particular, there is uncertainty as to whether the courts of the Cayman Islands or any other applicable jurisdictions would recognize and enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or entertain original actions brought in the Cayman Islands or any other applicable jurisdiction’s courts against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

For a more detailed discussion, see the section of this prospectus captioned “Description of Securities—Certain Differences in Corporate Law.”

We are dependent upon our executive officers and directors and their loss could adversely affect our ability to operate.

Our operations are dependent upon a relatively small group of individuals and, in particular, our executive officers and directors. We believe that our success depends on the continued service of our officers and directors, at least until we have completed our initial business combination. In addition, our executive officers and directors are not required to commit any specified amount of time to our affairs and, accordingly, will have conflicts of interest in allocating their time among various business activities, including identifying potential business combinations and monitoring the related due diligence. We do not have an employment agreement with, or key-man insurance on the life of, any of our directors or executive officers. The unexpected loss of the services of one or more of our directors or executive officers could have a detrimental effect on us.

Our ability to successfully effect our initial business combination and to be successful thereafter will be totally dependent upon the efforts of key personnel, some of whom may not join or remain with us following our initial business combination. The loss of key personnel could negatively impact the operations and profitability of our post-combination business.

Our ability to successfully effect our initial business combination is dependent upon the efforts of our key personnel. The role of our key personnel in the target business, however, cannot presently be ascertained. Although some of our key personnel may remain with the target business in senior management or advisory positions following our initial business combination, it is likely that some or all of the management of the target business will remain in place. While we intend to closely scrutinize any individuals we engage after our initial business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a company regulated by the SEC, which could cause us to have to expend time and resources helping them become familiar with such requirements.

In addition, the officers and directors of an acquisition candidate may resign upon completion of our initial business combination. The departure of a business combination target’s key personnel could negatively impact the operations and profitability of our post-combination business. The role of an acquisition candidate’s key personnel upon the completion of our initial business combination cannot be ascertained at his time. Although we contemplate that certain members of an acquisition candidate’s management team will remain associated with the acquisition candidate following our initial business combination, it is possible that members of the management of an acquisition candidate will not wish to remain in place. The loss of key personnel could negatively impact the operations and profitability of our post-combination business.

Our key personnel may negotiate employment or consulting agreements with a target business in connection with a particular business combination, and a particular business combination may be conditioned on the retention or resignation of such key personnel. These agreements may provide for them to receive compensation following our initial business combination and as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous.

Our key personnel may be able to remain with our company after the completion of our initial business combination only if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to us after the completion of the business combination. Such negotiations also could make such key personnel’s retention or resignation a condition to any such agreement. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business.

We may have a limited ability to assess the management of a prospective target business, which may result in an initial business combination with a target business whose management may not have the skills, qualifications or abilities to manage a public company.

When evaluating the desirability of effecting our initial business combination with a prospective target business, our ability to assess the target business’s management may be limited due to a lack of time, resources or information. Our assessment of the capabilities of the target business’s management, therefore, may prove to be incorrect and such management may lack the skills, qualifications or abilities we suspected. Should the target business’s management not possess the skills, qualifications or abilities necessary to manage a public company, the operations and profitability of the post-combination business may be negatively impacted. Accordingly, any holders who choose to retain their securities following our initial business combination could suffer a reduction in the value of their securities. Such holders are unlikely to have a remedy for such reduction in value.

Our executive officers and directors will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to complete our initial business combination.

Our executive officers and directors are not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and our search for a business combination and their other businesses. We do not intend to have any full-time employees prior to the completion of our initial business combination. Each of our executive officers is engaged in several other business endeavors for which he may be entitled to substantial compensation, and our executive officers are not obligated to contribute any specific number of hours per week to our affairs. Our independent directors also serve as officers and board members for other entities. If our executive officers’ and directors’ other business affairs require them to devote substantial amounts of time to such affairs in excess of their current commitment levels, it could limit their ability to devote time to our affairs which may have a negative impact on our ability to complete our initial business combination. For a complete discussion of our executive officers’ and directors’ other business affairs, please see “Management—Officers, Directors and Director Nominees.”

Our officers and directors presently have, and any of them in the future may have additional, fiduciary or contractual obligations to other entities, including another blank check company, and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

Following the completion of this offering and until we consummate our initial business combination, we intend to engage in the business of identifying and combining with one or more businesses. Each of our officers and directors presently has, and any of them in the future may have, additional fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. These conflicts may not be resolved in our favor and a potential target business may be presented to another entity prior to its presentation to us.

In addition, our founders and our directors and officers expect in the future to become affiliated with other public blank check companies that may have acquisition objectives that are similar to ours. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. These conflicts may not be resolved in our favor and a potential target business may be presented to such other blank check companies, prior to its presentation to us. Our amended and restated memorandum and articles of association will provide that, to the fullest extent permitted by applicable law: (i) no individual serving as a director or an officer shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us; and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity offered for any director or officer, on the one hand, and us, on the other.

For a complete discussion of our executive officers’ and directors’ business affiliations and the potential conflicts of interest that you should be aware of, please see “Management—Officers, Directors and Director Nominees,” “Management—Conflicts of Interest” and “Certain Relationships and Related Party Transactions.”

Our executive officers, directors, security holders and their respective affiliates have competitive pecuniary interests that may conflict with our interests.

We have not adopted a policy that expressly prohibits our directors, executive officers, security holders or affiliates from having a direct or indirect pecuniary or financial interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. In fact, we may enter into a business combination with a target business that is affiliated with our sponsor, our directors or executive officers, although we do not intend to do so. Nor do we have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. Accordingly, such persons or entities may have a conflict between their interests and ours. The personal and financial interests of our directors and officers may influence their motivation in timely identifying and selecting a target business and completing a business combination. Consequently, our directors’ and officers’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our best interests. If this were the case, and the directors fail to act in accordance with their fiduciary duties to us as a matter of Cayman Islands law, we may have a claim against such individuals. See the section titled “Description of Securities—Certain Differences in Corporate Law—Shareholders’ Suits” for further information on the ability to bring such claims. However, we might not ultimately be successful in any claim we may make against them for such reason.

We may engage in a business combination with one or more target businesses that have relationships with entities that may be affiliated with our sponsor, executive officers, directors, anchor investors or initial shareholders which may raise potential conflicts of interest.

In light of the involvement of our sponsor, executive officers and directors with other entities, we may decide to acquire one or more businesses affiliated with our sponsor, executive officers, directors, anchor investors or initial shareholders. Our directors also serve as officers and board members for other entities, including, without limitation, those described under “Management—Conflicts of Interest.” Our sponsor, our anchor investors and our officers and directors may sponsor or form other special purpose acquisition companies similar to ours or may pursue other business or investment ventures during the period in which we are seeking an initial business combination. Such entities may compete with us for business combination opportunities. Our sponsor, officers and directors are not currently aware of any specific opportunities for us to complete our initial business combination with any entities with which they are affiliated, and there have been no substantive discussions concerning a business combination with any such entity or entities. Although we will not be specifically focusing on, or pursuing, any transaction with any affiliated entities, we would pursue such a transaction if we determined that such affiliated entity met our criteria for a business combination as set forth in “Initial Business Combination Criteria—Evaluation of a Target Business and Structuring of Our Initial Business Combination” and such transaction was approved by a majority of our independent and disinterested directors. Despite our agreement to obtain an opinion from an independent investment banking firm which is a member of FINRA or an independent valuation or accounting firm regarding the fairness to our company from a financial point of view of a business combination with one or more domestic or international businesses affiliated with our sponsor, executive officers, directors or initial shareholders, potential conflicts of interest still may exist and, as a result, the terms of the business combination may not be as advantageous to our public shareholders as they would be absent any conflicts of interest.

Since our sponsor, executive officers and directors will lose their entire investment in us if our initial business combination is not completed (other than with respect to public shares they may acquire during or after this offering), a conflict of interest may arise in determining whether a particular business combination target is appropriate for our initial business combination.

As of the date of this prospectus, our sponsor holds 5,183,219 founder shares, for which it paid $25,950, or approximately $0.004 per founder share, at the time those founder shares were initially issued. We initially issued 7,187,500 founder shares to our sponsor in exchange for its initial investment of $25,000. On March 24, 2021, our sponsor surrendered 1,437,500 founder shares to us for no value, resulting in a price per share of approximately $0.004 for the 5,750,000 founder shares held by our sponsor immediately following such surrender. On October 22, 2021, we issued an additional 1,006,250 Class B ordinary shares to our sponsor, resulting in our sponsor owning a total of 6,756,250 founder shares at a price per share of approximately $0.004 per share. On November 5, 2021, Artur Dela, William Jones, Richard Laxer, Fasih Rehman and Jeffrey Schumacher purchased 572,812, 58,750, 235,000, 499,375 and 58,750 founder shares, respectively, from our sponsor at a price of $0.004 per founder share, the same price at which our sponsor purchased such shares from us, and members of our advisory board, Charlotte Aubin, Elaine Foo, Roksana G. Ciurysek-Gedir, James Gerard, Andrew Mack, and Jason Nolte each purchased 11,750 founder shares from our sponsor at a price of $0.004 per founder share, the same price at which our sponsor purchased such shares from us. Additionally, on November 5, 2021, Mahmoud Atalla and Reji Vettessari, members of our advisory board, purchased 29,375 and 48,469 founder shares, respectively, from our sponsor at a price of $0.004 per share. A portion of the Class B ordinary shares purchased by our advisors is subject to vesting and will be forfeited to our sponsor at the time of our initial business combination unless prior thereto our compensation committee approves the vesting of such shares after taking into account the recommendations of our sponsor. In addition, On November 5, 2021, Artur Dela, Fasih Rehman and Reji Vettessari agreed to purchase 1,166,667, 1,000,000 and 83,333 private placement warrants, respectively, from us at a price of $1.50 per warrant in a private placement to occur concurrently with the closing of this offering. Our anchor investors have agreed to purchase from our sponsor an aggregate of 1,969,887 founder shares at a price of $0.004 per share, for an aggregate price of $7,879 and six of our anchor investors have agreed to purchase from us an aggregate of 823,668 private placement warrants at a price of $1.50 per warrant on the closing date of this offering, for an aggregate purchase price of $1,235,502. If an anchor investor indicates to our underwriter an offer to purchase less than the number of units that such anchor investor has expressed an interest in purchasing (excluding any exercise of the underwriter’s over-allotment option), then such anchor investor’s allocation of founder shares and private placement warrants will be reduced to zero (0) and 100% of the purchase price shall be returned to such investor. To the extent that our anchor investors do not purchase units for which they have indicated an interest in purchasing, our sponsor has agreed to purchase the warrants that are not purchased by our anchor investors. In the event that the aggregate amount of proceeds raised in this offering is less than $235,000,000 (excluding the exercise of any over-allotment option), our anchor investors have agreed to forfeit such founder shares and private placement warrants, each in an amount equal to (x) the number of founder shares and private placements purchased by our anchor investors multiplied by (y) one (1) minus a fraction, the numerator of which shall be the aggregate amount of proceeds raised in this offering (excluding the exercise of any over-allotment option), and the denominator of which is $235,000,000. In such case, the purchase price will be returned to our anchor investors in proportion to the amount of shares or warrants forfeited. All such shares acquired by our anchor investors are not subject to forfeiture in the event that the underwriter’s over-allotment is not exercised. If the actual number of units offered and sold in this offering is less than 18,800,000 or greater than 28,200,000, our anchor investors will have the right to terminate their agreements to purchase founder shares and private placement warrants from us. Other than in the event the proceeds in this offering is less than $235,000,000 (excluding the exercise of any over-allotment option), the founder shares and private placement warrants purchased by our anchor investors will not be subject to any other vesting, forfeiture, surrender, claw-back, transfer, disposal, exchange and/or earn-out terms that may be agreed by us or our sponsor in the connection with our IPO or negotiation of our initial business combination. Prior to the initial investment in our company of $25,000 by the sponsor, we had no assets, tangible or intangible. The per-share price of the founder shares was determined by dividing the amount contributed to our company by the number of founder shares issued. The founder shares will be worthless if we do not complete an initial business combination. In addition, our sponsor will own an aggregate of 2,642,999 warrants (or 3,230,499 warrants if the underwriter’s over-allotment option is exercised in full), at a price of $1.50 per warrant in a private placement to occur concurrently with the closing of this offering for an aggregate purchase price of $3,964,498 (or $4,845,748 if the over-allotment option is exercised in full). On November 5, 2021, Artur Dela, Fasih Rehman and Reji Vettessari agreed to purchase 1,166,667, 1,000,000 and 83,333 private placement warrants, respectively, from us at a price of $1.50 per warrant in a private placement to occur concurrently with the closing of this offering. If we do not consummate an initial business combination within the completion window, the private placement warrants (and the underlying securities) will expire worthless. The personal and financial interests of our executive officers and directors may influence their motivation in identifying and selecting a target business combination, completing an initial business combination and influencing the operation of the business following the initial business combination. This risk may become more acute as the 15 (or 21)-month anniversary of this closing nears, which is the deadline for our entry into a letter of intent, agreement in principle or definitive agreement for our initial business combination.

Since our sponsor, certain executive officers and members of our board of directors paid only approximately $0.004 per share for the founder shares, our sponsor, members of our management team and directors could potentially make a substantial profit even if we acquire a target business that subsequently declines in value.

Our initial shareholders acquired founder shares for approximately $0.004 per share and we are offering units at a price of $10.00 per unit in this offering . As a result, our sponsor, management and directors could make a substantial profit after the initial business combination even if public investors experience substantial losses and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. For example, assuming the value of our ordinary shares is $10.00 following the initial business combination, public investors would not experience a profit (or a loss), but the 3,905,000 founder shares, which were purchased by our sponsor and initial shareholders for an aggregate of $15,620, would be valued at $39,051,130 on an as-converted basis, reflecting appreciation of $9.996 per share. In addition, our sponsor and initial shareholders will be able to obtain a full return on the capital they invested in connection with our formation and initial public offering in any business combination (assuming our anchor investors acquire the founder shares and private placement warrants they have a right to acquire as described elsewhere in this prospectus) resulting in an aggregate value of the founder shares equal to or greater than $8,714,100 (or $9,771,600 if the underwriter’s option to purchase additional units is exercised in full). Because the threshold at which a transaction will be profitable for our sponsor, management and directors is significantly lower than for investors in this offering, the interests of our management in deciding which opportunities to pursue may be misaligned with public investors.

The nominal purchase price paid by our sponsor for the founder shares may result in significant dilution to the implied value of your public shares upon the consummation of our initial business combination.

We are offering our units at an offering price of $10.00 per unit and the amount in our trust account is initially anticipated to be $10.05 per public share (or $10.15 or $10.25 per share, depending on whether our time to complete a business combination is extended to 18 months or 21 months, respectively, as described herein), implying an initial value of $10.05 per public share (or $10.15 or $10.25 per share, depending on whether our time to complete a business combination is extended to 18 months or 21 months, respectively, as described herein). However, prior to this offering, our initial shareholders and our anchor investors paid a nominal aggregate purchase price of $25,000 for the founder shares, or approximately $0.004 per share. As a result, the value of your public shares may be significantly diluted upon the consummation of our initial business combination, when the founder shares are converted into public shares. For example, the following table shows the dilutive effect of the founder shares on the implied value of the public shares upon the consummation of our initial business combination, assuming that our equity value at that time is $227,950,000, which is the amount we would have for our initial business combination in the trust account after payment of $8,225,000 of deferred underwriting commissions, assuming the underwriter’s over-allotment option is not exercised, no interest is earned on the funds held in the trust account, and no public shares are redeemed in connection with our initial business combination, and without taking into account any other potential impacts on our valuation at such time, such as the trading price of our public shares, the business combination transaction costs, any equity issued or cash paid to the target’s sellers or other third parties, or the target’s business itself, including its assets, liabilities, management and prospects, as well as the value of our public and private warrants. At such valuation, each of our shares of common stock would have an implied value of $7.76 per share upon consummation of our initial business combination, which would be a 22.0% decrease as compared to the initial implied value per public share of $10.00 (the price per unit in this offering, assuming no value to the public warrants).

Public shares	23,500,000
Founder shares	5,875,000
Total shares	29,375,000
Total funds in trust available for initial business combination (less deferred underwriting commissions)	$227,950,000
Initial implied value per public share	$10.00
Implied value per share upon consummation of initial business combination	$7.76

The value of the founder shares following completion of our initial business combination is likely to be substantially higher than the nominal price paid for them, even if the trading price of our common stock at such time is substantially less than $10.05 per share (or $10.15 or $10.25 per share, depending on whether our time to complete a business combination is extended to 18 months or 21 months, respectively, as described herein).

Upon the closing of this offering, assuming no exercise of the underwriter’s over-allotment option, our sponsor, anchor investors and initial shareholders will have invested in us an aggregate of $8,600,000, comprised of the $25,000 purchase price for the founder shares and the $8,575,000 purchase price for the private placement warrants. Assuming a trading price of $10.05 per share (or $10.15 or $10.25 per share, depending on whether our time to complete a business combination is extended to 18 months or 21 months, respectively, as described herein) upon consummation of our initial business combination, the 5,875,000 founder shares would have an aggregate implied value of $59,043,750. Even if the trading price of our common stock was as low as $1.88 per share, and the private placement warrants were worthless, the value of the founder shares would be equal to the sponsor’s initial investment in us. As a result, our sponsor, initial shareholders and our anchor investors are likely to be able to recoup their investment in us and make a substantial profit on that investment, even if our public shares have lost significant value. Accordingly, our management team, which owns interests in our sponsor, may have an economic incentive that differs from that of the public shareholders to pursue and consummate an initial business combination rather than to liquidate and to return all of the cash in the trust to the public shareholders, even if that business combination were with a riskier or less-established target business. For the foregoing reasons, you should consider our management team’s financial incentive to complete an initial business combination when evaluating whether to redeem your shares prior to or in connection with the initial business combination.

We may issue notes or other debt, or otherwise incur substantial debt, to complete a business combination, which may adversely affect our leverage and financial condition and thus negatively impact the value of our shareholders’ investment in us.

Although we have no commitments as of the date of this prospectus to issue any notes or other debt, or to otherwise incur debt following this offering, we may choose to incur substantial debt to complete our initial business combination. We and our officers have agreed that we will not incur any indebtedness unless we have obtained from the lender a waiver of any right, title, interest or claim of any kind in or to the monies held in the trust account. As such, no issuance of debt will affect the per share amount available for redemption from the trust account.

Nevertheless, the incurrence of debt could have a variety of negative effects, including:

•	default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;

•

acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt is payable on demand;

•	our inability to obtain necessary additional financing if the debt contains covenants restricting our ability to obtain such financing while the debt is outstanding;

•	our inability to pay dividends on our Class A ordinary shares;

•

using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our Class A ordinary shares if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

•	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

•

limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

We may only be able to complete one business combination with the net proceeds of this offering and the sale of the private placement warrants, which will cause us to be solely dependent on a single business which may have a limited number of products or services. This lack of diversification may negatively impact our operations and profitability.

The net proceeds from this offering and the sale of the private placement warrants, after an estimated $1,130,090 in expenses and $4,700,000 in underwriting cash fees (or $5,405,000 if the over-allotment option is exercised in full) and before $8,225,000 in deferred underwriting commissions being held in the trust account (or $9,458,750 in deferred underwriting expenses if the over-allotment option is exercised in full), will provide us with up to $237,744,910 (or $273,171,160 if the underwriter’s over-allotment option is exercised in full) that we may use to complete our initial business combination.

We may effectuate our initial business combination with a single target business or multiple target businesses simultaneously or within a short period of time. However, we may not be able to effectuate our initial business combination with more than one target business because of various factors, including the existence of complex accounting issues and the requirement that we prepare and file pro forma financial statements with the SEC that present operating results and the financial condition of several target businesses as if they had been operated on a combined basis. By completing our initial business combination with only a single entity, our lack of diversification may subject us to numerous economic, competitive and regulatory developments. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be:

•	solely dependent upon the performance of a single business, property or asset; or

•	dependent upon the development or market acceptance of a single or limited number of products, processes or services.

This lack of diversification may subject us to numerous economic, competitive and regulatory risks, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to our initial business combination.

We may attempt to simultaneously complete business combinations with multiple prospective targets, which may hinder our ability to complete our initial business combination and give rise to increased costs and risks that could negatively impact our operations and profitability.

If we determine to simultaneously acquire several businesses that are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability, to complete our initial business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.

We may attempt to complete our initial business combination with a private company about which little information is available, which may result in a business combination with a company that is not as profitable as we suspected, if at all.

In pursuing our acquisition strategy, we may seek to effectuate our initial business combination with a privately held company. Very little public information generally exists about private companies, and we could be required to make our decision on whether to pursue a potential initial business combination on the basis of limited information, which may result in a business combination with a company that is not as profitable as we suspected, if at all.

Our founding team may not be able to maintain control of a target business after our initial business combination. Upon the loss of control of a target business, new management may not possess the skills, qualifications or abilities necessary to profitably operate such business.

We may structure our initial business combination so that the post-business combination company in which our public shareholders own shares will own less than 100% of the equity interests or assets of a target business, but we will only complete such business combination if the post-business combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for us not to be required to register as an investment company under the Investment Company Act. We will not consider any transaction that does not meet such criteria. Even if the post-

business combination company owns 50% or more of the voting securities of the target, our shareholders prior to the completion of our initial business combination may collectively own a minority interest in the post-business combination company, depending on valuations ascribed to the target and us in the business combination. For example, we could pursue a transaction in which we issue a substantial number of new Class A ordinary shares in exchange for all of the outstanding capital stock, shares or other equity interests of a target. In this case, we would acquire a 100% interest in the target. However, as a result of the issuance of a substantial number of new Class A ordinary shares, our shareholders immediately prior to such transaction could own less than a majority of our issued and outstanding Class A ordinary shares subsequent to such transaction. In addition, other minority shareholders may subsequently combine their holdings resulting in a single person or group obtaining a larger share of the post-business combination company’s shares than we initially acquired. Accordingly, this may make it more likely that our founding team will not be able to maintain control of the target business.

We may seek business combination opportunities with a high degree of complexity that require significant operational improvements, which could delay or prevent us from achieving our desired results.

We may seek business combination opportunities with large, highly complex companies that we believe would benefit from operational improvements. While we intend to implement such improvements, to the extent that our efforts are delayed or we are unable to achieve the desired improvements, the business combination may not be as successful as we anticipate.

To the extent we complete our initial business combination with a large complex business or entity with a complex operating structure, we may also be affected by numerous risks inherent in the operations of the business with which we combine, which could delay or prevent us from implementing our strategy. Although our founding team will endeavor to evaluate the risks inherent in a particular target business and its operations, we may not be able to properly ascertain or assess all of the significant risk factors until we complete our business combination. If we are not able to achieve our desired operational improvements, or the improvements take longer to implement than anticipated, we may not achieve the gains that we anticipate. Furthermore, some of these risks and complexities may be outside of our control and leave us with no ability to control or reduce the chances that those risks and complexities will adversely impact a target business. Such combination may not be as successful as a combination with a smaller, less complex organization.

We do not have a specified maximum redemption threshold. The absence of such a redemption threshold may make it possible for us to complete our initial business combination with which a substantial majority of our shareholders do not agree.

Our amended and restated memorandum and articles of association will not provide a specified maximum redemption threshold, except that in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 (so that we do not then become subject to the SEC’s “penny stock” rules). As a result, we may be able to complete our initial business combination even though a substantial majority of our public shareholders do not agree with the transaction and have redeemed their shares or, if we seek shareholder approval of our initial business combination and do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, have entered into privately negotiated agreements to sell their shares to our sponsor, officers, directors, advisors or any of their affiliates. In the event the aggregate cash consideration we would be required to pay for all Class A ordinary shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not complete the business combination or redeem any shares, all Class A ordinary shares submitted for redemption will be returned to the holders thereof, and we instead may search for an alternate business combination.

We may seek to amend our amended and restated memorandum and articles of association or governing instruments in a manner that will make it easier for us to complete our initial business combination that some of our shareholders may not support.

In order to effectuate a business combination, blank check companies have, in the recent past, amended various provisions of their charters and governing instruments, including their warrant agreements. For example, blank check companies have amended the definition of business combination, increased redemption thresholds, extended the time to consummate a business combination and, with respect to their warrants, amended their warrant agreements to require the warrants to be exchanged for cash and/or other securities. Amending our amended and restated memorandum and articles of association will require at least a special resolution of our shareholders as a matter of Cayman Islands law, meaning the approval of holders of at least two-thirds of our ordinary shares who attend and vote at a general meeting of our company (except for an amendment to the provision that only directors may only be appointed by the holders of the founder shares prior to our initial business combination, which would require the approval of holders of at least 90% of our ordinary shares who attend and vote at a general meeting of our company). Amending our warrant agreement will require the approval of at least 65% of the public warrants voted on such matter and, solely with respect to any amendment to the terms of the private placement warrants or any provision of the warrant agreement with respect to the private placement warrants, 50% of the number of the private placement warrants voted on such matter. In addition, our amended and restated memorandum and articles of association will require us to provide our public shareholders with the opportunity to redeem their public shares for cash if we propose an amendment to our amended and restated memorandum and articles of association (A) that would modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within the completion window or (B) with respect to any other provision relating to the rights of holders of our Class A ordinary shares or pre-initial business combination activity. Our anchor investors are not required to waive their redemption rights with respect their founder shares or any public shares that they acquire in this offering. To the extent any of such amendments would be deemed to fundamentally change the nature of any of the securities offered through this registration statement, we would register, or seek an exemption from registration for, the affected securities.

The provisions of our amended and restated memorandum and articles of association that relate to our pre-business combination activity (and corresponding provisions of the agreement governing the release of funds from our trust account) may be amended with the approval of a special resolution which requires the approval of the holders of at least two-thirds of our ordinary shares who attend and vote at a general meeting of our company, which is a lower amendment threshold than that of some other blank check companies. It may be easier for us, therefore, to amend our amended and restated memorandum and articles of association to facilitate the completion of an initial business combination that some of our shareholders may not support.

Some other blank check companies have a provision in their charter which prohibits the amendment of certain of its provisions, including those which relate to a company’s pre-business combination activity, without approval by a certain percentage of the company’s shareholders. In those companies, amendment of these provisions typically requires approval by between 90% and 100% of the company’s shareholders. Our amended and restated memorandum and articles of association provides that any of its provisions related to pre-business combination activity (including the requirement to deposit proceeds of this offering and the sale of the private placement warrants into the trust account and not release such amounts except in specified circumstances, and to provide redemption rights to public shareholders as described herein) may be amended if approved by special resolution, meaning holders of at least two-thirds of our ordinary shares who attend and vote at a general meeting of our company (except with respect to amendments to the provisions governing the appointment or removal of directors prior to our initial business combination, which may only be amended by a special resolution passed by holders representing at least 90% of our ordinary shares present and voting on such matter), and corresponding provisions of the trust agreement governing the release of funds from our trust account may be amended if approved by holders of at least 65% of our ordinary shares present and voting on such matter. Our initial shareholders, and their permitted transferees, if any, who will collectively beneficially own 13% of our ordinary shares upon the closing of this offering (assuming our anchor investors acquire the public units in this offering for which they have expressed an interest), will participate in any vote to amend our amended and restated memorandum and articles of association and/or trust agreement and will have the discretion to vote in any manner they choose. As a result, we may be able to amend the provisions of our amended and restated memorandum and articles of association which govern our pre-business combination behavior more easily than some other blank check companies, and this may increase our ability to complete a business combination with which you do not agree. Our shareholders may pursue remedies against us for any breach of our amended and restated memorandum and articles of association.

Our sponsor, executive officers, directors and director nominees have agreed, pursuant to a written agreement with us, that they will not propose any amendment to our amended and restated memorandum and articles of association (A) that would modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within the completion window or (B) with respect to any other provision relating to the rights of holders of our Class A ordinary shares or pre-initial business combination activity; unless we provide our public shareholders with the opportunity to redeem their Class A ordinary shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our income taxes, if any, divided by the number of the then-outstanding public shares. Our shareholders are not parties to, or third-party beneficiaries of, this agreement and, as a result, will not have the ability to pursue remedies against our sponsor, executive officers, directors or director nominees for any breach of this agreement. As a result, in the event of a breach, our shareholders would need to pursue a shareholder derivative action, subject to applicable law.

Certain agreements related to this offering may be amended without shareholder approval.

Certain agreements related to this offering may be amended without shareholder approval. Each of the agreements related to this offering to which we are a party, other than the warrant agreements and the investment management trust agreement, may be amended without shareholder approval. Such agreements are: the underwriting agreement; the letter agreement among us and our sponsor, officers, directors and director nominees; the registration rights agreement between us, our sponsor, and our independent directors; and the promissory note between us and our sponsor. These agreements contain various provisions that our public shareholders might deem to be material. For example, certain of these agreements contain certain lock-up and transfer restriction provisions with respect to our Class B ordinary shares and certain other securities held by our sponsor, officers and directors. Amendments to such agreements would require the consent of the applicable parties thereto and would need to be approved by our board of directors, which may do so for a variety of reasons, including to facilitate our initial business combination. While we do not expect our board of directors to approve any amendment to any of these agreements prior to our initial business combination, it is possible that our board of directors, in exercising its business judgment and subject to its fiduciary duties, may choose to approve one or more amendments to any such agreement. Any amendment entered into in connection with the consummation of our initial business combination will be disclosed in our proxy solicitation or tender offer materials, as applicable, related to such initial business combination, and any other material amendment to any of our material agreements will be disclosed in a filing with the SEC. Any such amendments would not require approval from our shareholders, may result in the completion of our initial business combination that may not otherwise have been possible, and may have an adverse effect on the value of an investment in our securities. For example, amendments to the lock-up provision discussed above may result in our certain shareholders selling their securities earlier than they would otherwise be permitted, which may have an adverse effect on the price of our securities.

We may be unable to obtain additional financing to complete our initial business combination or to fund the operations and growth of a target business, which could compel us to restructure or abandon a particular business combination. If we are unable to complete our initial business combination, our public shareholders may receive only approximately $10.05 per public share (or $10.15 or $10.25 per share, depending on whether our time to complete a business combination is extended to 18 months or 21 months, respectively, as described herein), or less in certain circumstances, on the liquidation of our trust account and our warrants will expire worthless.

Although we believe that the net proceeds of this offering and the sale of the private placement warrants will be sufficient to allow us to complete our initial business combination, because we have not yet selected any prospective target business we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering and the sale of the private placement warrants prove to be insufficient, either because of the size of our initial business combination, the depletion of the available net proceeds in search of a target business, the obligation to redeem for cash a significant number of shares from shareholders who elect redemption in connection with our initial business combination or the terms of negotiated transactions to purchase shares in connection with our initial business combination, we may be required to seek additional financing or to abandon the proposed business combination. Such financing may not be available on acceptable terms, if at all. The current economic environment may make difficult for companies to obtain acquisition financing. To the extent that additional financing proves to be unavailable when needed to complete our initial business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. If we do not complete our initial business combination within the required time period, our public shareholders may receive only approximately $10.05 per public share (or $10.15 or $10.25 per share, depending on whether our time to complete a business combination is extended to 18 months or 21 months, respectively, as described herein), or less in certain circumstances, on the liquidation of our trust account and our warrants will expire worthless. In addition, even if we do not need additional financing to complete our initial business combination, we may require such financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or shareholders is required to provide any financing to us in connection with or after our initial business combination.

Our initial shareholders and our anchor investors will own a substantial interest in us and thus may exert a substantial influence on actions requiring a shareholder vote, potentially in a manner that you do not support.

If our anchor investors purchase units in this public offering for which they have expressed an interest, our sponsor, initial shareholders and anchor investors will own, on an as-converted basis, 100% of our issued and outstanding ordinary shares immediately following the completion of this offering, assuming the over-allotment option is not exercised. Accordingly, they would collectively have substantial control of us and over actions requiring a shareholder vote, potentially in a manner that you do not support, including amendments to our amended and restated memorandum and articles of association. If our initial shareholders and our anchor investors purchase any units in this offering or if our initial shareholders and our anchor investors purchase any additional Class A ordinary shares in the aftermarket or in privately negotiated transactions, this would increase their control. Neither our sponsor nor, to our knowledge, any of our officers or directors, have any current intention to purchase additional securities, other than as disclosed in this prospectus. Factors that would be considered in making such additional purchases would include consideration of the current trading price of our Class A ordinary shares. We may not hold an annual general meeting to appoint new directors prior to the completion of our initial business combination, in which case all of the current directors may continue in office until at least the completion of the business combination. If there is an annual general meeting, our sponsor, initial shareholders and anchor investors, because of their ownership position, will control the outcome, as only holders of our Class B ordinary shares will have the right to vote on the appointment of directors and to remove directors prior to our initial business combination. Accordingly, our sponsor and initial shareholders will continue to exert control over our board of directors at least until the completion of our initial business combination. In addition, we have agreed not to enter into a definitive agreement regarding an initial business combination without the prior consent of our sponsor.

Our sponsor contributed $25,000, or approximately $0.004 per founder share that it owns as of the date of this prospectus, and, accordingly, you will experience immediate and substantial dilution from the purchase of our Class A ordinary shares.

The difference between the public offering price per share (allocating all of the unit purchase price to the Class A ordinary share and none to the warrant included in the unit) and the pro forma net tangible book value per Class A ordinary share after this offering constitutes the dilution to you and the other investors in this offering. Our sponsor acquired the founder shares at a nominal price, significantly contributing to this dilution. Upon the closing of this offering, and assuming no value is ascribed to the warrants included in the units, you and the other public shareholders will incur an immediate and substantial dilution of 140.3% (or $14.03 per share, assuming no exercise of the underwriter’s over-allotment option), the difference between the pro forma net tangible book value per share of $(4.03) and the initial offering price of $10.00 per unit. This dilution would increase to the extent that the anti-dilution provisions of the founder shares result in the issuance of Class A ordinary shares on a greater than one-to-one basis upon conversion of the founder shares at the time of our initial business combination. In addition, because of the anti-dilution protection in the founder shares, any equity or equity-linked securities issued in connection with our initial business combination would be disproportionately dilutive to our Class A ordinary shares.

We may amend the terms of the warrants in a manner that may be adverse to holders of public warrants with the approval by the holders of at least 65% of the public warrants present and voted on such amendment. As a result, the exercise price of your warrants could be increased, the exercise period could be shortened and the number of our Class A ordinary shares purchasable upon exercise of a warrant could be decreased, all without your approval.

Our warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision or correct any mistake, including to conform the provisions of the warrant agreement to the description of the terms of the warrants and the warrant agreement set forth in this prospectus, but requires the approval by the holders of at least 65% of the public warrants present and voted on such matter to make any change that adversely affects the interests of the registered holders of public warrants. Accordingly, we may amend the terms of the public warrants in a manner adverse to a holder if holders of at least 65% of the public warrants present and voted on such matter approve of such amendment and, solely with respect to any amendment to the terms of the private placement warrants or any provision of the warrant agreement with respect to the private placement warrants, 50% of the number of private placement warrants present and voted on such matter. Although our ability to amend the terms of the public warrants with the consent of at least 65% of the public warrants present and voted on such amendment is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, convert the warrants into cash, shorten the exercise period, decrease the number of Class A ordinary shares purchasable upon exercise of a warrant, or change the terms on which we may redeem your unexpired warrants prior to their exercise, potentially reducing the value of your warrants or making them worthless. See “—Concentration of ownership among our sponsor and our anchor investors may prevent other investors from influencing significant corporate decisions or adversely affect the trading price of our common shares.”

A provision of our warrant agreement may make it more difficult for us to consummate an initial business combination.

If (x) we issue additional Class A ordinary shares or equity linked securities for capital raising purposes in connection with the closing of our initial business combination at an issue price or effective issue price of less than $9.20 per Class A ordinary share (with such issue price or effective issue price to be determined in good faith by our board of directors and, in the case of any such issuance to our initial shareholders and our anchor investors or their affiliates, without taking into account any founder shares held by our initial shareholders and our anchor investors or such affiliates, as applicable, prior to such issuance including any transfer or reissuance of such shares) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination, and (z) the volume-weighted average trading price of our Class A ordinary shares during the 10 trading day period starting on the trading day after the day on which we consummate our initial business combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $10.00 and $18.00 per share redemption trigger prices of the warrants will be adjusted (to the nearest cent) to be equal to 100% and 180% of the higher of the Market Value and the Newly Issued Price, respectively. This may make it more difficult for us to consummate an initial business combination with a target business.

Our warrant agreement will designate the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our warrants, which could limit the ability of warrant holders to obtain a favorable judicial forum for disputes with our company.

Our warrant agreement will provide that, subject to applicable law, (i) any action, proceeding or claim against us arising out of or relating in any way to the warrant agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and (ii) that we irrevocably submit to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. We will waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. With respect to any complaint asserting a cause of action arising under the Securities Act or the rules and regulations promulgated thereunder, we note, however, that there is uncertainty as to whether a court would enforce this provision and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Section 22 of the Securities Act creates concurrent jurisdiction for state and federal courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.

Notwithstanding the foregoing, these provisions of the warrant agreement will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Any person or entity purchasing or otherwise acquiring any interest in any of our warrants shall be deemed to have notice of and to have consented to the forum provisions in our warrant agreement. If any action, the subject matter of which is within the scope of the forum provisions of the warrant agreement, is filed in a court other than a court of the State of New York or the United States District Court for the Southern District of New York (a “foreign action”) in the name of any holder of our warrants, such holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located in the State of New York in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (y) having service of process made upon such warrant holder in any such enforcement action by service upon such warrant holder’s counsel in the foreign action as agent for such warrant holder.

This choice-of-forum provision may limit a warrant holder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with our company, including by increasing the cost of such lawsuits to a warrant holder, which may discourage such lawsuits. Alternatively, if a court were to find this provision of our warrant agreement inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our founding team and board of directors.

We may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.

We have the ability to redeem the outstanding public warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, if, among other things, the last reported sales price of our Class A ordinary shares (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders equals or exceeds $18.00 per share. Please see “Description of Securities—Warrants—Public Shareholders’ Warrants—Redemption of warrants for cash when the price per Class A ordinary share equals or exceeds $18.00.” If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding warrants as described above could force you to (i) exercise your warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) sell your warrants at the then-current market price when you might otherwise wish to hold your warrants or (iii) accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, which we expect would be substantially less than the market value of your warrants.

In addition, we have the ability to redeem the outstanding public warrants at any time after they become exercisable and prior to their expiration, at a price of $0.10 per warrant if, among other things, the last reported sale price on the trading day prior to our sending the notice of redemption equals or exceeds $10.00 per share (as adjusted for share sub-divisions, share dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like). In such a case, the holders will be able to exercise their warrants prior to redemption for a number of our Class A ordinary shares determined based on the redemption date and the fair market value of our Class A ordinary shares. Please see “Description of Securities—Warrants—Public Shareholders’ Warrants—Redemption of warrants when the price per Class A ordinary share equals or exceeds $10.00.” The value received upon exercise of the warrants (1) may be less than the value the holders would have received if they had exercised their warrants at a later time when the underlying share price is higher and (2) may not compensate the holders for the value of the warrants, including because the number of ordinary shares received is capped at 0.361 Class A ordinary shares per warrant (subject to adjustment) irrespective of the remaining life of the warrants.

None of the private placement warrants will be redeemable by us so long as they are held by our sponsors or their permitted transferees.

Our warrants may have an adverse effect on the market price of our Class A ordinary shares and make it more difficult to effectuate our initial business combination.

We will be issuing public warrants to purchase 11,750,000 of our Class A ordinary shares (or up to 13,512,500 Class A ordinary shares if the underwriter’s over-allotment option is exercised in full) as part of the units offered by this prospectus and, simultaneously with the closing of this offering, we will be issuing in a private placement 5,716,667 warrants (or 6,304,167 warrants if the underwriter’s over-allotment option is exercised in full), at a price of $1.50 per warrant. In addition, as described elsewhere in this prospectus, if certain conditions are satisfied, we may, by resolution of our board and if requested by our sponsor, extend the period of time by which we are required to consummate a business combination for certain additional periods of time if our sponsor or its affiliates or designees deposits into our trust account up to $1,175,000 (or up to $1,351,250 if the underwriter’s over-allotment option is exercised), which such payments would be made in exchange for up to 1,566,667 additional private placement warrants (or 1,801,667 additional private placement warrants if the over-allotment option is exercised in full). Moreover, if the sponsor makes any working capital loans, it may convert up to $1,500,000 of such loans into up to an additional 1,000,000 private placement warrants, at the price of $1.50 per warrant. Our public warrants are also redeemable by us for Class A ordinary shares as described herein. To the extent we issue ordinary shares to effectuate a business transaction, the potential for the issuance of a substantial number of additional Class A ordinary shares upon exercise of these warrants could make us a less attractive acquisition vehicle to a target business. Such warrants, when exercised, will increase the number of issued and outstanding Class A ordinary shares and reduce the value of the Class A ordinary shares issued to complete the business transaction. Therefore, our warrants may make it more difficult to effectuate a business transaction or increase the cost of acquiring the target business.

Because each unit contains one-half of one warrant and only a whole warrant may be exercised, the units may be worth less than units of other blank check companies.

Each unit contains one-half of one warrant. Pursuant to the warrant agreement, no fractional warrants will be issued upon separation of the units, and only whole units will trade. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of Class A ordinary shares to be issued to the warrant holder. This is different from some blank check offerings in which the units include one ordinary share and more than one-half of one warrant to purchase one whole share. We have established the components of the units in this way in order to reduce the dilutive effect of the warrants upon completion of a business combination, since the warrants will be exercisable in the aggregate for one-half of the number of shares sold in this offering, thus making us, we believe, a more attractive merger partner for target businesses. Nevertheless, this unit structure may cause our units to be worth less than if they included a larger fraction of a warrant or a whole warrant.

The determination of the offering price of our units and the size of this offering is more arbitrary than the pricing of securities and size of an offering of an operating company in a particular industry. You may have less assurance, therefore, that the offering price of our units properly reflects the value of such units than you would have in a typical offering of an operating company.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the underwriter. In determining the size of this offering, our founding team held customary organizational meetings with the underwriter, both prior to our inception and thereafter, with respect to the state of capital markets, generally, and the amount the underwriter believed it reasonably could raise on our behalf. Factors considered in determining the size of this offering, prices and terms of the units, including the Class A ordinary shares and warrants underlying the units, include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;

•	prior offerings of those companies;

•	our prospects for acquiring an operating business at attractive values;

•	a review of debt-to-equity ratios in leveraged transactions;

•	our capital structure;

•	an assessment of our management and their experience in identifying operating companies;

•	general conditions of the securities markets at the time of this offering; and

•	other factors as were deemed relevant.

Although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities of an operating company in a particular industry since we have no historical operations or financial results.

There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

There is currently no market for our securities. Shareholders therefore have no access to information about prior market history on which to base their investment decision. Following this offering, the price of our securities may vary significantly due to one or more potential business combinations and general market or economic conditions, including as a result of the COVID-19 pandemic. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained.

Because we must furnish our shareholders with target business financial statements, we may lose the ability to complete an otherwise advantageous initial business combination with some prospective target businesses.

The federal proxy rules require that a proxy statement with respect to a vote on our proposed business combination include historical and/or pro forma financial statement disclosure. We will include the same financial statement disclosure in connection with our tender offer documents, whether or not they are required under the tender offer rules. These financial statements may be required to be prepared in accordance with, or be reconciled to, accounting principles generally accepted in the United States of America, or GAAP, or international financial reporting standards as issued by the International Accounting Standards Board, or IFRS, depending on the circumstances and the historical financial statements may be required to be audited in accordance with the standards of the Public Company Accounting Oversight Board (United States), or PCAOB. These financial statement requirements may limit the pool of potential target businesses we may acquire because some targets may be unable to provide such statements in time for us to disclose such statements in accordance with federal proxy rules and complete our initial business combination within the completion window.

We are an emerging growth company and a smaller reporting company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to “emerging growth companies” or “smaller reporting companies,” this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. As a result, our shareholders may not have access to certain information they may deem important. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, including if the market value of our Class A ordinary shares held by non-affiliates exceeds $700 million as of any June 30 before that time, in which case we would no longer be an emerging growth company as of the following December 31. We cannot predict whether investors will find our securities less attractive because we will rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our ordinary shares held by non-affiliates is equal to or exceeds $250 million as of the prior June 30, and (2) our annual revenues equaled or exceeded $100 million during such completed fiscal year and the market value of our ordinary shares held by non-affiliates is equal to or exceeds $700 million as of the prior June 30. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.

Compliance obligations under the Sarbanes-Oxley Act may make it more difficult for us to effectuate a business combination, require substantial financial and management resources, and increase the time and costs of completing an acquisition.

Section 404 of the Sarbanes-Oxley Act requires that we evaluate and report on our system of internal controls beginning with our Annual Report on Form 10-K for the year ending December 31, 2022. Only in the event we are deemed to be a large accelerated filer or an accelerated filer and no longer qualify as an emerging growth company, will we be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. The fact that we are a blank check company makes compliance with the requirements of the Sarbanes-Oxley Act particularly burdensome on us as compared to other public companies because a target business with which we seek to complete our initial business combination may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of its internal controls. The development of the internal control of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Because we are incorporated under the laws of the Cayman Islands, you may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. federal courts may be limited.

We are an exempted company incorporated under the laws of the Cayman Islands. As a result, it may be difficult for investors to effect service of process within the United States upon our directors or executive officers, or enforce judgments obtained in the United States courts against our directors or officers.

Our corporate affairs and the rights of shareholders will be governed by our amended and restated memorandum and articles of association, the Companies Act (as the same may be supplemented or amended from time to time) and the common law of the Cayman Islands. We will also be subject to the federal securities laws of the United States. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, the decisions of whose courts are of persuasive authority, but are not binding on a court in the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are different from what they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a different body of securities laws as compared to the United States, and certain states, such as Delaware, may have more fully developed and judicially interpreted bodies of corporate law. In addition, Cayman Islands companies may not have standing to initiate a shareholders derivative action in a Federal court of the United States. For a more detailed discussion of the principal differences between the provisions of the Companies Act applicable to us and, for example, the laws applicable to companies incorporated in the United States and their shareholders, see the section of this prospectus captioned “Description of Securities—Certain Differences in Corporate Law.”

Shareholders of Cayman Islands exempted companies like our company have no general rights under Cayman Islands law to inspect corporate records or to obtain copies of the register of members of these companies. Our directors have discretion under our amended and restated memorandum and articles of association to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

We have been advised by Maples and Calder, our Cayman Islands legal counsel, that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by our founding team, members of the board of directors or controlling shareholders than they would as public shareholders of a U.S. company.

Provisions in our amended and restated memorandum and articles of association may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our Class A ordinary shares and could entrench our founding team.

Our amended and restated memorandum and articles of association will contain provisions that may discourage unsolicited takeover proposals that shareholders may consider to be in their best interests. These provisions will include the ability of the board of directors to designate the terms of and issue new series of preference shares, and the fact that prior to the completion of our initial business combination only holders of our Class B ordinary shares, which have been issued to our sponsor, are entitled to vote on the appointment and removal of directors, which may make more difficult the removal of our founding team and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

Cyber incidents or attacks directed at us could result in information theft, data corruption, operational disruption and/or financial loss.

We depend on digital technologies, including information systems, infrastructure and cloud applications and services, including those of third parties with which we may deal. Sophisticated and deliberate attacks on, or security breaches in, our systems or infrastructure, or the systems or infrastructure of third parties or the cloud, could lead to corruption or misappropriation of our assets, proprietary information and sensitive or confidential data. As an early stage company without significant investments in data security protection, we may not be sufficiently protected against such occurrences. We may not have sufficient resources to adequately protect against, or to investigate and remediate any vulnerability to, cyber incidents. It is possible that any of these occurrences, or a combination of them, could have adverse consequences on our business and lead to financial loss.

Risks Associated with Acquiring and Operating a Business in Foreign Countries

If we pursue a target company with operations or opportunities outside of the United States for our initial business combination, we may face additional burdens in connection with investigating, agreeing to and completing such initial business combination, and if we effect such initial business combination, we would be subject to a variety of additional risks that may negatively impact our operations.

If we pursue a target company with operations or opportunities outside of the United States for our initial business combination, we would be subject to risks associated with cross-border business combinations, including in connection with investigating, agreeing to and completing our initial business combination, conducting due diligence in a foreign jurisdiction, having such transaction approved by any local governments, regulators or agencies and changes in the purchase price based on fluctuations in foreign exchange rates.

If we effect our initial business combination with such a company, we would be subject to any special considerations or risks associated with companies operating in an international setting, including any of the following:

•	costs and difficulties inherent in managing cross-border business operations;

•	rules and regulations regarding currency redemption;

•	complex corporate withholding taxes;

•	laws governing the manner in which future business combinations may be effected;

•	exchange listing and/or delisting requirements;

•	tariffs and trade barriers;

•	regulations related to customs and import/export matters;

•	local or regional economic policies and market conditions;

•	unexpected changes in regulatory requirements;

•	longer payment cycles;

•	tax issues, such as tax law changes and variations in tax laws as compared to U.S. tax laws;

•	currency fluctuations and exchange controls;

•	rates of inflation;

•	challenges in collecting accounts receivable;

•	cultural and language differences;

•	employment regulations;

•	underdeveloped or unpredictable legal or regulatory systems;

•	corruption;

•	protection of intellectual property;

•	social unrest, crime, strikes, riots and civil disturbances;

•	regime changes and political upheaval;

•	terrorist attacks, natural disasters and wars; and

•	deterioration of political relations with the United States.

We may not be able to adequately address these additional risks. If we were unable to do so, we may be unable to complete such initial business combination, or, if we complete such combination, our operations might suffer, either of which may adversely impact our business, financial condition and results of operations.

If our founding team following our initial business combination is unfamiliar with U.S. securities laws, they may have to expend time and resources becoming familiar with such laws, which could lead to various regulatory issues.

Following our initial business combination, our founding team may resign from their positions as officers or directors of our company, in which case the management of the target business at the time of the business combination would likely remain in place. Management of the target business may not be familiar with U.S. securities laws. If new management is unfamiliar with U.S. securities laws, they may have to expend time and resources becoming familiar with such laws. This could be expensive and time consuming and could lead to various regulatory issues which may adversely affect our operations.

After our initial business combination, substantially all of our assets may be located in a foreign country and substantially all of our revenue may be derived from our operations in such country. Accordingly, our results of operations and prospects will be subject, to a significant extent, to the economic, political and social conditions and government policies, developments and conditions in the country in which we operate.

The economic, political and social conditions, as well as government policies, of the country in which our operations are located could affect our business. Economic growth could be uneven, both geographically and among various sectors of the economy and such growth may not be sustained in the future. If in the future such country’s economy experiences a downturn or grows at a slower rate than expected, there may be less demand for spending in certain industries. A decrease in demand for spending in certain industries could materially and adversely affect our ability to find an attractive target business with which to consummate our initial business combination and if we effect our initial business combination, the ability of that target business to become profitable.

Exchange rate fluctuations and currency policies may cause a target business’ ability to succeed in the international markets to be diminished.

In the event we acquire a non-U.S. target company, all revenues and income would likely be received in a foreign currency, and the dollar equivalent of our net assets and distributions, if any, could be adversely affected by reductions in the value of the local currency. The value of the currencies in our target regions fluctuate and are affected by, among other things, changes in political and economic conditions. Any change in the relative value of such currency against our reporting currency may affect the attractiveness of any target business or, following consummation of our initial business combination, our financial condition and results of operations. Additionally, if a currency appreciates in value against the dollar prior to the consummation of our initial business combination, the cost of a target business as measured in dollars will increase, which may make it less likely that we are able to consummate such transaction.

If we effect our initial business combination with a company located in Europe or outside the United States, we would be subject to a variety of additional risks that may negatively impact our operations.

If we effect our initial business combination with a company located in Europe or outside of the United States, the laws of the country in which such company operates will likely govern almost all of the material agreements relating to its operations. We cannot assure you that the target business will be able to enforce any of its material agreements or that remedies will be available in this new jurisdiction. The system of laws and the enforcement of existing laws in such jurisdiction may not be as certain in implementation and interpretation as in the United States. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital.

If we are successful in consummating our initial business combination with a target business in Europe, or if we effect our initial business combination with a company located in another foreign country, we would be subject to any special considerations or risks associated with companies operating in the target business’ home jurisdiction, including any of the following:

•	rules and regulations or currency conversion or corporate withholding taxes on individuals;

•	tariffs and trade barriers;

•	regulations related to customs and import/export matters;

•	longer payment cycles;

•	tax issues, such as tax law changes and variations in tax laws as compared to the United States;

•	currency fluctuations and exchange controls;

•	challenges in collecting accounts receivable;

•	cultural and language differences;

•	employment regulations;

•	crime, strikes, riots, civil disturbances, terrorist attacks and wars; and

•	deterioration of political relations with the United States, which could result in uncertainty and/or changes in or to existing trade treaties.

In particular, if we acquire a target business in Europe, we would be subject to the risk of changes in economic conditions, social conditions and political conditions inherent in Europe, including changes in laws and policies that govern foreign investment, as well as changes in United States laws and regulations relating to foreign trade and investment.

We cannot assure you that we would be able to adequately address these additional risks. If we were unable to do so, our operations might suffer.

We may reincorporate in another jurisdiction in connection with our initial business combination, and the laws of such jurisdiction may govern some or all of our future material agreements and we may not be able to enforce our legal rights.

In connection with our initial business combination, we may relocate the home jurisdiction of our business from the Cayman Islands to another jurisdiction. If we determine to do this, the laws of such jurisdiction may govern some or all of our future material agreements. The system of laws and the enforcement of existing laws in such jurisdiction may not be as certain in implementation and interpretation as in the United States. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital.

We are subject to changing law and regulations regarding regulatory matters, corporate governance and public disclosure that have increased both our costs and the risk of non-compliance.

We are subject to rules and regulations by various governing bodies, including, for example, the SEC, which are charged with the protection of investors and the oversight of companies whose securities are publicly traded, and to new and evolving regulatory measures under applicable law. Our efforts to comply with new and changing laws and regulations have resulted in and are likely to continue to result in, increased general and administrative expenses and a diversion of management time and attention from seeking a business combination target. Moreover, because these laws, regulations and standards are subject to varying interpretations, their application in practice may evolve over time as new guidance becomes available. This evolution may result in continuing uncertainty regarding compliance matters and additional costs necessitated by ongoing revisions to our disclosure and governance practices. If we fail to address and comply with these regulations and any subsequent changes, we may be subject to penalty and our business may be harmed.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained in this prospectus may constitute “forward-looking statements” for purposes of the federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding our or our founding team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

•	our ability to select an appropriate target business or businesses;

•	our ability to complete our initial business combination;

•	our expectations around the performance of a prospective target business or businesses;

•	our success in retaining or recruiting, or changes required in, our officers, key employees or directors following our initial business combination;

•	our officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving our initial business combination;

•	our potential ability to obtain additional financing to complete our initial business combination;

•	our pool of prospective target businesses;

•

our ability to consummate an initial business combination due to the uncertainty resulting from the COVID-19 pandemic and other events (such as terrorist attacks, natural disasters or a significant outbreak of other infectious diseases);

•	the ability of our officers and directors to generate a number of potential business combination opportunities;

•	our public securities’ potential liquidity and trading;

•	the lack of a market for our securities;

•	the use of proceeds not held in the trust account or available to us from interest income on the trust account balance;

•	the trust account not being subject to claims of third parties; or

•	our financial performance following this offering.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

USE OF PROCEEDS

We are offering 23,500,000 units at an offering price of $10.00 per unit. We estimate that the net proceeds of this offering, together with the funds we will receive from the sale of the private placement warrants, will be used as set forth in the following table.

	WITHOUT OVER- ALLOTMENT OPTION	OVER- ALLOTMENT OPTION EXERCISED
Gross Proceeds
Gross proceeds from units offered to public(1)	$235,000,000	$270,250,000
Gross proceeds from sale of the private placement warrants offered in a private placement to the sponsor	8,575,000	9,456,250

Total gross proceeds	$243,575,000	$279,706,250

Estimated Offering Expenses(2)
Underwriting commissions (2.0% of gross proceeds from units offered to public, excluding deferred portion)(3)	$4,700,000	$5,405,000

Legal fees and expenses	750,000	750,000
Printing and engraving expenses	40,000	40,000
Accounting fees and expenses	60,000	60,000
SEC/FINRA Expenses	66,090	66,090
Nasdaq listing and filing fees	85,000	85,000
Miscellaneous	129,000	129,000

Total estimated offering expenses (excluding underwriting commissions)	$1,130,090	$1,130,090

Proceeds after estimated offering expenses	$237,744,910	$273,171,160

Held in trust account(3)	$236,175,000	$271,601,250
% of public offering size	100.5%	100.5%
Not held in trust account	$1,569,910	$1,569,910

The following table shows the use of the $1,569,910 of net proceeds not held in the trust account.(4)(5)

	AMOUNT	% OF TOTAL
Legal, accounting, due diligence, travel, and other expenses in connection with any business combination(6)	$300,000	19.1%
Legal and accounting fees related to regulatory reporting obligations	150,000	9.6%
Director & Officer liability insurance premiums	575,000	36.6%
Nasdaq continued listing fees	55,000	3.5%
Reserve for Liquidation	100,000	6.4%
Other miscellaneous and administrative expenses	389,910	24.8%
Total	$1,569,910	100.0%

(1)	Includes amounts payable to public shareholders who properly redeem their shares in connection with our successful completion of our initial business combination.
(2)

In addition, a portion of the offering expenses will be paid from the proceeds of loans from our sponsor of up to $400,000 as described in this prospectus. As of September 30, 2021, we have borrowed approximately $0 under the promissory note with our sponsor. These loans will be repaid out of the proceeds of the private placement warrant that have been allocated for the payment of offering expenses (other than underwriting commissions) and are not to be held in the trust account. In the event that offering expenses are less than set forth in this table, any such amounts will be used for post-closing working capital expenses. In the event that the offering expenses are more than as set forth in this table, we may fund such excess with funds not held in the trust account.
(3)

The underwriter has agreed to defer underwriting commissions of 3.5% of the gross proceeds of this offering. Upon and concurrently with the completion of our initial business combination, $8,225,000, which constitutes the underwriter’s deferred commissions (or $9,458,750 if the underwriter’s over-allotment option is exercised in full) will be paid to the underwriter from the funds held in the trust account. See “Underwriting.” The remaining funds, less amounts released to the trustee to pay redeeming shareholders, will be released to us and can be used to pay all or a portion of the purchase price of the business or businesses with which our initial business combination occurs or for general corporate purposes, including payment of principal or interest on indebtedness incurred in connection with our initial business combination, to fund the purchases of other companies or for working capital. The underwriter will not be entitled to any interest accrued on the deferred underwriting discounts and commissions.

(4)

These expenses are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring our initial business combination based upon the level of complexity of such business combination. In the event we identify a business combination target in a specific industry subject to specific regulations, we may incur additional expenses associated with legal due diligence and the engagement of special legal counsel. In addition, our staffing needs may vary and as a result, we may engage a number of consultants to assist with legal and financial due diligence. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would not be available for our expenses. The amount in the table above does not include interest available to us from the trust account. The proceeds held in the trust account will be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. Assuming an interest rate of 0.01% per year, we estimate the interest earned on the trust account will be approximately $24,000 per year; however, we can provide no assurances regarding this amount.

(5)	Assumes no exercise of the underwriter’s over-allotment option.
(6)	Includes estimated amounts that may also be used in connection with our initial business combination to fund a “no shop” provision and commitment fees for financing.

The rules of Nasdaq and our amended and restated memorandum and articles of association provide that at least 90% of the gross proceeds from this offering and the sale of the private placement warrants be deposited in a trust account. Of the $243,575,000 (or $279,706,250 if the underwriter’s over-allotment option is exercised in full) in proceeds we receive from this offering and the sale of the private placement warrants described in this prospectus $236,175,000, or $271,601,250 if the underwriter’s over-allotment option is exercised in full (in each case, $10.05 per unit), will be deposited into a trust account located in the United States with Continental Stock Transfer & Trust Company acting as trustee, and $7,400,000, or up to $8,105,000 if the underwriter’s over-allotment option is exercised in full, will be used to pay expenses in connection with the closing of this offering (including the portion of the underwriting commissions payable upon closing of this offering) and for working capital following this offering. We will not be permitted to withdraw any of the principal or interest held in the trust account, except with respect to any interest earned on the funds held in the trust account that may be released to us to pay our income taxes, if any, until the earliest of (i) the completion of our initial business combination, (ii) the redemption of our public shares if we have not consummated an initial business combination within the completion window, subject to applicable law, and (iii) the redemption of our public shares properly submitted in connection with a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association (A) that would modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within the completion window or (B) with respect to any other provision relating to the rights of holders of our Class A ordinary shares or pre-initial business combination activity. Our anchor investors are not required to waive their redemption rights with respect their founder shares or any public shares that they acquire in this offering. Based on current interest rates, we expect that interest income earned on the trust account (if any) will be sufficient to pay our income taxes.

We will have until 15 months from the closing of this offering to consummate an initial business combination. However, we may, by resolution of our board and if requested by our sponsor, extend the period of time to consummate a business combination by an additional three months up to two times (for a total of 21 months to complete a business combination), with such extensions subject to our sponsor depositing additional funds into the trust account as set out below. We will only be able to extend the period of time to consummate a business combination by an additional three months two times (for a total of six months). In connection with any such extension, public shareholders will not be offered the opportunity to vote on or redeem their shares. Pursuant to the terms of our amended and restated memorandum and articles of association and the trust agreement to be entered into between us and Continental Stock Transfer & Trust Company on the date of this prospectus, in order to extend the time available for us to consummate our initial business combination for an additional three months, our sponsor or its affiliates or designees must deposit into the trust account $2,350,000, or up to $2,702,500 if the underwriter’s over-allotment option is exercised in full ($0.10 per share that must be deposited into the trust account in either case for each such additional extension), on or prior to the date of the applicable deadline. Any such payments would be made in exchange for additional private placement warrants to be issued by us to our sponsor at a price of $1.50 per warrant (for a total of 1,566,667 additional private placement warrants (or 1,801,667 if the over-allotment option is exercised in full) if payments are made for two such extensions). Such warrants would be identical to the private placement warrants. We will issue a press release announcing each extension, at least three days prior to the deadline for each extension. In addition, we will issue a press release the day after the deadline, announcing whether the funds have been timely deposited. Our sponsor and its affiliates or designees are obligated to fund the trust account in order to extend the time for us to complete our initial business combination, but our sponsor will not be obligated to extend such time.

The net proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we ultimately complete our initial business combination. If our initial business combination is paid for using equity or debt, or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination or used for redemptions of our Class A ordinary shares, we may apply the balance of the cash released from the trust account for general corporate purposes, including for maintenance or expansion of operations of the post-business combination company, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital. There is no limitation on our ability to raise funds privately or through loans in connection with our initial business combination.

We believe that amounts not held in trust, together with funds available to us from loans from our sponsor, members of our founding team or any of their affiliates will be sufficient to pay the costs and expenses to which such proceeds are allocated. However, if our estimate of the costs of undertaking in-depth due diligence and negotiating a business combination is less than the actual amount necessary to do so, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable. If we are required to seek additional capital, we could seek such additional capital through loans or additional investments from our sponsor, members of our founding team or any of their affiliates, but such persons are not under any obligation to advance funds to, or invest in, us.

We will pay our management team and up to two analysts, whom we expect to hire shortly after the consummation of this offering, an aggregate of up to $46,500 per month, for their services prior to the consummation of our initial business combination.

We will reimburse our sponsor for office space, secretarial and administrative services provided to members of our founding team, in the amount of $10,000 per month, beginning upon the closing of this offering. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees.

Our sponsor has agreed to loan us up to $400,000 to be used for a portion of the expenses of this offering. These loans are non-interest bearing, unsecured and are due at the earlier of June 30, 2022 or the closing of this offering. The loans will be repaid upon the closing of this offering out of the $1,000,000 of the proceeds of the private placement warrants that have been allocated to the payment of offering expenses.

Our anchor investors have expressed to us an interest to purchase up to an aggregate of 23,852,500 units in this offering at the offering price (representing an aggregate of more than 100% of the units in this offering (excluding any exercise of the underwriter’s over-allotment option)), and such allocations will be determined by the underwriter. Our anchor investors have agreed to purchase from our sponsor an aggregate of 1,969,887 founder shares at a price of $0.004 per share, for an aggregate price of $7,879 and six of our anchor investors have agreed to purchase from us an aggregate of 823,668 private placement warrants at a price of $1.50 per warrant on the closing date of this offering, for an aggregate purchase price of $1,235,502. If an anchor investor indicates to our underwriter an offer to purchase less than the number of units that such anchor investor has expressed an interest in purchasing, then such anchor investor’s allocation of founder shares and private placement warrants will be reduced to zero (0) and 100% of the purchase price shall be returned to such investor.

Our sponsor has also agreed to grant our anchor investors a right of first offer to invest in up to 10% of a PIPE transaction in connection with our initial business combination on substantially the same terms as all other investors in the PIPE.

Because our anchor investors’ expressions of interest are not binding agreements or commitments to purchase, our anchor investors may determine to purchase more, fewer or no units in this offering or the underwriter may determine to sell more, fewer or no units to our anchor investors. There is no guarantee that all eleven anchor investors will participate in the offering. We will be required to meet certain minimum initial listing standards with respect to liquidity to list on the Nasdaq, which may result in a lower number of units being allocated to our anchor investors. In the event that our anchor investors purchase units (either in this offering or after) and vote in favor of our initial business combination, it is possible that no votes from other public stockholders would be required to approve our initial business combination, depending on the number of shares that are present at the meeting to approve such transaction. As a result of the founder shares that our anchor investors may hold, they may have different interests with respect to a vote on an initial business combination than other public stockholders. However, our anchor investors are not required to vote their public shares in favor of our initial business combination.

In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we may repay such loaned amounts out of the proceeds of the trust account released to us. Otherwise, such loans would be repaid only out of funds held outside the trust account. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used to repay such loaned amounts. Up to $1,500,000 of such loans may be convertible into warrants of the post-business combination company at a price of $1.50 per warrant at the option of the lender. The warrants would be identical to the private placement warrants. Except as set forth above, the terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans. Prior to the completion of our initial business combination, we do not expect to seek loans from parties other than our sponsor, members of our founding team or any of their affiliates as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

As described elsewhere in this prospectus, if certain conditions are satisfied, we may, by resolution of our board and if requested by our sponsor, extend the period of time by which we are required to consummate a business combination for certain additional periods of time if our sponsor or its affiliates or designees deposits into our trust account up to $1,175,000 (or up to $1,351,250 if the underwriter’s over-allotment option is exercised), which such payments would be made in exchange for up to 1,566,667 additional private placement warrants (or 1,801,667 additional private placement warrants if the over-allotment option is exercised in full).

DIVIDEND POLICY

We have not paid any cash dividends on our ordinary shares to date and do not intend to pay cash dividends prior to the completion of our initial business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of our initial business combination. The payment of any cash dividends subsequent to our initial business combination will be within the discretion of our board of directors at such time, and we will only pay such dividend out of our profits or share premium (subject to solvency requirements) as permitted under Cayman Islands law. If we increase the size of this offering, we will effect a share capitalization or other appropriate mechanism immediately prior to the consummation of this offering in such amount as to maintain the number of founder shares, on an as-converted basis, at 20% of our issued and outstanding ordinary shares upon the consummation of this offering. Further, if we incur any indebtedness in connection with a business combination, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

DILUTION

The difference between the public offering price per Class A ordinary share, assuming no value is attributed to the warrants included in the units we are offering pursuant to this prospectus or the private placement warrants, and the pro forma net tangible book value per Class A ordinary share after this offering constitutes the dilution to investors in this offering. Such calculation does not reflect any dilution associated with the sale and exercise of warrants, including the private placement warrants, which would cause the actual dilution to the public shareholders to be higher, particularly where a cashless exercise is utilized. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of Class A ordinary shares which may be redeemed for cash), by the number of outstanding Class A ordinary shares.

At September 30, 2021, our net tangible book deficit was $976,528, or approximately $(0.17) per ordinary share. After giving effect to the sale of 23,500,000 Class A ordinary shares included in the units we are offering by this prospectus (or 27,025,000 Class A ordinary shares if the underwriter’s over-allotment option is exercised in full), the sale of the private placement warrants and the deduction of underwriting commissions and estimated expenses of this offering, our pro forma net tangible book value at September 30, 2021 would have been $(23,703,412), or $(4.03) per share (or $(27,228,412) or $(4.03) per share, if the underwriter’s over-allotment option is exercised in full), representing an immediate decrease in net tangible book value (as decreased by the value of 23,500,000 Class A ordinary shares that may be redeemed for cash, or 27,025,000 Class A ordinary shares if the underwriter’s over-allotment option is exercised in full) of $(3.86) per share (or $(3.86) if the underwriter’s over-allotment option is exercised in full) to our sponsor as of the date of this prospectus. Total dilution to public shareholders from this offering will be $14.03 per share (or $14.03 per share if the underwriter’s over-allotment option is exercised in full).

The following table illustrates the dilution to the public shareholders on a per-share basis, assuming no value is attributed to the warrants included in the units or the private placement warrants:

	Without Over-allotment	With Over-allotment
Public offering price	$10.00	$10.00
Net tangible book deficit before this offering	(0.14)	(0.14)
Decrease attributable to public shareholders	(3.89)	(3.89)

Pro forma net tangible book value after this offering and the sale of the private placement warrants	(4.03)	(4.03)
Dilution to public shareholders	$14.03	$14.03

Percentage of dilution to public shareholders	140.3%	140.3%

For purposes of presentation, we have reduced our pro forma net tangible book value after this offering (assuming no exercise of the underwriter’s over-allotment option) by $236,175,000 because holders of up to approximately 100% of our public shares may redeem their shares for a pro rata share of the aggregate amount then on deposit in the trust account at a per share redemption price equal to the amount in the trust account as set forth in our tender offer or proxy materials (initially anticipated to be the aggregate amount held in trust two business days prior to the commencement of our tender offer or shareholders meeting, including interest earned on the funds held in the trust account and not previously released to us to pay our income taxes, if any, divided by the number of the then-outstanding public shares).

The following table sets forth information with respect to our initial shareholders, who hold our Class B ordinary shares, and the public shareholders:

	Shares Purchased		Total Consideration		Average Price Per Share
	Number	Percentage	Amount	Percentage
Class B Ordinary Shares(1)	5,875,000	20.0%	$25,000	0.011%	$0.004
Public Shareholders	23,500,000	80.0%	$235,000,000	99.989%	$10.00

	29,375,000	100.0%	$235,025,000	100.00%

(1)	Assumes no exercise of the underwriter’s over-allotment option and the corresponding forfeiture of 881,250 Class B ordinary shares held by our sponsor.

The pro forma net tangible book value per share after this offering is calculated as follows:

	Without Over-allotment	With Over-allotment
Numerator:
Net tangible book deficit before this offering	$(976,528)	$(976,528)
Net proceeds from this offering and sale of the private placement warrants(1)	237,744,910	273,171,160
Plus: Offering costs accrued or paid in advance, excluded from tangible book value	985,205	985,205
Less: Warrant Liability	(17,056,999)	(19,348,249)
Less: Deferred underwriting commissions	(8,225,000)	(9,458,750)
Less: Proceeds held in trust subject to redemption(2)	(236,175,000)	(271,601,250)

	$(23,703,412)	$(27,228,412)

Denominator:
Ordinary shares outstanding prior to this offering	6,756,250	6,756,250
Ordinary shares forfeited if over-allotment is not exercised	(881,250)	—
Ordinary shares included in the units offered	23,500,000	27,025,000
Less: Ordinary shares subject to redemption	(23,500,000)	(27,025,000)

	5,875,000	6,756,250

(1)

Expenses applied against gross proceeds include offering expenses of $1,130,090 and underwriting commissions of $4,700,000, or $5,405,000 if the underwriter exercises its over-allotment option (excluding deferred underwriting fees). See “Use of Proceeds.”

(2)

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, directors, executive officers, advisors or their affiliates may purchase public shares or warrants in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. In the event of any such purchases of our shares prior to the completion of our initial business combination, the number of Class A ordinary shares subject to redemption will be reduced by the amount of any such purchases, increasing the pro forma net tangible book value per share. See “Initial Business Combination Criteria—Permitted Purchases and Other Transactions with Respect to Our Securities.”

CAPITALIZATION

The following table sets forth our capitalization at September 30, 2021 and as adjusted to give effect to the filing of our amended and restated memorandum and articles of association, the sale of our units in this offering and the private placement warrants and the application of the estimated net proceeds derived from the sale of such securities:

	September 30, 2021
	Actual	As Adjusted(1)
Note payable to related party(2)	$—	$—
Due to affiliates	162,773	162,773
Deferred underwriting commissions(3)	—	8,225,000

Warrant liability(3)	—	17,056,999
Class A ordinary shares, $0.0001 par value, 500,000,000 shares authorized; -0- and 23,500,000 shares are subject to possible redemption, actual and as adjusted, respectively(4)	—	236,175,000
Preference shares, $0.0001 par value, 5,000,000 shares authorized; none issued and outstanding, actual and as adjusted	—	—
Class A ordinary shares, $0.0001 par value, 500,000,000 shares authorized; -0- shares issued and outstanding (excluding -0- and 23,500,000 shares subject to possible redemption), actual and as adjusted, respectively	—	—
Class B ordinary shares, $0.0001 par value, 50,000,000 shares authorized, 5,750,000 and 5,875,000 shares issued and outstanding, actual and as adjusted, respectively(6)	575	588
Additional paid-in capital	24,425	—
Accumulated deficit(7)	(16,323)	(23,704,000)

Total shareholders’ equity (deficit)	$8,677	$(23,703,412)

Total capitalization	$171,450	$237,916,360

(1)	Assumes no exercise of the underwriter’s over-allotment option and the corresponding forfeiture of 881,250 Class B ordinary shares held by our sponsor.
(2)

Our sponsor has agreed to loan us up to $400,000 under an unsecured promissory note to be used for a portion of the expenses of this offering. As of September 30, 2021, we have borrowed approximately $0 under the note.

(3)

$0.35 per Unit, or $8,225,000 ($9,458,750 if the over-allotment is exercised in full) in the aggregate, will be payable to the underwriter for deferred underwriting commissions. The deferred underwriting commissions will become payable to the underwriter from the amounts held in the trust account solely in the event that we complete an initial business combination, subject to the terms of the underwriting agreement. We record deferred underwriting commissions upon the closing of the initial public offering as a reduction of additional paid-in capital. Since the actual additional paid-in capital was reduced by the recording of the accrued deferred underwriting commission, total capitalization, as adjusted, includes the amount of the deferred underwriting commission to reflect total capitalization.

(4)

Upon the completion of our initial business combination, we will provide our public shareholders with the opportunity to redeem their public shares for cash at a per-share price equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of the initial business combination, including interest earned on the funds held in the trust account and not previously released to us to pay our income taxes, if any, divided by the number of the then-outstanding public shares, subject to the limitations described herein whereby redemptions cannot cause our net tangible assets to be less than $5,000,001 and any limitations (including, but not limited to, cash requirements) created by the terms of the proposed business combination.

(5)

We will account for the 17,466,667 warrants to be issued in connection with this offering (the 11,750,000 warrants included in the units and the 5,716,667 private placement warrants, assuming the underwriter’s over-allotment option is not exercised and no extension warrants or working capital warrants are issued) in accordance with the guidance contained in ASC 815-40. Such guidance provides that because the warrants do not meet the criteria for equity treatment thereunder, each warrant must be recorded as a liability. Accordingly, we will classify each warrant as a liability at its fair value. This liability is subject to re-measurement at each balance sheet date. With each such re-measurement, the warrant liability will be adjusted to fair value, with the change in fair value recognized in our statement of operations.

(6)

On October 22, 2021, we issued an additional 1,006,250 Class B ordinary shares to our sponsor, resulting in our sponsor owning a total of 6,756,250 founder shares at a price per share of approximately $0.004 per share, of which 881,250 remain subject to forfeiture.

(7)

We will account for the excess of the fair value of the Class B shares acquired by our officers and directors in accordance with Staff Accounting Bulletin Topic 5T. We will account for the excess of the fair value of the Class B shares acquired by the anchor investors as offering costs in accordance with Staff Accounting Bulletin Topic 5A. Accordingly, the these costs will be valued and recognized as expense in the statement of operations upon vesting which is expected to occur at or around the initial business combination. The offering costs will be allocated to the separable financial instruments issued in the offering based on a relative fair value basis, compared to total proceeds received. Offering costs allocated to warrant liabilities will be expensed as incurred in the statement of operations. Offering costs allocated to the public shares will be charged to stockholders’ equity upon completion of this offering.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

We are a blank check company incorporated on February 18, 2021 as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. We have not selected any business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target. We intend to effectuate our initial business combination using cash from the proceeds of this offering and the sale of the private placement warrants, our shares, debt or a combination of cash, equity and debt.

The issuance of additional shares in a business combination:

•

may significantly dilute the equity interests of investors in this offering, which dilution would increase if the anti-dilution provisions in the Class B ordinary shares resulted in the issuance of Class A ordinary shares on a greater than one-to-one basis upon conversion of the Class B ordinary shares;

•	may subordinate the rights of holders of Class A ordinary shares if preference shares are issued with rights senior to those afforded our Class A ordinary shares;

•

could cause a change in control if a substantial number of our Class A ordinary shares are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors;

•	may have the effect of delaying or preventing a change of control of us by diluting the share ownership or voting rights of a person seeking to obtain control of us;

•	may adversely affect prevailing market prices for our units, Class A ordinary shares and/or warrants; and

•	may not result in adjustment to the exercise price of our warrants.

Similarly, if we issue debt or otherwise incur significant debt, it could result in:

•	default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;

•

acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt is payable on demand;

•	our inability to obtain necessary additional financing if the debt contains covenants restricting our ability to obtain such financing while the debt is outstanding;

•	our inability to pay dividends on our Class A ordinary shares;

•

using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our Class A ordinary shares if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

•	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

•

limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

As indicated in the accompanying financial statements, as of September 30, 2021, we had no cash and deferred offering costs of $985,205. Further, we expect to incur significant costs in the pursuit of our initial business combination. We cannot assure you that our plans to raise capital or to complete our initial business combination will be successful.

Results of Operations and Known Trends or Future Events

We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for this offering. Following this offering, we will not generate any operating revenues until after completion of our initial business combination. We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering. There has been no significant change in our financial or trading position and no material adverse change has occurred since the date of our audited financial statements. After this offering, we expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. We expect our expenses to increase substantially after the closing of this offering.

Liquidity and Capital Resources

Our liquidity needs have been satisfied prior to the completion of this offering through (i) $25,000 paid by our sponsor to cover certain of our expenses in exchange for the issuance of founder shares to our sponsor and (ii) the advancement of funds by our sponsor to cover our expenses in connection with this offering. We estimate that the net proceeds from (i) the sale of the units in this offering, after deducting offering expenses of $1,130,090, underwriting commissions of $4,700,000, or $5,405,000 if the underwriter’s over-allotment option is exercised in full (excluding deferred underwriting commissions of $8,225,000, or $9,458,750 if the underwriter’s over-allotment option is exercised in full), and (ii) the sale of the private placement warrants for an aggregate purchase price of $8,575,000 (or $9,456,250 if the underwriter’s over-allotment option is exercised in full) will be $237,744,910 (or $273,171,160 if the underwriter’s over-allotment option is exercised in full). $236,175,000 (or $271,601,250 if the underwriter’s over-allotment option is exercised in full) will be held in the trust account, which includes the deferred underwriting commissions described above. The proceeds held in the trust account will be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. The remaining $1,569,910 will not be held in the trust account. In the event that our offering expenses exceed our estimate of $1,130,090, we may fund such excess with funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $1,130,090, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount.

We intend to use substantially all of the funds held in the trust account, including any amounts representing interest earned on the trust account (less taxes payable and deferred underwriting commissions), to complete our initial business combination. We may withdraw interest income (if any) to pay income taxes, if any. Our annual income tax obligations will depend on the amount of interest and other income earned on the amounts held in the trust account. We expect the interest income earned on the amount in the trust account (if any) will be sufficient to pay our income taxes. To the extent that our equity or debt is used, in whole or in part, as consideration to complete our initial business combination, the remaining proceeds held in the trust account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies.

Prior to the completion of our initial business combination and after payment of certain offering expenses, we will have available to us the $1,569,910 of proceeds held outside the trust account, as well as certain funds from loans from our sponsor, members of our founding team or any of their affiliates. We will use these funds to primarily identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, and structure, negotiate and complete a business combination.

We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business prior to the completion of our initial business combination, other than funds available from loans from our sponsor, members of our founding team or any of their affiliates. However, if our estimates of the costs of identifying a target business, undertaking in-depth due diligence and negotiating an initial business combination are less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to the completion of our initial business combination. In order to fund working capital deficiencies or finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we may repay such loaned amounts. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into warrants of the post-business combination company at a price of $1.50 per warrant at the option of the lender. The warrants would be identical to the private placement warrants. The terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans. Prior to the completion of our initial business combination, we do not expect to seek loans from parties other than our sponsor, members of our founding team or any of their affiliates as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

We expect our primary liquidity requirements during that period to include approximately $300,000 for legal, accounting, due diligence, travel and other expenses in connection with any business combination; $150,000 for legal and accounting fees related to regulatory reporting obligations; $575,000 for director and officer insurance premiums; $55,000 for Nasdaq continued listing fees; $100,000 for estimated liquidation costs and $389,910 for miscellaneous and administrative expenses incurred during the search for an initial business combination target. We will also reimburse our sponsor for office space, secretarial and administrative services provided to us in the amount of $10,000 per month for up to 21 months, commencing upon the date our securities are listed on Nasdaq.

These amounts are estimates and may differ materially from our actual expenses. In addition, we could use a portion of the funds not being placed in trust to pay commitment fees for financing, fees to consultants to assist us with our search for a target business or as a down payment or to fund a “no-shop” provision (a provision designed to keep target businesses from “shopping” around for transactions with other companies or investors on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into an agreement where we paid for the right to receive exclusivity from a target business, the amount that would be used as a down payment or to fund a “no-shop” provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or otherwise) could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, prospective target businesses.

Moreover, we may need to obtain additional financing to complete our initial business combination, either because the transaction requires more cash than is available from the proceeds held in our trust account, or because we become obligated to redeem a significant number of our public shares upon completion of the business combination, in which case we may issue additional securities or incur debt in connection with such business combination. If we have not consummated our initial business combination within the completion window because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the trust account.

We do not have sufficient liquidity to meet our anticipated obligations over the next year from the date of issuance of the financial statements included as a part of this prospectus. In connection with our assessment of going concern considerations in accordance with Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” our management team has determined that we have access to funds from our sponsor that are sufficient to fund our working capital needs until the earlier of the consummation of this offering or a minimum of one year from the date of issuance of the financial statements included as a part of this prospectus.

Controls and Procedures

We are not currently required to certify an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act. We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2022. Only in the event that we are deemed to be a large accelerated filer or an accelerated filer and no longer qualify as an emerging growth company would we be required to comply with the independent registered public accounting firm attestation requirement on internal control over financial reporting. Further, for as long as we remain an emerging growth company as defined in the JOBS Act, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirement.

Prior to the closing of this offering, we have not completed an assessment, nor have our auditors tested our systems, of our internal controls. We expect to assess the internal controls of our target business or businesses prior to the completion of our initial business combination and, if necessary, to implement and test additional controls as we may determine are necessary in order to state that we maintain an effective system of internal controls. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls. Many small and mid-sized target businesses we may consider for our initial business combination may have internal controls that need improvement in areas such as:

•	staffing for financial, accounting and external reporting areas, including segregation of duties; reconciliation of accounts;

•	proper recording of expenses and liabilities in the period to which they relate;

•	evidence of internal review and approval of accounting transactions;

•	documentation of processes, assumptions and conclusions underlying significant estimates; and

•	documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expenses in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.

Once our management’s report on internal controls is complete, we will retain our independent registered public accounting firm to audit and render an opinion on such report when required by Section 404 of the Sarbanes-Oxley Act. The independent registered public accounting firm may identify additional issues concerning a target business’s internal controls while performing their audit of internal control over financial reporting.

Quantitative and Qualitative Disclosures about Market Risk

The net proceeds of this offering and the sale of the private placement units held in the trust account will be invested in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results

As of September 30, 2021, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this prospectus as we have not conducted any operations to date.

JOBS Act

The JOBS Act contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. We will qualify as an “emerging growth company” and under the JOBS Act will be allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We are electing to delay the adoption of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.

Additionally, we are in the process of evaluating the benefits of relying on the other reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an “emerging growth company,” we choose to rely on such exemptions we may not be required to, among other things, (i) provide an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act, (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act, (iii) comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis) and (iv) disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the chief executive officer’s compensation to median employee compensation. These exemptions will apply for a period of five years following the completion of our initial public offering or until we are no longer an “emerging growth company,” whichever is earlier.

PROPOSED BUSINESS

Europa Growth Acquisition Company is a newly incorporated blank check company incorporated on February 18, 2021 as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities, which we refer to throughout this prospectus as our initial business combination. To date, our efforts have been limited to organizational activities as well as activities related to this offering. We have generated no operating revenues to date and we do not expect that we will generate operating revenues until we consummate our initial business combination.

We have not selected any specific business combination target and we have not, nor has anyone on our behalf, engaged in any substantive discussions, directly or indirectly, with any business combination target with respect to an initial business combination with us.

Our objective is to identify and work with an existing company that operates in an industry with attractive fundamentals and a large addressable market, that is competitively and strategically positioned with access to a sustainable customer base and that exhibits strong growth potential building on a proven and cash generative revenue model. The sectors we intend to target primarily include financial services and environmental services, with a focus on companies in which there is scope to accelerate growth through digital transformation, disruptive trends or internationalization.

OUR SPONSOR

Our sponsor is EGA Sponsor LLC, a newly incorporated Cayman Islands limited liability company incorporated on February 18, 2021, solely for the purpose of being our sponsor. The managers of our sponsor are Michal Krupinski, Walid Kamhawi and Kamil Borowik. Though our sponsor is newly formed, each of its founding members has significant operational or transaction experience as detailed below. Though our sponsor is newly formed, each of its founding members has significant operational or transaction experience.

OUR MANAGEMENT TEAM AND BOARD OF DIRECTORS

Our leadership team consists of several seasoned executives with directly relevant experience and expertise in identifying, executing and managing investments in the sectors and geographies we are targeting.

Richard Laxer, Artur Dela and Fasih Rehman will lead our board of directors as Chairman, Vice Chairman and Executive Vice Chairman, respectively. Our executive management team will be led by Michal Krupinski, our Chief Executive Officer, and also include Walid Kamhawi, our Investment Director, and Kamil Borowik, our Chief Financial Officer. In addition, William Jones and Jeffrey Schumacher will serve on our board as non-executive directors.

Each member of our leadership team brings substantial transaction and operational experience, as well as direct sourcing capability. Each member of our leadership team also possesses significant experience in at least one or more of the following two areas: (i) financial services and digital transformation and (ii) green economy and energy transition. Although our management and our sponsor’s members are mostly based in Europe, with their principal transaction experience being in Europe, they have previously resided and worked at major institutions headquartered in the United States.

Richard Laxer, Director Nominee

Richard Laxer will serve as Chairman of our board of directors. Mr. Laxer, 60, is a dual citizen of the United States and United Kingdom. He previously spent over 30 years in senior leadership positions with GE and was most recently Chairman and Chief Executive Officer of GE Capital from 2016 until 2018. In this role he oversaw the completion of the GE Capital Disposition Program (approximately $200 billion of asset and business sales) and the transition of approximately 50,000 employees to new roles within GE or externally. Throughout his career at GE, Mr. Laxer has built a track record of developing and executing strategies to optimize major global businesses through fundamental strategic shifts and economic cycles to consistently outperform rapidly changing markets. He has extensive experience in corporate finance including responsibility for multiple M&A projects and IPOs in Europe and globally. In addition, Mr. Laxer has gained significant experience throughout his career in serving on the boards of numerous public and privately held organizations, including serving as board chairman on multiple occasions. Over the last three years, he has been actively involved with several financial technology companies. Mr. Laxer holds a BS in Business and Economics from Skidmore College.

Artur Dela, Director Nominee

Artur Dela will serve as Vice Chairman of our board of directors. Mr. Dela, 64, is a French and Polish citizen and a resident of Switzerland. He has 40 years of experience as a manager, entrepreneur and investor in the areas of sustainable development, technology, media and telecommunications. He currently serves as Executive Chairman of Eneris Group, a privately held Luxembourg-based company of which he is also the founder and principal shareholder. The group’s main activities are in the field of waste management in Poland. Eneris Group acquired the Polish waste operations of Veolia in 2016, and under Mr. Dela’s leadership has since achieved substantial value creation over five years. Mr. Dela also oversees a diverse range of investments in environmental services, energy and clean technology (including, for example, in the areas of lithium-ion cells and batteries, hydrogen, energy storage and e-mobility). Over the course of his career, Mr. Dela participated in the launch of the Apple Macintosh computer, marketing-communication integration and globalization strategies for various companies. Mr. Dela has also been involved in the cable, satellite and internet industries. He was an early participant in European fixed satellite services and he led the first private investment in Eutelsat at its privatization in 2001. In 2004, he arranged capital from major global private equity investors to finance the consolidation of additional ownership interests in Eutelsat. Since 2005 Mr. Dela has been dedicated to environmental protection businesses. Mr. Dela holds an MA in Philosophy from University of Paris X, an MA in Communications from University of Paris XIII and an MBA from HEC Paris.

Michal Krupinski, Chief Executive Officer

Michal Krupinski is our Co-Founder and Chief Executive Officer and serves on our board of directors. Mr. Krupinski, 40, is a Polish citizen and a Swiss resident. He was formerly Chief Executive Officer of Bank Pekao, Poland’s second largest commercial and investment bank, from 2017 until 2019. During his time there, he led the bank’s digital transformation and growth. Prior to his role at Bank Pekao, Mr Krupinski was Chief Executive Officer of PZU, the largest insurance group in Central and Eastern Europe. While at PZU, Mr. Krupinski led the acquisition of Bank Pekao, and also pursued a digitization strategy to drive underwriting growth. Mr. Krupinski previously led Bank of America’s investment banking efforts in Central and Eastern Europe from 2011 to 2016, where he was responsible for multiple M&A transactions and equity and debt capital markets. Prior to his role at Bank of America, Mr. Krupinski gained significant policy and regulatory experience as an Alternate Executive Director of the World Bank Group from 2008 to 2011 and as Deputy Minister of the State Treasury of Poland from 2005 to 2007. Mr. Krupinski holds a MSc from the Warsaw School of Economics and a MA (D.E.S) in European Economy from UCL Belgium. In addition, he holds an MBA from Columbia University. He was named a Young Global Leader in 2012 by the World Economic Forum.

Walid Kamhawi, Investment Director

Walid Kamhawi is our Co-Founder and Investment Director and currently serves on our board of directors. Mr. Kamhawi, 48, is a British citizen and a resident of Monaco. He has over 25 years of experience in private equity investing and investment banking. During his career he has held roles at Blackstone Group, Bear, Stearns & Co. Inc., the Russian Direct Investment Fund, and Techinvest Corporation. At Blackstone, Mr. Kamhawi spent most of his 12-year tenure with the firm in their office in London, participating in a substantial number of investments in the media, telecommunications and environmental services sectors during this period. At the Russian Direct Investment Fund, Mr. Kamhawi assisted the fund, in his capacity as Senior Advisor, and executed a number of investments, including in media, financial services, industrial manufacturing and other sectors. At Bear, Stearns and at Techinvest, Mr. Kamhawi was involved in a number of transactions, principally in the media, telecommunications and technology sectors. Since 2015, he has focused on equity transactions in the technology sector. Particularly, in the media, telecommunications, and environmental services sectors, he has been involved in transactions achieving significant value creation throughout the course of his career. Overall, throughout his career, Mr. Kamhawi has gained significant experience in debt securities and equity capital markets transactions, having been involved in over $23 billion (by transaction value, inclusive of issued or assumed debt) of investment transactions. Mr. Kamhawi holds a BS in Computer Science and Economics from Dartmouth College.

Kamil Borowik, Chief Financial Officer

Kamil Borowik is our Co-Founder and Chief Financial Officer. Mr. Borowik, 40, is a dual citizen of Poland and the United Kingdom. Mr. Borowik has more than 15 years of experience as a finance and investment manager specializing in technology, renewable energy and financial services in Europe and global emerging markets. Mr. Borowik was a senior member of the investment and portfolio oversight team and member of regional investment committees at LGT from 2017 to 2018. During this time, he was involved in launching a global impact and ESG private equity fund. From 2013 until 2017, Mr. Borowik was a director at The Abraaj Group in London, and was involved in financial services and technology, media and telecommunications investments as well as in the set-up of four global thematic impact and ESG investing funds (inclusive of green energy). From 2010 until 2013, Mr Borowik worked for Goldman Sachs’ investment banking division in London, focusing on financial technology , media, and telecommunications. Mr. Borowik started his career at KPMG and subsequently also worked at The World Bank Group on banking including AML/CFT, financial technology and energy efficiency programs. Mr. Borowik holds an MBA from London Business School, and a BA in International Business and an MA in Economics from Cracow University of Economics. In addition, he completed an Executive Leadership Program at Vanderbilt University.

Jeffrey Schumacher, Director Nominee

Jeffrey Schumacher will serve as a non-executive director on our board of directors. Mr. Schumacher, 48, is a United States citizen and a resident of California. He has 25 years of experience building new businesses and transforming large corporations and has been actively involved in founding over 100 early-growth companies as an operator, investor and entrepreneur. Mr. Schumacher is the founder and Chief Executive Officer of the NAX, a pioneer in transforming corporate assets with cutting-edge financial and technology models. Mr. Schumacher previously co-founded BCG Digital Ventures, one of the fastest-growing venture investment and incubation firms worldwide. He spent nearly half a decade developing the business model for BCG Digital Ventures, which he subsequently scaled into a global platform with innovation centers across four continents, creating transformative digital businesses for large multinational corporations. Prior to founding BCG Digital Ventures, he was a Partner at McKinsey & Company and was the founder of their Global Solution Center, which was a machine learning business supporting clients in healthcare, consumer and industrial goods. Mr. Schumacher also held roles as the Chief Marketing Officer, Executive Vice President and Chief Strategy Officer of Sports Authority. He frequently contributes to media conversations speaking on the topic of digital disruption throughout the United States, Europe and Asia.

William Jones, Director Nominee

William Jones will serve as a non-executive director on our board of directors. Mr. Jones, 58, is a citizen of Luxembourg. Mr. Jones has over 32 years of experience in the funds industry and has held senior positions at Commodities Corporation, Goldman Sachs Asset Management International and HSBC Bank Bermuda Limited. During his career, Mr. Jones has held directorship roles at investment funds and related entities which are sponsored by major US and international banks and asset management companies. Mr. Jones currently acts as an advisor and director at various start-ups and early stage companies and is the founder of Beaumont Governance, which provides directorship and corporate governance services from Luxembourg. Mr. Jones completed the first cohort of the IIDP in 2011. Mr. Jones was also a member of the IIDP Advisory Board from 2011 to 2017 and served as its first President from 2011 to 2015. In 2011, Mr. Jones was accredited as a certified director by the IIDP and the ILA. He also served on the Board of Directors of ILA from 2016 until 2020, and served on its Fund Governance Committee for ten years. Mr. Jones has also served on the Board of Governors of the International School of Luxembourg from 2011 to 2015 and as Chairman from 2014 to 2015. Mr. Jones holds a law and business degree from Columbia University and a bachelor’s degree from Princeton University.

Fasih Rehman, Director Nominee

Fasih Rehman will serve as Executive Vice Chairman of our board of directors. Mr. Rehman, 45, is a British citizen and a resident of Scotland. He is an entrepreneur and investor with a successful track record investing in and managing European mid-market businesses primarily in the energy technology sector. Mr. Rehman co-founded TDG, a high-tech condition monitoring business based in Scotland serving the power sector globally and executed a buy and build strategy backed by HSBC record. TDG was sold to Danaher Corporation in 2009 and was short listed as BVCA Deal of the Year. Mr. Rehman was also one of the main shareholders and director of QED International, a UK commissioning technology business in the energy sector sold to AMEC plc in 2011 in a successful exit for the shareholders. Mr. Rehman’s other roles include founder and owner of Perle Hotels since 2014 and Managing Director at PrimePartners Singapore from 2011 to 2013. Mr. Rehman started his career at Deloitte & Touche in the Audit and Assurance practice later moving to its corporate finance practice specializing in the Energy, Infrastructure and Utilities Sector and he is currently a qualified Chartered Accountant (ICAEW).

Notwithstanding our sponsor’s, management team’s and their respective affiliates’ past experiences, past performance is not a guarantee that we will either (i) be able to identify a suitable candidate for our initial business combination or (ii) provide an attractive return to our shareholders from any business combination we may consummate. You should not rely on the historical record of our sponsor’s, management team’s and their respective affiliates’ performance as indicative of our future performance.

Advisors to the Board of Directors

We intend to form an advisory board comprised of Charlotte Aubin, Mahmoud Atalla, Elaine Foo, Roksana G. Ciurysek-Gedir, James Gerard, Andrew Mack, Jason Nolte and Reji Vettasseri which appointments shall take effect upon the closing of this offering. Such individuals will assist our management team with sourcing and evaluating business opportunities and devising plans and strategies to optimize any business that we acquire following the consummation of this offering. On November 5, 2021, members of our advisory board, Charlotte Aubin, Elaine Foo, Roksana G. Ciurysek-Gedir, James Gerard, Andrew Mack and Jason Nolte each purchased 11,750 founder shares from our sponsor for a price of $0.004 per share, the same price at which our sponsor purchased such shares from us. Additionally, on November 5, 2021, Mahmoud Atalla and Reji Vettessari, members of our advisory board, purchased 29,375 and 48,469 founder shares, respectively, from our sponsor at a price of $0.004 per share. A portion of the Class B ordinary shares purchased by our advisors is subject to vesting and will be forfeited to our sponsor at the time of our initial business combination unless prior thereto our compensation committee approves the vesting of such shares after taking into account the recommendations of our sponsor. The advisors are neither paid nor reimbursed for any out-of-pocket expenses in connection with the search of acquisition targets before or after the consummation of our initial business combination. We have not currently entered into any formal arrangements or agreements with the members of our advisory board to provide services to us and they will have no fiduciary obligations to present business opportunities to us.

Andrew Mack

Andrew Mack is a portfolio, governance and risk management professional with 35 years of international experience managing businesses and risk across the financial sector. He is currently Chair of Morgan Stanley Investment Management (ACD) in London, Chair of MSIM Fund Management in Dublin, and Senior Independent Director and Risk committee Chair of ICE Clear Europe.

Charlotte Aubin

Charlotte Aubin has 24 years of experience in environmental and infrastructure investment and financial asset management, including 8 years dedicated to international and Sub-Saharan Africa renewable energy.

Mahmoud Atalla

Mahmoud Atalla has 22 years of leadership and investing experience in the European mid-market. Mr. Atalla was the Managing Director and Co-Head of Global Loans & Special Situations Trading and Head of UK Private Equity & Principal Investments at the HSBC Group in London, a founding Board and Operating Committee member of the UK Business Growth Fund, and an Investment Manager with Montagu Private Equity, a leading European private equity investor. Mr. Atalla is a former board member of TDG, Amtech Power Software, Britton Flexibles and Viking Moorings. Mr. Atalla has an MSc from the London School of Economics.

Elaine Foo

Elaine Foo spent 10 years at Merrill Lynch in senior trading, investment banking and wealth management positions in Paris and London. She formerly worked for McKinsey, Lehman Brothers and Wasserstein Perella and served as Chief Operating Officer of one of Hong Kong’s largest family offices. She began her career at Edmond Safra’s family office and is currently advising two family offices in Europe and the Middle East. Elaine graduated with a degree in Economics from Harvard University.

Roksana G. Ciurysek-Gedir

Roksana Ciurysek-Gedir is a financier, artist, and movie producer. Currently, she is the Chairwoman of the Impact Advisory Board for White Oak Global Advisors LLC, founder of PossibleX and global advisor to various Chief Executive Officers. During her career in the banking industry, she served as Deputy Chief Executive Officer and Vice-President of the Management Board of Bank Pekao. Prior to her time at Bank Pekao, she served as the Head of the Ultra-High-Net-Worth Coverage Group at Credit Suisse. She has also held managerial positions in the top financial institutions including Merrill Lynch, JPMorgan and European Bank for Reconstruction and Development.

James Gerard

James Gerard has over 30 years of experience in the financial services sector and is currently a Managing Director at Hycroft Advisors and Deputy Chairman of the Supervisory Board of action press AG. Prior to Hycroft Advisors, Mr. Gerard was a Senior Advisor at North Sea Securities where he was responsible for raising equity for alternative fund groups. In 2001, he joined The Chart Group as a Managing Director, where he focused on the group’s alternative fund offerings. Mr. Gerard was previously with Ironbound Partners, a family office for a Washington, D.C.-based investor, which he established and co-managed. Mr. Gerard is currently on the board of the Tocqueville Trust, a mutual fund company, where he chairs the audit and valuation committees. Mr. Gerard holds a BA in International Affairs from George Washington University.

Jason Nolte

Jason Nolte previously spent over 10 years innovating, developing, investing in, and launching clean technology (“CleanTech”) and mobility technology at General Motors Company (“GM”) and its venture capital group, General Motors Ventures, LLC. As a venture capital investor, Mr. Nolte sourced and invested in various technology companies of significant financial and strategic value to GM. He is currently Head of Structuring for NAX where he oversees investor relations, the structuring of commercial partnerships and joint ventures primarily focused on financial and technology innovation.

Reji Vettasseri

Reji Vettasseri has 16 years of experience in advisory, mergers and acquisitions and private market investment roles. Mr. Vettasseri is currently the Lead Portfolio Manager for the Private Markets Funds and Mandates managed by DECALIA. Prior to taking on this role at DECALIA, Mr. Vettasseri was a senior member of Morgan Stanley Alternative Investment Partners’ Europe, Middle East and Africa (“EMEA”) team with lead responsibility for credit strategies. Previously, he was an Executive Director at Goldman Sachs within the mergers and acquisitions, EMEA Industrials team and a Strategy Consultant at Bain & Company. Mr. Vettasseri holds an MBA with distinction from Harvard Business School and a MSc and BA in Law from University of Cambridge.

BUSINESS STRATEGY

The Market Opportunity

We believe that transformative change will continue and potentially accelerate in Europe over the next decade in two critical industries, FinTech and GreenTech, and that these trends provide attractive investment opportunities for us.

Over the last decade there has been a large expansion of the market capitalization of European FinTech companies, versus only limited growth in the aggregate market capitalization of European financial services companies. The market capitalization of European FinTech increased by approximately eight times from $32.0 billion in 2010 to $240.0 billion in 2020, whereas the market capitalization of the European financial services sector increased nominally from approximately $1.9 trillion to $2.0 trillion during the same period. However, the listed FinTech sector remains only approximately 12% of total sector market capitalization in Europe. According to Deloitte Research, global FinTech revenue is expected to grow by approximately 11.7% between 2019 and 2024 and we believe that there is scope for substantial additional growth in the European FinTech sector.

Since 2010, private equity investors have invested cumulatively over $300 billion in European financial services. We believe that this demonstrates a sizable investment opportunity in financial services in Europe. We believe that this demonstrates a sizable investment opportunity in financial services in Europe.

We have identified a wide range of trends which we believe will provide opportunities to disrupt established players or to accelerate their transition through our initial business combination. These include new technology and business models, the digitalization of markets and services, new data sources, uses and technology, and new asset classes. In addition, we believe there will also be a significant need for financing of our other core focus area of GreenTech.

The EU has a number of policy initiatives which are intended to support the green economy. We believe that Europe will be a leader in global energy transition over the next decades. Bloomberg New Energy Finance estimates that approximately 85% of electricity in Europe will be derived from zero-carbon sources by 2030, compared to only approximately 42% in the United States. The EU is targeting at least a 55% net reduction in greenhouse gas emissions by 2030 and a climate-neutral EU by 2050. Other current, planned or potential initiatives include a phasing out of internal combustion engine vehicles, strengthening of the EU Emissions Trading Scheme and budget allocations to the Green Recovery. For example, nearly €550 billion within the 2021-2027 EU Budget and Recovery Fund is earmarked for green projects. Additionally, according to Markets and Markets, global GreenTech revenue is expected to grow by approximately 26.6% between 2020 and 2025.

We believe there will be significant opportunities for our initial business combination in connection with the green economy, including investments in technological change, new infrastructure and enabling industries.

In addition, we believe that there are attractive investment opportunities in areas where there is a convergence or overlap of the two industries identified above, FinTech and GreenTech. We have identified a number of companies which operate in both industries, such as, financing of electric vehicles, mobility and smart infrastructure, energy efficiency financing models and e-commerce and digital marketplaces supporting the green economy. We believe that investment opportunities in these areas may benefit from the positive growth and profitability trends of both the FinTech and GreenTech sectors, and that we are well equipped to assess such opportunities given our experience across both sectors.

We believe that FinTech, GreenTech, and the area of convergence between these sectors in Europe, provide substantial opportunities to enter into a business combination with a fast-growing company. We believe that our highly experienced team has the necessary sourcing, investment and operational experience in Europe in order to attempt to achieve a successful business combination.

We plan to focus on assessing the operational resilience and strength of any business we evaluate for a potential combination, and on ensuring we can add the necessary managerial and operational value if needed following a potential combination. Four members of our leadership team are or have been CEOs of major public or private companies and as such have many years of direct hands-on experience in either: (i) digital transformation of financial services and financial technology, or (ii) environmental services. This industrial and operational experience is complemented with substantial experience levels in sourcing and executing transactions in the aforementioned sectors.

Although we intend to execute a business combination with a company in the FinTech or the GreenTech space in Europe, the above industry overview is not intended to be exhaustive, and we reserve the right to enter into our initial business combination with a business partner that does not necessarily fit precisely within the boundaries of FinTech or GreenTech, or that is not based in Europe. We believe that our management team is well situated to evaluate potential business partners more broadly in Europe or in the technology sector, including those that are deemed non-European based, or non-European based with an ambition to accelerate their expansion in Europe. Ultimately, we will be guided by our business strategy, acquisition criteria, experience and expertise in identifying exceptional candidates that provide a compelling business opportunity for our company.

Our Business Strategy

Our business strategy is to identify and complete a business combination that creates value for our shareholders. We intend to rely on the experience, expertise and relationships available to our leadership team in their specialized fields to identify, evaluate and, if the context merits, contribute our experience to the management of, attractive potential targets for an initial business combination with us. We intend to focus primarily on opportunities in Europe. The majority of our management and our sponsor’s main members are based in Europe, with their principal transaction experience being in Europe. However, they all have previously resided and worked at major institutions headquartered in the United States.

INITIAL BUSINESS COMBINATION CRITERIA

Initial Business Combination Criteria

We have identified the following attributes and guidelines to evaluate prospective target businesses. We may decide, however, to enter into our initial business combination with one or more businesses that do not meet these criteria and guidelines. We intend to pursue an initial business combination with companies that have the following characteristics:

•	operating in an industry with attractive fundamentals and a large addressable market;

•	competitively and strategically positioned with access to a sustainable customer base;

•	exhibiting strong growth potential building on a proven and cash generative revenue model;

•	possessing scope to accelerate growth through digital transformation, internationalization and other disruptive trends; and

•	led by a management team with a track record of delivering consistent performance that we can partner with to drive growth and operational improvements.

We believe that there are significant benefits to companies being publicly traded during their growth stage, including having access to capital markets and a currency for potential acquisitions, as well as increased brand awareness. We believe that an initial business combination with a blank check company such as ours can provide an attractive mechanism to go public. We further believe that an initial business combination with Europa Growth Acquisition Company will provide a potential target company with several benefits, including valuation based on the most accurate metrics with a longer-term outlook, providing a faster route to public markets, and providing a valuable and collaborative partnership with a high quality leadership team.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines as well as on other considerations, factors and criteria that our management may deem relevant. In the event that we decide to enter into our initial business combination with a target business that does not meet the above criteria and guidelines, we will disclose that the target business does not meet the above criteria in our shareholder communications related to our initial business combination, which, as discussed in this prospectus, would be in the form of proxy solicitation materials or tender offer documents that we would file with the Securities and Exchange Commission.

Status as a Public Company

We believe our structure will make us an attractive business combination partner to target businesses. As an existing public company, we offer a target business an alternative to the traditional initial public offering through a merger or other business combination with us. In a business combination transaction with us, the owners of the target business may, for example, exchange their capital stock, shares or other equity interests in the target business for our Class A ordinary shares (or shares of a new holding company) or for a combination of our Class A ordinary shares and cash, allowing us to tailor the consideration to the specific needs of the sellers. We believe target businesses will find this method a more expeditious and cost effective method to becoming a public company than the typical initial public offering. The typical initial public offering process takes a significantly longer period of time than the typical business combination transaction process, and there are significant expenses in the initial public offering process, including underwriting discounts and commissions, that may not be present to the same extent in connection with a business combination with us.

Furthermore, once a proposed business combination is completed, the target business will have effectively become public, whereas an initial public offering is always subject to the underwriter’s ability to complete the offering, as well as general market conditions, which could delay or prevent the offering from occurring or have negative valuation consequences. Once public, we believe the target business would then have greater access to capital, an additional means of providing management incentives consistent with shareholders’ interests and the ability to use its shares as currency for acquisitions. Being a public company can offer further benefits by augmenting a company’s profile among potential new customers and vendors and aid in attracting talented employees.

While we believe that our structure and our founding team’s backgrounds will make us an attractive business partner, some potential target businesses may view our status as a blank check company, such as our lack of an operating history and our ability to seek shareholder approval of any proposed initial business combination, negatively.

We are an “emerging growth company,” as defined in the JOBS Act. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Class A ordinary shares that are held by non-affiliates exceeds $700 million as of the prior June 30, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our ordinary shares held by non-affiliates is equal to or exceeds $250 million as of the prior June 30, and (2) our annual revenues equaled or exceeded $100 million during such completed fiscal year and the market value of our ordinary shares held by non-affiliates is equal to or exceeds $700 million as of the prior June 30.

Financial Position

With funds available for a business combination initially in the amount of $236,175,000 (or $271,601,250 if the underwriter’s over-allotment option is exercised in full), after payment of the estimated expenses of this offering and before the payment of deferred underwriting fees, we offer a target business a variety of options such as creating a liquidity event for its owners, providing capital for the potential growth and expansion of its operations or strengthening its balance sheet by reducing its debt ratio. Because we are able to complete our initial business combination using our cash, debt or equity securities, or a combination of the foregoing, we have the flexibility to use the most efficient combination that will allow us to tailor the consideration to be paid to the target business to fit its needs and desires. However, we have not taken any steps to secure third-party financing and there can be no assurance it will be available to us.

Effecting Our Initial Business Combination

General

We are not presently engaged in, and we will not engage in, any operations for an indefinite period of time following this offering. We intend to effectuate our initial business combination using cash from the proceeds of this offering, the sale of the private placements warrants, our equity, debt or a combination of these as the consideration to be paid in our initial business combination. We may seek to complete our initial business combination with a company or business that may be financially unstable or in its early stages of development or growth, which would subject us to the numerous risks inherent in such companies and businesses.

If our initial business combination is paid for using equity or debt, or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination or used for redemptions of our Class A ordinary shares, we may apply the balance of the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of the post-business combination company, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital.

We have not selected any target business and we have not, nor has anyone on our behalf, initiated any substantive discussions with any target business. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate, to conduct any research or take any measures, directly or indirectly, to locate or contact a target business, other than our officers and directors.

Accordingly, there is no current basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete our initial business combination. Although our founding team will assess the risks inherent in a particular target business with which we may combine, we cannot assure you that this assessment will result in our identifying all risks that a target business may encounter. Furthermore, some of those risks may be outside of our control, meaning that we can do nothing to control or reduce the chances that those risks will adversely affect a target business.

We may need to obtain additional financing to complete our initial business combination, either because the transaction requires more cash than is available from the proceeds held in our trust account, or because we become obligated to redeem a significant number of our public shares upon completion of the business combination, in which case we may issue additional securities or incur debt in connection with such business combination. There are no prohibitions on our ability to issue securities or incur debt in connection with our initial business combination. We are not currently a party to any arrangement or understanding with any third party with respect to raising any additional funds through the sale of securities, the incurrence of debt or otherwise.

Sources of Target Businesses

Our process of identifying target business candidates will leverage our leadership team’s unique industry experiences, proven deal sourcing capabilities and broad and deep network of relationships in numerous industries, including executives and management teams, private equity groups and other institutional investors, large business enterprises, lenders, investment bankers and other investment market participants, restructuring advisers, consultants, attorneys and accountants, which we believe should provide us with a number of business combination opportunities. We expect that the collective experience, capability and network of our founders, directors and officers, combined with their individual and collective reputations in the investment community, will help to create prospective business combination opportunities.

In addition, we anticipate that target business candidates may be brought to our attention from various unaffiliated sources, including investment bankers and private investment funds. Target business candidates may be brought to our attention by such unaffiliated sources as a result of being solicited by us through calls or mailings. These sources may also introduce us to target businesses in which they think we may be interested on an unsolicited basis, since many of these sources will have read this prospectus and know what types of businesses we are pursuing. Our officers and directors, as well as their affiliates, may also bring to our attention target business candidates of which they become aware through their business contacts as a result of formal or informal inquiries or discussions they may have, as well as attending trade shows or conventions.

While we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business acquisitions on any formal basis, we may engage these firms or other individuals in the future, in which event we may pay a finder’s fee, consulting fee or other compensation to be determined in an arm’s length negotiation based on the terms of the transaction. We will engage a finder only to the extent our founding team determines that the use of a finder may bring opportunities to us that may not otherwise be available to us or if finders approach us on an unsolicited basis with a potential transaction that our founding team determines is in our best interest to pursue. Payment of a finder’s fee is customarily tied to completion of a transaction, in which case any such fee will be paid out of the funds held in the trust account. In no event, however, will our sponsor or any of our existing officers or directors, or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation by us prior to, or for any services they render in order to effectuate, the completion of our initial business combination (regardless of the type of transaction that it is). None of our sponsor, executive officers or directors, or any of their respective affiliates, will be allowed to receive any compensation, finder’s fees or consulting fees from a prospective business combination target in connection with a contemplated acquisition of such target by us. We have agreed to pay our sponsor a total of $10,000 per month for office space, secretarial and administrative support and to reimburse our sponsor for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination and pay our management team and up to two analysts, whom we expect to hire shortly after the consummation of this offering, an aggregate of up to $46,500 per month, for their services prior to the consummation of our initial business combination. Some of our officers and directors may enter into employment or consulting agreements with the post-business combination company following our initial business combination.

We are not prohibited from pursuing an initial business combination or subsequent transaction with a company that is affiliated with our sponsor, founders, officers or directors. In the event we seek to complete our initial business combination with a company that is affiliated with our sponsor or any of our founders, officers or directors, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm which is a member of FINRA or an independent valuation or accounting firm that such initial business combination or transaction is fair to our company from a financial point of view. We are not required to obtain such an opinion in any other context.

Each of our officers and directors presently has, and any of them in the future may have additional, fiduciary or contractual obligations to other entities, including any future special purpose acquisition companies we expect they may be involved in and entities that are affiliates of our sponsor, pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she may be required to honor his or her fiduciary or contractual obligations to present such business combination opportunity to such entity. See “Management—Conflicts of Interest.”

Evaluation of a Target Business and Structuring of Our Initial Business Combination

In evaluating a prospective target business, we expect to conduct a thorough due diligence review which may encompass, among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspection of facilities, as well as a review of financial, operational, legal and other applicable information (including environmental and technological information) which will be made available to us. If we determine to move forward with a particular target, we will proceed to structure and negotiate the terms of the business combination transaction. We also expect to utilize our industry knowledge and operational transactional and capital planning experience.

The time required to identify and evaluate a target business and to structure and complete our initial business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of, and negotiation with, a prospective target business with which our initial business combination is not ultimately completed will result in our incurring losses and will reduce the funds we can use to complete another business combination. We will not pay any consulting fees to members of our founding team, or any of their respective affiliates, for services rendered to or in connection with our initial business combination. In addition, we have agreed not to enter into a definitive agreement regarding an initial business combination without the prior consent of our sponsor.

Lack of Business Diversification

For an indefinite period of time after the completion of our initial business combination, the prospects for our success may depend entirely on the future performance of a single business. Unlike other entities that have the resources to complete business combinations with multiple entities in one or several industries, it is probable that we will not have the resources to diversify our operations and mitigate the risks of being in a single line of business. By completing our initial business combination with only a single entity, our lack of diversification may:

•

subject us to negative economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact on the particular industry in which we operate after our initial business combination; and

•	cause us to depend on the marketing and sale of a single product or limited number of products or services.

Limited Ability to Evaluate the Target’s Management Team

Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting our initial business combination with that business, our assessment of the target business’s management may not prove to be correct. In addition, the future management may not have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of members of our founding team, if any, in the target business cannot presently be stated with any certainty. The determination as to whether any of the members of our founding team will remain with the combined company will be made at the time of our initial business combination. While it is possible that one or more of our directors will remain associated in some capacity with us following our initial business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to our initial business combination. Moreover, we cannot assure you that members of our founding team will have significant experience or knowledge relating to the operations of the particular target business.

We cannot assure you that any of our key personnel will remain in senior management or advisory positions with the combined company. The determination as to whether any of our key personnel will remain with the combined company will be made at the time of our initial business combination.

Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Shareholders May Not Have the Ability to Approve Our Initial Business Combination

We may conduct redemptions without a shareholder vote pursuant to the tender offer rules of the SEC subject to the provisions of our amended and restated memorandum and articles of association. However, we will seek shareholder approval if it is required by applicable law or stock exchange rule, or we may decide to seek shareholder approval for business or other reasons.

Under the rules of Nasdaq, shareholder approval would be required for our initial business combination if, for example:

•

we issue (other than in a public offering for cash) ordinary shares that will either (a) be equal to or in excess of 20% of the number of ordinary shares then issued and outstanding or (b) have voting power equal to or in excess of 20% of the voting power then issued and outstanding;

•

any of our directors, officers or substantial security holders (as defined by the rules of Nasdaq) has a 5% or greater interest, directly or indirectly, in the target business or assets to be acquired and if the number of ordinary shares to be issued, or if the number of ordinary shares into which the securities may be convertible or exercisable, exceeds either (a) 1% of the number of ordinary shares or 1% of the voting power outstanding before the issuance in the case of any of our directors and officers or (b) 5% of the number of ordinary shares or 5% of the voting power outstanding before the issuance in the case of any substantial security holders; or

•	the issuance or potential issuance of ordinary shares will result in our undergoing a change of control.

The decision as to whether we will seek shareholder approval of a proposed business combination in those instances in which shareholder approval is not required by law will be made by us, solely in our discretion, and will be based on business and legal reasons, which include a variety of factors, including, but not limited to:

•

the timing of the transaction, including in the event we determine shareholder approval would require additional time and there is either not enough time to seek shareholder approval or doing so would place our company at a disadvantage in the transaction or result in other additional burdens on our company;

•	the expected cost of holding a shareholder vote;

•	the risk that the shareholders would fail to approve the proposed business combination; other time and budget constraints of our company; and

•	additional legal complexities of a proposed business combination that would be time consuming and burdensome to present to shareholders.

Permitted Purchases and Other Transactions with Respect to Our Securities

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, directors, executive officers, advisors or their affiliates may purchase public shares or warrants in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. Additionally, at any time at or prior to our initial business combination, subject to applicable securities laws (including with respect to material nonpublic information), our sponsor, directors, executive officers, advisors or their affiliates may enter into transactions with investors and others to provide them with incentives to acquire public shares, vote their public shares in favor of our initial business combination or not redeem their public shares. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds in the trust account will be used to purchase public shares or warrants in such transactions. If they engage in such transactions, they will be restricted from making any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act.

In the event that our sponsor, directors, officers, advisors or their affiliates purchase shares in privately negotiated transactions from public shareholders who have already elected to exercise their redemption rights or submitted a proxy to vote against our initial business combination, such selling shareholders would be required to revoke their prior elections to redeem their shares and any proxy to vote against our initial business combination. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will be required to comply with such rules.

The purpose of any such transactions could be to (i) vote such shares in favor of the business combination and thereby increase the likelihood of obtaining shareholder approval of the business combination, (ii) satisfy a closing condition in an agreement with a target business that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met or (iii) reduce the number of public warrants outstanding or vote such warrants or any matter submitted to the warrant holders for approval in connection with our initial business combination. Any such purchases of our securities may result in the completion of our initial business combination that may not otherwise have been possible.

In addition, if such purchases are made, the public “float” of our Class A ordinary shares or public warrants may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.

Our sponsor, officers, directors and/or their affiliates anticipate that they may identify the shareholders with whom our sponsor, officers, directors or their affiliates may pursue privately negotiated transactions by either the shareholders contacting us directly or by our receipt of redemption requests submitted by shareholders (in the case of Class A ordinary shares) following our mailing of tender offer or proxy materials in connection with our initial business combination. To the extent that our sponsor, officers, directors, advisors or their affiliates enter into a private transaction, they would identify and contact only potential selling or redeeming shareholders who have expressed their election to redeem their shares for a pro rata share of the trust account or vote against our initial business combination, whether or not such shareholder has already submitted a proxy with respect to our initial business combination but only if such shares have not already been voted at the general meeting related to our initial business combination. Our sponsor, executive officers, directors, advisors or their affiliates will select which shareholders to purchase shares from based on the negotiated price and number of shares and any other factors that they may deem relevant, and will be restricted from purchasing shares if such purchases do not comply with Regulation M under the Exchange Act and the other federal securities laws.

Our sponsor, officers, directors and/or their affiliates will be restricted from making purchases of shares if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act. We expect any such purchases would be reported by such person pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements.

Redemption Rights for Public Shareholders upon Completion of Our Initial Business Combination

We will provide our public shareholders with the opportunity to redeem all or a portion of their Class A ordinary shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of the initial business combination, including interest earned on the funds held in the trust account and not previously released to us to pay our income taxes, if any, divided by the number of the then-outstanding public shares, subject to the limitations described herein. The amount in the trust account is initially anticipated to be $10.05 per public share and will increase to $10.15 per public share and finally $10.25 per public share if we are unable to consummate an initial business combination after 18 months and 21 months, respectively, and choose in each case to extend the term as described herein. The per share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay to the underwriter. The redemption rights may include the requirement that a beneficial holder must identify itself in order to validly redeem its shares. There will be no redemption rights upon the completion of our initial business combination with respect to our warrants. Further, we will not proceed with redeeming our public shares, even if a public shareholder has properly elected to redeem its shares, if a business combination does not close. Our sponsor and our founding team have entered into an agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to their founder shares, private placement warrants and any public shares purchased during or after this offering in connection with (i) the completion of our initial business combination and (ii) a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association (A) that would modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within the completion window or (B) with respect to any other provision relating to the rights of holders of our Class A ordinary shares or pre-initial business combination activity. Our anchor investors are not required to waive their redemption rights with respect their founder shares or any public shares that they acquire in this offering.

Limitations on Redemptions

Our amended and restated memorandum and articles of association provide that in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 (so that we do not then become subject to the SEC’s “penny stock” rules). However, the proposed business combination may require: (i) cash consideration to be paid to the target or its owners, (ii) cash to be transferred to the target for working capital or other general corporate purposes or (iii) the retention of cash to satisfy other conditions in accordance with the terms of the proposed business combination. In the event the aggregate cash consideration we would be required to pay for all Class A ordinary shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not complete the business combination or redeem any shares, and all Class A ordinary shares submitted for redemption will be returned to the holders thereof.

Manner of Conducting Redemptions

We will provide our public shareholders with the opportunity to redeem all or a portion of their Class A ordinary shares upon the completion of our initial business combination either (i) in connection with a general meeting called to approve the business combination or (ii) by means of a tender offer. The decision as to whether we will seek shareholder approval of a proposed business combination or conduct a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require us to seek shareholder approval under applicable law or stock exchange listing requirements or whether we were deemed to be a foreign private issuer (which would require a tender offer rather than seeking shareholder approval under SEC rules). Asset acquisitions and share purchases would not typically require shareholder approval while direct mergers with our company and any transactions where we issue more than 20% of our issued and outstanding ordinary shares or seek to amend our amended and restated memorandum and articles of association would typically require shareholder approval. We currently intend to conduct redemptions in connection with a shareholder vote unless shareholder approval is not required by applicable law or stock exchange rule or we choose to conduct redemptions pursuant to the tender offer rules of the SEC for business or other reasons.

If we held a shareholder vote to approve our initial business combination, we will, pursuant to our amended and restated memorandum and articles of association:

•

conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules; and

•	file proxy materials with the SEC.

In the event that we seek shareholder approval of our initial business combination, we will distribute proxy materials and, in connection therewith, provide our public shareholders with the redemption rights described above upon completion of the initial business combination.

If we seek shareholder approval, we will complete our initial business combination only if we receive approval pursuant to an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a simple majority of the shares voted at a general meeting of our company. In such case, our sponsor and each member of our founding team have agreed to vote their founder shares and public shares purchased during or after this offering in favor of our initial business combination. As a result, in addition to our initial shareholders’ founder shares, we would need 10,782,388 or 45.9%, of the 23,500,000 public shares sold in this offering to be voted in favor of an initial business combination in order to have our initial business combination approved (assuming all issued and outstanding shares are voted and the over-allotment option is not exercised). Each public shareholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed business combination or vote at all. In addition, our sponsor and our founding team have entered into an agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to their founder shares and any public shares purchased during or after this offering in connection with (i) the completion of our initial business combination and (ii) a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association (A) that would modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within the completion window or (B) with respect to any other provision relating to the rights of holders of our Class A ordinary shares or pre-initial business combination activity. Our anchor investors are not required to waive their redemption rights with respect their founder shares or any public shares that they acquire in this offering.

If we conduct redemptions pursuant to the tender offer rules of the SEC, we will, pursuant to our amended and restated memorandum and articles of association:

•	conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers; and

•

file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies.

Upon the public announcement of our initial business combination, we or our sponsor will terminate any plan established in accordance with Rule 10b5-1 to purchase Class A ordinary shares in the open market if we elect to redeem our public shares through a tender offer, to comply with Rule 14e-5 under the Exchange Act.

In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem will remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to complete our initial business combination until the expiration of the tender offer period. In addition, the tender offer will be conditioned on public shareholders not tendering more than the number of public shares we are permitted to redeem. If public shareholders tender more shares than we have offered to purchase, we will withdraw the tender offer and not complete the initial business combination.

Limitation on Redemption upon Completion of Our Initial Business Combination If We Seek Shareholder Approval

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association provides that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to Excess Shares, without our prior consent. We believe this restriction will discourage shareholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to exercise their redemption rights against a proposed business combination as a means to force us or our founding to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a public shareholder holding more than an aggregate of 15% of the shares sold in this offering could threaten to exercise its redemption rights if such holder’s shares are not purchased by us, our sponsor or our founding team at a premium to the then-current market price or on other undesirable terms. By limiting our shareholders’ ability to redeem no more than 15% of the shares sold in this offering without our prior consent, we believe we will limit the ability of a small group of shareholders to unreasonably attempt to block our ability to complete our initial business combination, particularly in connection with a business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash.

However, we would not be restricting our shareholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination.

Extension of time to Complete Business Combination

We will have until 15 months from the closing of this offering to consummate an initial business combination. However, we may, by resolution of our board and if requested by our sponsor, extend the period of time to consummate a business combination by an additional three months up to two times (for a total of 21 months to complete a business combination), with such extensions subject to our sponsor depositing additional funds into the trust account as set out below. We will only be able to extend the period of time to consummate a business combination by an additional three months two times (for a total of six months). In connection with any such extension, public shareholders will not be offered the opportunity to vote on or redeem their shares. Pursuant to the terms of our amended and restated memorandum and articles of association and the trust agreement to be entered into between us and Continental Stock Transfer & Trust Company on the date of this prospectus, in order to extend the time available for us to consummate our initial business combination for an additional three months, our sponsor or its affiliates or designees must deposit into the trust account $2,350,000, or up to $2,702,500 if the underwriter’s over-allotment option is exercised in full ($0.10 per share that must be deposited into the trust account in either case for each such additional extension), on or prior to the date of the applicable deadline. Any such payments would be made in exchange for additional private placement warrants to be issued by us to our sponsor at a price of $1.50 per warrant (for a total of 1,566,667 additional private placement warrants (or 1,801,667 if the over-allotment option is exercised in full) if payments are made for two such extensions). Such warrants would be identical to the private placement warrants. We will issue a press release announcing each extension, at least three days prior to the deadline for each extension. In addition, we will issue a press release the day after the deadline, announcing whether the funds have been timely deposited. Our sponsor and its affiliates or designees are obligated to fund the trust account in order to extend the time for us to complete our initial business combination, but our sponsor will not be obligated to extend such time.

Tendering Share Certificates in Connection with a Tender Offer or Redemption Rights

Public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” will be required to either tender their certificates (if any) to our transfer agent prior to the date set forth in the proxy solicitation or tender offer materials, as applicable, mailed to such holders, or to deliver their shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option, in each case up to two business days prior to the initially scheduled vote to approve the business combination. The proxy solicitation or tender offer materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate the applicable delivery requirements, which may include the requirement that a beneficial holder must identify itself in order to validly redeem its shares. Accordingly, a public shareholder would have from the time we send out our tender offer materials until the close of the tender offer period, or up to two business days prior to the initially scheduled vote on the proposal to approve the business combination if we distribute proxy materials, as applicable, to tender its shares if it wishes to seek to exercise its redemption rights. Given the relatively short period in which to exercise redemption rights, it is advisable for shareholders to use electronic delivery of their public shares.

There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC System. The transfer agent will typically charge the tendering broker a fee of approximately $80.00 and it would be up to the broker whether or not to pass this cost on to the redeeming holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise redemption rights to tender their shares. The need to deliver shares is a requirement of exercising redemption rights regardless of the timing of when such delivery must be effectuated.

While other blank check companies in the past have implemented redemption procedures that provided shareholders who elected redemption with an “option window” following shareholder approval to sell their shares and before delivering such shares to the company, our requirement for physical or electronic delivery prior to the meeting ensures that a redeeming shareholder’s election to redeem is (i) only revocable up to two business days prior to the initially scheduled vote on the proposal to approve the business combination, unless otherwise agreed to by us, and (ii) irrevocable once the business combination is approved.

If a holder of a public share delivered its certificate in connection with an election of redemption rights and subsequently decides prior to the applicable date not to elect to exercise such rights, such holder may simply request that the transfer agent return the certificate (physically or electronically). It is anticipated that the funds to be distributed to holders of our public shares electing to redeem their shares will be distributed promptly after the completion of our initial business combination.

If our initial business combination is not approved or completed for any reason, then our public shareholders who elected to exercise their redemption rights would not be entitled to redeem their shares for the applicable pro rata share of the trust account. In such case, we will promptly return any certificates delivered by public holders who elected to redeem their shares.

If our initial proposed business combination is not completed, we may continue to try to complete a business combination with a different target until 15 months from the closing of this offering, or in the event the completion window has been extended as described herein, until 21 months from the closing of this offering.

Redemption of Public Shares and Liquidation If No Initial Business Combination

Our amended and restated memorandum and articles of association provides that we will have only 15 months from the closing of this offering (or up to 21 months from the closing of this offering, if our time to complete a business combination is extended as described herein) to consummate an initial business combination. If we do not consummate an initial business combination within the completion window, we will: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our income taxes, if any (less up to $100,000 of interest to pay dissolution expenses), divided by the number of the then-outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to our warrants, which will expire worthless if we fail to consummate an initial business combination within the completion window. Our amended and restated memorandum and articles of association provides that, if a resolution of our shareholders is passed pursuant to the Companies Act of the Cayman Islands to commence the voluntary liquidation of our company, we will follow the foregoing procedures with respect to the liquidation of the trust account as promptly as reasonably possible but not more than ten business days thereafter, subject to applicable Cayman Islands law.

Our sponsor and each member of our founding team have entered into an agreement with us, pursuant to which they have agreed to waive their rights to liquidating distributions from the trust account with respect to any founder shares they hold if we fail to consummate an initial business combination within the completion window

(although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the completion window).

Our sponsor, executive officers, directors and director nominees have agreed, pursuant to a written agreement with us, that they will not propose any amendment to our amended and restated memorandum and articles of association (A) that would modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within the completion window or (B) with respect to any other provision relating to the rights of holders of our Class A ordinary shares or pre-initial business combination activity, unless we provide our public shareholders with the opportunity to redeem their public shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our income taxes, if any, divided by the number of the then-outstanding public shares. However, we may not redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 (so that we do not then become subject to the SEC’s “penny stock” rules). If this optional redemption right is exercised with respect to an excessive number of public shares such that we cannot satisfy the net tangible asset requirement, we would not proceed with the amendment or the related redemption of our public shares at such time. This redemption right shall apply in the event of the approval of any such amendment, whether proposed by our sponsor, any executive officer, director or director nominee, or any other person.

We expect that all costs and expenses associated with implementing our plan of dissolution, as well as payments to any creditors, will be funded from amounts remaining out of the $1,569,910 of proceeds held outside the trust account plus up to $100,000 of funds from the trust account available to us to pay dissolution expenses, although we cannot assure you that there will be sufficient funds for such purpose.

If we were to expend all of the net proceeds of this offering and the sale of the private placement warrants, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the per-share redemption amount received by shareholders upon our dissolution would be $10.05. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which would have higher priority than the claims of our public shareholders. We cannot assure you that the actual per-share redemption amount received by shareholders will not be less than $10.05. While we intend to pay such amounts, if any, we cannot assure you that we will have funds sufficient to pay or provide for all creditors’ claims.

Although we will seek to have all vendors, service providers (excluding our independent registered public accounting firm), prospective target businesses and other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our founding team will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if our founding team believes that such third party’s engagement would be significantly more beneficial to us than any alternative. Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by our founding team to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where our founding team is unable to find a service provider willing to execute a waiver. The underwriter will not execute agreements with us waiving such claims to the monies held in the trust account. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. In order to protect the amounts held in the trust account, our sponsor has agreed that it will be liable to us if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amounts in the trust account to below the lesser of (i) $10.05 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account if less than $10.05 per public share due to reductions in the value of the trust assets, in each case net of the interest that may be withdrawn to pay our tax obligations, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to seek access to the trust account nor will it apply to any claims under our indemnity of the underwriter of this offering against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, our sponsor will not be responsible to the extent of any liability for such third party claims. However, we have not asked our sponsor to reserve for such indemnification obligations, nor have we independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and we believe that our sponsor’s only assets are securities of our company. Our sponsor may not be able to satisfy those obligations. None of our officers or directors will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

In the event that the proceeds in the trust account are reduced below the lesser of (i) $10.05 per public share and the actual amount per public share held in the trust account as of the date of the liquidation of the trust account if less than $10.05 per public share due to reductions in the value of the trust assets, in each case net of the interest that may be withdrawn to pay our tax obligations, and our sponsor asserts that it is unable to satisfy its indemnification obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance. Accordingly, we cannot assure you that due to claims of creditors the actual value of the per-share redemption price will not be less than $10.05 per public share.

We will seek to reduce the possibility that our sponsor will have to indemnify the trust account due to claims of creditors by endeavoring to have all vendors, service providers (excluding our independent registered public accounting firm), prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account. Our sponsor will also not be liable as to any claims under our indemnity of the underwriter of this offering against certain liabilities, including liabilities under the Securities Act. We will have access to up to $1,569,910 from the proceeds of this offering and the sale of the private placement warrants with which to pay any such potential claims (including costs and expenses incurred in connection with our liquidation, currently estimated to be no more than approximately $100,000). In the event that we liquidate and it is subsequently determined that the reserve for claims and liabilities is insufficient, shareholders who received funds from our trust account could be liable for claims made by creditors; however such liability will not be greater than the amount of funds from our trust account received by any such shareholder. In the event that our offering expenses exceed our estimate of $1,130,090, we may fund such excess with funds from the funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $1,130,090, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount.

If we file a bankruptcy or winding-up petition or an involuntary bankruptcy or winding-up petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return $10.05 per public share to our public shareholders. Additionally, if we file a bankruptcy or winding-up petition or an involuntary bankruptcy or winding-up petition is filed against us that is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.”

As a result, a bankruptcy or insolvency court could seek to recover some or all amounts received by our shareholders. Furthermore, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public shareholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Our public shareholders will be entitled to receive funds from the trust account only (i) in the event of the redemption of our public shares if we do not consummate an initial business combination within the completion window, (ii) in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within the completion window or (B) with respect to any other provision relating to the rights of holders of our Class A ordinary shares or pre-initial business combination activity, and (iii) if they redeem their respective shares for cash upon the completion of the initial business combination. Public shareholders who redeem their Class A ordinary shares in connection with a shareholder vote described in clause (ii) in the preceding sentence shall not be entitled to funds from the trust account upon the subsequent completion of an initial business combination or liquidation if we have not consummated an initial business combination within the completion window, with respect to such Class A ordinary shares so redeemed. In no other circumstances will a shareholder have any right or interest of any kind to or in the trust account. In the event we seek shareholder approval in connection with our initial business combination, a shareholder’s voting in connection with the business combination alone will not result in a shareholder’s redeeming its shares to us for an applicable pro rata share of the trust account. Such shareholder must have also exercised its redemption rights described above. These provisions of our amended and restated memorandum and articles of association, like all provisions of our amended and restated memorandum and articles of association, may be amended with a shareholder vote.

Comparison of Redemption or Purchase Prices in Connection with Our Initial Business Combination and If We Fail to Complete Our Initial Business Combination.

The following table compares the redemptions and other permitted purchases of public shares that may take place in connection with the completion of our initial business combination and if we do not consummate an initial business combination within 15 months from the closing of this offering (or up to 21 months from the closing of this offering, if our time to complete a business combination is extended as described herein).

	REDEMPTIONS IN CONNECTION WITH OUR INITIAL BUSINESS COMBINATION	OTHER PERMITTED PURCHASES OF PUBLIC SHARES BY OUR AFFILIATES	REDEMPTIONS IF WE FAIL TO COMPLETE AN INITIAL BUSINESS COMBINATION
Calculation of redemption price	Redemptions at the time of our initial business combination may be made pursuant to a tender offer or in connection with a shareholder vote. The redemption price will be the same whether we conduct redemptions pursuant to a tender offer	If we seek shareholder approval of our initial business combination, our sponsor, directors, officers, advisors or their affiliates may purchase shares in privately negotiated transactions or in the open market either prior to or following	If we do not consummate an initial business combination within the completion window, we will redeem all public shares at a per-share price, payable in cash, equal to the aggregate amount, then on deposit in the trust

REDEMPTIONS IN CONNECTION WITH OUR INITIAL BUSINESS COMBINATION	OTHER PERMITTED PURCHASES OF PUBLIC SHARES BY OUR AFFILIATES	REDEMPTIONS IF WE FAIL TO COMPLETE AN INITIAL BUSINESS COMBINATION
or in connection with a shareholder vote. In either case, our public shareholders may redeem their public shares for cash equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of the initial business combination (which is initially anticipated to be $10.05 per share (or $10.15 or $10.25 per share, depending on whether our time to complete a business combination is extended to 18 months or 21 months, respectively, as described herein)), including interest earned on the funds held in the trust account and not previously released to us to pay our income taxes, if any, divided by the number of the then-outstanding public shares, subject to the limitation that no redemptions will take place if all of the redemptions would cause our net tangible assets to be less than $5.0 million and any limitations (including but not limited to cash requirements) agreed to in connection with the negotiation of terms of a proposed business combination.

completion of our initial business combination. There is no limit to the prices that our sponsor, directors, officers, advisors or their affiliates may pay in these transactions. If they engage in such transactions, they will be restricted from making any such purchases when they are in possession of any material nonpublic information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will be required to comply with such rules.

account (which is initially anticipated to be $10.05 per share (or $10.15 or $10.25 per share, depending on whether our time to complete a business combination is extended to 18 months or 21 months, respectively, as described herein)), including interest earned on the funds held in the trust account and not previously released to us to pay our income taxes, if any (less up to $100,000 of interest to pay dissolution expenses) divided by the number of then-outstanding public shares.

	REDEMPTIONS IN CONNECTION WITH OUR INITIAL BUSINESS COMBINATION	OTHER PERMITTED PURCHASES OF PUBLIC SHARES BY OUR AFFILIATES	REDEMPTIONS IF WE FAIL TO COMPLETE AN INITIAL BUSINESS COMBINATION
Impact to remaining shareholders	The redemptions in connection with our initial business combination will reduce the book value per share for our remaining shareholders, who will bear the burden of the deferred underwriting commissions and taxes payable.	If the permitted purchases described above are made, there would be no impact to our remaining shareholders because the purchase price would not be paid by us.	The redemption of our public shares if we fail to complete our initial business combination will reduce the book value per share for the shares held by our sponsor, who will be our only remaining shareholder after such redemptions.

Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.

The following table compares the terms of this offering to the terms of an offering by a blank check company subject to the provisions of Rule 419. This comparison assumes that the gross proceeds, underwriting discounts and commissions and underwriting expenses of our offering would be identical to those of an offering undertaken by a company subject to Rule 419, and that the underwriter will not exercise its over-allotment option. None of the provisions of Rule 419 apply to our offering.

	TERMS OF OUR OFFERING	TERMS UNDER A RULE 419 OFFERING
Escrow of offering proceeds	The rules of Nasdaq provide that at least 90% of the gross proceeds from this offering and the sale of the private placement warrants be deposited in a trust account. $236,175,000, of the proceeds of this offering and the sale of the private placement warrants will be deposited into a trust account located in the United States with Continental Stock Transfer & Trust Company, acting as trustee.	Approximately $199,867,500 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds	$236,175,000 of the net proceeds of this offering and the sale of the private placement warrants held in trust will be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

	TERMS OF OUR OFFERING	TERMS UNDER A RULE 419 OFFERING
Receipt of interest on escrowed funds	Interest income (if any) on proceeds from the trust account to be paid to shareholders is reduced by (i) any income taxes paid or payable and (ii) in the event of our liquidation for failure to complete our initial business combination within the allotted time, up to $100,000 of net interest that may be released to us should we have no or insufficient working capital to fund the costs and expenses of our dissolution and liquidation.	Interest income on funds in escrow account would be held for the sole benefit of investors, unless and only after the funds held in escrow were released to us in connection with our completion of a business combination.

Limitation on fair value or net assets of target business	The Nasdaq rules require that our initial business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of our assets held in the trust account (excluding the amount of deferred underwriting discounts held in trust and taxes payable on the interest earned on the trust account) at the time of signing the agreement to enter into the initial business combination.	The fair value or net assets of a target business must represent at least 80% of the maximum offering proceeds.

Trading of securities issued	The units are expected to begin trading on or promptly after the date of this prospectus. The Class A ordinary shares and warrants comprising the units will begin separate trading on the 52nd day following the date of this prospectus unless Barclays Capital Inc. informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. At the time that the Class A ordinary shares and warrants comprising the units begin separate trading, holders will hold the separate securities and no longer hold units (without any action needing to be taken by the holders), and the units will no	No trading of the units or the underlying Class A ordinary shares and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

	TERMS OF OUR OFFERING	TERMS UNDER A RULE 419 OFFERING
longer trade or be listed on Nasdaq. We will file the Current Report on Form 8-K promptly after the closing of this offering. If the over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the over-allotment option.

Exercise of the warrants	The warrants cannot be exercised until the later of 30 days after the completion of our initial business combination and 12 months from the closing of this offering.	The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

Election to remain an investor	We will provide our public shareholders with the opportunity to redeem their public shares for cash at a per-share price equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of our initial business combination, including interest earned on the funds held in the trust account and not previously released to us to pay our income taxes, if any, divided by the number of the then-outstanding public shares, upon the completion of our initial business combination, subject to the limitations described herein. We may not be required by applicable law or stock exchange rule to hold a shareholder vote. If we are not required by applicable law or stock exchange rule and do not otherwise decide to hold a shareholder vote, we will, pursuant to our amended and restated memorandum and articles of association, conduct the	A prospectus containing information pertaining to the business combination required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of a post-effective amendment to the company’s registration statement, to decide if he, she or it elects to remain a shareholder of the company or require the return of his, her or its investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account are automatically returned to the shareholder. Unless a sufficient number of investors elect to remain investors, all funds on deposit in the escrow account

	TERMS OF OUR OFFERING	TERMS UNDER A RULE 419 OFFERING
	redemptions pursuant to the tender offer rules of the SEC and file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under the SEC’s proxy rules. If, however, we hold a shareholder vote, we will, like many blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If we seek shareholder approval, we will complete our initial business combination only if we receive approval pursuant to an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a simple majority of the shares voted at a general meeting of our company.	must be returned to all of the investors and none of the securities are issued. Additionally, each public shareholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction or vote at all.

Business combination deadline	If we do not consummate an initial business combination within the completion window, we will (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our income taxes, if any (less up to $100,000 of interest to pay dissolution expenses), divided by the number of the then-outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including	If an acquisition has not been completed within 18 months after the effective date of the company’s registration statement, funds held in the trust or escrow account are returned to investors.

	TERMS OF OUR OFFERING	TERMS UNDER A RULE 419 OFFERING
the right to receive further liquidation distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.

Release of funds	Except with respect to interest earned on the funds held in the trust account that may be released to us to pay our income taxes, if any, the proceeds held in the trust account will not be released until the earliest of (i) the completion of our initial business combination, (ii) the redemption of our public shares if we have not consummated an initial business combination within the completion window, subject to applicable law and (iii) the redemption of our public shares properly submitted in connection with a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association (A) that would modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within the completion window or (B) with respect to any other provision relating to the rights of holders of our Class A ordinary shares or pre-initial business combination activity. Our anchor investors are	The proceeds held in the escrow account are not released until the earlier of the completion of a business combination and the failure to effect a business combination within the allotted time.

TERMS OF OUR OFFERING	TERMS UNDER A RULE 419 OFFERING
not required to waive their redemption rights with respect their founder shares or any public shares that they acquire in this offering. Based on current interest rates, we expect that interest income earned on the trust account (if any) will be sufficient to pay our income taxes.

Competition

In identifying, evaluating and selecting a target business for our initial business combination, we may encounter intense competition from other entities having a business objective similar to ours, including other blank check companies, private equity groups and leveraged buyout funds, public companies, operating businesses seeking strategic acquisitions. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Moreover, many of these competitors possess greater financial, technical, human and other resources than us. Our ability to acquire larger target businesses will be limited by our available financial resources. This inherent limitation gives others an advantage in pursuing the acquisition of a target business. Furthermore, our obligation to pay cash in connection with our public shareholders who properly exercise their redemption rights may reduce the resources available to us for our initial business combination and our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Either of these factors may place us at a competitive disadvantage in successfully negotiating an initial business combination.

Facilities

We currently maintain our executive offices at Baarerstrasse 78, CH-6300, Zug Switzerland. The cost for our use of this space is included in the $10,000 per month fee will pay to our sponsor for office space, administrative and support services, commencing upon the date that our securities are first listed on Nasdaq. We consider our current office space adequate for our current operations.

Employees

We currently have three executive officers. These individuals are not obligated to devote any specific number of hours to our matters but they intend to devote as much of their time as they deem necessary to our affairs until we have completed our initial business combination. The amount of time they will devote in any time period will vary based on whether a target business has been selected for our initial business combination and the stage of the business combination process we are in. We will pay our management team and up to two analysts, whom we expect to hire shortly after the consummation of this offering, an aggregate of up to $46,500 per month, for their services prior to the consummation of our initial business combination.

Periodic Reporting and Financial Information

We will register our units, Class A ordinary shares and warrants under the Exchange Act and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual reports will contain financial statements audited and reported on by our independent registered public accountants.

We will provide shareholders with audited financial statements of the prospective target business as part of the proxy solicitation or tender offer materials, as applicable, sent to shareholders. These financial statements may be required to be prepared in accordance with, or reconciled to, GAAP, or IFRS, depending on the circumstances, and the historical financial statements may be required to be audited in accordance with the standards of the PCAOB. These financial statement requirements may limit the pool of potential target businesses we may acquire because some targets may be unable to provide such statements in time for us to disclose such statements in accordance with federal proxy rules and complete our initial business combination within 15 months (or 21 months, as applicable) from the closing of this offering. We cannot assure you that any particular target business identified by us as a potential acquisition candidate will have financial statements prepared in accordance with the requirements outlined above, or that the potential target business will be able to prepare its financial statements in accordance with the requirements outlined above. To the extent that these requirements cannot be met, we may not be able to acquire the proposed target business. While this may limit the pool of potential acquisition candidates, we do not believe that this limitation will be material.

We will be required to evaluate our internal control procedures for the fiscal year ending December 31, 2022 as required by the Sarbanes-Oxley Act. Only in the event that we are deemed to be a large accelerated filer or an accelerated filer and no longer qualify as an emerging growth company would we be required to comply with the independent registered public accounting firm attestation requirement on internal control over financial reporting. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Prior to the date of this prospectus, we will file a Registration Statement on Form 8-A with the SEC to voluntarily register our securities under Section 12 of the Exchange Act. As a result, we will be subject to the rules and regulations promulgated under the Exchange Act. We have no current intention of filing a Form 15 to suspend our reporting or other obligations under the Exchange Act prior or subsequent to the consummation of our initial business combination.

We are a Cayman Islands exempted company. Exempted companies are Cayman Islands companies conducting business mainly outside the Cayman Islands and, as such, are exempted from complying with certain provisions of the Companies Act. As an exempted company, we have applied for and received a tax exemption undertaking from the Cayman Islands government that, in accordance with Section 6 of the Tax Concessions Act (As Revised) of the Cayman Islands, for a period of 20 years from the date of the undertaking, no law which is enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations will apply to us or our operations and, in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax will be payable (i) on or in respect of our shares, debentures or other obligations or (ii) by way of the withholding in whole or in part of a payment of dividend or other distribution of income or capital by us to our shareholders or a payment of principal or interest or other sums due under a debenture or other obligation of us.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Class A ordinary shares that are held by non-affiliates exceeds $700 million as of the prior June 30, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our Class A ordinary shares held by non-affiliates is equal to or exceeds $250 million as of the prior June 30, and (2) our annual revenues equaled or exceeded $100 million during such completed fiscal year and the market value of our Class A ordinary shares held by non-affiliates is equal to or exceeds $700 million as of the prior June 30.

Legal Proceedings

There is no material litigation, arbitration or governmental proceeding currently pending against us or any members of our founding team in their capacity as such.

MANAGEMENT

Officers, Directors and Director Nominees

Our officers, directors and director nominees are as follows:

Name	Age	Position
Michal Krupinski	40	Chief Executive Officer and Director
Walid Kamhawi	48	Investment Director and Director
Kamil Borowik	40	Chief Financial Officer
Richard Laxer	60	Director nominee
Artur Dela	64	Director nominee
Jeffrey Schumacher	48	Director nominee
William Jones	58	Director nominee
Fasih Rehman	45	Director nominee

Our management team is led by Michal Krupinski, our Chief Executive Officer, Walid Kamhawi, our Investment Director, and Kamil Borowik, our Chief Financial Officer. It is anticipated that Mr. Kamhawi will resign as a member of our board upon completion of our initial public offering, and continue in his role as our Investment Director.

Richard Laxer, Director Nominee

Richard Laxer will serve as Chairman of our board of directors. Mr. Laxer, 60, is a dual citizen of the United States and United Kingdom. He previously spent over 30 years in senior leadership positions with GE and was most recently Chairman and Chief Executive Officer of GE Capital from 2016 until 2018. In this role he oversaw the completion of the GE Capital Disposition Program (approximately $200 billion of asset and business sales) and the transition of approximately 50,000 employees to new roles within GE or externally. Throughout his career at GE, Mr. Laxer has built a track record of developing and executing strategies to optimize major global businesses through fundamental strategic shifts and economic cycles to consistently outperform rapidly changing markets. He has extensive experience in corporate finance including responsibility for multiple M&A projects and IPOs in Europe and globally. In addition, Mr. Laxer has gained significant experience throughout his career in serving on the boards of numerous public and privately held organizations, including serving as board chairman on multiple occasions. Over the last three years, he has been actively involved with several financial technology companies. Mr. Laxer holds a BS in Business and Economics from Skidmore College. We believe Mr. Laxer’s experience as a senior financial services executive makes him well qualified to serve as a director.

Artur Dela, Director Nominee

Artur Dela will serve as Vice Chairman of our board of directors. Mr. Dela, 64, is a French and Polish citizen and a resident of Switzerland. He has 40 years of experience as a manager, entrepreneur and investor in the areas of sustainable development, technology, media and telecommunications. He currently serves as Executive Chairman of Eneris Group, a privately held Luxembourg-based company of which he is also the founder and principal shareholder. The group’s main activities are in the field of waste management in Poland. Eneris Group acquired the Polish waste operations of Veolia in 2016, and under Mr. Dela’s leadership has since achieved substantial value creation over five years. Mr. Dela also oversees a diverse range of investments in environmental services, energy and clean technology (including, for example, in the areas of lithium-ion cells and batteries, hydrogen, energy storage and e-mobility). Over the course of his career, Mr. Dela participated in the launch of the Apple Macintosh computer, marketing-communication integration and globalization strategies for various companies. Mr. Dela has also been involved in the cable, satellite and internet industries. He was an early participant in European fixed satellite services and he led the first private investment in Eutelsat at its privatization in 2001. In 2004, he arranged capital from major global private equity investors to finance the consolidation of additional ownership interests in Eutelsat. Since 2005 Mr. Dela has been dedicated to environmental protection businesses. Mr. Dela holds an MA in Philosophy from University of Paris X, an MA in Communications from University of Paris XIII and an MBA from HEC Paris. We believe Mr. Dela’s experience as a senior executive, entrepreneur and investor in the environmental and clean technology sectors makes him well qualified to serve as a director.

Michal Krupinski, Chief Executive Officer

Michal Krupinski is our Co-Founder and Chief Executive Officer and serves on our board of directors. Mr. Krupinski, 40, is a Polish citizen and a Swiss resident. He was formerly Chief Executive Officer of Bank Pekao, Poland’s second largest commercial and investment bank, from 2017 until 2019. During his time there, he led the bank’s digital transformation and growth. Prior to his role at Bank Pekao, Mr Krupinski was Chief Executive Officer of PZU, the largest insurance group in Central and Eastern Europe. While at PZU, Mr. Krupinski led the acquisition of Bank Pekao, and also pursued a digitization strategy to drive underwriting growth. Mr. Krupinski previously led Bank of America’s investment banking efforts in Central and Eastern Europe from 2011 to 2016, where he was responsible for multiple M&A transactions and equity and debt capital markets. Prior to his role at Bank of America, Mr. Krupinski gained significant policy and regulatory experience as an Alternate Executive Director of the World Bank Group from 2008 to 2011 and as Deputy Minister of the State Treasury of Poland from 2005 to 2007. Mr. Krupinski holds a MSc from the Warsaw School of Economics and a MA (D.E.S) in European Economy from UCL Belgium. In addition, he holds an MBA from Columbia University. He was named a Young Global Leader in 2012 by the World Economic Forum. We believe Mr. Krupinski’s experience as a senior financial services executive makes him well qualified to serve as a director.

Walid Kamhawi, Investment Director

Walid Kamhawi is our Co-Founder and Investment Director and currently serves on our board of directors. Mr. Kamhawi, 48, is a British citizen and a resident of Monaco. He has over 25 years of experience in private equity investing and investment banking. During his career he has held roles at Blackstone Group, Bear, Stearns & Co. Inc., the Russian Direct Investment Fund, and Techinvest Corporation. At Blackstone, Mr. Kamhawi spent most of his 12-year tenure with the firm in their office in London, participating in a substantial number of investments in the media, telecommunications and environmental services sectors during this period. At the Russian Direct Investment Fund, Mr. Kamhawi assisted the fund, in his capacity as Senior Advisor, and executed a number of investments, including in media, financial services, industrial manufacturing and other sectors. At Bear, Stearns and at Techinvest, Mr. Kamhawi was involved in a number of transactions, principally in the media, telecommunications and technology sectors. Since 2015, he has focused on equity transactions in the technology sector. Particularly, in the media, telecommunications, and environmental services sectors, he has been involved in transactions achieving significant value creation throughout the course of his career. Overall, throughout his career, Mr. Kamhawi has gained significant experience in debt securities and equity capital markets transactions, having been involved in over $23 billion (by transaction value, inclusive of issued or assumed debt) of investment transactions. Mr. Kamhawi holds a BS in Computer Science and Economics from Dartmouth College. We believe Mr. Kamhawi’s experience in private equity, investing and investment banking makes him well qualified to serve as a director.

Kamil Borowik, Chief Financial Officer

Kamil Borowik is our Co-Founder and Chief Financial Officer. Mr. Borowik, 40, is a dual citizen of Poland and the United Kingdom. Mr. Borowik has more than 15 years of experience as a finance and investment manager specializing in technology, renewable energy and financial services in Europe and global emerging markets. Mr. Borowik was a senior member of the investment and portfolio oversight team and member of regional investment committees at LGT from 2017 to 2018. During this time, he was involved in launching a global impact and ESG private equity fund. From 2013 until 2017, Mr. Borowik was a director at The Abraaj

Group in London, and was involved in financial services and technology, media and telecommunications investments as well as in the set-up of four global thematic impact and ESG investing funds (inclusive of green energy). From 2010 until 2013, Mr Borowik worked for Goldman Sachs’ investment banking division in London, focusing on financial technology , media, and telecommunications. Mr. Borowik started his career at KPMG and subsequently also worked at The World Bank Group on banking including AML/CFT, financial technology and energy efficiency programs. Mr. Borowik holds an MBA from London Business School, and a BA in International Business and an MA in Economics from Cracow University of Economics. In addition, he completed an Executive Leadership Program at Vanderbilt University. We believe Mr. Borowik’s experience as a finance and investment manager in technology, green energy and financial services makes him well qualified to serve as a director.

Jeffrey Schumacher, Director Nominee

Jeffrey Schumacher will serve as a non-executive director on our board of directors. Mr. Schumacher, 48, is a United States citizen and a resident of California. He has 25 years of experience building new businesses and transforming large corporations and has been actively involved in founding over 100 early-growth companies as an operator, investor and entrepreneur. Mr. Schumacher is the founder and Chief Executive Officer of the NAX, a pioneer in transforming corporate assets with cutting-edge financial and technology models. Mr. Schumacher previously co-founded BCG Digital Ventures, one of the fastest-growing venture investment and incubation firms worldwide. He spent nearly half a decade developing the business model for BCG Digital Ventures, which he subsequently scaled into a global platform with innovation centers across four continents, creating transformative digital businesses for large multinational corporations. Prior to founding BCG Digital Ventures, he was a Partner at McKinsey & Company and was the founder of their Global Solution Center, which was a machine learning business supporting clients in healthcare, consumer and industrial goods. Mr. Schumacher also held roles as the Chief Marketing Officer, Executive Vice President and Chief Strategy Officer of Sports Authority. He frequently contributes to media conversations speaking on the topic of digital disruption throughout the United States, Europe and Asia. We believe Mr. Schumacher’s experience as an operator, investor and entrepreneur makes him well qualified to serve as director.

William Jones, Director Nominee

William Jones will serve as a non-executive director on our board of directors. Mr. Jones, 58, is a citizen of Luxembourg. Mr. Jones has over 32 years of experience in the funds industry and has held senior positions at Commodities Corporation, Goldman Sachs Asset Management International and HSBC Bank Bermuda Limited. During his career, Mr. Jones has held directorship roles at investment funds and related entities which are sponsored by major US and international banks and asset management companies. Mr. Jones currently acts as an advisor and director at various start-ups and early stage companies and is the founder of Beaumont Governance, which provides directorship and corporate governance services from Luxembourg. Mr. Jones completed the first cohort of the IIDP in 2011. Mr. Jones was also a member of the IIDP Advisory Board from 2011 to 2017 and served as its first President from 2011 to 2015. In 2011, Mr. Jones was accredited as a certified director by the IIDP and the ILA. He also served on the Board of Directors of ILA from 2016 until 2020, and served on its Fund Governance Committee for ten years. Mr. Jones has also served on the Board of Governors of the International School of Luxembourg from 2011 to 2015 and as Chairman from 2014 to 2015. Mr. Jones holds a law and business degree from Columbia University and a bachelor’s degree from Princeton University.

Fasih Rehman, Director Nominee

Fasih Rehman will serve as Executive Vice Chairman on our board of directors. Mr. Rehman, 45, is a British citizen and a resident of Scotland. He is an entrepreneur and investor with a successful track record investing in and managing European mid-market businesses primarily in the energy technology sector. Mr. Rehman co-founded TDG, a high-tech condition monitoring business based in Scotland serving the power sector globally and executed a buy and build strategy backed by HSBC record. TDG was sold to Danaher Corporation in 2009 and was short listed as BVCA Deal of the Year. Mr. Rehman was also one of the main shareholders and director of QED International, a UK commissioning technology business in the energy sector sold to AMEC plc in 2011 in a successful exit for the shareholders. Mr. Rehman’s other roles include founder and owner of Perle Hotels since 2014 and Managing Director at PrimePartners Singapore from 2011 to 2013. Mr. Rehman started his career at Deloitte & Touche in the Audit and Assurance practice later moving to its corporate finance practice specializing in the Energy, Infrastructure and Utilities Sector and he is currently a qualified Chartered Accountant (ICAEW).

Notwithstanding our sponsor’s, management team’s and their respective affiliates’ past experiences, past performance is not a guarantee that we will either (i) be able to identify a suitable candidate for our initial business combination or (ii) provide an attractive return to our shareholders from any business combination we may consummate. You should not rely on the historical record of our sponsor’s, management team’s and their respective affiliates’ performance as indicative of our future performance.

Executive Vice Chairman

Mr. Rehman will serve as Executive Vice Chairman of our board and will chair our operating committee comprised of Mr. Rehman and our management team, which will meet regularly. The scope, responsibilities and rules of procedures of the operating committee will be determined by the operating committee and approved by our board.

Number and Terms of Office of Officers and Directors

We intend to have six directors upon the closing of this offering. Following the closing of this offering, our board may determine to add one or more additional directors. Our directors will serve a term of one year, or until their successors are duly elected and qualified. We may not hold an annual general meeting until after we consummate our initial business combination.

Prior to the completion of an initial business combination, any vacancy on the board of directors may be filled by a nominee chosen by holders of a majority of our founder shares. In addition, prior to the completion of an initial business combination, holders of a majority of our founder shares may remove a member of the board of directors for any reason.

Our initial directors, including our independent director nominees, will be appointed by our sponsor. Prior to our initial business combination, our public shareholders will not have the right to elect directors.

Our officers are appointed by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Our board of directors is authorized to appoint persons to the offices set forth in our amended and restated memorandum and articles of association as it deems appropriate. Our amended and restated memorandum and articles of association provides that our officers may consist of one or more chairman of the board, chief executive officer, chief financial officer, chief business officer, president, vice presidents, secretary, treasurer and such other offices as may be determined by the board of directors.

Director Independence

The rules of Nasdaq require that a majority of our board of directors be independent. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship with the company which in the opinion of the company’s board of directors, could interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Upon the effectiveness of the registration statement of which this prospectus forms a part, we expect to have “independent directors” as defined in Nasdaq’s listing standards and applicable SEC rules. Our board of directors has determined that Artur Dela, William Jones, Richard Laxer and Jeffrey Schumacher are “independent directors” as defined in Nasdaq’s listing standards and applicable SEC rules.

Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Executive Officer and Director Compensation

On March 24, 2021, our sponsor surrendered 1,437,500 founder shares to us for no value, resulting in a price per share of approximately $0.004 for the 5,750,000 founder shares held by our sponsor immediately following such surrender. On October 22, 2021, we issued an additional 1,006,250 Class B ordinary shares to our sponsor, resulting in our sponsor owning a total of 6,756,250 founder shares at a price per share of approximately $0.004 per share. On November 5, 2021, Artur Dela, William Jones, Richard Laxer, Fasih Rehman and Jeffrey Schumacher purchased 572,812, 58,750, 235,000, 499,375 and 58,750 founder shares, respectively, from our sponsor at a price of $0.004 per founder share, the same price at which our sponsor purchased such shares from us. In addition, on November 5, 2021, Artur Dela, Fasih Rehman and Reji Vettessari agreed to purchase 1,166,667, 1,000,000 and 83,333 private placement warrants, respectively, from us at a price of $1.50 per warrant in a private placement to occur concurrently with the closing of this offering. None of our executive officers or directors have received any cash compensation for services rendered to us. We will pay our management team and up to two analysts, whom we expect to hire shortly after the consummation of this offering, an aggregate of up to $46,500 per month, for their services prior to the consummation of our initial business combination. Commencing on the date that our securities are first listed on Nasdaq through the earlier of consummation of our initial business combination and our liquidation, we will reimburse our sponsor for office space, secretarial and administrative services provided to us in the amount of $10,000 per month. Our sponsor, executive officers and directors, or any of their respective affiliates will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made by us to our sponsor, executive officers or directors, or our or their affiliates. Any such payments prior to an initial business combination will be made using funds held outside the trust account. Other than quarterly audit committee review of such reimbursements, we do not expect to have any additional controls in place governing our reimbursement payments to our directors and executive officers for their out-of-pocket expenses incurred in connection with our activities on our behalf in connection with identifying and consummating an initial business combination. Other than these payments and reimbursements, no compensation of any kind, including finder’s and consulting fees, will be paid by us to our sponsor, executive officers and directors, or any of their respective affiliates, prior to completion of our initial business combination.

Walid Kamhawi, Michal Krupinski and Kamil Borowik, who are members of our management team and/or our directors, are members of our sponsor and have an indirect interest in our securities through their interest in our sponsor. Accordingly, they may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination.

After the completion of our initial business combination, directors or members of our founding team who remain with us may be paid consulting or management fees from the combined company. All of these fees will be fully disclosed to shareholders, to the extent then known, in the proxy solicitation materials or tender offer materials furnished to our shareholders in connection with a proposed business combination. We have not established any limit on the amount of such fees that may be paid by the combined company to our directors or members of management. It is unlikely the amount of such compensation will be known at the time of the proposed business combination, because the directors of the post-combination business will be responsible for determining executive officer and director compensation. Any compensation to be paid to our executive officers will be determined, or recommended to the board of directors for determination, either by a compensation committee constituted solely by independent directors or by a majority of the independent directors on our board of directors.

We do not intend to take any action to ensure that members of our founding team maintain their positions with us after the consummation of our initial business combination, although it is possible that some or all of our executive officers and directors may negotiate employment or consulting arrangements to remain with us after our initial business combination. The existence or terms of any such employment or consulting arrangements to retain their positions with us may influence our founding team’s motivation in identifying or selecting a target business but we do not believe that the ability of our founding team to remain with us after the consummation of our initial business combination will be a determining factor in our decision to proceed with any potential business combination. We are not party to any agreements with our executive officers and directors that provide for benefits upon termination of employment.

Committees of the board of directors

Upon the effectiveness of the registration statement of which this prospectus forms a part, our board of directors will have three standing committees: an audit committee, a nominating and corporate governance committee and a compensation committee.

Subject to phase-in rules and a limited exception, the rules of Nasdaq and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors. Subject to phase-in rules and a limited exception, the rules of Nasdaq require that the compensation committee of a listed company be comprised solely of independent directors. Each committee will operate under a charter that has been approved by our board of directors and will have the composition and responsibilities described below. The charter of each committee will be available on our website.

Audit Committee

Upon the effectiveness of the registration statement of which this prospectus forms a part, we will establish an audit committee of the board of directors. Richard Laxer, William Jones and Jeffrey Schumacher will serve as members of our audit committee. Our board of directors has determined that each of Richard Laxer, William Jones and Jeffrey Schumacher are independent. William Jones will serve as the chairman of the audit committee. Each member of the audit committee meets the financial literacy requirements of the Nasdaq and our board of directors has determined that Richard Laxer qualifies as an “audit committee financial expert” as defined in applicable SEC rules and has accounting or related financial management expertise.

The audit committee is responsible for:

•	meeting with our independent registered public accounting firm regarding, among other issues, audits, and adequacy of our accounting and control systems;

•	monitoring the independence of the independent registered public accounting firm;

•	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

•	inquiring and discussing with management our compliance with applicable laws and regulations;

•	pre-approving all audit services and permitted non-audit services to be performed by our independent registered public accounting firm, including the fees and terms of the services to be performed;

•	appointing or replacing the independent registered public accounting firm;

•

determining the compensation and oversight of the work of the independent registered public accounting firm (including resolution of disagreements between management and the independent registered public accounting firm regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

•

establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies;

•

monitoring compliance on a quarterly basis with the terms of this offering and, if any noncompliance is identified, immediately taking all action necessary to rectify such noncompliance or otherwise causing compliance with the terms of this offering; and

•

reviewing and approving all payments made to our existing shareholders, executive officers or directors and their respective affiliates. Any payments made to members of our audit committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval.

Nominating and corporate governance committee

Upon the effectiveness of the registration statement of which this prospectus forms a part, we will establish a nominating and corporate governance committee of our board of directors. The members of our nominating and corporate governance committee will be Richard Laxer, William Jones and Jeffrey Schumacher. William Jones will serve as chairman of the nominating and corporate governance committee. Our board of directors has determined that each of Richard Laxer, William Jones and Jeffrey Schumacher are independent.

The nominating and corporate governance committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The nominating and corporate governance committee considers persons identified by its members, management, shareholders, investment bankers and others.

Guidelines for Selecting Director Nominees

The guidelines for selecting nominees, which will be specified in a charter to be adopted by us, generally provide that persons to be nominated:

•	should have demonstrated notable or significant achievements in business, education or public service;

•

should possess the requisite intelligence, education and experience to make a significant contribution to the board of directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

•	should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the shareholders.

The nominating and corporate governance committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the board of directors. The nominating and corporate governance committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of board members. The nominating and corporate governance committee does not distinguish among nominees recommended by shareholders and other persons.

Compensation Committee

Upon the effectiveness of the registration statement of which this prospectus forms a part, we will establish a compensation committee of our board of directors. The members of our compensation committee will be Richard Laxer, William Jones and Jeffrey Schumacher. William Jones will serve as chairman of the compensation committee.

Our board of directors has determined that each of Richard Laxer, William Jones and Jeffrey Schumacher are independent. We will adopt a compensation committee charter, which will detail the principal functions of the compensation committee, including:

•

reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

•	reviewing and approving the compensation of all of our other Section 16 executive officers; reviewing our executive compensation policies and plans;

•	implementing and administering our incentive compensation equity-based remuneration plans;

•	assisting management in complying with our proxy statement and annual report disclosure requirements;

•	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our executive officers and employees;

•	producing a report on executive compensation to be included in our annual proxy statement; and reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The charter will also provide that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.

Compensation Committee Interlocks and Insider Participation

None of our executive officers currently serves, and in the past year has not served, as a member of the compensation committee of any entity that has one or more executive officers serving on our board of directors.

Code of Ethics

Upon the effectiveness of the registration statement of which this prospectus forms a part, we will have adopted a Code of Ethics applicable to our directors, officers and employees. A copy of the Code of Ethics will be provided without charge upon request from us. We intend to disclose any amendments to or waivers of certain provisions of our Code of Ethics in a Current Report on Form 8-K.

Conflicts of Interest

Under Cayman Islands law, directors and officers owe the following fiduciary duties:

•	duty to act in good faith in what the director or officer believes to be in the best interests of the company as a whole;

•	duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose;

•	directors should not improperly fetter the exercise of future discretion;

•	duty not to put themselves in a position in which there is a conflict between their duty to the company and their personal interests; and

•	duty to exercise independent judgment.

In addition to the above, directors also owe a duty of care which is not fiduciary in nature. This duty has been defined as a requirement to act as a reasonably diligent person having both the general knowledge, skill and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and the general knowledge skill and experience of that director.

As set out above, directors have a duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of their position. However, in some instances what would otherwise be a breach of this duty can be forgiven and/or authorized in advance by the shareholders provided that there is full disclosure by the directors. This can be done by way of permission granted in the amended and restated memorandum and articles of association or alternatively by shareholder approval at general meetings.

Our founders and management team may also purchase public units or shares during or after this offering, including in the open market or through privately negotiated transactions.

Certain of our officers and directors presently have, and any of them in the future may have additional, fiduciary or contractual obligations to other entities, including entities that are affiliates of our sponsor, pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she may be required to honor his or her fiduciary or contractual obligations to present such business combination opportunity to such entity. We do not believe, however, that the fiduciary duties or contractual obligations of our officers or directors will materially affect our ability to complete our initial business combination.

Below is a table summarizing the entities to which our executive officers, directors and director nominees currently have fiduciary duties, contractual obligations or other material management relationships:

Individual	Entity	Entity’s Business	Affiliation
Richard Laxer	Leonteq	Structured financial and insurance products provider	Non-Executive Director, Chair Nomination and Remuneration Committee

	Singular Bank	Financial institution, Warburg Pincus portfolio company	Non-Executive Director

	Aion Bank	Financial institution, Warburg Pincus portfolio company	Non-Executive Chairman

	Vodeno IT	Financial technology, Warburg Pincus portfolio company	Non-Executive Director

	Warburg Pincus	Private equity	Senior Advisor, Financial Services Industry

Artur Dela	Eneris Group	Environmental protection services	Executive Chairman

Jeffrey Schumacher	The Fifty Five Foundry	Financial innovation and ESG	Founder, CEO, President, Chairman of The Board, Shareholder

Individual	Entity	Entity’s Business	Affiliation
	Catalyst Capital, LP	Financial advisory	Limited Partner

	Catalyst GP I, LLC	Fund administration	Member

	Fifty Five Genesis Project	Venture	CEO, President, Director, Optionholde

	1&1 Mail & Media Applications	Information technology	Advisory Board Member

Michal Krupinski	Gemini	Pharmaceutical distributor, Warburg Pincus portfolio company	Non-Executive Chairman

	Beaconsmind	Information technology	Director

	Warburg Pincus	Private equity	Senior Advisor, Financial Services Industry

	Bridgeworld Partners	Advisory	Shareholder

Walid Kamhawi	Radiant Media Holdings	UK Advertising	Director

	Techinvest Corporation	Technology Investment	Director

	Bridgeworld Partners	Advisory	Shareholder

Kamil Borowik	JAYAR S.à r.l.	Real estate and property technology holding business	Corporate Officer

	Bridgeworld Partners	Advisory	Shareholder
William Jones	MPL Management Holdings	Holding company	Director and Shareholder

	Beaumont Governance S.A.	Regulated service provider	Director

	Beaumont Special Holdings S.A.	General partner / distribution	Director and Shareholder

	ManagementPlus Special Holdings	Dormant company	Director

	ManagementPlus (Cayman) Limited	Dormant company	Director and Shareholder

	ManagementPlus (Luxembourg) S.A.	Dormant company	Director and Shareholder

	Morgan Stanley Investment Management	Investment Funds	Non-executive Director

	Goldman Sachs Asset Management	Investment Fund	Non-executive Director

Individual	Entity	Entity’s Business	Affiliation
	BlueBay Asset Management	Investment Fund	Non-executive Director

	ManuLife	Investment Fund	Non-executive Director

	Loomis Sayles	Investment Fund	Non-executive Director

	Kingsway Capital LLP	Investment Fund	Non-executive Director

	Fidera Limited	Investment Fund	Non-executive Director

	SAM Capital Partners	Investment Fund	Non-executive Director

	Ballingal Investment Advisors	Investment Fund	Non-executive Director

	Strongeagle Limitada	Investment Fund	Non-executive Director

	GemCorp Capital LLP	Investment Fund	Non-executive Director

	Backbone Capital Partners Ltd.	Investment Fund	Non-executive Director

	Anavon Capital LLP	Investment Fund	Non-executive Director

	Numen Capital LLP	Investment Fund	Non-executive Director

	Vue Digital Media	Out-of-home media	Advisor
	Football for Peace	Charitable Foundation	Steering Committee

Fasih Rehman	Techimp/AltaNova Group	Energy	Executive Director and Shareholder

	Perle Hotels Ltd	Hotel Group	Founder, CEO and owner

	Elways SE	Technology company	Chairman and Shareholder

	Middlebridge Partners Pte Ltd.	Investment holdings company	Founder, CEO and owner

Potential investors should also be aware of the following other potential conflicts of interest:

•

Our executive officers and directors are not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and our search for a business combination and their other businesses. We do not intend to have any full-time employees prior to the completion of our initial business combination. Each of our executive officers is engaged in several other business endeavors for which he may be entitled to substantial compensation, and our executive officers are not obligated to contribute any specific number of hours per week to our affairs.

•

Our sponsor subscribed for founder shares prior to the date of this prospectus and will purchase private placement warrants in a transaction that will close simultaneously with the closing of this offering. On March 24, 2021, our sponsor surrendered 1,437,500 founder shares to us for no value, resulting in a price per share of approximately $0.004 for the 5,750,000 founder shares held by our sponsor immediately following such surrender. On October 22, 2021, we issued an additional 1,006,250 Class B ordinary shares to our sponsor, resulting in our sponsor owning a total of 6,756,250 founder shares at a price per share of approximately $0.004 per share. On November 5, 2021, Artur Dela, William Jones, Richard Laxer, Fasih Rehman and Jeffrey Schumacher purchased 572,812, 58,750, 235,000, 499,375 and 58,750 founder shares, respectively, from our sponsor at a price of $0.004 per founder share, the same price at which our sponsor purchased such shares from us. Our sponsor and our founding team have entered into an agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to their founder shares and any public shares purchased during or after this offering in connection with (i) the completion of our initial business combination and (ii) a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association (A) that would modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within the completion window or (B) with respect to any other provision relating to the rights of holders of our Class A ordinary shares or pre-initial business combination activity. Our anchor investors are not required to waive their redemption rights with respect their founder shares or any public shares that they acquire in this offering. Additionally, our sponsor has agreed to waive its rights to liquidating distributions from the trust account with respect to its founder shares if we fail to complete our initial business combination within the required time period. If we do not complete our initial business combination within the required time period, the private placement warrants and the underlying securities will expire worthless.

Except as described herein, our sponsor and our founding team have agreed not to transfer, assign or sell any of their founder shares until the earliest of (A) one year after the completion of our initial business combination and (B) subsequent to our initial business combination, (x) if the last reported sale price of our Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (y) the date on which

•

we complete a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property. With certain limited exceptions, private placement warrants and the Class A ordinary shares underlying such warrants, will not be transferable until 30 days following the completion of our initial business combination. Because each of our executive officers and director nominees will own ordinary shares or warrants directly or indirectly, they may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination.

•

With certain limited exceptions, private placement warrants and the Class A ordinary shares underlying such warrants, will not be transferable until 30 days following the completion of our initial business combination. Because each of our executive officers and director nominees will own ordinary shares directly or indirectly, they may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination.

•

Messrs. Krupinski, Kamhawi and Borowik are shareholders in Bridgeworld Partners, Ltd., an advisory business. Bridgeworld Partners, Ltd. is currently advising the Eneris Group, a business established, majority owned, and controlled by Mr. Dela, on a structured finance transaction. If the transaction is consummated, Bridgeworld Partners, Ltd. would earn a fee payable in cash and become an investor in Eneris Group.

•

Our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.

We are not prohibited from pursuing an initial business combination or subsequent transaction with a company that is affiliated with our sponsor, founders, officers or directors. In the event we seek to complete our initial business combination with a company that is affiliated with our sponsor or any of our founders, officers or directors, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm which is a member of FINRA or an independent valuation or accounting firm that such initial business combination or transaction is fair to our company from a financial point of view. We are not required to obtain such an opinion in any other context. Furthermore, in no event will our sponsor or any of our existing officers or directors, or any of their respective affiliates, be paid by us any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the completion of our initial business combination. Further, commencing on the date our securities are first listed on Nasdaq, we will also reimburse our sponsor for office space, secretarial and administrative services provided to us in the amount of $10,000 per month.

We cannot assure you that any of the above-mentioned conflicts will be resolved in our favor.

Our amended and restated memorandum and articles of association will provide that, to the fullest extent permitted by applicable law: (i) no individual serving as a director or an officer shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us; and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for any director or officer, on the one hand, and us, on the other.

If we seek shareholder approval, we will complete our initial business combination only if we receive approval pursuant to an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a simple majority of the shares voted at a general meeting of our company. In such case, our sponsor and each member of our founding team have agreed to vote their founder shares and public shares purchased during or after this offering in favor of our initial business combination.

Limitation on Liability and Indemnification of Officers and Directors

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, civil fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association provides for indemnification of our officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud, willful default or willful neglect. We will enter into agreements with our directors and officers to provide contractual indemnification in addition to the indemnification provided for in our amended and restated memorandum and articles of association. We expect to purchase a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

Our officers and directors have agreed to waive any right, title, interest or claim of any kind in or to any monies in the trust account, and have agreed to waive any right, title, interest or claim of any kind they may have in the future as a result of, or arising out of, any services provided to us and will not seek recourse against the trust account for any reason whatsoever (except to the extent they are entitled to funds from the trust account due to their ownership of public shares). Accordingly, any indemnification provided will only be able to be satisfied by us if (i) we have sufficient funds outside of the trust account or (ii) we consummate an initial business combination.

Our indemnification obligations may discourage shareholders from bringing a lawsuit against our officers or directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against our officers and directors, even though such an action, if successful, might otherwise benefit us and our shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against our officers and directors pursuant to these indemnification provisions.

We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our ordinary shares as of the date of this prospectus, and as adjusted to reflect the sale of our Class A ordinary shares included in the units offered by this prospectus, and assuming no purchase of units in this offering, by:

•	each person known by us to be the beneficial owner of more than 5% of our issued and outstanding ordinary shares;

•	each of our executive officers, directors and director nominees; and

•	all our executive officers, directors and director nominees as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all of our ordinary shares beneficially owned by them. The following table does not reflect record or beneficial ownership of the private placement warrants as these warrants are not exercisable within 60 days of the date of this prospectus.

On February 25, 2021, our sponsor paid $25,000, or approximately $0.004 per share, to cover certain offering costs in consideration for 7,187,500 founder shares. Prior to the initial investment in our company of $25,000 by the sponsor, we had no assets, tangible or intangible. On March 24, 2021, our sponsor surrendered 1,437,500 founder shares to us for no value, resulting in a price per share of approximately $0.004 for the 5,750,000 founder shares held by our sponsor immediately following such surrender (up to 881,250 of which are subject to forfeiture depending on the extent to which the underwriter does not exercise its over-allotment option). The per-share price of the founder shares was determined by dividing the amount contributed to us by the number of founder shares issued. On October 22, 2021, we issued an additional 1,006,250 Class B ordinary shares to our sponsor, resulting in our sponsor owning a total of 6,756,250 founder shares at a price per share of approximately $0.004 per share. On November 5, 2021, Artur Dela, William Jones, Richard Laxer, Fasih Rehman and Jeffrey Schumacher purchased 572,812, 58,750, 235,000, 499,375 and 58,750 founder shares, respectively, from our sponsor at a price of $0.004 per founder share, the same price at which our sponsor purchased such shares from us, and members of our advisory board, Charlotte Aubin, Elaine Foo, Roksana G. Ciurysek-Gedir, James Gerard, Andrew Mack, and Jason Nolte each purchased 11,750 founder shares from our sponsor at a price of $0.004 per founder share, the same price at which our sponsor purchased such shares from us. Additionally, on November 5, 2021, Mahmoud Atalla and Reji Vettessari, members of our advisory board, purchased 29,375 and 48,469 founder shares, respectively, from our sponsor at a price of $0.004 per share. A portion of the Class B ordinary shares purchased by our advisors is subject to vesting and will be forfeited to our sponsor at the time of our initial business combination unless prior thereto our compensation committee approves the vesting of such shares after taking into account the recommendations of our sponsor. At the closing of this offering, our anchor investors have agreed to purchase from our sponsor an aggregate of 1,969,887 founder shares at a price of $0.004 per share, for an aggregate price of $7,879 and six of our anchor investors have agreed to purchase from us an aggregate of 823,668 private placement warrants at a price of $1.50 per warrant on the closing date of this offering, for an aggregate purchase price of $1,235,502. If an anchor investor indicates to our underwriter an offer to purchase less than the number of units that such anchor investor has expressed an interest in purchasing (excluding any exercise of the underwriter’s over-allotment option), then such anchor investor’s allocation of Class B ordinary shares will be reduced to zero (0) and 100% of the purchase price shall be returned to such investor. In the event that the aggregate amount of proceeds raised in this offering is less than $235,000,000 (excluding the exercise of any over-allotment option), our anchor investors have agreed to forfeit such founder shares and private placement warrants, each in an amount equal to (x) the number of founder shares and private placements purchased by our anchor investors multiplied by (y) one (1) minus a fraction, the numerator of which shall be the aggregate amount of proceeds raised in this offering (excluding the exercise of any over-allotment option), and the denominator of which is $235,000,000. In such case, the purchase price will be returned to our anchor investors in proportion to the amount of shares or warrants forfeited. All such shares acquired by our anchor investors are not subject to forfeiture in the event that the underwriter’s over-allotment is not exercised. If the actual number of units offered and sold in this offering is less than 18,800,000 or greater than 28,200,000, our anchor investors will have the right to terminate their agreements to purchase founder shares and private placement warrants from us. Other than in the event the proceeds in this offering is less than $235,000,000 (excluding the exercise of any over-allotment option), the founder shares and private placement warrants purchased by our anchor investors will not be subject to any other vesting, forfeiture, surrender, claw-back, transfer, disposal, exchange and/or earn-out terms that may be agreed by us or our sponsor in the connection with our IPO or negotiation of our initial business combination.

In addition, our sponsor has agreed to purchase an aggregate of 2,642,999 warrants (or 3,230,499 warrants if the underwriter’s over-allotment option is exercised in full), at a price of $1.50 per warrant in a private placement to occur concurrently with the closing of this offering for an aggregate purchase price of $3,964,498 (or $4,845,748 if the over-allotment option is exercised in full). To the extent our anchor investors do not purchase units for which they have indicated an interest in purchasing, our sponsor has agreed to purchase the warrants that are not purchased by our anchor investors.

The number of shares beneficially owned and post-offering percentages in the following table assume that the underwriter does not exercise its over-allotment option and that there are 29,375,000 ordinary shares, consisting of (i) 23,500,000 Class A ordinary shares and (ii) 5,875,000 Class B ordinary shares, issued and outstanding after this offering.

NAME AND ADDRESS OF BENEFICIAL OWNER(1)	NUMBER OF SHARES BENEFICIALLY OWNED(2)		APPROXIMATE PERCENTAGE OF OUTSTANDING ORDINARY SHARES
			BEFORE OFFERING	AFTER OFFERING
EGA Sponsor LLC (our sponsor)(3)	4,301,969	(4)	73.2%	14.6%
Michal Krupinski(3)	4,301,969		—	—
Walid Kamhawi(3)	4,301,969		—	—
Kamil Borowik(3)	4,301,969		—	—
Jeffrey Schumacher	58,750		1.0%	*
Artur Dela	572,812		9.7%	1.9%
Fasih Rehman	499,375		8.5%	1.7%
Richard Laxer	235,000		4.0%	*
William Jones	58,750		1.0%	*
Charlotte Aubin	11,750	(5)	*	*
Mahmoud Atalla	29,375	(5)	*	*
Elaine Foo	11,750	(5)	*	*
Roksana G. Ciurysek-Gedir	11,750	(5)	*	*
James Gerard	11,750	(5)	*	*
Andrew Mack	11,750	(5)	*	*
Reji Vettasseri	48,469	(5)	*	*
Jason Nolte	11,750	(5)	*	*
All officers, directors and director nominees and advisory board members as a group (16 individuals)	5,875,000		100%	20.0%

*	Less than one percent.
(1)	The business address of each of the following entities and individuals is Baarerstrasse 78, CH-6300, Zug Switzerland.
(2)

Interests shown consist solely of founder shares, classified as Class B ordinary shares, and assumes the underwriter does not exercise its over-allotment option. The Class B ordinary shares will automatically convert into Class A ordinary shares at the time of our initial business combination as described in the section entitled “Description of Securities.”

(3)

The shares reported herein are held in the name of our sponsor. The managers of our sponsor are Michal Krupinski, Walid Kamhawi, and Kamil Borowik. As such, Michal Krupinski, Walid Kamhawi and Kamil Borowik have voting and investment discretion with respect to the Class B ordinary shares held of record by our sponsor and may be deemed to have shared beneficial ownership of the Class B ordinary shares held directly by our sponsor. Messrs. Krupinski, Kamhawi and Borowik are also members of our sponsor and have an indirect economic interest in 475,875, 393,625 and 237,746 Class B ordinary shares, respectively, held of record by our sponsor.
(4)	Does not include 2,890,334 Class A ordinary shares underlying the private placement warrants (or 4,054,167 warrants if the underwriter’s over-allotment option is exercised in full).
(5)

5,875 of the Class B ordinary shares held by each of our advisors is subject to vesting and will be forfeited to our sponsor at the time of our initial business combination unless prior thereto our compensation committee approves the vesting of such shares after taking into account the recommendations of our sponsor.

Immediately after this offering, if our anchor investors purchase units in this public offering for which they have expressed an interest, our sponsor and initial shareholders will own, on an as-converted basis, 13% of our issued and outstanding ordinary shares, assuming the over-allotment option is not exercised, and will have the right to appoint all of our directors prior to the completion of our initial business combination. If we increase or decrease the size of this offering, we will effect a share capitalization or a share surrender or other appropriate mechanism, as applicable, with respect to our Class B ordinary shares immediately prior to the consummation of the offering in such amount as to maintain the ownership of our initial shareholders and our anchor investors (and their permitted transferees, if any) at 20% of the issued and outstanding ordinary shares upon the consummation of this offering. Holders of our public shares will not have the right to appoint any directors to our board of directors prior to the completion of our initial business combination. Because of this ownership block, our initial shareholders and our anchor investors may be able to effectively influence the outcome of all other matters requiring approval by our shareholders, including amendments to our amended and restated memorandum and articles of association and approval of significant corporate transactions including our initial business combination.

Our anchor investors have expressed to us an interest to purchase up to an aggregate of 23,852,500 of the units in this offering at the offering price (representing an aggregate of more than 100% of the units in this offering (excluding any exercise of the underwriter’s over-allotment option)), and such allocations will be determined by the underwriter. Our anchor investors have agreed to purchase from our sponsor an aggregate of 1,969,887 founder shares at a price of $0.004 per share, for an aggregate price of $7,879 and six of our anchor investors have agreed to purchase from us an aggregate of 823,668 private placement warrants at a price of $1.50 per warrant on the closing date of this offering, for an aggregate purchase price of $1,235,502. If an anchor investor indicates to our underwriter an offer to purchase less than the number of units that such anchor investor has expressed an interest in purchasing, then such anchor investor’s allocation of founder shares and private placement warrants will be reduced to zero (0) and 100% of the purchase price shall be returned to such investor. To the extent our anchor investors do not purchase units for which they have indicated an interest in purchasing, our sponsor has agreed to purchase the warrants that are not purchased by our anchor investors.

Our sponsor has also agreed to grant our anchor investors a right of first offer to invest in up to 10% of a PIPE transaction in connection with our initial business combination on substantially the same terms as all other investors in the PIPE.

Because our anchor investors’ expressions of interest are not binding agreements or commitments to purchase, our anchor investors may determine to purchase more, fewer or no units in this offering or the underwriter may determine to sell more, fewer or no units to our anchor investors. There is no guarantee that all eleven anchor investors will participate in the offering. We will be required to meet certain minimum initial listing standards with respect to liquidity to list on the Nasdaq, which may result in a lower number of units being allocated to our anchor investors. In the event that our anchor investors purchase units (either in this offering or after) and vote in favor of our initial business combination, it is possible that no votes from other public stockholders would be required to approve our initial business combination, depending on the number of shares that are present at the meeting to approve such transaction. As a result of the founder shares that our anchor investors may hold, they may have different interests with respect to a vote on an initial business combination than other public stockholders. However, our anchor investors are not required to vote their public shares in favor of our initial business combination.

Our sponsor and our founding team have entered into an agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to their founder shares and any public shares purchased during or after this offering in connection with (i) the completion of our initial business combination and (ii) a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association (A) that would modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within the completion window or (B) with respect to any other provision relating to the rights of holders of our Class A ordinary shares or pre-initial business combination activity. Our anchor investors are not required to waive their redemption rights with respect their founder shares or any public shares that they acquire in this offering. Further, our sponsor and each member of our founding team have agreed to vote their founder shares and public shares purchased during or after this offering in favor of our initial business combination.

Our sponsor is deemed to be our “promoter” as such term is defined under the federal securities laws.

Transfers of Founder Shares and Private Placement Warrants

The founder shares, private placement warrants and any Class A ordinary shares issued upon conversion or exercise thereof are each subject to transfer restrictions pursuant to lock-up provisions in the agreement entered into by our sponsor and our founding team and the subscription agreement to be entered into with our anchor investors. Except as described herein, our sponsor, initial shareholders and anchor investors have agreed not to transfer, assign or sell (i) any of their founder shares until the earliest of (A) one (1) year after the completion of our initial business combination and (B) subsequent to our initial business combination, (x) if the last reported sale price of our Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (y) the date on which we complete a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property, and (ii) any of their private placement warrants and Class A ordinary shares issued upon conversion or exercise thereof until 30 days after the completion of our initial business combination. Any permitted transferees would be subject to the same restrictions and other agreements of our anchor investors with respect to any founder shares, private placement warrants and Class A ordinary shares issued upon conversion or exercise thereof. The foregoing restrictions are not applicable to transfers (a) to our officers or directors, any affiliates or family members of any of our officers or directors, any members or partners of our sponsor or their affiliates, any affiliates of our sponsor, or any employees of such affiliates, (b) to our anchor investor’s affiliates, to any investment fund or entity controlled or managed by our anchor investors, or to any investment manager or investment advisor of our anchor investors or an affiliate of such investment manager or investment advisor, or to any investment fund or other entity controlled or managed by such persons, (c) in the case of an individual, by gift to a member of one of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family, an affiliate of such person or to a charitable organization, (d) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual, (e) in the case of an individual, pursuant to a qualified domestic relations order, (f) by private sales or transfers made in connection with the consummation of a business combination at prices no greater than the price at which the founder shares, private placement warrants or Class A ordinary shares, as applicable, were originally purchased, (g) by virtue of our sponsor’s organizational documents upon liquidation or dissolution of our sponsor, (h) to our company for no value for cancellation in connection with the consummation of our initial business combination, (i) in the event of our liquidation prior to the completion of our initial business combination, or (j) in the event of our completion of a liquidation, merger, share exchange or other similar transaction which results in all of our public shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property subsequent to our completion of our initial business combination; provided, however, that in the case of clauses (a) through (g) these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions and the other restrictions contained in the letter agreement.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On March 31, 2021, our sponsor paid $25,000, or approximately $0.004 per share, to cover for certain offering costs in consideration for 7,187,500 founder shares. On March 24, 2021, our sponsor surrendered 1,437,500 founder shares to us for no value, resulting in a price per share of approximately $0.004 for the 5,750,000 founder shares held by our sponsor immediately following such surrender. On October 22, 2021, we issued an additional 1,006,250 Class B ordinary shares to our sponsor, resulting in our sponsor owning a total of 6,756,250 founder shares at a price per share of approximately $0.004 per share. On November 5, 2021, Artur Dela, William Jones, Richard Laxer, Fasih Rehman and Jeffrey Schumacher purchased 572,812, 58,750, 235,000, 499,375 and 58,750 founder shares, respectively, from our sponsor at a price of $0.004 per founder share, the same price at which our sponsor purchased such shares from us, and members of our advisory board, Charlotte Aubin, Elaine Foo, Roksana G. Ciurysek-Gedir, James Gerard, Andrew Mack, and Jason Nolte each purchased 11,750 founder shares from our sponsor at a price of $0.004 per founder share, the same price at which our sponsor purchased such shares from us. Additionally, on November 5, 2021, Mahmoud Atalla and Reji Vettessari, members of our advisory board, purchased 29,375 and 48,469 founder shares, respectively, from our sponsor at a price of $0.004 per share. A portion of the Class B ordinary shares purchased by our advisors is subject to vesting and will be forfeited to our sponsor at the time of our initial business combination unless prior thereto our compensation committee approves the vesting of such shares after taking into account the recommendations of our sponsor. Our anchor investors have agreed to purchase from our sponsor an aggregate of 1,969,887 founder shares at a price of $0.004 per share, for an aggregate price of $7,879 and six of our anchor investors have agreed to purchase from us an aggregate of 823,668 private placement warrants at a price of $1.50 per warrant on the closing date of this offering, for an aggregate purchase price of $1,235,502. If an anchor investor indicates to our underwriter an offer to purchase less than the number of units that such anchor investor has expressed an interest in purchasing (excluding any exercise of the underwriter’s over-allotment option), then such anchor investor’s allocation of founder shares and private placement warrants will be reduced to zero (0) and 100% of the purchase price shall be returned to such investor. To the extent that our anchor investors do not purchase units for which they have indicated an interest in purchasing, our sponsor has agreed to purchase the warrants that are not purchased by our anchor investors. In the event that the aggregate amount of proceeds raised in this offering is less than $235,000,000 (excluding the exercise of any over-allotment option), our anchor investors have agreed to forfeit such founder shares and private placement warrants, each in an amount equal to (x) the number of founder shares and private placements purchased by our anchor investors multiplied by (y) one (1) minus a fraction, the numerator of which shall be the aggregate amount of proceeds raised in this offering (excluding the exercise of any over-allotment option), and the denominator of which is $235,000,000. In such case, the purchase price will be returned to our anchor investors in proportion to the amount of shares or warrants forfeited. If the actual number of units offered and sold in this offering is less than 18,800,000 or greater than 28,200,000, our anchor investors will have the right to terminate their agreements to purchase founder shares and private placement warrants from us. If our sponsor decides that, in order to facilitate an initial business combination, our sponsor shall forfeit, transfer, exchange or amend the terms of all or any portion of its founder shares or private placement warrants or enter into any other arrangements with respect to such founder shares or private placement warrants, our anchor investors will not be subject to the same changes on a pro rata basis. All such shares acquired by our anchor investors are not subject to forfeiture in the event that the underwriter’s over-allotment is not exercised. Other than in the event the proceeds in this offering is less than $235,000,000 (excluding the exercise of any over-allotment option), the founder shares and private placement warrants purchased by our anchor investors will not be subject to any other vesting, forfeiture, surrender, claw-back, transfer, disposal, exchange and/or earn-out terms that may be agreed by us or our sponsor in the connection with our IPO or negotiation of our initial business combination. The number of founder shares was determined based on the expectation that such founder shares would represent 20% of the issued and outstanding ordinary shares upon completion of this offering. If we increase or decrease the size of this offering, we will effect a share capitalization or a share surrender or other appropriate mechanism, as applicable, with respect to our Class B ordinary shares prior to the consummation of the offering in such amount as to maintain the ownership of our initial shareholders (and their permitted transferees, if any) at 20% of the issued and outstanding ordinary shares upon the consummation of this offering. Up to 881,250 founder shares held by our sponsor are subject to forfeiture by our sponsor depending on the extent to which the underwriter does not exercise its over-allotment option. The founder shares (including the Class A ordinary shares issuable upon exercise thereof) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder.

Our anchor investors have expressed to us an interest to purchase up to an aggregate of 23,852,500 of the units in this offering at the offering price (representing an aggregate of more than 100% of the units in this offering (excluding any exercise of the underwriter’s over-allotment option)), and such allocations will be determined by the underwriter. Our anchor investors have agreed to purchase from our sponsor an aggregate of 1,969,887 founder shares at a price of $0.004 per share, for an aggregate price of $7,879 and six of our anchor investors have agreed to purchase from us an aggregate of 823,668 private placement warrants at a price of $1.50 per warrant on the closing date of this offering, for an aggregate purchase price of $1,235,502. If an anchor investor indicates to our underwriter an offer to purchase less than the number of units that such anchor investor has expressed an interest in purchasing, then such anchor investor’s allocation of founder shares and private placement warrants will be reduced to zero (0) and 100% of the purchase price shall be returned to such investor.

Our sponsor has also agreed to grant our anchor investors a right of first offer to invest in up to 10% of a PIPE transaction in connection with our initial business combination on substantially the same terms as all other investors in the PIPE.

Because our anchor investors’ expressions of interest are not binding agreements or commitments to purchase, our anchor investors may determine to purchase more, fewer or no units in this offering or the underwriter may determine to sell more, fewer or no units to our anchor investors. There is no guarantee that all eleven anchor investors will participate in the offering. We will be required to meet certain minimum initial listing standards with respect to liquidity to list on the Nasdaq, which may result in a lower number of units being allocated to our anchor investors. In the event that our anchor investors purchase units (either in this offering or after) and vote in favor of our initial business combination, it is possible that no votes from other public stockholders would be required to approve our initial business combination, depending on the number of shares that are present at the meeting to approve such transaction. As a result of the founder shares that our anchor investors may hold, they may have different interests with respect to a vote on an initial business combination than other public stockholders. However, our anchor investors are not required to vote their public shares in favor of our initial business combination.

Except as described herein, our sponsor, initial shareholders and anchor investors have agreed not to transfer, assign or sell (i) any of their founder shares until the earliest of (A) one (1) year after the completion of our initial business combination and (B) subsequent to our initial business combination, (x) if the last reported sale price of our Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (y) the date on which we complete a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property, and (ii) any of their private placement warrants and Class A ordinary shares issued upon conversion or exercise thereof until 30 days after the completion of our initial business combination. Any permitted transferees would be subject to the same restrictions and other agreements of our anchor investors with respect to any founder shares, private placement warrants and Class A ordinary shares issued upon conversion or exercise thereof.

Our sponsor has agreed to purchase an aggregate of 2,642,999 warrants (or 3,230,499 warrants if the underwriter’s over-allotment option is exercised in full), at a price of $1.50 per warrant in a private placement to occur concurrently with the closing of this offering for an aggregate purchase price of $3,964,498 (or $4,845,748 if the over-allotment option is exercised in full) that will close simultaneously with the closing of this offering. In addition, on November 5, 2021, Artur Dela, Fasih Rehman and Reji Vettessari agreed to purchase 1,166,667, 1,000,000 and 83,333 private placement warrants, respectively, from us at a price of $1.50 per warrant in a private placement to occur concurrently with the closing of this offering. Six of our anchor investors have agreed to purchase from us an aggregate of 823,668 warrants at a price of $1.50 per warrant on the closing date of this offering for an aggregate purchase price of $1,235,500. If an anchor investor indicates to our underwriter an offer to purchase less than the number of units that such anchor investor has expressed an interest in purchasing (excluding any exercise of the underwriter’s over-allotment option), then such anchor investor’s allocation of private placement warrants will be reduced to zero (0) and 100% of the purchase price shall be returned to such investor. To the extent that our anchor investors do not purchase units for which they have indicated an interest in purchasing, our sponsor has agreed to purchase the warrants that are not purchased by our anchor investors. In the event that the aggregate amount of proceeds raised in this offering is less than $235,000,000 (excluding the exercise of any over-allotment option), our anchor investors have agreed to forfeit such private placement warrants, each in an amount equal to (x) the number of private placement warrants purchased by our anchor agreement multiplied by (y) one (1) minus a fraction, the numerator of which shall be the aggregate amount of proceeds raised in this offering (excluding the exercise of any over-allotment option), and the denominator of which is $235,000,000. In such case, the purchase price will be returned to our anchor investors in proportion to the amount of shares or warrants forfeited. If the actual number of units offered and sold in this offering is less than 18,800,000 or greater than 28,200,000, our anchor investors will have the right to terminate their agreements to purchase founder shares and private placement warrants from us. The private placement warrants purchased by our anchor investors will not be subject to any other vesting, forfeiture, surrender, claw-back, transfer, disposal, exchange and/or earn-out terms that may be agreed by us or our sponsor in the connection with our IPO or negotiation of our initial business combination. The private placement warrants and Class A ordinary shares issued upon the exercise or conversion thereof may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder.

Except as described herein, our sponsor, initial shareholders and anchor investors have agreed not to transfer, assign or sell (i) any of their founder shares until the earliest of (A) one (1) year after the completion of our initial business combination and (B) subsequent to our initial business combination, (x) if the last reported sale price of our Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (y) the date on which we complete a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property, and (ii) any of their private placement warrants and Class A ordinary shares issued upon conversion or exercise thereof until 30 days after the completion of our initial business combination. Any permitted transferees would be subject to the same restrictions and other agreements of our anchor investors with respect to any founder shares, private placement warrants and Class A ordinary shares issued upon conversion or exercise thereof.

We will pay our management team and up to two analysts, whom we expect to hire shortly after the consummation of this offering, an aggregate of up to $46,500 per month, for their services prior to the consummation of our initial business combination.

As more fully discussed in the section of this prospectus entitled “Management—Conflicts of Interest,” if any of our officers or directors becomes aware of a business combination opportunity that falls within the line of business of any entity to which he or she has then-current fiduciary or contractual obligations, he or she may be required to honor his or her fiduciary or contractual obligations to present such opportunity to such entity. Our officers and directors currently have certain relevant fiduciary duties or contractual obligations that may take priority over their duties to us.

We currently maintain our executive offices at Baarerstrasse 78, CH-6300, Zug Switzerland. The cost for our use of this space is included in the $10,000 per month fee we will pay to our sponsor for office space, administrative and support services, commencing on the date that our securities are first listed on Nasdaq. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees.

No compensation of any kind, including finder’s and consulting fees, will be paid to our sponsor, officers and directors, or any of their respective affiliates, for services rendered prior to or in connection with the completion of an initial business combination. However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made by us to our sponsor, officers, directors or our or their affiliates and will determine which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on our behalf.

Our sponsor may loan us up to $400,000 to be used for a portion of the expenses of this offering pursuant to the promissory note. These loans would be non-interest bearing, unsecured and are due at the earlier of June 30, 2022 or the closing of this offering. The loan will be repaid upon the closing of this offering out of the estimated $1,500,000 of proceeds of the private placement warrants that has been allocated to the payment of offering expenses and that is not held in the trust account.

In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete an initial business combination, we may repay such loaned amounts out of the proceeds of the trust account released to us. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into warrants at a price of $1.50 per warrant at the option of the lender. The warrants would be identical to the private placement warrants, including as to exercise price, exercisability and exercise period. The terms of such loans by our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than our sponsor, members of our founding team or any of their affiliates as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

After our initial business combination, members of our founding team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to our shareholders, to the extent then known, in the tender offer or proxy solicitation materials, as applicable, furnished to our shareholders. It is unlikely the amount of such compensation will be known at the time of distribution of such tender offer materials or at the time of a general meeting held to consider our initial business combination, as applicable, as it will be up to the directors of the post-combination business to determine executive and director compensation.

We will enter into a registration rights agreement pursuant to which our initial shareholders, our anchor investors and their permitted transferees, if any, will be entitled to certain registration rights with respect to the private placement warrants, the securities issuable upon conversion of working capital loans (if any) and the Class A ordinary shares issuable upon exercise of the foregoing and upon conversion of the founder shares.

Policy for Approval of Related Party Transactions

The audit committee of our board of directors will adopt a charter, providing for the review, approval and/or ratification of “related party transactions,” which are those transactions required to be disclosed by the audit committee pursuant to Item 404 of Regulation S-K as promulgated by the SEC. At its meetings, the audit committee shall be provided with the details of each new, existing, or proposed related party transaction, including the terms of the transaction, any contractual restrictions that our company has already committed to, the business purpose of the transaction, and the benefits of the transaction to our company and to the relevant related party. Any member of the committee who has an interest in the related party transaction under review by the committee shall abstain from voting on the approval of the related party transaction, but may, if so requested by the chairman of the committee, participate in some or all of the committee’s discussions of the related party transaction. Upon completion of its review of the related party transaction, the committee may determine to permit or to prohibit the related party transaction.

DESCRIPTION OF SECURITIES

We are a Cayman Islands exempted company and our affairs will be governed by our amended and restated memorandum and articles of association, the Companies Act and the common law of the Cayman Islands. Pursuant to our amended and restated memorandum and articles of association which will be adopted prior to the consummation of this offering, we will be authorized to issue 500,000,000 Class A ordinary shares and 50,000,000 Class B ordinary shares, as well as 5,000,000 preference shares, $0.0001 par value each. The following description summarizes certain terms of our shares as set out more particularly in our amended and restated memorandum and articles of association. Because it is only a summary, it may not contain all the information that is important to you.

Units

Each unit has an offering price of $10.00 and consists of one Class A ordinary share and one-half of one redeemable warrant. Each whole warrant entitles the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment as described in this prospectus. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of our Class A ordinary shares. This means only a whole warrant may be exercised at any given time by a warrant holder.

The Class A ordinary shares and warrants comprising the units are expected to begin separate trading on the 52nd day following the date of this prospectus unless Barclays Capital Inc. informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. At the time that the Class A ordinary shares and public warrants comprising the units begin separate trading, holders will hold the separate securities and no longer hold units (without any action needing to be taken by the holders), and the units will no longer trade or be listed on Nasdaq. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless you purchase at least two units, you will not be able to receive or trade a whole warrant.

In no event will the Class A ordinary shares and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering and the sale of the private placement warrants. We will file a Current Report on Form 8-K which includes this audited balance sheet promptly after the completion of this offering. If the underwriter’s over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriter’s over-allotment option.

Ordinary Shares

Prior to the date of this prospectus, there were 5,875,000 (excluding shares subject to forfeiture of 881,250) Class B ordinary shares issued and outstanding, all of which were held of record by our initial shareholders. Upon the closing of this offering, 29,375,000 of our ordinary shares will be outstanding (assuming no exercise of the underwriter’s over-allotment option) including:

•	23,500,000 Class A ordinary shares underlying the units issued as part of this offering; and

•	5,875,000 Class B ordinary shares held by our initial shareholders and our anchor investors.

If we increase or decrease the size of this offering, we will effect a share capitalization or share surrender or redemption or other appropriate mechanism, as applicable, with respect to our Class B ordinary shares immediately prior to the consummation of this offering in such amount as to maintain the ownership of our initial shareholders (and their permitted transferees, if any) at 20% of our issued and outstanding ordinary shares upon the consummation of this offering.

Ordinary shareholders of record are entitled to one vote for each share held on all matters to be voted on by shareholders. Except as described below, holders of Class A ordinary shares and holders of Class B ordinary shares will vote together as a single class on all matters submitted to a vote of our shareholders except as required by law. Unless specified in our amended and restated memorandum and articles of association, or as required by applicable provisions of the Companies Act or applicable stock exchange rules, the affirmative vote of a majority of our ordinary shares that are voted is required to approve any such matter voted on by our shareholders. Approval of certain actions will require a special resolution under Cayman Islands law, being the affirmative vote of at least two-thirds of our ordinary shares that are voted, and pursuant to our amended and restated memorandum and articles of association; such actions include amending our amended and restated memorandum and articles of association and approving a statutory merger or consolidation with another company. Our shareholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor. Prior to our initial business combination, only holders of our founder shares will have the right to vote on the appointment of directors. Holders of our public shares will not be entitled to vote on the appointment of directors during such time. In addition, prior to the completion of an initial business combination, holders of a majority of our founder shares may remove a member of the board of directors for any reason. The provisions of our amended and restated memorandum and articles of association governing the appointment or removal of directors prior to our initial business combination may only be amended by a special resolution passed by holders representing at least 90% of our issued and outstanding ordinary shares.

Because our amended and restated memorandum and articles of association will authorize the issuance of up to 500,000,000 Class A ordinary shares, if we were to enter into a business combination, we may (depending on the terms of such a business combination) be required to increase the number of Class A ordinary shares which we are authorized to issue at the same time as our shareholders vote on the business combination to the extent we seek shareholder approval in connection with our initial business combination.

In accordance with Nasdaq’s corporate governance requirements, we are not required to hold an annual general meeting until one year after our first fiscal year end following our listing on Nasdaq. As an exempted company, there is no requirement under the Companies Act for us to hold annual or extraordinary general meetings to appoint directors. We may not hold an annual or extraordinary general meeting to appoint new directors prior to the consummation of our initial business combination. Prior to the completion of an initial business combination, any vacancy on the board of directors may be filled by a nominee chosen by holders of a majority of our founder shares. In addition, prior to the completion of an initial business combination, holders of a majority of our founder shares may remove a member of the board of directors for any reason.

We will provide our public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of our initial business combination, including interest earned on the funds held in the trust account and not previously released to us to pay our income taxes, if any, divided by the number of the then-outstanding public shares, subject to the limitations described herein. The amount in the trust account is initially anticipated to be $10.05 per public share and will increase to $10.15 per public share and finally $10.25 per public share if we are unable to consummate an initial business combination after 18 months and 21 months, respectively, and choose in each case to extend the term as described herein. The per share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay to the underwriter. The redemption rights may include the requirement that a beneficial owner must identify itself in order to validly redeem its shares. Our sponsor and our founding team have entered into an agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to their founder shares and any public shares purchased during or after this offering in connection with (i) the completion of our initial business combination and (ii) a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association (A) that would modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 15 months from the closing of this offering (or up to 21 months from the closing of this offering, if our time to complete a business combination is extended as described herein) or (B) with respect to any other provision relating to the rights of holders of our Class A ordinary shares or pre-initial business combination activity. Our anchor investors are not required to waive their redemption rights with respect their founder shares or any public shares that they acquire in this offering. Unlike many blank check companies that hold shareholder votes and conduct proxy solicitations in conjunction with their initial business combinations and provide for related redemptions of public shares for cash upon completion of such initial business combinations even when a vote is not required by law, if a shareholder vote is not required by applicable law or stock exchange rule and we do not decide to hold a shareholder vote for business or other reasons, we will, pursuant to our amended and restated memorandum and articles of association, conduct the redemptions pursuant to the tender offer rules of the SEC, and file tender offer documents with the SEC prior to completing our initial business combination. Our amended and restated memorandum and articles of association will require these tender offer documents to contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under the SEC’s proxy rules. If, however, a shareholder approval of the transaction is required by applicable law or stock exchange rule, or we decide to obtain shareholder approval for business or other reasons, we will, like many blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If we seek shareholder approval, we will complete our initial business combination only if we receive approval pursuant to an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a simple majority of the shares voted at a general meeting of our company. However, the participation of our sponsor, officers, directors, advisors or their affiliates in privately-negotiated transactions (as described in this prospectus), if any, could result in the approval of our initial business combination even if a majority of our public shareholders vote, or indicate their intention to vote, against such initial business combination unless restricted by applicable Nasdaq rules. For purposes of seeking approval of the majority of our issued and outstanding ordinary shares, non-votes will have no effect on the approval of our initial business combination once a quorum is obtained. Our amended and restated memorandum and articles of association will require that at least five days’ notice will be given of any general meeting.

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association provides that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to Excess Shares, without our prior consent. However, we would not be restricting our shareholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination. Our shareholders’ inability to redeem the Excess Shares will reduce their influence over our ability to complete our initial business combination, and such shareholders could suffer a material loss in their investment if they sell such Excess Shares on the open market. Additionally, such shareholders will not receive redemption distributions with respect to the Excess Shares if we complete our initial business combination. And, as a result, such shareholders will continue to hold that number of shares exceeding 15% and, in order to dispose such shares would be required to sell their shares in open market transactions, potentially at a loss.

If we seek shareholder approval, we will complete our initial business combination only if we receive approval pursuant to an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a simple majority of the shares voted at a general meeting of our company. In such case, our sponsor and each member of our founding team have agreed to vote their founder shares and public shares purchased during or after this offering in favor of our initial business combination. As a result, in addition to our initial shareholders’ founder shares, we would need 10,782,388 or 45.9%, of the 23,500,000 public shares sold in this offering to be voted in favor of an initial business combination in order to have our initial business combination approved (assuming all issued and outstanding shares are voted and the over-allotment option is not exercised). These numbers and percentages would each decrease if our anchor investors purchase units in this offering and vote the ordinary shares underlying such units in favor of our initial business combination. If five of our anchor investors each purchase 2,326,500 units offered hereby for which they have expressed an interest in purchasing and vote the ordinary shares underlying such units in favor of our initial business combination (together with our initial shareholders’ founder shares) and assuming only the minimum number of shares representing a quorum are voted, we would not need any additional public shares sold in this offering to be voted in favor of an initial business combination in order to have such initial business combination approved. However, our anchor investors are not required to vote their public shares in favor of our initial business combination. The other members of our founding team are subject to the same arrangements with respect to any public shares acquired by them in or after this offering. Additionally, each public shareholder may appoint to redeem their public shares irrespective of whether they vote for or against the proposed transaction or vote at all.

Pursuant to our amended and restated memorandum and articles of association, if we do not consummate an initial business combination within the completion window, we will (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but no more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our income taxes, if any (less up to $100,000 of interest to pay dissolution expenses), divided by the number of the then-outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case, to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. Our sponsor and each member of our founding team have entered into an agreement with us, pursuant to which they have agreed to waive their rights to liquidating distributions from the trust account with respect to any founder shares they hold if we fail to consummate an initial business combination within the completion window (although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the completion window).

In the event of a liquidation, dissolution or winding up of our company after a business combination, our shareholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of shares, if any, having preference over the ordinary shares. Our shareholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the ordinary shares, except that we will provide our public shareholders with the opportunity to redeem their public shares for cash at a per-share price equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our income taxes, if any, divided by the number of the then-outstanding public shares, upon the completion of our initial business combination, subject to the limitations described herein.

Founder Shares

The founder shares are designated as Class B ordinary shares. Our amended and restated memorandum and articles of association will authorize 50,000,000 Class B ordinary shares. The Class B ordinary shares, except as described below, are identical to the Class A ordinary shares included in the units being sold in this offering, and holders of founder shares have the same shareholder rights as public shareholders, except that:

•	prior to our initial business combination, only holders of our founder shares will have the right to vote on the appointment of directors;

•	the founder shares are subject to certain transfer restrictions, as described in more detail below;

•

our sponsor and our founding team have entered into an agreement with us, pursuant to which they have agreed to (i) waive their redemption rights with respect to any founder shares and public shares they hold, (ii) waive their redemption rights with respect to any founder shares and any public shares purchased during or after this offering in connection with a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association (A) that would modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within the completion window or (B) with respect to any other provision relating to the rights of holders of our Class A ordinary shares or pre-initial business combination activity and (iii) waive their rights to liquidating distributions from the trust account with respect to any founder shares or private placement warrants they hold if we fail to consummate an initial business combination within the completion window (although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the completion window);

•

the founder shares will automatically convert into our Class A ordinary shares at the time of our initial business combination as described below adjacent to the caption “Founder shares conversion and anti-dilution rights” and in our amended and restated memorandum and articles of association; and

•	the founder shares are entitled to registration rights.

If we submit our initial business combination to our public shareholders for a vote, our sponsor and our founding team have agreed to vote their founder shares and any public shares purchased during or after this offering in favor of our initial business combination. If we seek shareholder approval, we will complete our initial business combination only if a majority of the ordinary shares, represented in person or by proxy and entitled to vote thereon, voted at a general meeting are voted in favor of the business combination. In such case, our sponsor and each member of our founding team have agreed to vote their founder shares and any public shares purchased during or after this offering in favor of our initial business combination. As a result, in addition to our initial shareholders’ founder shares, we would need 10,782,388 or 45.9%, of the 23,500,000 public shares sold in this offering to be voted in favor of an initial business combination in order to have our initial business combination approved (assuming all issued and outstanding shares are voted and the over-allotment option is not exercised). However, our anchor investors are not required to vote their public shares in favor of our initial business combination.

The founder shares will automatically convert into Class A ordinary shares immediately following the consummation of our initial business combination at a ratio such that the number of Class A ordinary shares issuable upon conversion of all founder shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of (i) the total number of ordinary shares issued and outstanding upon completion of this offering, plus (ii) the sum of the total number of Class A ordinary shares issued or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by us in connection with or in relation to the consummation of the initial business combination, excluding any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, deemed issued, or to be issued, to any seller in the initial business combination and any private placement warrants issued to our sponsor, members of our founding team or any of their affiliates upon conversion of working capital loans. In no event will the Class B ordinary shares convert into Class A ordinary shares at a rate of less than one to one.

Except as described herein, our sponsor, initial shareholders and our anchor investors have agreed not to transfer, assign or sell any of their founder shares until the earliest of (A) one year after the completion of our initial business combination and (B) subsequent to our initial business combination, (x) if the last reported sale price of our Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (y) the date on which we complete a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property. Any permitted transferees will be subject to the same restrictions and other agreements of our sponsor and our founding team with respect to any founder shares, private placement warrants and Class A ordinary shares issued upon conversion or exercise thereof. We refer to such transfer restrictions throughout this prospectus as the lock-up. Notwithstanding the foregoing, if the last reported sale price of our Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, the founder shares will be released from the lock-up.

Prior to the completion of our initial business combination, only holders of our founder shares will have the right to vote on the appointment of directors. Holders of our public shares will not be entitled to vote on the appointment of directors during such time. In addition, prior to the completion of an initial business combination, holders of a majority of our founder shares may remove a member of the board of directors for any reason. These provisions of our amended and restated memorandum and articles of association may only be amended by a special resolution passed by a majority of at least 90% of our ordinary shares who attend and vote in a general meeting. With respect to any other matter submitted to a vote of our shareholders, including any vote in connection with our initial business combination, except as required by law, holders of our founder shares and holders of our public shares will vote together as a single class, with each share entitling the holder to one vote.

Register of Members

Under Cayman Islands law, we must keep a register of members and there will be entered therein:

•

the names and addresses of the members, a statement of the shares held by each member, and of the amount paid or agreed to be considered as paid, on the shares of each member and the voting rights of shares of each member;

•	whether voting rights are attached to the share in issue;

•	the date on which the name of any person was entered on the register as a member; and

•	the date on which any person ceased to be a member.

For these purposes, “voting rights” means rights conferred on shareholders, including the right to appoint or remove directors, in respect of their shares to vote at general meetings of the company on all or substantially all matters. A voting right is conditional where the voting right arises only in certain circumstances.

Under Cayman Islands law, the register of members of our company is prima facie evidence of the matters set out therein (i.e., the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members will be deemed as a matter of Cayman Islands law to have legal title to the shares as set against its name in the register of members. Upon the closing of this public offering, the register of members will be immediately updated to reflect the issue of shares by us. Once our register of members has been updated, the shareholders recorded in the register of members will be deemed to have legal title to the shares set against their name. However, there are certain limited circumstances where an application may be made to a Cayman Islands court for a determination on whether the register of members reflects the correct legal position. Further, the Cayman Islands court has the power to order that the register of members maintained by a company should be rectified where it considers that the register of members does not reflect the correct legal position. If an application for an order for rectification of the register of members were made in respect of our ordinary shares, then the validity of such shares may be subject to re-examination by a Cayman Islands court.

Preference Shares

Our amended and restated memorandum and articles of association will authorize 5,000,000 preference shares and will provide that preference shares may be issued from time to time in one or more series. Our board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our board of directors will be able to, without shareholder approval, issue preference shares with voting and other rights that could adversely affect the voting power and other rights of the holders of the ordinary shares and could have anti-takeover effects. The ability of our board of directors to issue preference shares without shareholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of our founding team. We have no preference shares issued and outstanding at the date hereof. Although we do not currently intend to issue any preference shares, we cannot assure you that we will not do so in the future. No preference shares are being issued or registered in this offering.

Warrants

Public Shareholders’ Warrants

Each whole warrant entitles the registered holder to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on the later of one year from the closing of this offering and 30 days after the completion of our initial business combination, provided in each case that we have an effective registration statement under the Securities Act covering the Class A ordinary shares issuable upon exercise of the warrants and a current prospectus relating to them is available (or we permit holders to exercise their warrants on a cashless basis under the circumstances specified in the warrant agreement) and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of Class A ordinary shares. This means only a whole warrant may be exercised at a given time by a warrant holder. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless you purchase at least two units, you will not be able to receive or trade a whole warrant. The warrants will expire five years after the completion of our initial business combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We will not be obligated to deliver any Class A ordinary shares pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the Class A ordinary shares underlying the warrants is then effective and a prospectus relating thereto is current (which registration statement we are required to maintain following our initial business combination as described below), or a valid exemption from registration is available. No warrant will be exercisable and we will not be obligated to issue a Class A ordinary share upon exercise of a warrant unless the Class A ordinary share issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the Class A ordinary share underlying such unit.

We have agreed that as soon as practicable, but in no event later than 20 business days after the closing of our initial business combination, we will use our commercially reasonable efforts to file with the SEC a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants, and we will use our commercially reasonable efforts to cause the same to become effective within 60 business days after the closing of our initial business combination, and to maintain the effectiveness of such registration statement and a current prospectus relating to those Class A ordinary shares until the warrants expire or are redeemed, as specified in the warrant agreement; provided, that if our Class A ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but we will use our commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. If a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants is not effective by the 60th day after the closing of the initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption.

There are circumstances in which the exercise of the public warrants may be required to be made or permitted to be made on a cashless basis, subject to there being an effective registration statement with respect to the Class A ordinary shares underlying the warrants and a current prospectus relating thereto, or there being a valid exemption from registration. First, if a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants is not effective by the 60th business day after the closing of our initial business combination, warrant holders may, until such time as there is an effective registration statement, exercise warrants on a cashless basis in accordance with Section 3(a)(9) of the Securities Act or another exemption. Second, if our Class A ordinary shares are at any time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a cashless basis in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but we will use our best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In the circumstances described above, each holder would pay the exercise price by surrendering the warrants for that number of Class A ordinary shares equal to the lesser of (A) the quotient obtained by dividing (x) the product of the number of Class A ordinary shares underlying the warrants, multiplied by the excess of the “fair market value” (as defined with respect to the applicable cashless exercise or redemption provision) over the exercise price of the warrants by (y) the fair market value and (B) 0.361 Class A ordinary shares per warrant. For example, if we elect to require or permit exercising holders to do so on a cashless basis in the circumstances described above, the number of Class A ordinary shares received by a holder upon exercise will be fewer than it would have been had such holder exercised his or her warrant for cash. If the holder is exercising 875 public warrants at $11.50 per share through a cashless exercise when the Class A ordinary shares have a fair market value of $17.50 per share, then upon the cashless exercise, the holder will receive 300 Class A ordinary shares. The holder would have received 875 Class A ordinary shares if the exercise price was paid in cash. Third, if we call the warrants for redemption when the price per Class A ordinary share equals or exceeds $10.00, holders who exercise their warrants will receive that number of ordinary shares set forth in the table as described under “Description of Securities—Warrants—Public Shareholders’ Warrants—Redemption of warrants when the price per Class A ordinary share equals or exceeds $10.00”. In each case, these provisions will have the effect of reducing the potential “upside” of the holder’s investment in our company because the warrant holder will hold a smaller number of Class A ordinary shares upon a cashless exercise of the warrants they hold.

In addition, if (x) we issue additional Class A ordinary shares or equity linked securities for capital raising purposes in connection with the closing of our initial business combination at an issue price or effective issue price of less than $9.20 per Class A ordinary share (with such issue price or effective issue price to be determined in good faith by our board of directors and, in the case of any such issuance to our initial shareholders or their affiliates, without taking into account any founder shares held by our initial shareholders or such affiliates, as applicable, prior to such issuance including any transfer or reissuance of such shares) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination, and (z) the volume-weighted average trading price of our Class A ordinary shares during the 10 trading day period starting on the trading day after the day on which we consummate our initial business combination is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $10.00 and $18.00 per share redemption trigger prices described adjacent to “Redemption of warrants when the price per Class A ordinary share equals or exceeds $10.00” and “Redemption of warrants for cash when the price per Class A ordinary share equals or exceeds $18.00” will be adjusted (to the nearest cent) to be equal to 100% and 180% of the higher of the Market Value and the Newly Issued Price, respectively.

Redemptions of warrants for cash when the price per Class A ordinary share equals or exceeds $18.00. Once the warrants become exercisable, we may call the warrants for redemption (except as described herein with respect to the private placement warrants):

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•

if, and only if, the last reported sale price of the Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which notice of the redemption is given to the warrant holders (the “Reference Value”).

We will not redeem the warrants as described above unless (i) a registration statement under the Securities Act covering the issuance of the Class A ordinary shares issuable upon exercise of the warrants is then effective and a current prospectus relating to those shares is available throughout the 30-day redemption period or (ii) if a registration statement is not available, if such warrants may be exercised on a “cashless” basis in accordance with Section 3(a)(9) of the Securities Act or another exemption. If and when the public warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. As a result, we may redeem the public warrants as set forth above even if the holders are otherwise unable to exercise the warrants.

We have established the redemption criteria discussed above to prevent a redemption call unless there is, at the time of the call, a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the public warrants, each public warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the Class A ordinary shares may fall below the $18.00 redemption trigger price (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) as well as the $11.50 (for whole shares) warrant exercise price after the redemption notice is issued.

None of the private placement warrants will be redeemable by us so long as they are held by our sponsors or their permitted transferees.

Redemption of warrants when the price per Class A ordinary share equals or exceeds $10.00. Once the warrants become exercisable, we may redeem the outstanding public warrants:

•	in whole and not in part;

•

at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption; provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to the table below, based on the redemption date and the “fair market value” of our Class A ordinary shares (as defined below);

•

if, and only if, the last reported sale price (as defined above under “Redemption of Warrants for cash when the price per Class A ordinary share equals or exceeds $18.00”) equals or exceeds $10.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) on the last trading day before we send a notice of redemption to warrant holders; and

•

if the Reference Value is less than $18.00 per share (as adjusted for share sub-divisions, share dividends, reorganizations, recapitalizations and the like), the private placement warrants must also be concurrently called for redemption on the same terms as the outstanding public warrants, as described above.

The numbers in the table below represent the number of Class A ordinary shares that a warrant holder will receive upon exercise in connection with a redemption by us pursuant to this redemption feature, based on the “fair market value” of our Class A ordinary shares on the corresponding redemption date (assuming holders elect to exercise their warrants and such warrants are not redeemed for $0.10 per warrant), determined based on volume-weighted average price of our Class A ordinary shares as reported during the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants, and the number of months that the corresponding redemption date precedes the expiration date of the warrants, each as set forth in the table below.

Pursuant to the warrant agreement, references above to Class A ordinary shares shall include a security other than Class A ordinary shares into which the Class A ordinary shares have been converted or exchanged for in the event we are not the surviving company in our initial business combination. The numbers in the table below will not be adjusted when determining the number of Class A ordinary shares to be issued upon exercise of the warrants if we are not the surviving entity following our initial business combination.

The share prices set forth in the column headings of the table below will be adjusted as of any date on which the number of shares issuable upon exercise of a warrant or the exercise price of the warrant is adjusted as set forth under the heading “—Anti-dilution Adjustments” below. If the number of shares issuable upon exercise of a warrant is adjusted, the adjusted share prices in the column headings will equal the share prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the exercise price of the warrant after such adjustment and the denominator of which is the price of the warrant immediately prior to such adjustment. In such an event, the number of shares in the table below shall be adjusted by multiplying such share amounts by a fraction, the numerator of which is the number of shares deliverable upon exercise of a warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a warrant as so adjusted. If the exercise price of the warrant is adjusted as a result of raising capital in connection with the initial business combination, the adjusted share prices in the column headings will by multiplied by a fraction, the numerator of which is the higher of the Market Value and the Newly Issued Price as set forth under the heading “—Anti-dilution Adjustments” and the denominator of which is $10.00. If the exercise price of the warrant is adjusted in connection with the payment of certain dividends or distributions, as set forth in the second paragraph under the heading “—Anti-dilution Adjustments”, the adjusted share prices in the column headings will equal the unadjusted share price less the decrease in the exercise price of a warrant pursuant to such exercise price adjustment.

Redemption Date (period to expiration of warrants)	Fair Market Value of Class A Common Stock
	<10.00	11.00	12.00	13.00	14.00	15.00	16.00	17.06	>18.00
60 months	0.261	0.281	0.297	0.311	0.324	0.337	0.348	0.358	0.361
57 months	0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358	0.361
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.361
51 months	0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357	0.361
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.361
45 months	0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356	0.361
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.361
39 months	0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354	0.361
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.361
33 months	0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352	0.361
30 months	0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351	0.361
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350	0.361
24 months	0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348	0.361
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.361
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.361
15 months	0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342	0.361
12 months	0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339	0.361
9 months	0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.361
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.361
3 months	0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326	0.361
0 months	—	—	0.042	0.115	0.179	0.233	0.281	0.323	0.361

The exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of Class A ordinary shares to be issued for each warrant exercised will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365 or 366-day year, as applicable. For example, if the volume-weighted average price of our Class A ordinary shares as reported during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of the warrants is $11.00 per share, and at such time there are 57 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.277 Class A ordinary shares for each whole warrant. For an example where the exact fair market value and redemption date are not as set forth in the table above, if the volume-weighted average price of our Class A ordinary shares as reported during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of the warrants is $13.50 per share, and at such time there are 38 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.298 Class A ordinary shares for each whole warrant. In no event will the warrants be exercisable in connection with this redemption feature for more than 0.361 Class A ordinary shares per warrant (subject to adjustment).

This redemption feature is structured to allow for all of the outstanding public warrants to be redeemed when the Class A ordinary shares are trading at or above $10.00 per share, which may be at a time when the trading price of our Class A ordinary shares is below the exercise price of the warrants. We have established this redemption feature to provide us with the flexibility to redeem the public warrants without the warrants having to reach the $18.00 per share threshold set forth above under “—Redemption of warrants for cash when the price per Class A ordinary share equals or exceeds $18.00.” Holders choosing to exercise their warrants in connection with a redemption pursuant to this feature will, in effect, receive a number of shares for their warrants based on an option pricing model with a fixed volatility input as of the date of this prospectus. This redemption right provides us with an additional mechanism by which to redeem all of the outstanding public warrants, providing us with greater certainty as to our capital structure as all the public warrants would have been exercised or redeemed and would no longer be outstanding. We will be required to pay the applicable redemption price to warrant holders if we choose to exercise this redemption right and it will allow us to quickly proceed with a redemption of the warrants if we determine it is in our best interest to do so. As such, we would redeem the warrants in this manner when we believe it is in our best interest to update our capital structure to remove the warrants and pay the redemption price to the warrant holders.

As stated above, we can redeem the public warrants when the Class A ordinary shares are trading at a price starting at $10.00, which is below the exercise price of $11.50, because it will provide greater certainty with respect to our capital structure and cash position while providing warrant holders with the opportunity to exercise their warrants on a cashless basis for the applicable number of shares. If we choose to redeem the public warrants when our Class A ordinary shares are trading at a price below the exercise price of the warrants, this could result in the warrant holders receiving fewer Class A ordinary shares than they would have received if we had not called the warrants for redemption, in which case warrant holders would have been able to wait to exercise their warrants for Class A ordinary shares if and when such shares were trading at a price higher than the exercise price of $11.50.

No fractional Class A ordinary shares will be issued upon exercise. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of Class A ordinary shares to be issued to the holder. If, at the time of redemption, the warrants are exercisable for a security other than the Class A ordinary shares pursuant to the warrant agreement (for instance, if we are not the surviving company in our initial business combination), the warrants may be exercised for such security. At such time as the warrants become exercisable for a security other than the Class A ordinary shares, our company (or surviving company) will use its commercially reasonable efforts to register under the Securities Act the security issuable upon the exercise of the warrants.

A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (as specified by the holder) of the Class A ordinary shares issued and outstanding immediately after giving effect to such exercise.

Anti-dilution adjustments. If the number of outstanding Class A ordinary shares is increased by a capitalization or share dividend payable in Class A ordinary shares, or by a sub-divisions of ordinary shares or other similar event, then, on the effective date of such capitalization or share dividend, sub-divisions or similar event, the number of Class A ordinary shares issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding ordinary shares. A rights offering made to all or substantially all holders of ordinary shares entitling holders to purchase Class A ordinary shares at a price less than the “historical fair market value” (as defined below) will be deemed a share dividend of a number of Class A ordinary shares equal to the product of (i) the number of Class A ordinary shares actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A ordinary shares) and (ii) one minus the quotient of (x) the price per Class A ordinary share paid in such rights offering and (y) the historical fair market value. For these purposes, (i) if the rights offering is for securities convertible into or exercisable for Class A ordinary shares, in determining the price payable for Class A ordinary shares, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) “historical fair market value” means the volume-weighted average price of Class A ordinary shares as reported during the 10 consecutive trading days ending on the trading day prior to the first date on which the Class A ordinary shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if, at any time while the warrants are outstanding and unexpired, we pay a dividend or make a distribution in cash, securities or other assets to all or substantially all the holders of Class A ordinary shares on account of such Class A ordinary shares (or other securities into which the warrants are convertible), other than (a) as described above, (b) any cash dividends or cash distributions which, when combined on a per share basis with all other cash dividends and cash distributions paid on the Class A ordinary shares during the 365-day period ending on the date of declaration of such dividend or distribution does not exceed $0.50 (as adjusted to appropriately reflect any other adjustments and excluding cash dividends or cash distributions that resulted in an adjustment to the exercise price or to the number of Class A ordinary shares issuable on exercise of each warrant) but only with respect to the amount of the aggregate cash dividends or cash distributions equal to or less than $0.50 per share, (c) to satisfy the redemption rights of the holders of Class A ordinary shares in connection with a proposed initial business combination, (d) to satisfy the redemption rights of the holders of Class A ordinary shares in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within the completion window or (B) with respect to any other provision relating to the rights of holders of our Class A ordinary shares or pre-initial business combination activity, or (e) in connection with the redemption of our public shares upon our failure to complete our initial business combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each Class A ordinary share in respect of such event.

If the number of outstanding Class A ordinary shares is decreased by a consolidation, combination, reverse share sub-division or reclassification of Class A ordinary shares or other similar event, then, on the effective date of such consolidation, combination, reverse share sub-division, reclassification or similar event, the number of Class A ordinary shares issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding Class A ordinary shares.

Whenever the number of Class A ordinary shares purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of Class A ordinary shares purchasable upon the exercise of the warrants immediately prior to such adjustment and (y) the denominator of which will be the number of Class A ordinary shares so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding Class A ordinary shares (other than those described above or that solely affects the par value of such Class A ordinary shares), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our issued and outstanding Class A ordinary shares), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the Class A ordinary shares immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of Class A ordinary shares or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of Class A ordinary shares in such a transaction is payable in the form of Class A ordinary shares in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes value (as defined in the warrant agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision or correct any mistake, including to conform the provisions of the warrant agreement to the description of the terms of the warrants and the warrant agreement set forth in this prospectus, but requires the approval by the holders of at least 65% of the public warrants voting on such matter to make any change that adversely affects the interests of the registered holders. You should review a copy of the warrant agreement, which will be filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

The warrant holders do not have the rights or privileges of holders of ordinary shares and any voting rights until they exercise their warrants and receive Class A ordinary shares. After the issuance of Class A ordinary shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

No fractional warrants will be issued upon separation of the units and only whole warrants will trade. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of Class A ordinary shares to be issued to the warrant holder.

We have agreed that, subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the warrant agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. See “Risk Factors—Our warrant agreement will designate the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our warrants, which could limit the ability of warrant holders to obtain a favorable judicial forum for disputes with our company.” This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum.

Private Placement Warrants

Except as described below, the private placement warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering. The private placement warrants (including the Class A ordinary shares issuable upon exercise of the private placement warrants) will not be transferable, assignable or salable until 30 days after the completion of our initial business combination (except pursuant to limited exceptions as described under “Principal Shareholders—Transfers of Founder Shares and Private Placement Warrants,” to our officers and directors and other persons or entities affiliated with the initial purchasers of the private placement warrants) and they will not be redeemable by us so long as they are held by our sponsor, our anchor investors or their permitted transferees. Our sponsor, our anchor investors or their permitted transferees, have the option to exercise the private placement warrants on a cashless basis. If the private placement warrants are held by holders other than our sponsor, anchor investors or its respective permitted transferees, the private placement warrants will be redeemable by us in all redemption scenarios and exercisable by the holders on the same basis as the warrants included in the units being sold in this offering. Any amendment to the terms of the private placement warrants or any provision of the warrant agreement with respect to the private placement warrants will require a vote of holders of at least 50% of the private placement warrants voting on such amendment.

If holders of the private placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of Class A ordinary shares equal to the quotient obtained by dividing (x) the product of the number of Class A ordinary shares underlying the warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the warrants by (y) the historical fair market value. The “fair market value” will mean the average of the daily volume-weighted average trading prices of the Class A ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the holders of warrants. The reason that we have agreed that these warrants will be exercisable on a cashless basis so long as they are held by our sponsor, our anchor investors and permitted transferees is because it is not known at this time whether they will be affiliated with us following a business combination. If they remain affiliated with us, their ability to sell our securities in the open market will be significantly limited. We expect to have policies in place that restrict insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike public shareholders who could exercise their warrants and sell the Class A ordinary shares received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate.

In order to fund working capital deficiencies or finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. Up to $1,500,000 of such loans may be convertible into warrants of the post-business combination company at a price of $1.50 per warrant at the option of the lender. Such warrants would be identical to the private placement warrants.

Dividends

We have not paid any cash dividends on our ordinary shares to date and do not intend to pay cash dividends prior to the completion of our initial business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of our initial business combination. The payment of any cash dividends subsequent to our initial business combination will be within the discretion of our board of directors at such time, and we will only pay such dividend out of our profits or share premium (subject to solvency requirements) as permitted under Cayman Islands law. If we increase the size of this offering, we will effect a share capitalization or other appropriate mechanism immediately prior to the consummation of this offering in such amount as to maintain the number of founder shares, on an as-converted basis, at 20% of our issued and outstanding ordinary shares upon the consummation of this offering. Further, if we incur any indebtedness in connection with a business combination, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

Our Transfer Agent and Warrant Agent

The transfer agent for our ordinary shares and warrant agent for our warrants is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its shareholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any claims and losses due to any gross negligence or intentional misconduct of the indemnified person or entity.

Certain Differences in Corporate Law

Cayman Islands companies are governed by the Companies Act. The Companies Act is modeled on English Law but does not follow recent English Law statutory enactments, and differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the material differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and similar arrangements. In certain circumstances, the Companies Act allows for mergers or consolidations between two Cayman Islands companies, or between a Cayman Islands exempted company and a company incorporated in another jurisdiction (provided that is facilitated by the laws of that other jurisdiction) so as to form a single surviving company.

Where the merger or consolidation is between two Cayman Islands companies, the directors of each company must approve and enter into a written plan of merger or consolidation containing certain prescribed information. That plan or merger or consolidation must then be authorized by either (a) a special resolution (usually a majority of two-thirds of the voting shares voted at a general meeting) of the shareholders of each company or (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. No shareholder resolution is required for a merger between a parent company (i.e., a company that owns at least 90% of the issued shares of each class in a subsidiary company) and its subsidiary company. The consent of each holder of a fixed or floating security interest of a constituent company must be obtained, unless the court waives such requirement. If the Cayman Islands Registrar of Companies is satisfied that the requirements of the Companies Act (which includes certain other formalities) have been complied with, the Registrar of Companies will register the plan of merger or consolidation.

Where the merger or consolidation involves a foreign company, the procedure is similar, save that with respect to the foreign company, the directors of the Cayman Islands exempted company are required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the requirements set out below have been met: (i) that the merger or consolidation is permitted or not prohibited by the constitutional documents of the foreign company and by the laws of the jurisdiction in which the foreign company is incorporated, and that those laws and any requirements of those constitutional documents have been or will be complied with; (ii) that no petition or other similar proceeding has been filed and remains outstanding or order made or resolution adopted to wind up or liquidate the foreign company in any jurisdictions; (iii) that no receiver, trustee, administrator or other similar person has been appointed in any jurisdiction and is acting in respect of the foreign company, its affairs or its property or any part thereof; and (iv) that no scheme, order, compromise or other similar arrangement has been entered into or made in any jurisdiction whereby the rights of creditors of the foreign company are and continue to be suspended or restricted.

Where the surviving company is the Cayman Islands exempted company, the directors of the Cayman Islands exempted company are further required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the requirements set out below have been met: (i) that the foreign company is able to pay its debts as they fall due and that the merger or consolidated is bona fide and not intended to defraud unsecured creditors of the foreign company; (ii) that in respect of the transfer of any security interest granted by the foreign company to the surviving or consolidated company (a) consent or approval to the transfer has been obtained, released or waived; (b) the transfer is permitted by and has been approved in accordance with the constitutional documents of the foreign company; and (c) the laws of the jurisdiction of the foreign company with respect to the transfer have been or will be complied with; and (iii) that the foreign company will, upon the merger or consolidation becoming effective, cease to be incorporated, registered or exist under the laws of the relevant foreign jurisdiction. The Registrar of Companies shall also be required to be satisfied that there is no other reason why it would be against the public interest to permit the merger or consolidation.

Where the above procedures are adopted, the Companies Act provides certain limited appraisal rights for dissenting shareholders to be paid a payment of the fair value of their shares upon their dissenting to the merger or consolidation if they follow a prescribed procedure. In essence, that procedure is as follows: (a) the shareholder must give their written objection to the merger or consolidation to the constituent company before the vote on the merger or consolidation, including a statement that the shareholder proposes to demand payment for their shares if the merger or consolidation is authorized by the vote; (b) within 20 days following the date on which the merger or consolidation is approved by the shareholders, the constituent company must give written notice to each shareholder who made a written objection; (c) a shareholder must within 20 days following receipt of such notice from the constituent company, give the constituent company a written notice of their intention to dissent including, among other details, a demand for payment of the fair value of their shares; (d) within seven days following the date of the expiration of the period set out in paragraph (b) above or seven days following the date on which the plan of merger or consolidation is filed, whichever is later, the constituent company, the surviving company or the consolidated company must make a written offer to each dissenting shareholder to purchase their shares at a price that the company determines is the fair value and if the company and the shareholder agree the price within 30 days following the date on which the offer was made, the company must pay the shareholder such amount; and (e) if the company and the shareholder fail to agree a price within such 30 day period, within 20 days following the date on which such 30 day period expires, the company (and any dissenting shareholder) must file a petition with the Cayman Islands Grand Court to determine the fair value and such petition must be accompanied by a list of the names and addresses of the dissenting shareholders with whom agreements as to the fair value of their shares have not been reached by the company. At the hearing of that petition, the court has the power to determine the fair value of the shares together with a fair rate of interest, if any, to be paid by the company upon the amount determined to be the fair value. Any dissenting shareholder whose name appears on the list filed by the company may participate fully in all proceedings until the determination of fair value is reached. These rights of a dissenting shareholder are not available in certain circumstances, for example, to dissenters holding shares of any class in respect of which an open market exists on a recognized stock exchange or recognized interdealer quotation system at the relevant date or where the consideration for such shares to be contributed are shares of any company listed on a national securities exchange or shares of the surviving or consolidated company.

Moreover, Cayman Islands law has separate statutory provisions that facilitate the reconstruction or amalgamation of companies in certain circumstances, commonly referred to in the Cayman Islands as a “scheme of arrangement,” which may be tantamount to a merger. Schemes of arrangement will generally be more suited for complex mergers or other transactions involving widely held companies. In the event that a merger was sought pursuant to a scheme of arrangement (the procedures for which are more rigorous and take longer to complete than the procedures typically required to consummate a merger in the United States), the arrangement in question must be approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made and who must in addition represent three-fourth in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a general meeting summoned for that purpose. The convening of the meetings and subsequently the terms of the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder would have the right to express to the court the view that the transaction should not be approved, the court can be expected to approve the arrangement if it satisfies itself that:

•	the company is not proposing to act illegally or beyond the scope of its corporate authority and the statutory provisions as to a majority vote have been complied with;

•	the shareholders have been fairly represented at the meeting in question; the arrangement is such as a businessman would reasonably approve; and

•	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act or that would amount to a “fraud on the minority.”

If a scheme of arrangement or takeover offer (as described below) is approved, any dissenting shareholder would have no rights comparable to appraisal rights (providing rights to receive payment in cash for the judicially determined value of the shares), which would otherwise ordinarily be available to dissenting shareholders of United States corporations.

Squeeze-out. When a tender offer is made and accepted by holders of 90% of the shares to whom the offer relates within four months, the offeror may, within a two-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands, but this is unlikely to succeed unless there is evidence of fraud, bad faith, collusion or inequitable treatment of the shareholders.

Further, transactions similar to a merger, reconstruction and/or an amalgamation may in some circumstances be achieved through means other than these statutory provisions, such as a share capital exchange, asset acquisition or control, or through contractual arrangements of an operating business.

Shareholders’ suits. Maples and Calder, our Cayman Islands legal counsel, is not aware of any reported class action having been brought in a Cayman Islands court. Derivative actions have been brought in the Cayman Islands courts, and the Cayman Islands courts have confirmed the availability for such actions. In most cases, we will be the proper plaintiff in any claim based on a breach of duty owed to us, and a claim against (for example) our officers or directors usually may not be brought by a shareholder. However, based both on Cayman Islands authorities and on English authorities, which would in all likelihood be of persuasive authority and be applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:

•	a company is acting, or proposing to act, illegally or ultra vires (beyond the scope of its authority);

•	the act complained of, although not beyond the scope of the authority, could be effected if duly authorized by more than the number of votes which have actually been obtained; or

•	those who control the company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.

Enforcement of civil liabilities. The Cayman Islands has a different body of securities laws as compared to the United States and provides less protection to investors. Additionally, Cayman Islands companies may not have standing to sue before the Federal courts of the United States.

We have been advised by Maples and Calder, our Cayman Islands legal counsel, that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Special considerations for exempted companies. We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

•

annual reporting requirements are minimal and consist mainly of a statement that the company has conducted its operations mainly outside of the Cayman Islands and has complied with the provisions of the Companies Act;

•	an exempted company’s register of members is not open to inspection;

•	an exempted company does not have to hold an annual general meeting;

•	an exempted company may issue negotiable or bearer shares or shares with no par value;

•	an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

•	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•	an exempted company may register as a limited duration company; and

•	an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Amended and Restated Memorandum and Articles of Association

Our amended and restated memorandum and articles of association will contain provisions designed to provide certain rights and protections relating to this offering that will apply to us until the completion of our initial business combination. These provisions cannot be amended without a special resolution. As a matter of Cayman Islands law, a resolution is deemed to be a special resolution where it has been approved by either (i) the affirmative vote of at least two-thirds (or any higher threshold specified in a company’s articles of association) of the shares voted at a general meeting for which notice specifying the intention to propose the resolution as a special resolution has been given; or (ii) if so authorized by a company’s articles of association, by a unanimous written resolution of all of the company’s shareholders. Our amended and restated memorandum and articles of association provides that special resolutions must be approved either by at least two-thirds of shares voted at a general meeting of our company (i.e., the lowest threshold permissible under Cayman Islands law), by 90% of the shares voted at a general meeting in the case of an amendment to the provision relating to the exclusive right of the holders of our Class B ordinary shares to elect directors, or by a unanimous written resolution of all of our shareholders. Further, our amended and restated memorandum and articles of association provides that a quorum at our general meetings will consist of one-third of the ordinary shares entitled to vote at such meeting and present in person or by proxy; provided that a quorum in connection with any meeting that is convened to vote on a business combination or any amendment to our amended and restated memorandum and articles of association

(A) that would modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within the completion window or (B) with respect to any other provision relating to the rights of holders of our Class A ordinary shares or pre-initial business combination activity shall be a majority of the ordinary shares entitled to vote at such meeting being individuals present in person or by proxy or if a corporation or other non-natural person by its duly authorized representative or proxy.

Our initial shareholders, our anchor investors, and their permitted transferees, if any, who will collectively beneficially own approximately 100% of our ordinary shares upon the closing of this offering, assuming our anchor investors acquire the public units in this offering for which they have expressed an interest, will participate in any vote to amend our amended and restated memorandum and articles of association and will have the discretion to vote in any manner they choose. Specifically, our amended and restated memorandum and articles of association provides, among other things, that:

•

if we do not consummate an initial business combination within the completion window, we will (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but no more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our income taxes, if any (less up to $100,000 of interest to pay dissolution expenses), divided by the number of the then-outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in the case of clauses (ii) and (iii) to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law;

•

prior to the completion of our initial business combination, we may not issue additional securities that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote as a class with our public shares (a) on our initial business combination or on any other proposal presented to shareholders prior to or in connection with the completion of an initial business combination or (b) to approve an amendment to our amended and restated memorandum and articles of association to (x) extend the time we have to consummate a business combination beyond the completion window or (y) amend the foregoing provisions;

•

although we do not intend to enter into a business combination with a target business that is affiliated with our sponsor, our directors or our executive officers, we are not prohibited from doing so. In the event we enter into such a transaction, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm which is a member of FINRA or an independent valuation or accounting firm that such a business combination or transaction is fair to our company from a financial point of view;

•

if a shareholder vote on our initial business combination is not required by applicable law or stock exchange rule and we do not decide to hold a shareholder vote for business or other reasons, we will offer to redeem our public shares pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, and will file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about our initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act;

•

our initial business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the net assets held in the trust account (excluding the amount of deferred underwriting discounts held in trust and taxes payable on the interest earned on the trust account) at the time of signing the agreement to enter into the initial business combination;

•

if our shareholders approve an amendment to our amended and restated memorandum and articles of association (A) that would modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within the completion window or (B) with respect to any other provision relating to the rights of holders of our Class A ordinary shares or pre-initial business combination activity, we will provide our public shareholders with the opportunity to redeem all or a portion of their ordinary shares upon such approval at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our income taxes, if any, divided by the number of the then-outstanding public shares, subject to the limitations described herein; and

•	we will not effectuate our initial business combination solely with another blank check company or a similar company with nominal operations.

In addition, our amended and restated memorandum and articles of association provides that under no circumstances will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001.

The Companies Act permits a company incorporated in the Cayman Islands to amend its memorandum and articles of association with the approval of a special resolution. A company’s articles of association may specify that the approval of a higher majority is required but, provided the approval of the required majority is obtained, any Cayman Islands exempted company may amend its memorandum and articles of association regardless of whether its memorandum and articles of association provides otherwise. Accordingly, although we could amend any of the provisions relating to our proposed offering, structure and business plan which are contained in our amended and restated memorandum and articles of association, we view all of these provisions as binding obligations to our shareholders and neither we, nor our officers or directors, will take any action to amend or waive any of these provisions unless we provide dissenting public shareholders with the opportunity to redeem their public shares.

Anti-Money Laundering—Cayman Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering, we are required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity and source of funds. Where permitted, and subject to conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In some cases the directors may be satisfied that no further information is required since an exemption applies under the Anti- Money Laundering Regulations (As Revised) of the Cayman Islands, as amended and revised from time to time (the “Regulations”). Depending on the circumstances of each application, a detailed verification of identity might not be required where:

(a)	the subscriber makes the payment for their investment from an account held in the subscriber’s name at a recognized financial institution;

(b)	the subscriber is regulated by a recognized regulatory authority and is based or incorporated in, or formed under the law of, a recognized jurisdiction; or

(c)

the application is made through an intermediary which is regulated by a recognized regulatory authority and is based in or incorporated in, or formed under the law of a recognized jurisdiction and an assurance is provided in relation to the procedures undertaken on the underlying investors.

For the purposes of these exceptions, recognition of a financial institution, regulatory authority or jurisdiction will be determined in accordance with the Regulations by reference to those jurisdictions recognized by the Cayman Islands Monetary Authority as having equivalent anti-money laundering regulations.

In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

We also reserve the right to refuse to make any distribution payment to a shareholder if our directors or officers suspect or are advised that the payment of such distribution to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction

If any person in the Cayman Islands knows or suspects or has reasonable grounds for knowing or suspecting that another person is engaged in criminal conduct or money laundering or is involved with terrorism or terrorist financing and property and the information for that knowledge or suspicion came to their attention in the course of business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (As Revised) of the Cayman Islands if the disclosure relates to criminal conduct or money laundering, or (ii) a police officer of the rank of constable or higher, or the Financial Reporting Authority, pursuant to the Terrorism Law (As Revised) of the Cayman Islands, if the disclosure relates to involvement with terrorism or terrorist financing and property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Data Protection—Cayman Islands

We have certain duties under the Data Protection Act, 2017 of the Cayman Islands (the “DPL”) based on internationally accepted principles of data privacy.

Privacy Notice

Introduction

This privacy notice puts our shareholders on notice that through your investment in our company you will provide us with certain personal information which constitutes personal data within the meaning of the DPL (“personal data”).

In the following discussion, “company” refers to us and our affiliates and/or delegates, except where the context requires otherwise.

Investor Data

We will collect, use, disclose, retain and secure personal data to the extent reasonably required only and within the parameters that could be reasonably expected during the normal course of business. We will only process, disclose, transfer or retain personal data to the extent legitimately required to conduct our activities on an ongoing basis or to comply with legal and regulatory obligations to which we are subject. We will only transfer personal data in accordance with the requirements of the DPL, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data.

In our use of this personal data, we will be characterized as a “data controller” for the purposes of the DPL, while our affiliates and service providers who may receive this personal data from us in the conduct of our activities may either act as our “data processors” for the purposes of the DPL or may process personal information for their own lawful purposes in connection with services provided to us.

We may also obtain personal data from other public sources. Personal data includes, without limitation, the following information relating to a shareholder and/or any individuals connected with a shareholder as an investor: name, residential address, email address, contact details, corporate contact information, signature, nationality, place of birth, date of birth, tax identification, credit history, correspondence records, passport number, bank account details, source of funds details and details relating to the shareholder’s investment activity.

Who this Affects

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation your investment in our company, this will be relevant for those individuals and you should transmit the content of this Privacy Notice to such individuals or otherwise advise them of its content.

How the Company May Use Your Personal Data

Our company, as the data controller, may collect, store and use personal data for lawful purposes, including, in particular:

(a)	where this is necessary for the performance of our rights and obligations under any purchase agreements;

(b)	where this is necessary for compliance with a legal and regulatory obligation to which we are subject (such as compliance with anti-money laundering and FATCA/CRS requirements); and/or

(c)	where this is necessary for the purposes of our legitimate interests and such interests are not overridden by your interests, fundamental rights or freedoms.

Should we wish to use personal data for other specific purposes (including, if applicable, any purpose that requires your consent), we will contact you.

Why We May Transfer Your Personal Data

In certain circumstances, we may be legally obliged to share personal data and other information with respect to your shareholding with the relevant regulatory authorities such as the Cayman Islands Monetary Authority or the Tax Information Authority. They, in turn, may exchange this information with foreign authorities, including tax authorities.

We anticipate disclosing personal data to persons who provide services to us and their respective affiliates (which may include certain entities located outside the United States, the Cayman Islands or the European Economic Area), who will process your personal data on our behalf.

The Data Protection Measures We Take

Any transfer of personal data by us or our duly authorized affiliates and/or delegates outside of the Cayman Islands shall be in accordance with the requirements of the DPL.

We and our duly authorized affiliates and/or delegates shall apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of personal data, and against accidental loss or destruction of, or damage to, personal data.

We shall notify you of any personal data breach that is reasonably likely to result in a risk to your interests, fundamental rights or freedoms or those data subjects to whom the relevant personal data relates.

If you consider that your personal data has not been handled correctly, or you are not satisfied with the company’s responses to any requests you have made regarding the use of your personal data, you have the right to complain to the Cayman Islands’ Ombudsman. The Ombudsman can be contacted by calling +1 (345) 946-6283 or by email at info@ombudsman.ky.

Certain Anti-Takeover Provisions of our Amended and Restated Memorandum and Articles of Association

Prior to the completion of our initial business combination, only holders of our founder shares will have the right to vote on the appointment of directors. Holders of our public shares will not be entitled to vote on the appointment of directors during such time. In addition, prior to the completion of an initial business combination, holders of a majority of our founder shares may remove a member of the board of directors for any reason.

Our authorized but unissued Class A ordinary shares and preference shares are available for future issuances without shareholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Class A ordinary shares and preference shares could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Securities Eligible for Future Sale

Immediately after this offering we will have 23,500,000 Class A ordinary shares (or 27,025,000 Class A ordinary shares if the underwriter’s over-allotment option is exercised in full) issued and outstanding on an as-converted basis. Of these shares, the Class A ordinary shares sold in this offering (23,500,000 Class A ordinary shares if the underwriter’s over-allotment option is not exercised and 27,025,000 Class A ordinary shares if the underwriter’s over-allotment option is exercised in full) will be freely tradable without restriction or further registration under the Securities Act, except for any Class A ordinary shares purchased by one of our “affiliates” within the meaning of Rule 144 under the Securities Act (“Rule 144”). All of the outstanding founder shares (5,875,000 founder shares if the underwriter’s over-allotment option is not exercised and 6,756,250 founder shares if the underwriter’s over-allotment option is exercised in full) will be restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering.

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted shares or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•

1% of the total number of ordinary shares then outstanding, which will equal 235,000 shares immediately after this offering (or 270,250 shares if the underwriter exercises its over-allotment option in full); and

•	the average weekly reported trading volume of the Class A ordinary shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•

the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, our initial shareholders and our anchor investors will be able to sell their founder shares and our sponsor and our anchor investors will be able to sell their private placement warrants, and the securities underlying the foregoing, pursuant to Rule 144 without registration one year after we have completed our initial business combination.

Registration Rights

The holders of the founder shares, private placement warrants, Class A ordinary shares underlying the private placement warrants and additional private placement warrants that may be issued upon conversion of working capital loans or an extension of the time to complete a business combination (and any Class A ordinary shares issuable upon the exercise of the private placement warrants and warrants that may be issued upon conversion of working capital loans) will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of this offering. The holders of these securities are entitled to make up to three demands, excluding short form demands, that we register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our completion of our initial business combination. However, the registration rights agreement provides that we will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period, which occurs (i) in the case of the founder shares, as described in the following paragraph, and (ii) in the case of the private placement warrants and the respective Class A ordinary shares underlying such warrants, 30 days after the completion of our initial business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

Except as described herein, our sponsor, initial shareholders and anchor investors have agreed not to transfer, assign or sell (i) any of their founder shares until the earliest of (A) one (1) year after the completion of our initial business combination and (B) subsequent to our initial business combination, (x) if the last reported sale price of our Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (y) the date on which we complete a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property, and (ii) any of their private placement warrants and Class A ordinary shares issued upon conversion or exercise thereof until 30 days after the completion of our initial business combination.

Listing of Securities

We have applied to have our units listed on Nasdaq under the symbol “EGACU.” Once the securities comprising the units begin separate trading, we expect that the Class A ordinary shares and warrants will be listed on Nasdaq under the symbols “EGAC” and “EGACW,” respectively. At the time that the Class A ordinary shares and warrants comprising the units begin separate trading, holders will hold the separate securities and no longer hold units (without any action needing to be taken by the holders), and the units will no longer trade or be listed on Nasdaq. We cannot guarantee that our securities will be approved for listing.

TAXATION

The following summary of certain Cayman Islands and U.S. federal income tax consequences of an investment in our units, each consisting of one Class A ordinary share and one-half of one redeemable warrant, which we refer to collectively as our securities, is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in our Class A ordinary shares and warrants, such as the tax consequences under state, local and other tax laws.

Prospective investors should consult their advisors on the possible tax consequences of investing in our securities under the laws of their country of citizenship, residence or domicile.

Cayman Islands Tax Considerations

The following is a discussion on certain Cayman Islands income tax consequences of an investment in the securities of our company. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands law.

Under Existing Cayman Islands Laws

Payments of dividends and capital in respect of our securities will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of the securities nor will gains derived from the disposal of the securities be subject to Cayman Islands income or corporate tax. The Cayman Islands currently has no income, corporate or capital gains tax and no estate duty, inheritance tax or gift tax.

No stamp duty is payable in respect of the issue of the warrants. An instrument of transfer in respect of a warrant is stampable if executed in or brought into the Cayman Islands.

No stamp duty is payable in respect of the issue of our Class A ordinary shares or on an instrument of transfer in respect of such shares.

Our company has been incorporated under the laws of the Cayman Islands as an exempted company with limited liability and, as such, has applied for and received an undertaking from the Financial Secretary of the Cayman Islands in the following form:

THE TAX CONCESSIONS LAW

(As Revised)

UNDERTAKING AS TO TAX CONCESSIONS

In accordance with the provision of Section 6 of The Tax Concessions Law (As Revised), the Financial Secretary undertakes with Europa Growth Acquisition Company (the “Company”):

1.    That no law which is hereafter enacted in the Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to the Company or its operations; and

2.    In addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable:

2.1    On or in respect of the shares, debentures or other obligations of the Company; or

2.2    by way of the withholding in whole or part, of any relevant payment as defined in Section 6(3) of the Tax Concessions Law (As Revised).

These concessions shall be for a period of 20 years from the date of the Company’s certificate.

United States Federal Income Tax Considerations

General

The following is a summary of the U.S. federal income tax consequences generally applicable to the acquisition, ownership and disposition of our units, Class A ordinary shares and warrants (other than private placement warrants), which we refer to collectively as our securities. Because we expect the components of a unit to be automatically separated on the 52nd day following the date of this prospectus (subject to our filing a Current Report on Form 8-K, which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering and the sale of the private placement warrants, and having issued a press release announcing when such separate trading will begin), the holder of a unit generally should be treated, for U.S. federal income tax purposes, as the owner of the underlying Class A ordinary share and one-half of one redeemable warrant components of the unit. As a result, the discussion below with respect to actual holders of Class A ordinary shares and warrants also should apply to holders of units (as the deemed owners of the underlying Class A ordinary shares and warrants that comprise the units). This discussion applies only to securities that are held as capital assets for U.S. federal income tax purposes and is applicable only to holders who purchase units in this offering.

This discussion does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including the alternative minimum tax, the Medicare tax on certain investment income, the tax consequences to accrual-method taxpayers who are required under Section 451(b) of the Internal Revenue Code of 1986, as amended (the “Code”) to recognize income for U.S. federal income tax purposes no later than when such income is taken into account in applicable financial statements and the different consequences that may apply if you are subject to special rules that apply to certain types of investors, such as:

•	our sponsor, founders, officers or directors;

•	banks, financial institutions or financial services entities;

•	S corporations;

•	governments or agencies or instrumentalities thereof;

•	regulated investment companies;

•	real estate investment trusts;

•	expatriates or former long-term residents of the United States;

•	insurance companies;

•	broker-dealers;

•	taxpayers subject to mark-to-market tax accounting rules;

•	persons holding the securities as part of a “straddle,” hedge, integrated transaction or similar transaction;

•	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•	persons that actually or constructively own 5% or more of our shares by vote or value;

•	controlled foreign corporations or PFICs; and

•	tax-exempt entities.

This discussion also does not consider the tax treatment of entities or arrangements treated as partnerships or other pass-through entities for U.S. federal income tax purposes or persons who hold our securities through such entities or arrangements. If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) is the beneficial owner of our securities, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partner and the partnership. If you are a partner of a partnership holding our securities, we urge you to consult your tax advisor.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date hereof, changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein. This discussion does not address any aspect of state, local or non-U.S. taxation, or any U.S. federal taxes other than income taxes (such as gift and estate taxes).

We have not sought, and do not expect to seek, a ruling from the IRS as to any U.S. federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY, IS ONLY A SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS ASSOCIATED WITH THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING. EACH PROSPECTIVE INVESTOR IN OUR SECURITIES IS URGED TO CONSULT ITS TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES, INCLUDING THE APPLICABILITY AND EFFECT OF U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. TAX LAWS AND ANY APPLICABLE TAX TREATY.

Allocation of Purchase Price and Characterization of a Unit

No statutory, administrative or judicial authority directly addresses the treatment of a unit or instruments similar to a unit for U.S. federal income tax purposes and, therefore, that treatment is not entirely clear. The acquisition of a unit should be treated for U.S. federal income tax purposes as the acquisition of one Class A ordinary share and one-half of one warrant to acquire one Class A ordinary share. Under this treatment, for U.S. federal income tax purposes, each holder of a unit must allocate the purchase price paid by such holder for such unit between the Class A ordinary share and the one-half of one warrant based on their relative fair market values at the time of issuance. Under U.S. federal income tax law, each investor must make its own determination of fair market value based on all the relevant facts and circumstances. Therefore, we strongly urge each investor to consult its own advisors regarding the determination of fair market value for these purposes. The price allocated to each Class A ordinary share and the one-half of one warrant should be the investor’s initial tax basis in such share or one-half of one warrant, as the case may be. Any disposition of a unit should be treated for U.S. federal income tax purposes as a disposition of the Class A ordinary share and one-half of one warrant comprising the unit, and the amount realized on the disposition should be allocated between the Class A ordinary share and the one-half of one warrant based on their relative fair market values at the time of disposition. Neither the separation of the Class A ordinary share and the one-half of one warrant constituting a unit nor the combination of thirds of warrants into a single warrant should be a taxable event for U.S. federal income tax purposes.

The foregoing treatment of Class A ordinary shares and warrants and an investor’s purchase price allocation are not binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, each prospective investor is urged to consult its tax advisor regarding the tax consequences of an investment in a unit (including alternative characterizations of a unit). The balance of this discussion assumes that the characterization of the units described above is respected for U.S. federal income tax purposes.

U.S. Holders

This section applies to you if you are a “U.S. Holder.” A U.S. Holder is a beneficial owner of our units, Class A ordinary shares or warrants who or that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•

a trust (A) the administration of which is subject to the primary supervision of a U.S. court and which has one or more United States persons (within the meaning of the Code) who have the authority to control all substantial decisions of the trust or (B) that has in effect a valid election under applicable Treasury regulations to be treated as a United States person.

Taxation of Distributions

Subject to the PFIC rules discussed below, a U.S. Holder generally will be required to include in gross income as dividends the amount of any distribution paid on our Class A ordinary shares to the extent the distribution is paid from our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Such dividends paid by us will be taxable to a corporate U.S. Holder at regular rates and will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations. Distributions in excess of such earnings and profits will constitute a return of capital that will be applied against and reduce the U.S. Holder’s adjusted tax basis in its Class A ordinary shares (but not below zero) and, to the extent in excess of such tax basis, will be treated as gain from the sale or exchange of such Class A ordinary shares (see “—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Ordinary Shares and Warrants” below).

With respect to non-corporate U.S. Holders, under tax laws currently in effect and subject to certain exceptions, dividends generally will be taxed at the lower applicable long-term capital gains rate (see “—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Ordinary Shares and Warrants” below) only if our Class A ordinary shares are readily tradable on an established securities market in the United States (such as Nasdaq), our company is not treated as a PFIC at the time the dividend was paid or in the preceding taxable year and certain holding period requirements are satisfied. It is unclear, however, whether certain redemption rights described in this prospectus may suspend the running of the applicable holding period for this purpose. U.S. Holders should consult their tax advisors regarding the availability of such lower rate for any dividends paid with respect to our Class A ordinary shares.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Ordinary Shares and Warrants

Subject to the PFIC rules discussed below, a U.S. Holder generally will recognize capital gain or loss on the sale or other taxable disposition of our Class A ordinary shares or warrants, including as a result of a dissolution and liquidation in the event we do not consummate our initial business combination within the required time period. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for such Class A ordinary shares or warrants exceeds one year. It is unclear, however, whether certain redemption rights described in this prospectus may suspend the running of the applicable holding period for this purpose. Long-term capital gains recognized by non-corporate U.S. Holders may be taxed at reduced rates. However, the deductibility of capital losses is subject to limitations.

The amount of gain or loss recognized on a sale or other taxable disposition generally will be equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received on such disposition (or, if the Class A ordinary shares or warrants are held as part of units at the time of the disposition, the portion of the amount realized on such disposition that is allocated to the component Class A ordinary shares or the warrants based upon their fair market values at that time) and (ii) the U.S. Holder’s adjusted tax basis in its Class A ordinary shares or warrants so disposed of. A U.S. Holder’s adjusted tax basis in its Class A ordinary shares or warrants generally will equal the U.S. Holder’s acquisition cost (that is, as discussed above under

“—Allocation of Purchase Price and Characterization of a Unit,” the portion of the purchase price of a unit allocated to a Class A ordinary share or one-half of one warrant) less, in the case of a Class A ordinary share, any prior distributions treated as a return of capital.

Redemption of Class A Ordinary Shares

Subject to the PFIC rules discussed below, in the event that a U.S. Holder’s Class A ordinary shares are redeemed pursuant to the redemption provisions described in this prospectus under “Description of Securities—Ordinary Shares” or if we purchase a U.S. Holder’s Class A ordinary shares in an open market transaction (each of which is referred to herein as a “redemption”), the treatment of the redemption for U.S. federal income tax purposes will depend on whether it qualifies as a sale of the Class A ordinary shares under Section 302 of the Code. If the redemption qualifies as a sale of Class A ordinary shares, the U.S. Holder will be treated as described under “—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Ordinary Shares and Warrants” above. If the redemption does not qualify as a sale of Class A ordinary shares, the U.S. Holder will be treated as receiving a corporate distribution with the tax consequences described above under “—Taxation of Distributions.” Whether a redemption qualifies for sale treatment will depend largely on the total number of our Class A ordinary shares treated as owned by the U.S. Holder (including any shares constructively owned by the U.S. Holder as a result of owning warrants) relative to all of our shares outstanding both before and after such redemption. The redemption of Class A ordinary shares generally will be treated as a sale of the Class A ordinary shares (rather than as a corporate distribution) if such redemption (i) is “substantially disproportionate” with respect to the U.S. Holder, (ii) results in a “complete termination” of the U.S. Holder’s interest in us or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. Holder. These tests are explained more fully below.

In determining whether any of the foregoing tests are satisfied, a U.S. Holder takes into account not only Class A ordinary shares actually owned by the U.S. Holder, but also Class A ordinary shares that are constructively owned by it. A U.S. Holder may constructively own, in addition to shares owned directly, shares owned by certain related individuals and entities in which the U.S. Holder has an interest or that have an interest in such U.S. Holder, as well as any shares the U.S. Holder has a right to acquire by exercise of an option, which would generally include Class A ordinary shares which could be acquired pursuant to the exercise of the warrants that it owns at the time of the redemption. For a redemption to meet the substantially disproportionate test, the percentage of our issued and outstanding voting shares actually and constructively owned by the U.S. Holder immediately following the redemption of Class A ordinary shares must, among other requirements, be less than 80% of the percentage of our issued and outstanding voting shares actually and constructively owned by the U.S. Holder immediately before the redemption. Before the completion of our initial business combination, the Class A ordinary shares may not be treated as voting shares for this purpose and, consequently, this substantially disproportionate test may not apply. There will be a complete termination of a U.S. Holder’s interest if either (i) all of our shares actually and constructively owned by the U.S. Holder are redeemed or (ii) all of our shares actually owned by the U.S. Holder are redeemed and the U.S. Holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of shares owned by certain family members and the U.S. Holder does not constructively own any other shares of our stock. The redemption of the Class A ordinary shares will not be essentially equivalent to a dividend with respect to a U.S. Holder if it results in a “meaningful reduction” of the U.S. Holder’s proportionate interest in us. Whether the redemption will result in a meaningful reduction of a U.S. Holder’s proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority shareholder in a publicly held corporation that exercises no control over corporate affairs may constitute such a “meaningful reduction.” A U.S. Holder should consult its tax advisor as to the tax consequences of a redemption.

If none of the foregoing tests is satisfied, then the redemption will be treated as a corporate distribution and the tax effects will be as described under “—Taxation of Distributions” above. After the application of those rules, any remaining tax basis of the U.S. Holder in the redeemed Class A ordinary shares will be added to the

U.S. Holder’s adjusted tax basis in its remaining shares, or, if it has none, to the U.S. Holder’s adjusted tax basis in its warrants or possibly in other shares constructively owned by it.

Exercise, Lapse or Redemption of a Warrant

Subject to the PFIC rules discussed below and except as discussed below with respect to the cashless exercise of a warrant, a U.S. Holder generally will not recognize taxable gain or loss on the acquisition of a Class A ordinary share on the exercise of a warrant for cash. The U.S. Holder’s initial tax basis in a Class A ordinary share received upon exercise of the warrant generally will equal the sum of the U.S. Holder’s initial investment in the warrant (i.e., the portion of the U.S. Holder’s purchase price for the units that is allocated to the warrant, as described above under “—Allocation of Purchase Price and Characterization of a Unit”), adjusted as described above under “—Redemption of Class A Ordinary Shares,” and the exercise price. The U.S. Holder’s holding period for the Class A ordinary share received upon exercise of a warrant will begin on the day following the date of exercise (or possibly the date of exercise) and will not include the period during which the U.S. Holder held the warrant. If a warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to the U.S. Holder’s tax basis in the warrant.

The tax consequences of a cashless exercise of a warrant are not clear under current tax law. A cashless exercise may be tax-free, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-free situation, a U.S. Holder’s tax basis in the Class A ordinary shares received would equal the U.S. Holder’s tax basis in the warrants. If the cashless exercise were treated as not being a realization event, a U.S. Holder’s holding period in the Class A ordinary shares would be treated as commencing on the day following the date of exercise (or possibly the date of exercise) of the warrant. If the cashless exercise were treated as a recapitalization, the holding period of the Class A ordinary shares would include the holding period of the warrants.

It also is possible that a cashless exercise could be treated in whole or in part as a taxable exchange in which gain or loss is recognized. In such event, a U.S. Holder would be deemed to have surrendered warrants equal to the number of Class A ordinary shares having a value equal to the exercise price for the total number of warrants to be exercised. Subject to the PFIC rules discussed below, the U.S. Holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the Class A ordinary shares received in respect of the warrants deemed surrendered and the U.S. Holder’s tax basis in the warrants deemed surrendered. In this case, a U.S. Holder’s tax basis in the Class A ordinary shares received would equal the sum of the U.S. Holder’s initial investment in the warrants deemed exercised (i.e., the portion of the U.S. Holder’s purchase price for the units that is allocated to the warrants, as described above under “—Allocation of Purchase Price and Characterization of a Unit”), adjusted as described above under “—Redemption of Class A Ordinary Shares,” and the exercise price of such warrants. A U.S. Holder’s holding period for the Class A ordinary shares would commence on the day following the date of exercise (or possibly the date of exercise) of the warrants.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, a U.S. Holder should consult its tax advisor regarding the tax consequences of a cashless exercise.

Subject to the PFIC rules described below, if we redeem warrants for cash pursuant to the redemption provisions described in the section of this prospectus captioned “Description of Securities—Warrants—Public Shareholders’ Warrants—Redemption of warrants for cash when the price per Class A ordinary share equals or exceeds $18.00” or if we purchase warrants in an open market transaction, such redemption or purchase generally will be treated as a taxable disposition to the U.S. Holder, taxed as described above under “—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Ordinary Shares and Warrants.”

If we provide notice that we will redeem warrants for $0.10 as described in the section of this prospectus captioned “Description of Securities—Warrants—Public Shareholders’ Warrants—Redemption of warrants when the price per Class A ordinary share equals or exceeds $10.00,” and a U.S. Holder exercises its warrant on a cashless basis and receives the amount of Class A ordinary shares as determined by reference to the table set forth therein, we intend to treat such exercise as an exchange of warrants for Class A ordinary shares for U.S. federal income tax purposes. Such exchange should be treated as a recapitalization for U.S. federal income tax purposes. Accordingly, a U.S. Holder should not recognize any gain or loss on the exchange of warrants for Class A ordinary shares. A U.S. Holder’s aggregate tax basis in the Class A ordinary shares received in the redemption generally should equal the U.S. Holder’s aggregate tax basis in the warrants redeemed and the holding period for the Class A ordinary shares received should include the U.S. Holder’s holding period for the surrendered warrants. However, there is some uncertainty regarding this tax treatment and it is possible such a redemption could be treated in part as a taxable exchange in which gain or loss would be recognized in a manner similar to that discussed above for a cashless exercise of warrants. Accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of a redemption of warrants for Class A ordinary shares.

Possible Constructive Distributions

The terms of each warrant provide for an adjustment to the number of Class A ordinary shares for which the warrant may be exercised or to the exercise price of the warrant in certain events, as discussed in the section of this prospectus captioned “Description of Securities—Warrants—Anti-dilution Adjustments.” An adjustment that has the effect of preventing dilution generally is not taxable. The U.S. Holders of the warrants would, however, be treated as receiving a constructive distribution from us if the adjustment increases their proportionate interests in our assets or earnings and profits (e.g., through an increase in the number of Class A ordinary shares that would be obtained upon exercise) as a result of a distribution of cash or other property to the holders of our Class A ordinary shares which is taxable to the U.S. Holders of such Class A ordinary shares as described under “—Taxation of Distributions” above. Any such constructive distribution would be subject to tax as described in that section in the same manner as if the U.S. Holders of the warrants received a cash distribution from us equal to the fair market value of such increased interest.

Passive Foreign Investment Company Rules

A foreign (i.e., non-U.S.) corporation will be classified as a PFIC for U.S. federal income tax purposes if either (i) at least 75% of its gross income in a taxable year, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income or (ii) at least 50% of its assets in a taxable year (ordinarily determined based on fair market value and averaged quarterly over the year), including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

Because we are a blank check company, with no current active business, we believe that it is likely that we will meet the PFIC asset or income test for our current taxable year. However, pursuant to a start-up exception, a corporation will not be a PFIC for the first taxable year the corporation has gross income (the “start-up year”) if (1) no predecessor of the corporation was a PFIC; (2) the corporation satisfies the IRS that it will not be a PFIC for either of the two taxable years following the start-up year; and (3) the corporation is not in fact a PFIC for either of those years. The applicability of the start-up exception to us is uncertain and will not be known until after the close of our current taxable year or, possibly, after the close of the first two taxable years following our start-up year. After the acquisition of a company or assets in a business combination, we may still meet one of the PFIC tests depending on the timing of the acquisition and the amount of our passive income and assets as well as the passive income and assets of the acquired business. If the company that we acquire in a business combination is a PFIC (or we do not complete a business acquisition by the end of the first taxable year after the taxable year of our formation), then we will likely not qualify for the start-up exception and will likely be a PFIC for the year of our formation. Our actual PFIC status for the year of our formation or any subsequent taxable year, however, will not be determinable until after the end of such taxable year (or possibly later, as indicated

above). Accordingly, there can be no assurance with respect to our status as a PFIC for our current taxable year or any future taxable year.

Although our PFIC status is determined annually, an initial determination that our company is a PFIC will generally apply for subsequent years to a U.S. Holder who held Class A ordinary shares or warrants while we were a PFIC, whether or not we meet the test for PFIC status in those subsequent years. If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of our Class A ordinary shares or warrants and, in the case of our Class A ordinary shares, the U.S. Holder did not make either a timely QEF election or a mark-to-market election for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) Class A ordinary shares, as described below, such U.S. Holder generally would be subject to special and adverse rules with respect to (i) any gain recognized by the U.S. Holder on the sale or other disposition of its Class A ordinary shares or warrants and (ii) any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the Class A ordinary shares during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for the Class A ordinary shares).

Under these rules:

•	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the Class A ordinary shares or warrants;

•

the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of our first taxable year in which we are a PFIC, will be taxed as ordinary income;

•

the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and

•

an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed on the U.S. Holder with respect to the tax attributable to each such other taxable year of the U.S. Holder.

In general, if we are determined to be a PFIC, a U.S. Holder may avoid the adverse PFIC tax consequences described above in respect of our Class A ordinary shares (but not our warrants) by making and maintaining a timely and valid QEF election (if eligible to do so) to include in income its pro rata share of our net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the taxable year of the U.S. Holder in which or with which our taxable year ends. A U.S. Holder generally may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge.

It is not entirely clear how various aspects of the PFIC rules apply to warrants. However, a U.S. Holder may not make a QEF election with respect to its warrants to acquire our Class A ordinary shares. As a result, if a U.S. Holder sold or otherwise disposed of such warrants (other than upon exercise of such warrants for cash) and we were a PFIC at any time during the U.S. Holder’s holding period of such warrants, any gain recognized generally would be treated as an excess distribution, taxed as described above. If a U.S. Holder that exercises such warrants properly makes and maintains a QEF election with respect to the newly acquired Class A ordinary shares (or has previously made a QEF election with respect to our Class A ordinary shares), the QEF election will apply to the newly acquired Class A ordinary shares. Notwithstanding such QEF election, the adverse tax consequences relating to PFIC shares, adjusted to take into account the current income inclusions resulting from the QEF election, will continue to apply with respect to such newly acquired Class A ordinary shares (which generally will be deemed to have a holding period for purposes of the PFIC rules that includes the period the U.S. Holder held the warrants), unless the U.S. Holder makes a purging election under the PFIC rules. Under one type of purging election, the U.S. Holder will be deemed to have sold such shares at their fair market value and any gain recognized on such deemed sale will be treated as an excess distribution, as described above. Under another type of purging election, an electing U.S. Holder will be treated as having received as an excess distribution its ratable share of our earnings and profits determined for U.S. federal income tax purposes. In order for a U.S. Holder to make the second election, we must also be a “controlled foreign corporation” as defined in the Code, and there are no assurances that we will so qualify. As a result of either purging election, the U.S. Holder will have a new tax basis and holding period in the Class A ordinary shares acquired upon the exercise of the warrants for purposes of the PFIC rules. A U.S. Holder should consult its tax advisor as to the application of the rules governing purging elections to its particular circumstances.

A QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. Holder generally makes a QEF election by attaching a completed IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund), including the information provided in a PFIC annual information statement, to a timely filed U.S. federal income tax return for the tax year to which the election relates. A U.S. Holder might be able to make a QEF election with respect to a previous taxable year if it has filed a protective statement with its U.S. federal income tax return for such taxable year and certain other conditions are met or with the consent of the IRS. U.S. Holders should consult their tax advisors regarding the availability and tax consequences of a retroactive QEF election under their particular circumstances.

In order to comply with the requirements of a QEF election, a U.S. Holder must receive a PFIC annual information statement from us. If we determine we are a PFIC for any taxable year, upon written request, we will endeavor to provide to a U.S. Holder such information as the IRS may require, including a PFIC annual information statement, in order to enable the U.S. Holder to make and maintain a QEF election, but there is no assurance that we will timely provide such required information. There is also no assurance that we will have timely knowledge of our status as a PFIC in the future or of the required information to be provided.

If a U.S. Holder has made a QEF election with respect to our Class A ordinary shares, and the excess distribution rules discussed above do not apply to such shares (because of a timely QEF election for our first taxable year as a PFIC in which the U.S. Holder holds (or is deemed to hold) such shares or a purge of the PFIC taint pursuant to a purging election, as described above), any gain recognized on the sale of our Class A ordinary shares generally will be taxable as capital gain and no additional interest charge will be imposed under the PFIC rules. As discussed above, if we are a PFIC for any taxable year, a U.S. Holder of our Class A ordinary shares that has made a QEF election will be currently taxed on its pro rata share of our earnings and profits, whether or not distributed for such year. A subsequent distribution of such earnings and profits that were previously included in income generally should not be taxable when distributed to such U.S. Holder. The tax basis of a U.S. Holder’s shares in a QEF will be increased by amounts that are included in income, and decreased by amounts distributed but not taxed as dividends, under the above rules. In addition, if we are not a PFIC for any taxable year, such U.S. Holder will not be subject to the QEF inclusion regime with respect to our Class A ordinary shares for such taxable year.

Alternatively, if we are a PFIC and our Class A ordinary shares constitute “marketable stock,” a U.S. Holder may avoid the adverse PFIC tax consequences discussed above in respect of the Class A ordinary shares if such U.S. Holder, at the close of the first taxable year in which it holds (or is deemed to hold) our Class A ordinary shares, makes a mark-to-market election with respect to such shares for such taxable year. Such U.S. Holder generally will include for each of its taxable years as ordinary income the excess, if any, of the fair market value of its Class A ordinary shares at the end of such year over its adjusted tax basis in its Class A ordinary shares. The U.S. Holder also will recognize an ordinary loss in respect of the excess, if any, of its adjusted tax basis of its Class A ordinary shares over the fair market value of its Class A ordinary shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s tax basis in its Class A ordinary shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of its Class A ordinary shares will be treated as ordinary income. Currently, a mark-to-market election may not be made with respect to warrants.

The mark-to-market election is available only for “marketable stock,” which generally is stock that is regularly traded on a national securities exchange that is registered with the SEC, including Nasdaq (on which we intend to list the Class A ordinary shares), or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. If made, a mark-to-market election would be effective for the taxable year for which the election was made and for all subsequent taxable years unless the Class A ordinary shares ceased to qualify as “marketable stock” for purposes of the PFIC rules or the IRS consented to the revocation of the election. U.S. Holders should consult their tax advisors regarding the availability and tax consequences of a mark-to-market election with respect to our Class A ordinary shares under their particular circumstances.

If we are a PFIC and, at any time, have a foreign subsidiary that is classified as a PFIC, U.S. Holders generally would be deemed to own a portion of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if we receive a distribution from, or dispose of all or part of our interest in, the lower-tier PFIC or the U.S. Holders otherwise were deemed to have disposed of an interest in the lower-tier PFIC. We will endeavor to cause any lower-tier PFIC to provide to a U.S. Holder the information that may be required to make or maintain a QEF election with respect to the lower-tier PFIC. There can be no assurance that we will have timely knowledge of the status of any such lower-tier PFIC. In addition, we may not hold a controlling interest in any such lower-tier PFIC and thus there can be no assurance we will be able to cause the lower-tier PFIC to provide such required information. U.S. Holders are urged to consult their tax advisors regarding the tax issues raised by lower-tier PFICs.

A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. Holder may have to file an IRS Form 8621 (whether or not a QEF or mark-to-market election is made) and such other information as may be required by the U.S. Treasury Department. Failure to do so, if required, will extend the statute of limitations with respect to the U.S. Holder’s U.S. federal income tax returns until such required information is furnished to the IRS.

The rules dealing with PFICs and with the QEF and mark-to-market elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of our Class A ordinary shares and warrants should consult their tax advisors concerning the application of the PFIC rules to our securities under their particular circumstances.

Tax Reporting

Certain U.S. Holders may be required to file an IRS Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) to report a transfer of property (including cash) to us. Substantial penalties may be imposed on a U.S. Holder that fails to comply with this reporting requirement and the period of limitations for assessment and collection of U.S. federal income taxes will be extended in the event of a failure to comply. Furthermore, certain U.S. Holders who are individuals and certain entities will be required to report information with respect to such U.S. Holder’s investment in “specified foreign financial assets” on IRS Form 8938 (Statement of Specified Foreign Financial Assets), subject to certain exceptions. An interest in our company constitutes a specified foreign financial asset for these purposes. Persons who are required to report specified foreign financial assets and fail to do so may be subject to substantial penalties and the period of limitations for assessment and collection of U.S. federal income taxes will be extended in the event of a failure to comply. Potential investors are urged to consult their tax advisors regarding the foreign financial asset and other reporting obligations and their application to an investment in our Class A ordinary shares and warrants.

Non-U.S. Holders

This section applies to you if you are a “Non-U.S. Holder.” As used herein, the term “Non-U.S. Holder” means a beneficial owner of our units, Class A ordinary shares or warrants (other than a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) who or that is for U.S. federal income tax purposes:

•	a non-resident alien individual (other than certain former citizens and residents of the United States subject to U.S. tax as expatriates);

•	a foreign corporation; or

•	an estate or trust that is not a U.S. Holder,

but generally does not include an individual who is present in the United States for 183 days or more in the taxable year of disposition. If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of the sale or other disposition of our securities.

Dividends (including constructive dividends) paid or deemed paid to a Non-U.S. Holder in respect of our Class A ordinary shares generally will not be subject to U.S. federal income tax, unless the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that such holder maintains in the United States). In addition, a Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain attributable to a sale or other disposition of our Class A ordinary shares or warrants unless such gain is effectively connected with its conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that such holder maintains in the United States).

Dividends (including constructive dividends) and gains that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base in the United States) generally will be subject to U.S. federal income tax at the same regular U.S. federal income tax rates applicable to a comparable U.S. Holder and, in the case of a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes, also may be subject to an additional branch profits tax at a 30% rate or a lower applicable tax treaty rate.

The characterization for U.S. federal income tax purposes of the redemption of a Non-U.S. Holder’s Class A ordinary shares will generally correspond to the U.S. federal income tax characterization of such a redemption of a U.S. Holder’s Class A ordinary shares, as described under “U.S. Holders—Redemption of Class A Ordinary Shares” above, and the consequences of the redemption to the Non-U.S. Holder will be as described in the paragraphs above under the heading “Non-U.S. Holders” based on such characterization.

The U.S. federal income tax treatment of a Non-U.S. Holder’s exercise, lapse or redemption of a warrant held by a Non-U.S. Holder, generally will correspond to the U.S. federal income tax treatment of the exercise, lapse or redemption of a warrant by a U.S. Holder, as described under “—U.S. Holders—Exercise, Lapse or Redemption of a Warrant,” above, although to the extent a cashless exercise results in a taxable exchange, the consequences would be similar to those described in the preceding paragraphs above for a Non-U.S. Holder’s gain on the sale or other disposition of our Class A ordinary shares and warrants.

Information Reporting and Backup Withholding

Dividend payments with respect to our Class A ordinary shares and proceeds from the sale, exchange or redemption of our Class A ordinary shares may be subject to information reporting to the IRS and possible U.S. backup withholding. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes other required certifications, or who is otherwise exempt from backup withholding and establishes such exempt status. A Non-U.S. Holder generally will eliminate the requirement for information reporting and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a holder’s U.S. federal income tax liability, and a holder generally may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and furnishing any required information. Holders are urged to consult their tax advisors regarding the application of backup withholding and the availability of and procedure for obtaining an exemption from backup withholding in their particular circumstances.

UNDERWRITING

Subject to the terms and conditions of the underwriting agreement, Barclays Capital Inc. has agreed to purchase from us on a firm commitment basis the following respective number of units at a public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus:

Underwriter	Number of Units
Barclays Capital Inc
Total	23,500,000

The underwriting agreement provides that the obligations of the underwriter to purchase the units included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriter is obligated to purchase all of the units (other than those covered by the option to purchase additional units described below) if it purchases any of the units.

Units sold by the underwriter to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus. The underwriter may offer and sell the units through one or more of its respective affiliates or selling agents. If all of the units are not sold at the initial offering price, the underwriter may change the offering price and the other selling terms. Barclays Capital Inc. has advised us that the underwriter does not intend to make sales to discretionary accounts.

If the underwriter sells more units than the total number set forth in the table above, we have granted to the underwriter an option, exercisable for 45 days from the date of this prospectus, to purchase up to 3,525,000 additional units at the public offering price less the underwriting discount. To the extent the option is exercised, the underwriter must purchase a number of additional units approximately proportionate to its initial purchase commitment. Any units issued or sold under the option will be issued and sold on the same terms and conditions as the other units that are the subject of this offering.

We, our sponsor and our officers and directors have agreed that, for a period of 180 days from the date of this prospectus, we and they will not, without the prior written consent of Barclays Capital Inc., offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any units, warrants, Class A ordinary shares or any other securities convertible into, or exercisable, or exchangeable for, Class A ordinary shares; provided, however, that we may (i) issue and sell the private placement warrants, (ii) issue and sell the additional units to cover our underwriter’s option to purchase additional units (if any), (iii) register with the SEC pursuant to an agreement to be entered into concurrently with the issuance and sale of the securities in this offering, the resale of the founder shares and the private placement warrants or the warrants and Class A ordinary shares issuable upon exercise of the warrants and (iv) issue securities in connection with an initial business combination. Barclays Capital Inc. in their sole discretion may release any of the securities subject to these lock-up agreements at any time without notice.

Except as described herein, our sponsor, initial shareholders and anchor investors have agreed not to transfer, assign or sell (i) any of their founder shares until the earliest of (A) one (1) year after the completion of our initial business combination and (B) subsequent to our initial business combination, (x) if the last reported sale price of our Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (y) the date on which we complete a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property, and (ii) any of their private placement warrants and Class A ordinary shares issued upon conversion or exercise thereof until 30 days after the completion of our initial business combination. Any permitted transferees would be subject to the same restrictions and other agreements of our anchor investors with respect to any founder shares, private placement warrants and Class A ordinary shares issued upon conversion or exercise thereof. With certain limited exceptions, private placement warrants and the Class A ordinary shares underlying such warrants, will not be transferable until 30 days following the completion of our initial business combination. Because each of our executive officers and director nominees will own ordinary shares directly or indirectly, they may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination.

Prior to this offering, there has been no public market for our securities. Consequently, the initial public offering price for the units was determined by negotiations between us and the underwriter.

The determination of our per unit offering price was more arbitrary than would typically be the case if we were an operating company. Among the factors considered in determining initial public offering price were the history and prospects of companies whose principal business is the acquisition of other companies, prior offerings of those companies, our management, our capital structure, and currently prevailing general conditions in equity securities markets, including current market valuations of publicly traded companies considered comparable to our company. We cannot assure you, however, that the price at which the units, Class A ordinary shares or warrants will sell in the public market after this offering will not be lower than the initial public offering price or that an active trading market in our units, Class A ordinary shares or warrants will develop and continue after this offering.

We have applied to have our units approved for listing on Nasdaq under the symbol “EGACU.” Once the securities comprising the units begin separate trading, we expect that the Class A ordinary shares and warrants will be listed on Nasdaq under the symbols “EGAC” and “EGACW,” respectively.

The underwriter has advised us that it proposes initially to offer the shares of Class A ordinary shares to the public at the public offering price set forth on the cover page of this prospectus and to dealers at that price less a concession not in excess of $         per share. After the initial offering, the public offering price, concession or any other term of the offering may be changed.

The following table shows the underwriting discounts and commissions that we are to pay to the underwriter in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriter’s option to purchase additional units.

	Paid by Europa Growth Acquisition Company
	No Exercise	Full Exercise
Per Unit(1)	$0.55	$0.55
Total(1)	$12,925,000	$14,863,750

(1)

$0.20 per unit, or $4,700,000 in the aggregate (or $5,405,000 in the aggregate if the option to purchase additional units is exercised in full), is payable upon the closing of this offering. $0.35 per unit, or $8,225,000 in the aggregate (or $9,458,750 in the aggregate if the option to purchase additional units is exercised in full) payable to the underwriter for deferred underwriting commissions will be placed in a trust account located in the United States as described herein. The deferred commissions will be released to the underwriter only on and concurrently with completion of an initial business combination.

The offering of the shares by the underwriter is subject to receipt and acceptance and subject to the underwriter’s right to reject any order in whole or in part.

If we do not complete our initial business combination within 15 months from the closing of this offering (or up to 21 months from the closing of this offering, if our time to complete a business combination is extended as described herein), the underwriter has agreed that (i) it will forfeit any rights or claims to their deferred underwriting discounts and commissions, including any accrued interest thereon, then in the trust account and

(ii) that the deferred underwriter’s discounts and commissions will be distributed on a pro rata basis, together with any accrued interest thereon (which interest will be net of taxes paid or payable) to the public shareholders.

In connection with the offering, the underwriter may purchase and sell units in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions, which may include purchases pursuant to the option to purchase additional units, and stabilizing purchases.

•	Short sales involve secondary market sales by the underwriter of a greater number of units than it is required to purchase in the offering.

•	“Covered” short sales are sales of units in an amount up to the number of units represented by the underwriter’s option to purchase additional units.

•	“Naked” short sales are sales of units in an amount in excess of the number of units represented by the underwriter’s option to purchase additional units.

•

Covering transactions involve purchases of units either pursuant to the option to purchase additional units or in the open market after the distribution has been completed in order to cover short positions.

•

To close a naked short position, the underwriter must purchase units in the open market after the distribution has been completed. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the units in the open market after pricing that could adversely affect investors who purchase in the offering.

•

To close a covered short position, the underwriter must purchase units in the open market after the distribution has been completed or must exercise the option to purchase additional units. In determining the source of units to close the covered short position, the underwriter will consider, among other things, the price of units available for purchase in the open market as compared to the price at which they may purchase units through the option to purchase additional units.

•	Stabilizing transactions involve bids to purchase units so long as the stabilizing bids do not exceed a specified maximum.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriter for its own accounts, may have the effect of preventing or retarding a decline in the market price of the units. They may also cause the price of the units to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriter may conduct these transactions in the over-the-counter market or otherwise. If the underwriter commences any of these transactions, it may discontinue them at any time.

We estimate that the total expenses of this offering payable by us will be $1,130,090, excluding underwriting discounts and commissions.

We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriter may be required to make because of any of those liabilities. We have also agreed to pay for the FINRA-related fees and expenses of the underwriter’s legal counsel, not to exceed $25,000.

We have granted the underwriter a right of first refusal to participate in certain private investments in public equity transactions (the “ROFR”). The ROFR will have a duration of less than three years, in accordance with FINRA Rule 5110(g)(6)(A). Otherwise, we are not under any contractual obligation to engage the underwriter to provide any services for us after this offering, and have no present intent to do so. However, the underwriter may introduce us to potential target businesses or assist us in raising additional capital in the future. If the underwriter provides services to us after this offering, we may pay the underwriter fair and reasonable fees that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with the underwriter and no fees for such services will be paid to the underwriter prior to the date that is 60 days from the date of this prospectus, unless FINRA determines that such payment would not be deemed underwriter’s compensation in connection with this offering and we may pay the underwriter of this offering or any entity with which it is affiliated a finder’s fee or other compensation for services rendered to us in connection with the completion of a business combination.

In addition, in the ordinary course of their business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Notice to Prospective Investors in Canada

The units may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the units must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area (each a “Relevant State”), no Shares have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the Shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of Shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

a.	to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

b.	to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriter for any such offer; or

c.	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of Shares shall require the Issuer or any Manager to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

Each person in a Relevant State who initially acquires any Shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the Company and the Managers that it is a qualified investor within the meaning of the Prospectus Regulation.

In the case of any Shares being offered to a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the Shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in a Relevant State to qualified investors, in circumstances in which the prior consent of the underwriter has been obtained to each such proposed offer or resale.

The Company, the underwriter and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

For the purposes of this provision, the expression an “offer to the public” in relation to any Shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any Shares to be offered so as to enable an investor to decide to purchase or subscribe for any Shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

The above selling restriction is in addition to any other selling restrictions set out below.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai financial services Authority (“DFSA”). This prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The securities to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this prospectus you should consult an authorized financial advisor.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the securities may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the securities without disclosure to investors under Chapter 6D of the Corporations Act.

The securities applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring securities must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the company, or the shares has been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of securities.

Notice to Prospective Investors in the United Kingdom

In relation to the United Kingdom (“UK”), no Shares have been offered or will be offered pursuant to the offering to the public in the UK prior to the publication of a prospectus in relation to the Shares which has been approved by the Financial Conduct Authority in the UK in accordance with the UK Prospectus Regulation and the FSMA, except that offers of Shares may be made to the public in the UK at any time under the following exemptions under the UK Prospectus Regulation and the FSMA:

a.	to any legal entity which is a qualified investor as defined under the UK Prospectus Regulation;

b.

to fewer than 150 natural or legal persons (other than qualified investors as defined under the UK Prospectus Regulation), subject to obtaining the prior consent of the underwriter for any such offer; or

c.	at any time in other circumstances falling within section 86 of the FSMA,

provided that no such offer of Shares shall require the Issuer or any Manager to publish a prospectus pursuant to Section 85 of the FSMA or Article 3 of the UK Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

Each person in the UK who initially acquires any Shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the Company and the Managers that it is a qualified investor within the meaning of the UK Prospectus Regulation.

In the case of any Shares being offered to a financial intermediary as that term is used in Article 5(1) of the UK Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the Shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in the UK to qualified investors, in circumstances in which the prior consent of the underwriter has been obtained to each such proposed offer or resale.

The Company, the underwriter and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

For the purposes of this provision, the expression an “offer to the public” in relation to any Shares in the UK means the communication in any form and by any means of sufficient information on the terms of the offer and any Shares to be offered so as to enable an investor to decide to purchase or subscribe for any Shares, the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018, and the expression “FSMA” means the financial services and Markets Act 2000.

This document is for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the financial services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the financial services and Markets Act 2000, as amended (“FSMA”)) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

Notice to Prospective Investors in France

Neither this prospectus nor any other offering material relating to the units described in this prospectus has been submitted to the clearance procedures of the Autorité des Marchés Financiers or by the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers.

The units have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus nor any other offering material relating to the units has been or will be:

•	released, issued, distributed or caused to be released, issued or distributed to the public in France; or

•	used in connection with any offer for subscription or sale of the units to the public in France. Such offers, sales and distributions will be made in France only:

•

to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with, Article L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

•	to investment services providers authorized to engage in portfolio management on behalf of third parties; or

•

in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The units may be resold directly or indirectly, only in compliance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Notice to Prospective Investors in Hong Kong

The units may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the units may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to units which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

The units and underlying Class A ordinary shares and warrants have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re- offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” will mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore.

Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the units may not be circulated or distributed, nor may the units be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where the units are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

•

shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust will not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

•

to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

•	where no consideration is or will be given for the transfer; or

•	where the transfer is by operation of law.

Cayman Islands

No offer or invitation to subscribe for shares or units may be made to the public in the Cayman Islands.

LEGAL MATTERS

Cadwalader, Wickersham & Taft LLP, New York, New York will pass upon the validity of the securities offered in this prospectus with respect to units and warrants. Maples and Calder, Cayman Islands, will pass upon the validity of the securities offered in this prospectus with respect to the ordinary shares and matters of Cayman Islands law. Shearman & Sterling LLP, New York, New York, is acting as counsel to the underwriter.

EXPERTS

The financial statements of Europa Growth Acquisition Company as of February 25, 2021, and for the period from February 18, 2021 (inception) through February 25, 2021 appearing in this prospectus have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph relating to substantial doubt about the ability of Europa Growth Acquisition Company to continue as a going concern as described in Note 1 to the financial statements) appearing elsewhere in this prospectus, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

Upon completion of this offering, we will be subject to the information requirements of the Exchange Act and will file annual, quarterly and current event reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov.

INDEX TO FINANCIAL STATEMENTS

Page
Audited Financial Statements of Europa Growth Acquisition Company:
Report of Independent Registered Public Accounting Firm	F-2
Balance Sheets as of September 30, 2021 (unaudited) and February 25, 2021 (audited)	F-3
Statements of Operations for the period from February 18, 2021 (inception) through September 30, 2021 (unaudited) and the period from February 18, 2021 (inception) through February 25, 2021 (audited)	F-4

Statements of Changes in Shareholders’ equity for the period from February 18, 2021 (inception) through September 30, 2021 (unaudited) and the period from February 18, 2021 (inception) through February 25, 2021 (audited)

F-5
Statements of Cash Flows for the period February 18, 2021 (inception) through September 30, 2021 (unaudited) and the period from February 18, 2021 (inception) through February 25, 2021 (audited)	F-6
Notes to Financial Statements	F-7

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

Europa Growth Acquisition Company

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Europa Growth Acquisition Company (the “Company”) as of February 25, 2021, the related statements of operations, changes in shareholder’s equity and cash flows for the period from February 18, 2021 (inception) through of February 25, 2021, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of February 25, 2021, and the results of its operations and its cash flows for the period from February 18, 2021 (inception) through of February 25, 2021, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph—Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1 to the financial statements, the Company’s ability to execute its business plan is dependent upon its completion of the proposed initial public offering described in Note 3 to the financial statements. The Company has a working capital deficiency as of February 25, 2021 and lacks the financial resources it needs to sustain operations for a reasonable period of time, which is considered to be one year from the issuance date of the financial statements. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans with regard to these matters are also described in Notes 1 and 3. The financial statements do not include any adjustments that might become necessary should the Company be unable to continue as a going concern.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Marcum LLP

Marcum LLP

We have served as the Company’s auditor since 2021.

Hartford, CT

March 30, 2021

EUROPA GROWTH ACQUISITION COMPANY

BALANCE SHEETS

	September 30, 2021	February 25, 2021
	(unaudited)	(audited)
ASSETS
Deferred offering costs	$985,205	$162,018

Total Assets	$985,205	$162,018

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accrued expenses	$8,341	$—
Accrued offering costs	805,414	95,000
Advances from related party	162,773	50,000

Total Current Liabilities	976,528	145,000
Commitments and contingencies (Note 6)
Shareholders’ Equity:
Preference shares, $0.0001 par value; 5,000,000 shares authorized; none issued and outstanding	—	—
Class A ordinary shares, $0.0001 par value; 500,000,000 shares authorized; none issued and outstanding	—	—
Class B ordinary shares, $0.0001 par value; 50,000,000 shares authorized; 5,750,000 shares issued and outstanding(1)(2)	575	575
Additional paid-in capital	24,425	24,425
Accumulated deficit	(16,323)	(7,982)

Total Shareholders’ Equity	8,677	17,018

Total Liabilities and Shareholders’ Equity	$985,205	$162,018

(1)	Includes an aggregate of up to 750,000 shares of Class B ordinary shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriter (see Note 5).
(2)	Shares and the associated accounts have been retroactively restated to reflect the surrender of 1,437,500 Class B ordinary shares to the Company for no consideration on March 24, 2021 (see Note 5).

The accompanying notes are an integral part of these financial statements.

EUROPA GROWTH ACQUISITION COMPANY

STATEMENTS OF OPERATIONS

	For the Period From February 18 (inception) Through September 30, 2021	For the Period From February 18, 2021 (inception) Through February 25, 2021
	(unaudited)	(audited)
Formation costs	$16,323	$7,982

Net loss	$(16,323)	$(7,982)

Weighted average shares outstanding, basic and diluted(1)(2)	5,000,000	5,000,000

Basic and diluted net loss per ordinary share	$(0.00)	$(0.00)

(1)	Excludes an aggregate of up to 750,000 shares of Class B ordinary shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriter (see Note 5).
(2)	Shares and the associated accounts have been retroactively restated to reflect the surrender of 1,437,500 Class B ordinary shares to the Company for no consideration on March 24, 2021 (see Note 5).

The accompanying notes are an integral part of these financial statements.

EUROPA GROWTH ACQUISITION COMPANY

STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

FOR THE PERIOD FROM FEBRUARY 18, 2021 (INCEPTION) THROUGH SEPTEMBER 30, 2021

(UNAUDITED) AND THE PERIOD FROM FEBRUARY 18, 2021 (INCEPTION) THOUGH

FEBRUARY 25, 2021

	Class B Ordinary Shares		Additional Paid-in Capital	Accumulated Deficit	Total Shareholders’ Equity
	Shares	Amount
Balance, February 18, 2021 (inception)	—	$—	$—	$—	$—
Issuance of Class B ordinary shares to Sponsor(1)(2)	5,750,000	575	24,425	—	25,000
Net loss	—	—	—	(7,982)	(7,982)

Balance, February 25, 2021 (audited)	5,750,000	575	24,425	(7,982)	17,018

Net loss	—	—	—	(8,341)	(8,341)

Balance, September 30, 2021 (unaudited)	5,750,000	$575	$24,425	$(16,323)	$8,677

(1)	Includes an aggregate of up to 750,000 shares of Class B ordinary shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriter (see Note 5).
(2)	Shares and the associated accounts have been retroactively restated to reflect the surrender of 1,437,500 Class B ordinary shares to the Company for no consideration on March 24, 2021 (see Note 5).

The accompanying notes are an integral part of these financial statements.

EUROPA GROWTH ACQUISITION COMPANY

STATEMENTS OF CASH FLOWS

	For The Period From February 18, 2021 (inception) Through September 30, 2021	For The Period From February 18, 2021 (inception) Through February 25, 2021
	(unaudited)	(audited)
Cash flows from operating activities:
Net loss	$(16,323)	$(7,982)
Adjustment to reconcile net loss to net cash used in operating activities:
Formation costs paid by related party	16,323	7,982

Net cash used in operating activities	—	—

Net change in cash	—	—

Cash at beginning of period	—	—

Cash at end of period	$—	$—

Non-cash financing activities:
Deferred offering costs included in accrued offering costs	$805,414	$95,000

Deferred offering costs paid by related party	$50,000	$50,000

Formation and deferred costs paid by Sponsor in exchange for Class B ordinary shares	$25,000	$25,000

The accompanying notes are an integral part of these financial statements.

EUROPA GROWTH ACQUISITION COMPANY

NOTES TO THE FINANCIAL STATEMENTS

Note 1—Description of Organization and Business Operations and Going Concern

Europa Growth Acquisition Company (the “Company”) was incorporated in the Cayman Islands on February 18, 2021. The Company was formed for the purpose of effecting a merger, capital share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). The Company is not limited to a particular industry or sector for purposes of consummating a Business Combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of September 30, 2021, the Company had not commenced any operations. All activity for the period from February 18, 2021 (inception) through September 30, 2021 relates to the Company’s formation and the proposed initial public offering (“Proposed Public Offering”), which is described below. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Proposed Public Offering. The Company has selected December 31 as its fiscal year end.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a Proposed Public Offering of 23,500,000 units (the “Units” and, with respect to the Class A ordinary shares included in the Units being offered, the “Public Shares”) at $10.00 per Unit (or 27,025,000 Units if the underwriter’s over-allotment option is exercised in full), which is discussed in Note 3, and the sale of 5,716,667 warrants (or 6,304,167 warrants if the underwriter’s over-allotment option is exercised on full) (the “Private Placement Warrants”) at a price of $1.50 per Private Placement Warrant in private placements to EGA Sponsor LLC (the “Sponsor”) that will close simultaneously with the Proposed Public Offering.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Proposed Public Offering and the sale of Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete one or more initial Business Combinations with one or more operating businesses or assets with a fair market value equal to at least 80% of the net assets held in the Trust Account (as defined below) (excluding the deferred underwriting commissions and taxes payable on the interest earned on the Trust Account). The Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Upon the closing of the Proposed Public Offering, management has agreed that an amount equal to at least $10.00 per Unit sold in the Proposed Public Offering, including proceeds of the Private Placement Warrants, will be held in a trust account (“Trust Account”), located in the United States and invested only in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting certain conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the funds held in the Trust Account, as described below.

The Company will provide the holders of the outstanding Public Shares (the “Public Shareholders”) with the opportunity to redeem all or a portion of their Public Shares either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer in connection with the Business Combination. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company. The Public Shareholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially anticipated to be $10.05 per public share (or $10.15 or $10.25 per share, depending on whether our time to complete a business combination is extended to 18 months or 21 months, respectively, as described herein), plus any pro rata interest then in the Trust Account, net of taxes payable). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants. The Public Shares subject to redemption will be recorded at a redemption value and classified as temporary equity upon the completion of the Proposed Public Offering in accordance with the Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.”

The Company will not redeem Public Shares in an amount that would cause its net tangible assets to be less than $5,000,001 (so that it does not then become subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirement which may be contained in the agreement relating to the Business Combination. If the Company seeks shareholder approval of the Business Combination, the Company will proceed with a Business Combination if a majority of the outstanding shares voted are voted in favor of the Business Combination, or such other vote as required by law or stock exchange rule. If a shareholder vote is not required by applicable law or stock exchange listing requirements and the Company does not decide to hold a shareholder vote for business or other reasons, the Company will, pursuant to its amended and restated memorandum and articles of association (the “Articles of Association”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, shareholder approval of the transaction is required by applicable law or stock exchange listing requirements, or the Company decides to obtain shareholder approval for business or other reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks shareholder approval in connection with a Business Combination, the Sponsor has agreed to vote its Founder Shares (as defined in Note 5) and any Public Shares purchased during or after the Proposed Public Offering in favor of approving a Business Combination. Additionally, each Public Shareholder may elect to redeem their Public Shares without voting, and if they do vote, irrespective of whether they vote for or against the proposed transaction.

Notwithstanding the foregoing, if the Company seeks shareholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Articles of Association will provide that a Public Shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the Public Shares, without the prior consent of the Company.

The Sponsor has agreed (a) to waive its redemption rights with respect to the Founder Shares and Public Shares held by it in connection with the completion of a Business Combination and (b) not to propose an amendment to the Articles of Association (i) to modify the substance or timing of the Company’s obligation to allow redemptions in connection with a Business Combination or to redeem 100% of its Public Shares if the Company does not complete a Business Combination within the Combination Period (as defined below) or (ii) with respect to any other provision relating to shareholders’ rights or pre-business combination activity, unless the Company provides the Public Shareholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.

If the Company has not completed a Business Combination within 15 months from the closing of the Proposed Public Offering (or up to 21 months from the closing of this offering, if our time to complete a business combination is extended as described herein) (the “Combination Period”), the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to pay taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period.

The Sponsor has agreed to waive its liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Sponsor acquires Public Shares in or after the Proposed Public Offering, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. The underwriter has agreed to waive its rights to its deferred underwriting commission (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Proposed Public Offering price per Unit ($10.00).

In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a third party (other than the Company’s independent registered public accounting firm) for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (i) $10.05 per public Share or (ii) such lesser amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.05 per public Share due to reductions in the value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the underwriter of the Proposed Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except for the Company’s independent registered accounting firm), prospective target businesses and other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Going Concern Consideration

At September 30, 2021, the Company had cash and a working capital deficit of $0 and $976,528, respectively. The Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. These conditions raise substantial doubt about the Company’s ability to continue as a going concern for a period of time within one year after the date that the financial statements are issued. Management plans to address this uncertainty through the Proposed Public Offering as discussed in Note 3. There is no assurance that the Company’s plans to raise capital or to consummate a Business Combination will be successful or successful within the Combination Period. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Risk and Uncertainties

Management continues to evaluate the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations, close of the Proposed Public Offering and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note 2—Summary of Significant Accounting Policies

Basis of Presentation

The accompanying audited financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“US GAAP”) and pursuant to the rules and regulations of the SEC. All amounts included in the notes subsequent to February 25, 2021 are unaudited.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Deferred Offering Costs

Deferred offering costs consist of costs incurred in connection with preparation for the Proposed Public Offering. Deferred offering costs will be allocated to the separable financial instruments issued in the Proposed

Offering based on relative fair value basis compared to the total proceeds received. Upon completion of the Proposed Offering, offering costs associated with warrant liability will be expensed and presented as non-operating expenses in the statement of operations, and offering costs associated with the ordinary shares will be charged to shareholders’ equity. Should the Proposed Offering prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations. At September 30, 2021 and February 25, 2021, the Company had deferred offering costs of $985,205 and $162,018, respectively.

Class A Ordinary Shares Subject to Possible Redemption

The Company will account for its Class A ordinary shares subject to possible redemption in accordance with the guidance in ASC 480. Class A ordinary shares subject to mandatory redemption (if any) are classified as liability instruments and are measured at fair value. Conditionally redeemable Class A ordinary shares (including Class A ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, Class A ordinary shares are classified as shareholders’ equity. The Company’s Class A ordinary shares are expected to feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, 23,500,000 Class A ordinary shares (assuming the overallotment is not exercised) will be subject to possible redemption and will be presented as temporary equity.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company’s management determined that the Cayman Islands is the Company’s only major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of September 30, 2021. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

There is currently no taxation imposed on income by the Government of the Cayman Islands. In accordance with Cayman income tax regulations, income taxes are not levied on the Company. Consequently, income taxes are not reflected in the Company’s financial statements.

Net Loss per Ordinary Share

Net loss per ordinary share is computed by dividing net loss by the weighted average number of ordinary shares outstanding during the period, excluding ordinary shares subject to forfeiture. Weighted average shares were reduced for the effect of an aggregate of 750,000 Class B ordinary shares that are subject to forfeiture if the over-allotment option is not exercised by the underwriter (see Note 5). At September 30, 2021 and February 25, 2021, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into ordinary shares and then share in the earnings of the Company. As a result, diluted loss per share is the same as basic loss per share for the period presented.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. The Company has not experienced losses on this account.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC 820, “Fair Value Measurement,” approximates the carrying amounts represented in the balance sheet, primarily due to their short-term nature.

The Company applies ASC 820, which establishes a framework for measuring fair value and clarifies the definition of fair value within that framework. ASC 820 defines fair value as an exit price, which is the price that would be received for an asset or paid to transfer a liability in the Company’s principal or most advantageous market in an orderly transaction between market participants on the measurement date. The fair value hierarchy established in ASC 820 generally requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. Observable inputs reflect the assumptions that market participants would use in pricing the asset or liability and are developed based on market data obtained from sources independent of the reporting entity. Unobservable inputs reflect the entity’s own assumptions based on market data and the entity’s judgments about the assumptions that market participants would use in pricing the asset or liability and are to be developed based on the best information available in the circumstances.

Level 1—Assets and liabilities with unadjusted, quoted prices listed on active market exchanges. Inputs to the fair value measurement are observable inputs, such as quoted prices in active markets for identical assets or liabilities.

Level 2—Inputs to the fair value measurement are determined using prices for recently traded assets and liabilities with similar underlying terms, as well as direct or indirect observable inputs, such as interest rates and yield curves that are observable at commonly quoted intervals.

Level 3—Inputs to the fair value measurement are unobservable inputs, such as estimates, assumptions, and valuation techniques when little or no market data exists for the assets or liabilities.

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging.” For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value on the grant date and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date.

The accounting treatment of derivative financial instruments requires that the Company record a derivative liability upon the closing of the Proposed Public Offering. Accordingly, the Company will classify each warrant as a liability at its fair value and the warrants will be allocated a portion of the proceeds from the issuance of the Units equal to its fair value determined by the Monte Carlo simulation. This liability is subject to re-measurement at each balance sheet date. With each such re-measurement, the warrant liability will be adjusted to fair value, with the change in fair value recognized in the Company’s statement of operations. The Company will reassess the classification at each balance sheet date. If the classification changes as a result of events during the period, the warrants will be reclassified as of the date of the event that causes the reclassification.

Recent Accounting Standards

In August 2020, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging Contracts in Entity’s Own Equity (Subtopic 815-40) (“ASU 2020-06”) to simplify accounting for certain financial instruments. ASU 2020-06 eliminates the current models that require separation of beneficial conversion and cash conversion features from convertible instruments and simplifies the derivative scope exception guidance pertaining to equity classification of contracts in an entity’s own equity. The new standard also introduces additional disclosures for convertible debt and freestanding instruments that are indexed to and settled in an entity’s own equity. ASU 2020-06 amends the diluted earnings per share guidance, including the requirement to use the if-converted method for all convertible instruments. ASU 2020-06 is effective January 1, 2022 and should be applied on a full or modified retrospective basis, with early adoption permitted beginning on January 1, 2021. The Company adopted ASU 2020-06 effective January 1, 2021. The adoption of ASU 2020-06 did not have an impact on the Company’s financial statements. Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

Note 3—Proposed Public Offering

Pursuant to the Proposed Public Offering, the Company intends to offer for sale 23,500,000 Units (or 27,025,000 Units if the underwriter’s over-allotment option is exercised in full) at a price of $10.00 per Unit. Each Unit will consist of one Class A ordinary share and one-half of one redeemable warrant (“Public Warrant”). Each whole Public Warrant will entitle the holder to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment (see Note 7).

Note 4—Private Placements

The Sponsor has agreed to purchase an aggregate of 2,642,999 warrants (or 3,230,499 warrants if the underwriter’s over-allotment option is exercised in full), at a price of $1.50 per warrant in a private placement to occur concurrently with the closing of this offering for an aggregate purchase price of $4,089,498 (or $4,970,748 if the underwriter’s over-allotment is exercised in full) from the Company in private placements that will occur simultaneously with the closing of the Proposed Public Offering. On November 5, 2021, Artur Dela, Fasih Rehman and Reji Vettessari have agreed to purchase 1,166,667, 1,000,000 and 83,333 private placement warrants, respectively, from us at a price of $1.50 per warrant in a private placement to occur concurrently with the closing of this offering. Six of our anchor investors have agreed to purchase from us an aggregate of 823,668 warrants at a price of $1.50 per warrant on the closing date of this offering for an aggregate purchase price of $1,235,500. If an anchor investor indicates to our underwriter an offer to purchase less than the number of units that such anchor investor has expressed an interest in purchasing (excluding any exercise of the underwriter’s over-allotment option), then such anchor investor’s allocation of private placement warrants will be reduced to zero (0) and 100% of the purchase price shall be returned to such investor. To the extent that our anchor investors do not purchase units for which they have indicated an interest in purchasing, our sponsor has agreed to purchase the warrants that are not purchased by our anchor investors. In the event that the aggregate amount of proceeds raised in this offering is less than $235,000,000 (excluding the exercise of any over-allotment option), our anchor investors have agreed to forfeit such private placement warrants, each in an amount equal to (x) the number of private placements purchased by our anchor investors multiplied by (y) one (1) minus a fraction, the numerator of which shall be the aggregate amount of proceeds raised in this offering (excluding the exercise of any over-allotment option), and the denominator of which is $235,000,000. In such case, the purchase price will be returned to our anchor investors in proportion to the amount of shares or warrants forfeited. If the actual number of units offered and sold in this offering is less than 18,800,000 or greater than 28,200,000, our anchor investors will have the right to terminate their agreements to purchase founder shares and private placement warrants from us. The private placement warrants purchased by our anchor investors will not be subject to any other vesting, forfeiture, surrender, claw-back, transfer, disposal, exchange and/or earn-out terms that may be agreed by us or our sponsor in the connection with our IPO or negotiation of our initial business combination. Each Private Placement Warrant is exercisable to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment (see Note 7). The proceeds from the sale of the Private Placement Warrants will be added to the net proceeds from the Proposed Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Warrants held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless. The Private Placement Warrants (including the Class A ordinary shares issuable upon exercise of the Private Placement Warrants) will not be transferable, assignable or salable until 30 days after the completion of an Initial Business Combination, subject to certain exceptions.

Note 5—Related Parties

Founder Shares

During the period ended March 31, 2021, the Sponsor purchased 7,187,500 of the Company’s Class B ordinary shares (the “Founder Shares”) in exchange for a capital contribution of $25,000 that was paid by the Sponsor for formation and deferred offering costs. On March 24, 2021, our Sponsor surrendered 1,437,500 founder shares to us for no value, resulting in a price per share of approximately $0.004 for the 5,750,000 founder shares held by our sponsor immediately following such surrender. On October 22, 2021, we issued an additional 1,006,250 Class B ordinary shares to our sponsor, resulting in our sponsor owning a total of 6,756,250 founder shares at a price per share of approximately $0.004 per share, at which time 881,250 founder shares were subject to redemption. On November 5, 2021, Artur Dela, William Jones, Richard Laxer, Fasih Rehman and Jeffrey Schumacher purchased 572,812, 58,750, 235,000, 499,375 and 58,750 founder shares, respectively, from our sponsor at a price of $0.004 per founder share, the same price at which our sponsor purchased such shares from us, and members of our advisory board, Charlotte Aubin, Elaine Foo, Roksana G. Ciurysek-Gedir, James Gerard, Andrew Mack, and Jason Nolte each purchased 11,750 founder shares from our sponsor at a price of $0.004 per founder share, the same price at which our sponsor purchased such shares from us. Additionally, On November 5, 2021, Mahmoud Atalla and Reji Vettessari, members of our advisory board, purchased 29,375 and 48,469 founder shares, respectively, from our sponsor at a price of $0.004 per share. A portion of the Class B ordinary shares purchased by our advisors is subject to vesting and will be forfeited to our sponsor at the time of our initial business combination unless prior thereto our compensation committee approves the vesting of such shares after taking into account the recommendations of our sponsor. Our anchor investors have agreed to purchase from our sponsor an aggregate of 1,969,887 founder shares at a price of $0.004 per share, for an aggregate price of $7,879 and six of our anchor investors have agreed to purchase from us an aggregate of 823,668 private placement warrants at a price of $1.50 per warrant on the closing date of this offering, for an aggregate purchase price of $1,235,502. If an anchor investor indicates to our underwriter an offer to purchase less than the number of units that such anchor investor has expressed an interest in purchasing (excluding any exercise of the underwriter’s over-allotment option), then such anchor investor’s allocation of Class B ordinary shares will be reduced to zero (0) and 100% of the purchase price shall be returned to such investor. In the event that the aggregate amount of proceeds raised in this offering is less than $235,000,000 (excluding the exercise of any over-allotment option), our anchor investors have agreed to forfeit such founder shares, each in an amount equal to (x) the number of founder shares purchased by our anchor agreement multiplied by (y) one (1) minus a fraction, the numerator of which shall be the aggregate amount of proceeds raised in this offering (excluding the exercise of any over-allotment option), and the denominator of which is $235,000,000. In such case, the purchase price will be returned to our anchor investors in proportion to the amount of shares or warrants forfeited. All such shares acquired by our anchor investors are not subject to forfeiture in the event that the underwriter’s over-allotment is not exercised. If the actual number of units offered and sold in this offering is less than 18,800,000 or greater than 28,200,000, our anchor investors will have the right to terminate their agreements to purchase founder shares and private placement warrants from us. Other than in the event the proceeds in this offering is less than $235,000,000 (excluding the exercise of any over-allotment option), the founder shares and private placement warrants purchased by our anchor investors will not be subject to any other vesting, forfeiture, surrender, claw-back, transfer, disposal, exchange and/or earn-out terms that may be agreed by us or our sponsor in the connection with our IPO or negotiation of our initial business combination. The Founder Shares include an aggregate of up to 881,250 shares subject to forfeiture to the extent that the underwriter’s over-allotment is not exercised in full or in part, so that the number of Founder Shares will equal, on an as-converted basis, approximately 20% of the Company’s issued and outstanding ordinary shares after the Proposed Public Offering.

Except as described herein, our sponsor, initial shareholders and anchor investors have agreed not to transfer, assign or sell (i) any of their founder shares until the earliest of (A) one (1) year after the completion of our initial business combination and (B) subsequent to our initial business combination, (x) if the last reported sale price of our Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (y) the date on which we complete a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property, and (ii) any of their private placement warrants and Class A ordinary shares issued upon conversion or exercise thereof until 30 days after the completion of our initial business combination. Any permitted transferees would be subject to the same restrictions and other agreements of our anchor investors with respect to any founder shares, private placement warrants and Class A ordinary shares issued upon conversion or exercise thereof. With certain limited exceptions, private placement warrants and the Class A ordinary shares underlying such warrants, will not be transferable until 30 days following the completion of our initial business combination. Because each of our executive officers and director nominees will own ordinary shares directly or indirectly, they may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination.

Promissory Note—Related Party

On February 25, 2021, the Sponsor issued an unsecured promissory note to the Company (the “Promissory Note”), which was later amended on October 25, 2021, pursuant to which the Company may borrow up to an aggregate principal amount of $400,000. The Promissory Note is non-interest bearing and payable on the earlier of (i) June 30, 2022 or (ii) the consummation of the Proposed Public Offering. As of September 30, 2021 and February 25, 2021, there were no amounts outstanding under the Promissory Note.

Administrative Services Agreement

Commencing on the date the Units are first listed on Nasdaq, the Company has agreed to pay the Sponsor a total of $10,000 per month for office space, utilities and secretarial and administrative support. Upon completion of the Initial Business Combination or the Company’s liquidation, the Company will cease paying these monthly fees.

Advances from Related Party

The Sponsor and related parties of the Sponsor paid certain formation and operating costs on behalf of the Company. These advances are due on demand and non-interest bearing. In addition, the related party paid offering costs of $50,000 on behalf of the Sponsor. As of September 30, 2021 and, February 25, 2021, the amount due to the related party was $162,773 and $50,000, respectively.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). Such Working Capital Loans would be evidenced by promissory notes. The notes may be repaid upon completion of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of the notes may be converted upon completion of a Business Combination into warrants at a price of $1.50 per warrant. Such warrants would be identical to the Private Placement Warrants. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. As of September 30, 2021 and February 25, 2021, there were no amounts outstanding under the Working Capital Loans.

Note 6—Commitments and Contingencies

Registration Rights

The holders of the Founder Shares, Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans (and any ordinary shares issuable upon the exercise of the Private Placement Warrants or warrants issued upon conversion of the Working Capital Loans and upon conversion of the Founder Shares) will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of Proposed Public Offering requiring the Company to register such securities for resale (in the case of the Founder Shares, only after conversion to Class A ordinary shares). The holders of these securities will be entitled to make up to three demands, excluding short form registration demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement provides that the Company will not be required to effect or permit any registration or cause any registration statement to become effective until the securities covered thereby are released from their lock-up restrictions. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The Company will grant the underwriter a 45-day option from the date of Proposed Public Offering to purchase up to 3,525,000 additional Units to cover over-allotments, if any, at the Proposed Public Offering price less the underwriting discounts and commissions.

The underwriter will be entitled to a cash underwriting discount of $0.20 per Unit, or $4,700,000 in the aggregate (or $5,405,000 in the aggregate if the underwriter’s over-allotment option is exercised in full), payable upon the closing of the Proposed Public Offering. In addition, the underwriter will be entitled to a deferred fee of $0.35 per Unit, or $8,225,000 in the aggregate (or $9,458,750 in the aggregate if the underwriter’s over-allotment option is exercised in full). The deferred fee will become payable to the underwriter from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

Note 7—Shareholders’ Equity

Preferred Shares—The Company is authorized to issue 5,000,000 preferred shares with a par value of $0.0001 per share with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of September 30, 2021 and February 25, 2021, there were no preferred shares issued or outstanding.

Class A Ordinary Shares—The Company is authorized to issue 500,000,000 Class A ordinary shares with a par value of $0.0001 per share. Holders of Class A ordinary shares are entitled to one vote for each share. As of September 30, 2021 and February 25, 2021, there were no Class A ordinary shares issued or outstanding.

Class B Ordinary Shares—The Company is authorized to issue 50,000,000 Class B ordinary shares with a par value of $0.0001 per share. Holders of Class B ordinary shares are entitled to one vote for each share. As of September 30, 2021 and February 25, 2021, there were 5,750,000 Class B ordinary shares issued and outstanding, of which an aggregate of up to 750,000 Class B ordinary shares are subject to forfeiture to the extent that the underwriter’s over-allotment option is not exercised in full or in part so that the number of Founder Shares will equal 20% of the Company’s issued and outstanding ordinary shares after the Proposed Public Offering. On October 22, 2021, we issued an additional 1,006,250 Class B ordinary shares to our sponsor, resulting in our sponsor owning a total of 6,756,250 founder shares at a price per share of approximately $0.004 per share, of which 881,250 shares are subject to forfeiture to the extent that the underwriter’s over-allotment option is not exercised in full or in part.

Only holders of the Class B ordinary shares will have the right to vote on the election of directors prior to the Business Combination. Holders of Class A ordinary shares and holders of Class B ordinary shares will vote together as a single class on all matters submitted to a vote of our shareholders except as otherwise required by law. In connection with our initial business combination, we may enter into a shareholders agreement or other arrangements with the shareholders of the target or other investors to provide for voting or other corporate governance arrangements that differ from those in effect upon completion of this offering.

The Class B ordinary shares will automatically convert into Class A ordinary shares at the time of a Business Combination, on a one-for-one basis, subject to adjustment. In the case that additional Class A ordinary shares, or equity-linked securities, are issued or deemed issued in excess of the amounts issued in the Proposed Public Offering and related to the closing of a Business Combination, the ratio at which of Class B ordinary shares shall convert into Class A ordinary shares will be adjusted (unless the holders of a majority of the then-outstanding Class B ordinary shares agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of Class A ordinary shares issuable upon conversion of all Class B ordinary shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all ordinary shares outstanding upon the completion of Proposed Public Offering plus all Class A ordinary shares and equity-linked securities issued or deemed issued in connection with a Business Combination (net of the number of Class A ordinary shares redeemed in connection with a Business Combination), excluding any shares or equity-linked securities issued or issuable to any seller of an interest in the target to us in a Business Combination.

Note 8—Warrants

As of September 30, 2021 and February 25, 2021, there were no warrants outstanding. Public Warrants may only be exercised for a whole number of shares. No fractional warrants will be issued upon separation of the Units and only whole warrants will trade. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination and (b) 12 months from the closing of the Proposed Public Offering. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any Class A ordinary shares pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act covering the issuance of Class A ordinary shares issuable upon exercise of the warrants is then effective and a current prospectus relating to those Class A ordinary shares is available, subject to the Company satisfying its obligations with respect to registration, or a valid exemption from registration is available. No warrant will be exercisable for cash or on a cashless basis, and the Company will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of residence of the exercising holder, or an exemption from registration is available.

The Company has agreed that as soon as practicable, but in no event later than 20 business days after the closing of a Business Combination, the Company will use its commercially reasonable efforts to file, and within 60 business days following a Business Combination to have declared effective, a registration statement covering the issuance of Class A ordinary shares issuable upon exercise of the warrants and to maintain a current prospectus relating to those Class A ordinary shares until the warrants expire or are redeemed. Notwithstanding the above, if the Class A ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, but will use its commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Redemption of Warrants When the Price per Class A Ordinary Shares Equals or Exceeds $18.00 — Once the warrants become exercisable, the Company may redeem the outstanding Public Warrants:

•	in whole and not in part;

•	at a price of $0.01 per Public Warrant;

•	upon a minimum of 30 days’ prior written notice of redemption, or the 30-day redemption period to each warrant holder; and

•

if, and only if, the last reported sale price of the Class A ordinary share equals or exceeds $18.00 per share (as adjusted for share splits, share dividends, reorganization, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to warrant holders.

If and when the warrants become redeemable by the Company, the Company may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

Redemption of Warrants When the Price per Class A Ordinary Share Equals or Exceeds $10.00 — Once the warrants become exercisable, the Company may redeem the outstanding warrants:

•	in whole and not in part;

•

at a price of $0.10 per warrant provided that the holder will be able to exercise their warrants on cashless basis prior to redemption and receive that number of shares based on the redemption date and the fair market value of the Class A ordinary share;

•	upon a minimum of 30 days’ prior written notice of redemption;

•

if, and only if, the last reported sale price of our Class A ordinary shares equals or exceeds $10.05 per public share (as adjusted per share subdivisions, share dividends, reorganizations, recapitalizations and the like) on the trading day before the Company sends the notice of redemption to the warrant holders; and

•	if, and only if, the private placement warrants are also concurrently exchanged at the same price (equal to a number of Class A ordinary shares) as the outstanding public warrants, as described above.

If the Company calls the Public Warrants for redemption, as described above, its management will have the option to require any holder that wishes to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of ordinary shares issuable upon exercise of the Public Warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. However, except as described below, the Public Warrants will not be adjusted for issuances of ordinary shares at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the Public Warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of Public Warrants will not receive any of such funds with respect to their Public Warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such Public Warrants. Accordingly, the Public Warrants may expire worthless.

The Private Placement Warrants will be identical to the Public Warrants underlying the Units being sold in the Proposed Public Offering, except that the Private Placement Warrants and the Class A ordinary shares issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or saleable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be exercisable on a cashless basis and be non-redeemable, except as described above, so long as they are held by the initial purchasers or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

The Company will account for the 17,466,667 warrants to be issued in connection with the proposed offering (the 11,750,000 Public Warrants and the 5,716,667 Private Placement Warrants assuming the underwriter’s over-allotment option is not exercised and no extension warrants or working capital warrants are issued) in accordance with the guidance contained in ASC 815-40. Such guidance provides that, because the warrants do not meet the criteria for equity treatment thereunder, each warrant must be recorded as a liability. Accordingly, the Company will classify each warrant as a liability at its fair value. This liability is subject to re-measurement at each balance sheet date. With each such re-measurement, the warrant liability will be adjusted to fair value, with the change in fair value recognized in the company’s statement of operations.

The accounting treatment of derivative financial instruments requires that the Company record a derivative liability upon the closing of the Proposed Public Offering. Accordingly, the Company will classify each warrant as a liability at its fair value and the warrants will be allocated a portion of the proceeds from the issuance of the Units equal to its fair value determined by the Monte Carlo simulation. This liability is subject to re-measurement at each balance sheet date. With each such re-measurement, the warrant liability will be adjusted to fair value, with the change in fair value recognized in the Company’s statement of operations. The Company will reassess the classification at each balance sheet date. If the classification changes as a result of events during the period, the warrants will be reclassified as of the date of the event that causes the reclassification.

Note 9—Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date through November 5, 2021 the date that the financial statements were available to be issued. Based upon this review, the Company did not identify any other subsequent events that would have required adjustment or disclosure in the financial statements, except as noted below.

On October 22, 2021, we issued an additional 1,006,250 Class B ordinary shares to our sponsor, resulting in our sponsor owning a total of 6,756,250 founder shares at a price per share of approximately $0.004 per share, of which 881,250 shares are subject to forfeiture to the extent that the underwriter’s over-allotment option is not exercised in full or in part.

23,500,000 Units

Europa Growth Acquisition Company

PRELIMINARY PROSPECTUS

                    , 2021

Barclays

Until                 , 2021 (25 days after the date of this prospectus), all dealers that buy, sell or trade our ordinary shares, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriter and with respect to its unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:

SEC and FINRA expenses	$66,090
Accounting fees and expenses	60,000
Printing and engraving expenses	40,000
Legal fees and expenses	750,000
Nasdaq listing and filing fees	85,000
Miscellaneous	129,000

Total	$1,130,090

(1)

This amount represents the approximate amount of annual director and officer liability insurance premiums the Registrant anticipates paying following the completion of its initial public offering and until it completes a business combination.

Item 14. Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, civil fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association provides for indemnification of our officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud, willful default or willful neglect. We may purchase a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

Our officers and directors have agreed to waive any right, title, interest or claim of any kind in or to any monies in the trust account, and have agreed to waive any right, title, interest or claim of any kind they may have in the future as a result of, or arising out of, any services provided to us and will not seek recourse against the trust account for any reason whatsoever. Accordingly, any indemnification provided will only be able to be satisfied by us if (i) we have sufficient funds outside of the trust account or (ii) we consummate an initial business combination.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 15. Recent Sales of Unregistered Securities.

On February 25, 2021, EGA Sponsor LLC, our sponsor, paid $25,000, or approximately $0.004 per share, to cover for certain offering costs in consideration for 7,187,500 shares of our Class B ordinary shares. On March 24, 2021, our sponsor surrendered 1,437,500 founder shares to us for no value, resulting in a price per share of approximately $0.004 for the 5,750,000 founder shares held by our sponsor immediately following such surrender. On October 22, 2021, we issued an additional 1,006,250 Class B ordinary shares to our sponsor, resulting in our sponsor owning a total of 6,756,250 founder shares at a price per share of approximately $0.004 per share. Such securities were issued in connection with our organization pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act. On November 5, 2021, Artur Dela, William Jones, Richard Laxer, Fasih Rehman and Jeffrey Schumacher purchased 572,812, 58,750, 235,000, 499,375 and 58,750 founder shares, respectively, from our sponsor at a price of $0.004 per founder share, the same price at which our sponsor purchased such shares from us, and members of our advisory board, Charlotte Aubin, Elaine Foo, Roksana G. Ciurysek-Gedir, James Gerard, Andrew Mack, and Jason Nolte each purchased 11,750 founder shares from our sponsor at a price of $0.004 per founder share, the same price at which our sponsor purchased such shares from us. Additionally, on November 5, 2021, Mahmoud Atalla and Reji Vettessari, members of our advisory board, purchased 29,375 and 48,469 founder shares, respectively, from our sponsor at a price of $0.004 per share. A portion of the Class B ordinary shares purchased by our advisors is subject to vesting and will be forfeited to our sponsor at the time of our initial business combination unless prior thereto our compensation committee approves the vesting of such shares after taking into account the recommendations of our sponsor. Our anchor investors have agreed to purchase from our sponsor an aggregate of 1,969,887 founder shares at a price of $0.004 per share, for an aggregate price of $7,879 and six of our anchor investors have agreed to purchase from us an aggregate of 823,668 private placement warrants at a price of $1.50 per warrant on the closing date of this offering, for an aggregate purchase price of $1,235,502. If an anchor investor indicates to our underwriter an offer to purchase less than the number of units that such anchor investor has expressed an interest in purchasing (excluding any exercise of the underwriter’s over-allotment option), then such anchor investor’s allocation of Class B ordinary shares will be reduced to zero (0) and 100% of the purchase price shall be returned to such investor. In the event that the aggregate amount of proceeds raised in this offering is less than $235,000,000 (excluding the exercise of any over-allotment option), our anchor investors have agreed to forfeit such founder shares and private placement warrants, each in an amount equal to (x) the number of founder shares and private placements purchased by our anchor investors multiplied by (y) one (1) minus a fraction, the numerator of which shall be the aggregate amount of proceeds raised in this offering (excluding the exercise of any over-allotment option), and the denominator of which is $235,000,000. In such case, the purchase price will be returned to our anchor investors in proportion to the amount of shares or warrants forfeited. If the actual number of units offered and sold in this offering is less than 18,800,000 or greater than 28,200,000, our anchor investors will have the right to terminate their agreements to purchase founder shares and private placement warrants from us. Other than in the event the proceeds in this offering is less than $235,000,000 (excluding the exercise of any over-allotment option), the founder shares and private placement warrants purchased by our anchor investors will not be subject to any other vesting, forfeiture, surrender, claw-back, transfer, disposal, exchange and/or earn-out terms that may be agreed by us or our sponsor in the connection with our IPO or negotiation of our initial business combination. Each of our sponsor, our anchor investors, Richard Laxer, Artur Dela, Jeffrey Schumacher, William Jones, Charlotte Aubin, Roksana G. Ciurysek-Gedir, James Gerard, Andrew Mack, Jason Nolte and Reji Vettesseri is an accredited investor for purposes of Rule 501 of Regulation D. Each of the equity holders in our sponsor is an accredited investor under Rule 501 of Regulation D. The sole business of EGA Sponsor LLC is to act as our company’s sponsor in connection with this offering.

Our sponsor has agreed to purchase an aggregate of 2,642,999 warrants (or 3,230,499 warrants if the underwriter’s over-allotment option is exercised in full), at a price of $1.50 per warrant in a private placement to occur concurrently with the closing of this offering for an aggregate purchase price of $3,964,498 (or $4,845,748 if the over-allotment option is exercised in full) that will close simultaneously with the closing of this offering. On November 5, 2021, Artur Dela, Fasih Rehman and Reji Vettessari agreed to purchase 1,166,667, 1,000,000 and 83,333 private placement warrants, respectively, from us at a price of $1.50 per warrant in a private placement to occur concurrently with the closing of this offering. Six of our anchor investors have agreed to purchase from us an aggregate of 823,668 warrants at a price of $1.50 per warrant on the closing date of this offering for an aggregate purchase price of $1,235,500. If an anchor investor indicates to our underwriter an offer to purchase less than the number of units that such anchor investor has expressed an interest in purchasing (excluding any exercise of the underwriter’s over-allotment option), then such anchor investor’s allocation of private placement warrants will be reduced to zero (0) and 100% of the purchase price shall be returned to such investor. To the extent our anchor investors do not purchase units for which they have indicated an interest in purchasing, our sponsor has agreed to purchase the warrants that are not purchased by our anchor investors. These issuances will be made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

No underwriting discounts or commissions were paid with respect to such sales.

Item 16. Exhibits and Financial Statement Schedules.

(a) The Exhibit Index is incorporated herein by reference.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) That for the purpose of determining any liability under the Securities Act of 1933 in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(2) That for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b) The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

1.1	Form of Underwriting Agreement.

3.1	Memorandum and Articles of Association.

3.2	Form of Amended and Restated Memorandum and Articles of Association.

4.1	Specimen Unit Certificate.

4.2	Specimen Ordinary Share Certificate.

4.3	Specimen Warrant Certificate.

4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.

5.1	Opinion of Cadwalader, Wickersham & Taft LLP.

5.2	Opinion of Maples and Calder, Cayman Islands Legal Counsel to the Registrant.

10.1	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.

10.2	Form of Registration Rights Agreement among the Registrant, the Sponsor and the Holders signatory thereto.

10.3	Form of Private Placement Warrant Purchase Agreement between the Registrant and the Sponsor.

10.4	Form of Indemnity Agreement.

10.5	Form of Administrative Services Agreement between the Registrant and the Sponsor.

10.6	Amended and Restated Promissory Note, dated as of October 25, 2021, issued to the Sponsor.

10.7	Securities Subscription Agreement, dated February 25, 2021, between the Registrant and the Sponsor.

10.8	Form of Letter Agreement between the Registrant, the Sponsor, each director and officer of the Registrant.

10.9	Form of Anchor Investor Subscription Agreement.

14	Form of Code of Ethics and Business Conduct.

23.1	Consent of Marcum LLP.

23.2	Consent of Cadwalader, Wickersham & Taft LLP (included in Exhibit 5.1).

23.3	Consent of Maples and Calder (included in Exhibit 5.2).

99.1	Form of Audit Committee Charter.

99.2	Form of Compensation Committee Charter.

99.3	Form of Nominating and Corporate Governance Committee Charter.

99.4	Consent of Fasih Rehman.

99.5	Consent of Artur Dela.

99.6	Consent of Jeffrey Schumacher.

99.7	Consent of William Jones.

99.8	Consent of Richard Laxer.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Switzerland, on the 5th day of November, 2021.

Europa Growth Acquisition Company

By:	/s/ Michal Krupinski
Name: Michal Krupinski
Title: Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

NAME	POSITION	DATE

/s/ Michal Krupinski Michal Krupinski	Chief Executive Officer and Director	November 5, 2021

/s/ Walid Kamhawi Walid Kamhawi	Investment Director and Director	November 5, 2021

/s/ Kamil Borowik Kamil Borowik	Chief Financial Officer	November 5, 2021

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this registration statement, solely in its capacity as the duly authorized representative of Europa Growth Acquisition Company, in the City of Newark, State of Delaware, on the 5th day of November, 2021.

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Managing Director